REGISTRATION NO. 333-07527



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                AMENDMENT NO. 1
                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                             --------------------
                        SALTON SEA FUNDING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                           4911                               47-0790493
        (State or other jurisdiction                     (Primary Standard Industrial                (I.R.S. Employer
     of incorporation or organization)                   Classification Code Number)               Identification No.)

      SALTON SEA BRINE PROCESSING L.P.                 California                    4911                  33-0601721
      Salton Sea Power Generation L.P.                 California                    4911                  33-0567411
          Fish Lake Power Company                       Delaware                     4911                  33-0453364
            Vulcan Power Company                         Nevada                      4911                  95-3992087
        CalEnergy Operating Company                     Delaware                     4911                  33-0268085
         Salton Sea Royalty Company                     Delaware                     4911                  47-0790492
             BN Geothermal Inc.                         Delaware                     4911                  91-1244270
         San Felipe Energy Company                     California                    4911                  33-0315787
           Conejo Energy Company                       California                    4911                  33-0268500
           Niguel Energy Company                       California                    4911                  33-0268502
     Vulcan/BN Geothermal Power Company                  Nevada                      4911                  95-3992087
               Leathers, L.P.                          California                    4911                  33-0305342
              Del Ranch, L.P.                          California                    4911                  33-0278290
                Elmore, L.P.                           California                    4911                  33-0278294
         (Exact name of Registrants                 (State or other           (Primary Standard         (I.R.S. Employer
      as specified in their charters)        jurisdiction of incorporation Industrial Classification Identification No.)
                                                    or organization)             Code Number)

                             --------------------
   302 SOUTH 36TH STREET, SUITE 400-A, OMAHA, NEBRASKA 68131 (402) 231-1641 (Address, including zip code, and telephone number, including area code, of the Salton Sea Funding Corporation's principal executive offices)
                             --------------------
                           STEVEN A. MCARTHUR, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        SALTON SEA FUNDING CORPORATION
                      302 SOUTH 36TH STREET, SUITE 400-A
                     OMAHA, NEBRASKA 68131 (402) 231-1641
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------
                                WITH COPIES TO:
                             PETER J. HANLON, ESQ.
                           WILLKIE FARR & GALLAGHER
                   ONE CITICORP CENTER, 153 EAST 53RD STREET
                    NEW YORK, NEW YORK 10022 (212) 821-8000
                             --------------------

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
                  SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

                             --------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        SALTON SEA FUNDING CORPORATION

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                         S-4 ITEM NUMBER AND CAPTION                              LOCATION IN PROSPECTUS
1.          Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus...............  Facing Page; Cross Reference Sheet; Outside
                                                                   Front Cover Page of Prospectus
2.          Inside Front and Outside Back Cover Pages
            of Prospectus........................................  Inside Front and Outside Back Cover Pages of
                                                                   Prospectus; Available Information
3.          Risk Factors, Ratio of Earnings to Fixed
            Charges and Other Information........................  Prospectus Summary; Risk Factors; Selected
                                                                   Historical Financial and Operating Data of the
                                                                   Salton Sea Funding Corporation; Selected
                                                                   Historical Combined Financial and Operating
                                                                   Data of Salton Sea Guarantors; Selected Historical
                                                                   and Pro Forma Combined Financial and
                                                                   Operating Data of the Partnership Guarantors;
                                                                   Selected Historical Combined Financial and
                                                                   Operating Data of the Royalty Guarantor
4.          Terms of the Transaction.............................  Prospectus Summary; Risk Factors; The Exchange
                                                                   Offer; Summary Description of the Series D and
                                                                   Series E Securities;  Summary Description of
                                                                   Principal Financing Documents; The Exchange
                                                                   Offer; Ownership
5.          Pro Forma Financial Information......................  Prospectus Summary; Capitalization; Selected
                                                                   Historical and Pro Forma Combined Financial
                                                                   and Operating Data of the Partnership
                                                                   Guarantors; Pro Forma Condensed Combined
                                                                   Unaudited Financial Data
6.          Material Contacts with the Company Being
            Acquired.............................................  Not applicable
7.          Additional Information Required for
            Reoffering by Persons and Parties Deemed
            to be Underwriters...................................  Not applicable
8.          Interests of Named Experts and Counsel...............  Legal Matters; Independent Accountants;
                                                                   Independent Engineer
9.          Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities..........................................  Not applicable







                         S-4 ITEM NUMBER AND CAPTION                              LOCATION IN PROSPECTUS

10.         Information with Respect to S-3
            Registrants..........................................  Not applicable
11.         Incorporation of Certain Information by
            Reference............................................  Not applicable
12.         Information with Respect to S-2 or S-3
            Registrants..........................................  Not applicable
13.         Incorporation of Certain Information by
            Reference............................................  Not applicable
14.         Information with Respect to Registrants
            Other Than S-3 or S-2 Registrants....................  Cover of Registration Statement; Prospectus
                                                                   Summary; Risk Factors; Use of Proceeds; The
                                                                   Exchange Offer; Capitalization; Selected
                                                                   Historical Financial and Operating Data of the
                                                                   Salton Sea Funding Corporation; Selected
                                                                   Historical Combined Financial and Operating
                                                                   Data of the Salton Sea Guarantors; Selected
                                                                   Historical and Pro Forma Combined Financial
                                                                   and Operating Data of the Partnership
                                                                   Guarantors; Selected Historical Combined
                                                                   Financial and Operating Data of the Royalty
                                                                   Guarantor; Management's Discussion and
                                                                   Analysis of Financial Condition and Results of
                                                                   Operations; Certain Relationships and Related
                                                                   Transactions; Business of the Guarantors;
                                                                   Management
15.         Information with Respect to S-3
            Companies............................................  Not applicable
16.         Information with Respect to S-2 or S-3
            Companies............................................  Not applicable
17.         Information with Respect to Companies
            Other Than S-3 or S-2 Companies......................  Not applicable
18.         Information if Proxies, Consents or
            Authorizations are to be Solicited...................  Not applicable
19.         Information if Proxies, Consents or
            Authorizations are not to be Solicited or in
            an Exchange Offer....................................  Available Information; Prospectus Summary; The
                                                                   Exchange Offer; Management; Executive
                                                                   Compensation; Ownership; Certain Relationships
                                                                   and Related Transactions

PROSPECTUS

                           SALTON SEA FUNDING CORPORATION

                  Offer to Exchange 7.02% Senior Secured Series D Notes Due May 30, 2000 for any and all of its outstanding 7.02% Senior Secured Series D Notes Due May 30, 2000; and Offer to Exchange 8.30% Senior Secured Series E Bonds Due May 30, 2011 for any and all of its outstanding 8.30% Senior Secured Series E Bonds Due May 30, 2011.

         At May 31, 1996, the Guarantors' proportionate share of project-level indebtedness was approximately $96.6 million, which indebtedness is effectively senior to the Securities (as defined below). Such indebtedness was repaid in full out of the proceeds of the offering of the Old Securities (as defined below). The Funding Corporation has not issued, and does not have any present expectation to issue, any significantindebtedness to which the New Securities would be senior.


         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON September 10, 1996, UNLESS EXTENDED.


         Salton Sea Funding Corporation (the "Funding Corporation"), a special purpose corporation and a wholly owned indirect subsidiary of CalEnergy Company, Inc. ("CalEnergy"), hereby offers, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange (i) its 7.02% Senior Secured Series D Notes Due May 30, 2000 ("New Series D Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of its outstanding 7.02% Senior Secured Series D Notes Due May 30, 2000 ("Old Series D Securities"), of which $70,000,000 aggregate principal amount is outstanding, and (ii) its 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("New Series E Securities" and collectively with the New Series D Securities, "New Securities") which have been registered under the Securities Act pursuant to a Registration Statement of which this Prospectus is a part, for an equal principal amount of its outstanding 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("Old Series E Securities" and collectively with the Old Series D Securities, "Old Securities"), of which $65,000,000 aggregate principal amount is outstanding. The New Securities, the Old Securities, the Initial Securities (defined herein) and the Additional Securities (defined herein) are collectively referred to herein as the "Securities."


         The Funding Corporation will accept for exchange any and all Old Securities that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on September 10, 1996, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Securities being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Funding Corporation. The Funding Corporation has agreed to pay the expenses of the Exchange Offer. See "THE EXCHANGE OFFER." There will be no cash proceeds to the Funding Corporation from the Exchange Offer. See "USE OF PROCEEDS."


                                           (Cover continued on following page)

                     ------------------------------------

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF OLD SECURITIES WHO TENDER THEIR OLD SECURITIES IN THE EXCHANGE OFFER, SEE "RISK FACTORS" ON PAGE 31 OF THIS PROSPECTUS.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     ------------------------------------


               The date of this Prospectus is July 29, 1996

         The New Securities are being offered for exchange in order to satisfy certain obligations of the Funding Corporation under the Exchange and Registration Rights Agreement, dated June 20, 1996 (the "Registration Rights Agreement"), among the Funding Corporation and the Initial Purchaser (as defined below). The New Securities will be obligations of the Funding Corporation evidencing the same indebtedness as the Old Securities and will be entitled to the benefits of the same Indenture (as defined herein), which governs both the Old Securities and the New Securities. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Securities are the same as the form and terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and (ii) the New Securities will not provide for any increase in the interest rate thereon. The Old Securities provide that under certain circumstances, including if the Exchange Offer has not commenced by, and a shelf registration statement has not been declared effective by, March 17, 1997, the respective interest rates on the Old Securities will increase by 0.50% per annum following March 17, 1997, until the Exchange Offer is commenced or the shelf registration statement is declared effective. Upon consummation of the Exchange Offer, holders of Old Securities will not be entitled to any increase in the rate of interest thereon. See "THE EXCHANGE OFFER" and "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS-- Registration Rights Agreement."

         Prior to the Exchange Offer, there has been no established trading market for the Old Securities or the New Securities. The Funding Corporation does not intend to apply for listing or quotation of the New Securities on any securities exchange or stock market. Therefore, there can be no assurance as to the liquidity of any trading market for the New Securities or that an active public market for the New Securities will develop. Any Old Securities not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Securities could be adversely affected. Following consummation of the Exchange Offer, the holders of Old Securities will continue to be subject to the existing restrictions on transfer thereof and the Funding Corporation will have no further obligations to such holders to provide for the registration of the Old Securities under the Securities Act. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS-- Registration Rights Agreement."

         The Old Securities were originally issued and sold on June 20, 1996 to CS First Boston Corporation (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon the exemption provided in
Section 4(2) of the Securities Act (the "Initial Offering"). Accordingly, the Old Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Funding Corporation is making the Exchange Offer in reliance on the position of the staff (the "Staff") of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Funding Corporation has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer. Based on interpretations by the Staff, the Funding Corporation believes that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Funding Corporation within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser to the extent it acquired Old Securities directly from the Funding Corporation solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer (which may include the Initial Purchaser) who acquired Old Securities as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities.

         Based on the position taken by the Staff, the Funding Corporation believes that broker-dealers who acquired Old Securities as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Securities received upon exchange of such Old Securities with a prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Securities. See "PLAN OF DISTRIBUTION." Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

                             AVAILABLE INFORMATION

         The Funding Corporation has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Securities being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Funding Corporation and the New Securities, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Funding Corporation is subject to the periodic and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Funding Corporation may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. The Commission also maintains a Website (http://www.sec.gov.) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Funding Corporation is required by the terms of the indenture, dated as of July 21, 1995 (the "Indenture"), between the Funding Corporation and Chemical Trust Company of California, as trustee (the "Trustee"), under which the Securities are issued, to furnish the Trustee with annual reports containing condensed financial statements audited by their independent certified public accountants and with quarterly reports containing unaudited condensed financial statements for each of the first three quarters of each fiscal year.

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUNDING CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NEW SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE FUNDING CORPORATION SINCE THE DATE HEREOF.

                       FOR NEW HAMPSHIRE RESIDENTS ONLY

         NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT
FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT, NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                         TABLE OF CONTENTS

                                                                                                                        PAGE
                                                       PAGE
AVAILABLE INFORMATION                                       4

DEFINED TERMS                                               7

PROSPECTUS SUMMARY                                          8

RISK FACTORS                                               31

USE OF PROCEEDS                                            35

THE EXCHANGE OFFER                                         35

CAPITALIZATION                                             44

SELECTED HISTORICAL FINANCIAL AND OPERATING
 DATA OF THE FUNDING CORPORATION                           45

SELECTED HISTORICAL COMBINED FINANCIAL AND
 OPERATING DATA OF THE SALTON SEA GUARANTORS               46

SELECTED HISTORICAL AND PRO FORMA COMBINED
 FINANCIAL AND OPERATING DATA OF THE PARTNERSHIP
 GUARANTORS                                                47

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
 OF THE ROYALTY GUARANTOR                                  49

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                       51

BUSINESS OF THE GUARANTORS                                 61

MANAGEMENT                                                 73

EXECUTIVE COMPENSATION                                     74

OWNERSHIP                                                  74

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS             75

SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS         76

SUMMARY DESCRIPTION OF THE SERIES D AND
 SERIES E SECURITIES                                       96

SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS       99

PLAN OF DISTRIBUTION                                      137

LEGAL MATTERS                                             138

EXPERTS                                                   138

INDEPENDENT ENGINEER                                      139

PART II                                                  II-I

INDEX TO FINANCIAL STATEMENTS                             F-1

INDEX TO PRO FORMA CONDENSED COMBINED
   UNAUDITED FINANCIAL DATA                               P-1

APPENDIX A    GLOSSARY OF DEFINED TERMS                   A-1

APPENDIX B    INDEPENDENT ENGINEER'S REPORT               B-1


TAL PRINTING SYSTEMS]

                                  DEFINED TERMS

         All capitalized terms used in this Prospectus and not otherwise defined have the meanings assigned thereto in Appendix A hereto.

7



RINTING SYSTEMS]

                              PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Certain capitalized terms used but not defined in this summary are used herein as defined elsewhere in this Prospectus and in the Glossary included as Appendix A. See also the "RISK FACTORS" included in this Prospectus which holders of the Old Securities should carefully consider before tendering their Old Securities in the Exchange Offer.

FUNDING CORPORATION

         The Funding Corporation is a special purpose Delaware corporation and an indirect wholly-owned subsidiary of CalEnergy formed for the sole purpose of issuing the Securities in its individual capacity as principal and as agent acting on behalf of the Guarantors. The following chart illustrates the corporate structure of the Funding Corporation and the Guarantors. The principal executive office of the Funding Corporation is located at 302 South 36th Street, Suite 400-A, Omaha, Nebraska 68131 and its telephone number is
(402) 341-1641.

                              OWNERSHIP STRUCTURE

                                GRAPHIC OMITTED

INITIAL OFFERING

         On July 21, 1995 (the "Initial Closing Date"), the Funding Corporation issued an aggregate of $475,000,000 of its unregistered Initial Securities, consisting of Series A Securities, Series B Securities and Series C Securities. On February 13, 1996, the Funding Corporation consummated an exchange offer pursuant to which it issued substantially identical Initial Securities which had been registered under the Securities Act in exchange for such unregistered Initial Securities. On June 1, 1996, the aggregate principal amount of the Initial Securities then outstanding was $428,035,000.

         On the Initial Closing Date, the Funding Corporation loaned the proceeds of the Initial Securities to the Initial Guarantors in consideration for which (i) such Guarantors issued their Initial Guarantees and (ii) the Salton Sea Guarantors, jointly and severally, the Initial Partnership Guarantors, jointly and severally, and the Royalty Guarantor issued their respective Project Notes to the Funding Corporation in the initial principal amounts of $325,000,000, $75,000,000 and $75,000,000, respectively.

         The Initial Securities, the Old Securities and the New Securities shall rank pari passu. For a more complete description of the terms and conditions of the Project Notes and the Securities, see "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities", "THE EXCHANGE OFFER" and "SUMMARY DESCRIPTION Of PRINCIPAL FINANCING DOCUMENTS."

CALENERGY

         CalEnergy was formed in 1971 and is engaged in the exploration for, and development and operation of, environmentally responsible independent power production facilities worldwide utilizing geothermal resources or other energy sources, such as hydroelectric, natural gas, oil and coal. CalEnergy owns all of the capital stock of Magma Power Company ("Magma"). CalEnergy has an aggregate net ownership interest of 432 MW of electrical generating capacity in power plants in operation or under construction in the United States and overseas, which have an aggregate net capacity of 575 MW (including its interests in the Salton Sea Projects and the Partnership Projects). As of March 31, 1996, CalEnergy had over $2.7 billion in assets and its common stock is publicly traded on the New York, Pacific and London Stock Exchanges under the symbol "CE." Approximately 34% of CalEnergy's common stock is beneficially owned, through indirect subsidiaries, by Peter

     8



NG SYSTEMS]

Kiewit Sons, Inc., a privately held construction, mining and telecommunications company headquartered in Omaha, Nebraska.

         In February 1995, CalEnergy completed the acquisition of all the outstanding stock of Magma (the "Magma Acquisition"). Magma had previously owned or controlled substantially all of the assets of the Initial Guarantors, including the three Salton Sea Projects then in operation and 50% partnership interests in each of the four Partnership Projects. At the time of the Magma Acquisition, Magma's interest in the Initial Guarantors generated substantially all of Magma's earnings. The purchase price for the Magma Acquisition was $957 million, of which $457 million was funded by CalEnergy and $500 million was provided by an interim bank facility which was borrowed on a non recourse basis to CalEnergy and secured by the stock of Magma. The Magma Acquisition loan was subsequently refinanced with a portion of the proceeds of the Initial Offering and other cash provided by CalEnergy and Magma.

         Since the Magma Acquisition, the operations of the Salton Sea Projects and the Partnership Projects acquired in such acquisition have substantially improved, and significant cost savings and efficiencies have been realized. On April 17, 1996, a subsidiary of CalEnergy acquired all of the stock of BN Geothermal, Inc. ("BNG"), Niguel Energy Company ("Niguel"), San Felipe Energy Company ("San Felipe") and Conejo Energy Company ("Conejo") from Edison Mission Energy ("Mission") for $70 million. Such Acquired Partnership Companies owned 50% partnership interests in each of the Partnership Projects. See "BUSINESS OF THE GUARANTORS--Partnership Projects--Recent Partnership Acquisition." As a result of such acquisition (the "Partnership Acquisition"), CalEnergy has obtained full operating and ownership control of all of the Partnership Projects. In order to realize the benefits of the Partnership Acquisition and to further consolidate the financial structure of the Guarantors, the Funding Corporation issued and sold the Old Securities in order to (i) refinance all existing project-level debt at the Partnership Projects, (ii) fund certain capital improvements at the Partnership Projects and the Salton Sea Projects and (iii) fund a portion of the purchase price for the Acquired Partnership Companies.

         Magma directly or indirectly owns all of the capital stock of or partnership interests in the Funding Corporation and the Guarantors. CalEnergy Operating Company ("CEOC"), a subsidiary in which Magma owns a 99% interest and the Funding Corporation owns a 1% interest, currently operates each of the Salton Sea Projects and the Partnership Projects. Affiliates of Magma control, through a variety of fee, leasehold, and royalty interests, rights to geothermal resources for power production in the Salton Sea Known Geothermal Resource Area ("SSKGRA"). The Funding Corporation believes that such resources will be sufficient to operate the Salton Sea Projects and the Partnership Projects at contract capacity under their respective power purchase agreements through the Final Maturity Date. See "BUSINESS OF THE GUARANTORS--General Description of the Projects."

GUARANTORS

         Each of the Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor is an indirect wholly-owned subsidiary of CalEnergy.

         Salton Sea Brine Processing L.P. ("SSBP"), Salton Sea Power Generation L.P. ("SSPG") and Fish Lake Power Company ("Fish Lake") (collectively, the "Salton Sea Guarantors") own four geothermal power plants located in Imperial Valley, California known as Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III and Salton Sea Unit IV (collectively, the "Salton Sea Projects"). See "BUSINESS OF THE GUARANTORS--Salton Sea Projects."

         Each of Vulcan/BN Geothermal Power Company ("Vulcan"), Elmore, L.P. ("Elmore"), Leathers, L.P. ("Leathers") and Del Ranch, L.P. ("Del Ranch" and, collectively with Vulcan, Elmore and Leathers, the "Partnership Project Companies") owns a geothermal power plant located in Imperial Valley, California known as the Vulcan Project, the Elmore Project, the Leathers Project and the Del Ranch Project, respectively (such projects, collectively, the "Partnership Projects"). As is more fully described below, the other Partnership

          9



STEMS]

Guarantors collectively own or have the right to receive cash flow from 100% of the equity in such Partnership Project Companies.

         Vulcan Power Company ("VPC") and its wholly-owned subsidiary, BNG, own 100% of the partnership interests in Vulcan. CEOC and its wholly-owned subsidiaries, Niguel, San Felipe and Conejo, collectively own 90% partnership interests in each of Elmore, Leathers and Del Ranch, respectively. Magma owns all of the remaining 10% interests in each of Elmore, Leathers and Del Ranch. CEOC is entitled to receive from Magma, as payment for certain data and services provided by CEOC, all of the partnership distributions Magma receives with respect to such 10% ownership interests in each of Elmore, Leathers and Del Ranch and Magma's special distributions equal to 4.5% of total energy revenues from the Leathers Project.

         Vulcan, Elmore, Leathers, Del Ranch, BN Geothermal, Niguel, San Felipe and Conejo (collectively, the "Additional Partnership Guarantors"), together with CEOC and VPC (collectively, the "Initial Partnership Guarantors"), are collectively referred to as the "Partnership Guarantors". See "BUSINESS OF THE GUARANTORS--Partnership Projects."

         Salton Sea Royalty Company (the "Royalty Guarantor") has received an assignment of certain fees and royalties ("Royalties") paid by three Partnership Projects, Elmore, Leathers and Del Ranch. In addition, the Royalty Guarantor has received an assignment of certain Royalties payable by certain geothermal power plants located in Imperial Valley, California which are owned by an unaffiliated third party (the "East Mesa Project", and together with the Salton Sea Projects and the Partnership Projects, the "Projects"). Such Royalties are subject to netting and reduction from time to time to reflect various operating costs, as reflected in the financial statements herein. See "BUSINESS OF THE GUARANTORS--Royalty Projects."

                                                THE EXCHANGE OFFER

Registration Rights Agreement............   The Old Securities were sold by the Funding Corporation on June 20,
                                            1996 to CS First Boston Corporation (the "Initial Purchaser"), which placed the Old Securities with "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
                                            Securities Act). In connection therewith, the Funding Corporation executed and delivered for the benefit of the holders of Old Securities the Registration Rights Agreement, providing for, among other things, the Exchange Offer.

The Exchange Offer.......................   The Funding Corporation is offering to exchange (i) $70,000,000 aggregate principal amount of Old Series D Securities for an equal principal amount of New Series D Securities and (ii) $65,000,000 aggregate principal amount of Old Series E Securities for an equal principal amount of New Series E Securities. The New Securities will be obligations of the Funding Corporation evidencing the same indebtedness as the Old Securities and will be entitled to the benefits of the Indenture, which governs both the Old Securities and the New
                                            Securities. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Securities are the same as the form and terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old
                                            Securities and (ii) the New Securities will not provide for any increase in the interest rate thereon. The Old Securities provide that under certain circumstances, including if the Exchange Offer has not commenced by, and a shelf registration

                                                                 10


                10


]




                                            statement has not been declared effective by, March 17, 1997, the respective interest rates on the Old Securities will increase by 0.50% per annum following March 17, 1997 until the Exchange Offer is commenced. Upon consummation of the Exchange Offer, holders of Old Securities will not be entitled to any increase in the rate of interest thereon under the
                                            Registration Rights Agreement.

Resales of New Securities................. New Securities issued pursuant to the Exchange Offer in exchange for the
                                            Old Securities may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Funding Corporation within the meaning of Rule 405 under the Securities
                                            Act, (ii) the Initial Purchaser to the extent it acquired Old Securities directly from the Funding Corporation solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer (which may include the Initial
                                            Purchaser) who  acquired Old Securities as a  result of market-making or other trading activities), without  further compliance with the  registration and prospectus delivery requirements of the  Securities Act, provided that such New Securities are acquired in the  ordinary course of such holder's business and that such holder is not participating, and has no  arrangement or understanding with  any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities.

                                            Each broker-dealer that receives New Securities for its own account as a result of market-making or trading activities pursuant to the Exchange Offer must acknowledge that it acquired the Old Securities as the result of such activities and must agree that it will deliver a prospectus meeting the requirements of the Securities
                                            Act in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the
                                            Securities Act. Based on the position taken by the Staff, the Funding Corporation believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Securities received upon exchange of such Old
                                            Securities with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of such New
                                            Securities. Subject to certain provisions set forth in the Registration Rights
                                            Agreement, the Funding Corporation has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating
                                            Broker-Dealer in connection with resales of such New Securities for a period ending 120 days after the effectiveness of the Registration Statement of which this Prospectus is a part (subject to extension


                                                                 11



                   11



LE NAME: M:\EDGAR\GENERAL\67182\67182X2.OUT]



                                            under certain limited circumstances described herein) or, if earlier, when all such New Securities have been disposed of by the Participating
                                            Broker-Dealer. See "THE EXCHANGE OFFER" and "PLAN OF DISTRIBUTION."

Minimum Condition........................   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Securities being tendered for exchange.


Expiration Date..........................   The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                            September 10, 1996 (the "Expiration Date"), unless the Exchange
                                            Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


Withdrawal Rights........................   Tenders may be withdrawn at any time prior to the Expiration Date.
                                            Any Old Securities which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof
                                            (or credited to the appropriate account) without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

Interest on the New Securities...........   The New Series D Securities will bear interest at the rate of 7.02% per annum from the most recent date to which interest has been paid on the Old Series D Securities or, if no interest has been paid on the Old
                                            Series D Securities, from June 20, 1996. The New Series E Securities will bear interest at the rate of 8.30% per annum from the most recent date to which interest has been paid on the Old Series E Securities or, if no interest has been paid on the Old Series E Securities, from June
                                            20, 1996.  Interest on the New Securities is payable semiannually on
                                            May 30 and November 30 of each year, commencing on the first such date following the issuance of the New Securities.  Holders of Old
                                            Securities whose Old Securities are accepted for exchange will not receive any payment in respect of accrued and unpaid interest on such
                                            Old Securities.

Conditions to the Exchange Offer.........   The obligation of the Funding Corporation to consummate the
                                            Exchange Offer is subject to certain conditions. See "THE
                                            EXCHANGE OFFER--Conditions to the Exchange Offer." The
                                            Funding Corporation may terminate, waive or amend the Exchange
                                            Offer at any time prior to the Expiration Date.

Procedures for Tendering.................   Tendering holders of Old Securities must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by an Agent's Message (defined herein) in case of book-entry delivery to the Exchange Agent prior to the Expiration Date.  Holders of Old Securities registered in the name of a broker, dealer, commercial bank, trust



                                                                 12



                        12



ME: M:\EDGAR\GENERAL\67182\67182X2.OUT]




                                             company or other nominee are urged to contact such person promptly if they wish to tender Old Securities pursuant to the Exchange Offer. See
                                             "THE EXCHANGE OFFER--Procedures for Tendering." Letters of Transmittal
                                             and certificates representing Old Securities should not be sent to the
                                             Funding Corporation. Such documents should only be sent to the Exchange
                                             Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "THE EXCHANGE OFFER--
                                             Exchange Agent."

Acceptance of Old Securities and
   Delivery of New Securities............   Subject to certain conditions, the Funding Corporation will accept for exchange any and all Old Securities which are properly tendered in the
                                            Exchange Offer prior to 5:00 p.m., New York City time, on the
                                            Expiration Date. The New Securities issued pursuant to the Exchange
                                            Offer will be delivered promptly following the Expiration Date. See
                                            "THE EXCHANGE OFFER--Terms of the Exchange Offer."

Certain Federal Income Tax
   Consequences..........................   The exchange of Old Securities for New Securities by holders should not be a sale or exchange or otherwise a taxable event for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Exchange Agent...........................   Chemical Trust Company of California is serving as exchange agent
                                            (the "Exchange Agent") in connection with the Exchange Offer.

Effect on Holders of
   Old Securities........................   Holders of Old Securities who do not tender their Old Securities in the
                                            Exchange Offer will continue to hold such Old Securities and will be entitled to all the rights and limitations applicable thereto under the
                                            Indenture. All untendered, and tendered but unaccepted, Old Securities will continue to be subject to the restrictions on transfer provided for in the
                                            Old Securities and the Indenture. To the extent that Old Securities are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Securities could be adversely affected. See "RISK FACTORS
                                            --Consequences of Exchange and Failure to Exchange."

STRUCTURE OF AND COLLATERAL FOR THE SECURITIES

         The Securities will be payable from the proceeds of payments made in respect of principal of and interest on the Project Notes by the Guarantors to the Funding Corporation. The Securities are secured by the capital stock of the Funding Corporation and guaranteed by the Guarantors. The Guarantees (which are unlimited in the case of the Salton Sea Guarantors and which are limited to Available Cash Flow, in the case of the Partnership Guarantors and the Royalty Guarantor) are secured:

         (i) in the case of the Salton Sea Guarantee, by a senior first priority Lien on substantially all of the assets of the Salton Sea Guarantors, a pledge of the equity interests in the Salton Sea Guarantors and an assignment of the cost overrun funding commitment provided by CalEnergy to the Salton Sea Guarantors in connection with the Substantial Completion of the Salton Sea Expansion (the "Cost Overrun Commitment");

:\EDGAR\GENERAL\67182\67182X2.OUT]

         (ii) in the case of the Partnership Guarantee, by a senior first priority Lien on substantially all of the assets of the Partnership Project Companies, a senior first priority Lien on the Equity Cash Flowsand Royalties of the Initial Partnership Guarantors and a pledge of the stock of and other equity interests in the Partnership Guarantors; and

         (iii) in the case of the Royalty Guarantee, by a senior first priority Lien on all Royalties paid to the Royalty Guarantor and a pledge of the capital stock of the Royalty Guarantor.

         As is more fully described elsewhere in this Prospectus, CEOC, VPC and the Royalty Guarantor receive various Royalties and Equity Cash Flows from the Partnership Project Companies and an unaffiliated third party. At the time of the Initial Offering, CEOC and VPC owned or had the right to receive (among other things) equity distributions relating to 50% of the Partnership Project Companies. In connection with the Initial Offering, CEOC, VPC and the Royalty Guarantor pledged all such Royalties and Equity Cash Flows as Collateral for their obligations under the Project Notes and Guarantees (the "Existing Partnership Collateral"). Similarly, in connection with the Initial Offering, CEOC, VPC and the Royalty Guarantor agreed to deposit all such Royalties and Equity Cash Flows with the Depositary Agent pursuant to the Depositary Agreement for purposes of paying, inter alia, their obligations under the Project Notes (the "Existing Partnership Cash Flow Deposits").

         In connection with the offering of the Old Securities, CEOC and VPC acquired the remaining 50% equity interests in the Partnership Project Companies and retired existing non-recourse debt of the Partnership Project Companies. As security for the Partnership Project Note and the Partnership Guarantee, the Partnership Project Companies pledged all of their revenues and assets as Collateral for their obligations under the Partnership Project Note and the Partnership Guarantee (the "Additional Partnership Collateral") and agreed to deposit all of their revenues with the Depositary Agent pursuant to the Depositary Agreement for purposes of paying, inter alia, their obligations under the Project Notes (the "Additional Partnership Revenue Deposits"). The Funding Corporation believes that these changes benefit Securityholders by increasing the revenues available to pay the Securities, and, by refinancing existing Del Ranch, Elmore and Leathers indebtedness, removing the structural subordination of the Securities to such indebtedness and providing holders with a direct first priority lien on the Partnership Project assets. However, since the Royalties and Equity Cash Flows constituting the Existing Partnership Collateral (other than the East Mesa Royalties) are payable solely out of the revenues of the Partnership Project Companies pledged as Additional Partnership Collateral, the supplemental benefits of such Existing Partnership Collateral and Existing Partnership Cash Flow Deposits are, as a practical matter, largely subsumed and included within the grant of the Additional Partnership Collateral and Additional Partnership Revenue Deposits. Accordingly, the Additional Partnership Collateral and Additional Partnership Revenue Deposits should be viewed as comprising all of the material Partnership Collateral and sources of revenue available as security for, or payment of, the Partnership Project Note and Partnership Guarantee.

         The structure has been designed to cross-collateralize cash flows from each Guarantor without cross-collateralizing all of the Guarantors' assets. Therefore, if a Guarantor defaults on its Credit Agreement, Project Note or Notes or its Guarantee, without causing a payment default on the Securities, then the Trustee may direct the Collateral Agent to exercise remedies only with respect to the Collateral securing such Credit Agreement, Project Note or Notes and Guarantee. If, however, such default causes a payment default on the Securities, then the Trustee may accelerate the Securities and direct the Collateral Agent to exercise remedies against all such Collateral and, if different, the Collateral from the Salton Sea Guarantors.

         The Funding Corporation and the Guarantors are obligated to maintain a Debt Service Reserve Fund and/or a Debt Service Reserve Fund Letter of Credit in an aggregate initial amount equal to the maximum remaining semiannual scheduled debt service on the Securities. After January 1, 2000, the Debt Service Reserve Fund Required Balance will increase to the maximum remaining annual scheduled debt service on the Securities.

THE PROJECTS

         Set forth below is a table describing certain characteristics of the Salton Sea Projects and the Partnership Projects, and the Guarantors' collective interests therein.

THE SALTON SEA PROJECTS AND THE PARTNERSHIP PROJECTS

                                                                 FACILITY CAPACITY AND NET
                                                                   OWNERSHIP INTEREST OF
       PROJECT                                                    GUARANTORS (In MW)(1)(2)           LOCATION
       -------                                                    ------------------------           --------
Salton Sea Projects
Salton Sea Unit I.............................................              10.0              Imperial Valley, CA
Salton Sea Unit II............................................              20.0              Imperial Valley, CA
Salton Sea Unit III...........................................              49.8              Imperial Valley, CA
Salton Sea Unit IV............................................              40.0              Imperial Valley, CA
                                                                         -------
       Subtotal...............................................             119.8
                                                                         -------

Partnership Projects
Vulcan........................................................              34.0              Imperial Valley, CA
Elmore........................................................              38.0              Imperial Valley, CA
Leathers......................................................              38.0              Imperial Valley, CA
Del Ranch.....................................................              38.0              Imperial Valley, CA
                                                                         -------
       Subtotal...............................................             148.0
                                                                         --------
           Total..............................................             267.8
                                                                           =====

- -------------------
(1)  Facility Capacity does not necessarily reflect full electric output available for sale to SCE.

(2) CEOC and its wholly-owned subsidiaries collectively own an aggregate 90% interest in, and CEOC is entitled to receive the additional 10% equity distribution payable to Magma by, each of Elmore, Leathers and Del Ranch. VPC and its wholly-owned subsidiary own Vulcan.

                                           DATE OF COMMERCIAL        CONTRACT
       PROJECT                                 OPERATION            EXPIRATION           CONTRACT TYPE       POWER PURCHASER
       -------                             ------------------       ----------           -------------       ---------------
Salton Sea Projects
Salton Sea Unit I.......................         7/1987                6/2017              Negotiated               SCE
Salton Sea Unit II......................         4/1990                4/2020                  SO4                  SCE
Salton Sea Unit III.....................         2/1989                2/2019                  SO4                  SCE
Salton Sea Unit IV......................      6/1996 (est.)         6/2026 (est.)          Negotiated               SCE

Partnership Projects
Vulcan..................................         2/1986                2/2016                  SO4                  SCE
Elmore..................................         1/1989                12/2018                 SO4                  SCE
Leathers................................         1/1990                12/2019                 SO4                  SCE
Del Ranch...............................         1/1989                12/2018                 SO4                  SCE

                                             TRANSACTION STRUCTURE(1)

                                                  GRAPHIC OMITTED

- -------------------
(1) This chart reflects loans made to the Guarantors in connection with the offering of the Initial Securities and the Old Securities. See "USE OF PROCEEDS."

SALTON SEA PROJECTS

         The Salton Sea Guarantors collectively own the four Salton Sea Projects with an aggregate net generating capacity of approximately 119.8 MW. All of the Salton Sea Projects have executed long term power purchase agreements, providing for the sale of capacity and energy to SCE.

         Salton Sea Unit II and Salton Sea Unit III have modified SO4 Agreements with SCE. These contracts provide for fixed price capacity payments for the life of the contract, and fixed price energy payments for the first 10 years. Thereafter, the energy payments paid by SCE will be based on SCE's then-current, published short-run avoided cost of energy (the "Avoided Cost of Energy"). The fixed price energy periods expire on April 4, 2000 and February 13, 1999 for Salton Sea Unit II and Salton Sea Unit III, respectively.

         Salton Sea Unit I and Salton Sea Unit IV have negotiated contracts with SCE.The Salton Sea Unit I contract provides for a capacity payment and energy payment for the life of the contract. Both payments are based upon an initial value that is subject to quarterly adjustment by reference to various inflation-related indices. The Salton Sea Unit IV contract also provides for fixed price capacity payments for the life of the contract. Approximately 56% of the kWhs are sold under the Salton Sea Unit IV PPA at a fixed energy price, which is subject to quarterly adjustment by reference to various inflation-related indices, through June 20, 2017 (and at SCE's Avoided Cost of Energy thereafter), while the remaining 44% of the Salton Sea Unit IV kWhs are sold according to a 10-year fixed price schedule followed by payments based on a modified Avoided Cost of Energy for the succeeding 5 years and at SCE's Avoided Cost of Energy thereafter.

         All of the Salton Sea Projects, other than Salton Sea Unit IV, have been operating for at least 5 years. The three operating Salton Sea Projects operated at a combined Contract Capacity Factor of 98.6% in the 5 years ended December 31, 1995.

         The Salton Sea Guarantors have recently expanded the capacity of the Salton Sea Projects through the construction of Salton Sea Unit IV adjacent to the site where Salton Sea Unit III is currently located. As of the end of May 1996, construction of Salton Sea Unit IV was substantially completed and the facility had commenced deliveries of electrical energy to SCE. On May 24, 1996, Salton Sea Unit IV commenced its 30-day capacity demonstration test under the Salton Sea Unit IV PPA. The test is proceeding without difficulties and the facility is currently producing in excess of 40 MW. In addition, on June 6, 1996, the facility satisfactorily completed its 24- hour reliability test. The 30-day test with respect to Salton Sea Unit IV was completed by the end of June 1996, and, accordingly, under the Salton Sea IV PPA, SCE is now obligated to pay full contract rates. The Funding Corporation now plans to seek confirmation from the Independent Engineer that Substantial Completion under the Indenture has occurred, which will result in CalEnergy having no further obligation under the Cost Overrun Commitment. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT DOCUMENTS--Salton Sea Guarantor Project Contracts--Salton Sea Unit IV--Cost Overrun Commitment."

         In October 1995, the Salton Sea Guarantors completed the installation of the pH Modification Process at Salton Sea Units I and III. The pH Modification Process has been in use at Salton Sea Unit II for over 5 years. The process lowers the pH of the geothermal resource, thereby significantly reducing the amount of solids in the geothermal fluid which precipitate out of solution. This is expected to result in significantly lower operation and maintenance costs. See "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

         The budget for the Salton Sea Expansion was $135 million (including a $10 million contingency). In connection with the Initial Offering, CalEnergy provided the Cost Overrun Commitment to fund any costs of construction of the Salton Sea Expansion, which, if applicable, may be required to be incurred in excess of the budgeted amount of $135 million in order to cause Substantial Completion by January 1, 1998. This commitment is expected to be satisfied in June 1996 upon Substantial Completion of Salton Sea Unit IV but in any event would expire on the earlier of (i) January 1, 1998, (ii) the mandatory redemption (if any) of Series B and Series C Securities having an aggregate principal amount of at least $150 million or (iii) under certain circumstances involving a confirmation of the Investment Grade Rating for the Securities. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Unit IV" and "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

PARTNERSHIP PROJECTS

         The Partnership Projects have an aggregate facility generating capacity of 148 MW. The Partnership Guarantors collectively own 100% of the Vulcan Project and 90% partnership interests in each of the Elmore, Leathers and Del Ranch Projects. Magma owns the remaining 10% interests in each of the Elmore, Leathers and Del Ranch Projects and, in connection with the Initial Offering, agreed to pay to CEOC the partnership distributions it receives from such interests in exchange for certain proprietary data and services provided by CEOC. Magma has assigned to CEOC Magma's right to such payments and such payments are collateral for the Securities. These payments are made from revenues which constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities." The 50% interest in each of the Partnership Projects previously owned by certain affiliates of SCE were acquired by a subsidiary of CalEnergy on April 17, 1996 and transferred to CEOC and VPC on the Closing Date. See "BUSINESS OF THE GUARANTORS--Partnership Projects."

         All of the Partnership Projects have executed SO4 Agreements for the sale of capacity and energy to SCE which contracts provide for fixed price capacity payments for the life of the contract and fixed price energy payments for the first 10 years. Thereafter, the energy payments paid by SCE will be based on SCE's Avoided Cost of Energy. The fixed price energy period for the Vulcan Project expired on February 9, 1996 and will expire on December 31, 1998 for the Del Ranch and Elmore Projects and December 31, 1999 for the Leathers Project. See "SUMMARY OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts."

         All of the Partnership Projects have been operating for at least 5 years. The Partnership Projects operated at a combined Contract Capacity Factor of 113.1% in the 5 years ended on December 31, 1995.

ROYALTIES AND ROYALTY PROJECTS

         The Royalty Guarantor has received an assignment from Magma of certain Royalties received from the Leathers, Del Ranch and Elmore Projects and the East Mesa Project in exchange for the provision to those Projects of the rights to use certain geothermal resources, as well as the assignment of a power purchase agreement. Substantially all of the assigned Royalties are based on a percentage of energy and capacity revenues of the Projects. Pursuant to the assignment, the Royalty Guarantor is entitled to receive the aggregate percentages of such Project's energy and capacity revenues as illustrated in the chart below. The Partnership Guarantors are also entitled to receive Royalties from the Partnership Projects as illustrated in the chart below. Royalties are subject to netting and reduction from time to time to reflect various operating costs, as reflected in the financial statements herein. All such Royalties (other than the East Mesa Royalties) are payable from revenues which will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

                                                    ROYALITIES TO BE PAID TO ROYALTY      ROYALTIES TO BE PAID TO
                                                              GUARANTOR                   PARTNERSHIP GUARANTORS(1)
                                                    --------------------------------      -------------------------
                                         FACILITY      % ENERGY        % CAPACITY        % ENERGY        % CAPACITY
       PROJECT                           CAPACIYTY      REVENUES         REVENUES         REVENUES         REVENUES
       -------                           ---------     ---------        ---------        ---------       ----------
Del Ranch...........................        38            23.33            1.00             5.67             3.00
Elmore..............................        38            23.33            1.00             5.67             3.00
Leathers............................        38            21.50            0.00             7.50             3.00
Vulcan..............................        34             0.00            0.00             4.17             0.00
East Mesa Sr. Royalty(2)............        37             4.00            4.00             0.00             0.00
East Mesa Jr. Royalty(2)............        --            10.00           10.00             0.00             0.00
                                           ---
     Total..........................       185
                                           ===

- -----------------------

(1) CEOC is also entitled to receive Royalties as hereinafter described. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts." Such Royalties are payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

(2) The East Mesa Junior Royalties (which are due but have not been paid to date), are junior to debt service of the East Mesa Project. The East Mesa Senior Royalties are senior to debt service of the East Mesa Project.

         The East Mesa Project has executed long term power sales agreements with SCE providing for fixed price capacity payments for the life of the agreement and fixed price energy payments for the first 10 years. Thereafter, the energy payments will be based on SCE's Avoided Cost of Energy. The fixed price energy period for the East Mesa Project expires on December 31, 1999.
The East Mesa Project has been operating for over 5 years. See "BUSINESS OF THE GUARANTORS--Royalty Project Contracts" and "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Royalty Project Contracts--East Mesa Project Contracts."

           TERMS OF THE NEW SECURITIES AND THE OLD SECURITIES

         The Exchange Offer applies to $135,000,000 aggregate principal amount of the Old Securities. The New Securities will be obligations of the Funding Corporation evidencing the same indebtedness as the Old Securities and will be entitled to the benefits of the Indenture, which governs both the Old Securities and the New Securities. The form and terms (including principal amount, interest rate, maturity and ranking) of the New Securities are the same as the form and terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and (ii) the New Securities will not provide for any increase in the interest rate thereon. See "THE EXCHANGE OFFER" and "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Registration Rights Agreement." The Old Series D Securities and the New Series D Securities are collectively referred to herein as the "Series D Securities," and the Old Series E Securities and the New Series E Securities are collectively referred to herein as the "Series E Securities."

THE SERIES D AND SERIES E SECURITIES:
Issuer...................................   Salton Sea Funding Corporation.

Guarantors...............................   Salton Sea Guarantors, Partnership Guarantors and Royalty
                                            Guarantor.

Guarantees...............................   The Salton Sea Guarantors will guarantee payment of the Securities.

                                            The Partnership Guarantors and the
                                            Royalty Guarantor will guarantee,
                                            to the extent of their respective
                                            Available Cash Flow, payment of
                                            the Securities.

Series D Securities......................   $70,000,000 7.02% Senior Secured Series D Notes due May 30, 2000.

Series E Securities......................   $65,000,000 8.30% Senior Secured Series E Bonds due May 30, 2011.

Interest Payment Dates...................   May 30 and November 30, commencing November 30, 1996.

Ratings..................................   "Baa3" by Moody's Investors Service, Inc. ("Moody's") and "BBB-" by
                                            Standard & Poor's Ratings Group ("S&P").

Denominations............................   The Old Securities have been sold initially in authorized
                                            denominations of (i) if to Qualified Institutional Buyers, $100,000 or
                                            any integral multiple of $1,000 in excess thereof and (ii) if to
                                            Accredited Investors, $200,000 or any integral multiple of $1,000 in excess thereof.

Initial Average Life.....................   The initial average life of the Series D Securities is 2.01 years. The initial average life of the Series E Securities is 10.01 years.

Scheduled Principal Payments.............   The principal of the Series D Securities due May 30, 2000 will be payable in semiannual installments, commencing May 30, 1997, as follows:




                                                                 20










                                                                          PERECENTAGE OF PRINCIPAL
                                           PAYMENT DATE                       AMOUNT PAYABLE
                                           ------------                       --------------
                                           May 30, 1997...................    18.4642857143%
                                           November 30, 1997..............    18.4642857143%
                                           May 30, 1998...................    22.8571428571%
                                           November 30, 1998..............    22.8571428571%
                                           May 30, 1999...................     7.6071428571%
                                           November 30, 1999..............     7.6071428571%
                                           May 30, 2000...................     2.1428571430%

                                            The principal of the Series E Securities due May 30, 2011
                                            will be payable in semiannual installments, commencing
                                            May 30, 1999, as follows:



                                                                          PERECENTAGE OF PRINCIPAL
                                           PAYMENT DATE                       AMOUNT PAYABLE
                                           ------------                       --------------
                                           May 30, 1999...................     9.2907692308%
                                           November 30, 1999..............     9.2907692308%
                                           May 30, 2000...................     3.0769230769%
                                           November 30, 2000..............     3.0769230769%
                                           May 30, 2001...................     0.7692307692%
                                           November 30, 2001..............     0.7692307692%
                                           May 30, 2002...................     1.2307692308%
                                           November 30, 2002..............     1.2307692308%
                                           May 30, 2003...................     2.3076923077%
                                           November 30, 2003..............     2.3076923077%
                                           May 30, 2004...................     2.5000000000%
                                           November 30, 2004..............     2.5000000000%
                                           May 30, 2005...................     2.6923076923%
                                           November 30, 2005..............     2.6923076923%
                                           May 30, 2006...................     1.9230769231%
                                           November 30, 2006..............     1.9230769231%
                                           May 30, 2007...................     1.9230769231%
                                           November 30, 2007..............     1.9230769231%
                                           May 30, 2008...................     2.6923076923%
                                           November 30, 2008..............     2.6923076923%
                                           May 30, 2009...................     2.5000000000%
                                           November 30, 2009..............     2.5000000000%
                                           May 30, 2010...................    10.3846153846%
                                           November 30, 2010..............    10.3846153846%
                                           May 30, 2011...................    17.4184615384%


Priority of Payments.....................   All revenues received by the Salton Sea Guarantors from the Salton
                                            Sea Projects, all revenues received by the Partnership Project
                                            Companies from the Partnership Projects, all Equity Cash Flows and
                                            Royalties of the Initial Partnership Guarantors and all Royalties
                                            received by the Royalty Guarantor shall be paid into the Revenue Fund maintained by the Depositary. See "PROSPECTUS
                                            SUMMARY--Structure of and Collateral for the Securities." Amounts
                                            paid into the Revenue Fund shall be distributed in the



                                                                 21









                                            following order of priority: (a) to pay Operating and Maintenance Costs of the  Guarantors; (b) to pay certain administrative costs of the agents for the Secured Parties under the Financing Documents; (c) to pay principal of, premium (if any) and interest on the Securities and the Debt Service
                                            Reserve Bonds, if any, and interest and certain fees payable to the Debt
                                            Service Reserve LOC Provider; (d) to pay principal of Debt Service Reserve
                                            LOC Loans and certain related fees and charges; (e) to replenish any shortfall in the Debt Service Reserve Fund; (f) to pay certain breakage costs in respect of Debt Service Reserve LOC Loans, and indemnification and other expenses to the Secured Parties and (g) to the Distribution Fund or Distribution Suspense
                                            Fund, as applicable.

Debt Service Reserve Fund................   A Debt Service Reserve Fund for the benefit of the Security Holders and the Debt Service Reserve LOC Provider has been established under the Depositary Agreement. The amounts available to be drawn under the Debt Service Reserve Letter of Credit and all other amounts held in the Debt Service Reserve Fund shall at all times (a) on or prior to December 31, 1999, be required to equal the remaining maximum semiannual scheduled principal and interest payments on the
                                            Securities and (b) subsequent to December 31, 1999, be required to equal the remaining maximum annual scheduled principal and interest payments on the Securities. The Debt Service Reserve Letter of Credit
                                            must be issued by a financial institution rated at least "A" by S&P and
                                            "A2" by Moody's. Drawings on the Debt Service Reserve Letter of
                                            Credit will be available to pay principal of and interest on the
                                            Securities and interest on loans created by drawings on such Debt
                                            Service Reserve Letter of Credit.

Optional Redemption......................   The Series E Securities are subject to optional redemption, in whole or in part, pro rata at par plus accrued interest to the Redemption Date plus a premium calculated to "make whole" to comparable U.S.
                                            Treasury securities plus 50 basis points. The Series B Securities and
                                            Series C Securities are subject to optional redemption, in whole or in part, pro rata at par plus accrued interest to the Redemption Date plus a premium calculated to "make whole" to comparable U.S. treasury securities plus 50 basis points. The Series A Securities and Series D
                                            Securities are not subject to optional redemption.

Mandatory Redemption.....................   The Securities are subject to mandatory redemption, pro rata within each maturity, at par plus accrued interest to the Redemption Date, (a)
                                            if a Permitted Power Contract Buy-Out occurs unless the Rating
                                            Agencies confirm the then current Rating of the Securities; (b) upon the acceleration of a Project Note in an amount equal to the principal amount of such note plus accrued interest; (c) upon the occurrence of certain events of loss, condemnation, title defects or similar events related to the Salton Sea Projects or the Partnership Projects or (d)
                                            upon the foreclosure by the Collateral Agent of Collateral securing the
                                            Guarantors' obligations under the Salton Sea Guarantee, the
                                            Partnership Guarantee or Royalty Guarantee.



                                                                 22










Distributions.............................  Distributions may be made only from and to the extent of monies on deposit in the Distribution Fund. Such distributions are subject to the prior satisfaction of the following conditions:

                                            (a) the amounts contained in the Principal Fund and the Interest Fund shall be equal to or greater than the aggregate scheduled principal and interest payments next due on the Securities;

                                            (b) no Default or Event of Default under the Indenture shall have occurred and be continuing;

                                            (c) the Debt Service Coverage Ratio for the preceding four fiscal quarters, measured as one annual period (or, with respect to any proposed distribution date prior to the first anniversary of the Closing Date, using a combination of historical and projected results, as provided in the Indenture), is equal to or greater than 1.4 to 1, if such distribution date occurs prior to the year 2000, and, if in or subsequent to the year 2000, is equal to or greater than 1.5 to 1, as certified by an officer of the Funding Corporation;

                                            (d) the projected Debt Service Coverage Ratio of the Securities for the
                                            succeeding four fiscal quarters measured as one annual period is equal to or greater than 1.4 to 1, if such distribution date occurs prior to the year
                                            2000, and, if such distribution date occurs in or subsequent to the year 2000, is equal to or greater than 1.5 to 1, as certified by an officer of the
                                            Funding Corporation;

                                            (e) the Debt Service Reserve Fund shall have a balance equal to or greater than the Debt Service Reserve Fund Required Balance or the Debt Service
                                            Reserve Letter (or Letters) of Credit shall be equal to or greater than
                                            (collectively with the balance, if any, in the Debt Service Reserve Fund) the
                                            Debt Service Reserve Fund Required Balance;

                                            (f) an officer of the Funding Corporation provides a certificate (based on customary assumptions) that there are sufficient geothermal resources to operate the Salton Sea Projects and the Partnership Projects at contract capacity through the Final Maturity Date; and

                                            (g) Substantial Completion of the Salton Sea Expansion has occurred on or prior to January 1, 1997; provided that, if such condition is not satisfied, no distributions shall be made unless and until (i) Substantial Completion of the Salton Sea Expansion occurs prior to January 1, 1998, or (ii) Series B
                                            Securities and Series C Securities having an aggregate principal amount of
                                            $150 million are redeemed or (iii) the Funding Corporation and the Guarantors take such actions as the Rating Agencies require to confirm the Investment
                                            Grade Rating of the Securities; provided further, that this condition to distribution shall only apply after January 1, 1997, unless the Salton Sea
                                            Guarantors have previously notified the Trustee that the Salton Sea Expansion has been abandoned.




                                                                 23








Ranking and Security for
 the Securities..........................   The Securities shall be senior debt of the Funding Corporation.
                                            Payment of the Securities is provided for by payments to be made by the Guarantors under their Project Notes, and the Initial Securities and the Series D and Series E Securities are secured by a pledge to the
                                            Collateral Agent of all of the outstanding capital stock of the Funding
                                            Corporation and the Guarantees.

Recourse Only to the Funding
    Corporation and the Guarantors.......   The obligations to pay principal, premium, if any, and interest on the
                                            Securities are obligations solely of the Funding Corporation, secured by a pledge of the capital stock of the Funding Corporation and entitled to the benefits of the Guarantees. None of CalEnergy or
                                            Magma (nor any stockholder, officer, director or employee thereof or of the Funding Corporation, or of the Guarantors nor any affiliate thereof other than the Guarantors pursuant to their Guarantees) will guarantee the payment of the Securities or has any obligation with respect to the payment of the Securities.

Incurrence of Additional Debt............   The Funding Corporation shall not incur any Debt other than
                                            "Permitted Debt." "Permitted Debt" means:

                                            (a) The Securities;

                                            (b) Debt incurred to acquire the East Mesa Project in whole or in part;
                                            provided that no such Debt may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing and (ii) the Rating Agencies confirm that the incurrence of such Debt will not result in a Rating Downgrade;

                                            (c) Debt incurred to develop, construct, own, operate or acquire additional Permitted Facilities in the Imperial Valley ("Additional
                                            Projects"); provided that no such debt may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing and (ii) the Rating Agencies confirm that the Securities will maintain an Investment Grade Rating after giving effect to such Debt;

                                            (d) Debt incurred to finance the making of capital improvements to the
                                            Salton Sea Projects, the Partnership Projects or Additional Projects
                                            required to maintain compliance with applicable law or anticipated changes therein; provided that no such Debt may be incurred unless at the time of such incurrence the Independent Engineer confirms as reasonable (i) a certification by the Funding Corporation (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable such Project to comply with applicable or anticipated legal requirements and (ii) the calculations of the Funding Corporation that demonstrate, after giving effect to the incurrence of such Debt, the minimum projected Debt Service Coverage Ratio (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such
                                            Debt is




                                                                 24








                                            incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date, will not be less than 1.2 to 1;

                                            (e) Debt incurred to finance the making of capital improvements to the Salton
                                            Sea Projects, the Partnership Projects or Additional Projects not required by applicable law so long as after giving effect to the incurrence of such Debt
                                            (i) no Default or Event of Default has occurred and is continuing, and (ii)
                                            (A) the Independent Engineer confirms as reasonable (x) the calculations of the Funding Corporation that demonstrate that the minimum projected Debt
                                            Service Coverage Ratio for the next four consecutive quarters, taken as one annual period, and each subsequent fiscal year, will not be less than 1.4 to
                                            1, and (y) the calculations of the Funding Corporation that demonstrate the average projected Debt Service Coverage Ratio for all succeeding fiscal years until the Final Maturity Date will not be less than 1.7 to 1 or (B) the Rating
                                            Agencies confirm that the incurrence of such Debt will not result in a Rating
                                            Downgrade;

                                            (f) Working Capital Debt in an aggregate amount not to exceed $15,000,000;

                                            (g) Debt incurred under the Debt Service Reserve LOC Reimbursement Agreement;

                                            (h) Debt incurred in connection with certain permitted interest rate swap arrangements;

                                            (i) Debt incurred by the Funding Corporation in an aggregate amount not to exceed $30,000,000, in connection with the development, construction, ownership, operation, maintenance or acquisition of Permitted Facilities;

                                            (j) Subordinated Debt from Affiliates in an aggregate amount not to exceed
                                            $200,000,000 which shall be used to finance capital, operating or other costs with respect to the Projects or Additional Projects; and

                                            (k) Debt incurred to support a Working Capital Facility.

                                            All Permitted Debt incurred by the Funding Corporation shall be loaned to the
                                            Guarantors and guaranteed by the Guarantors.

Principal Covenants......................   Principal covenants under the Indenture require the Funding
                                            Corporation to agree, subject to certain exceptions and qualifications,
                                            (a) not to exercise any remedies or waive any defaults under the Credit
                                            Agreements and the Project Notes, except as otherwise permitted under the Indenture; (b) not to incur (i) any Debt except Permitted
                                            Debt or (ii) any Lien upon any of its properties



                                                                 25








                                            except Permitted Liens; and (c) not to enter into any transaction of merger or consolidation or change its form of organization or its business. See "SUMMARY DESCRIPTION OF PRINCIPAL
                                            FINANCING DOCUMENTS--Indenture."

Form.....................................   The Series D and Series E Securities (other than those held by Persons who request them in definitive form or those held by Accredited
                                            Investors) will initially be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") which will act as depositary for the Series D and Series E Securities. Such Securities
                                            will be issued in global form ("DTC Securities"), and interests in DTC
                                            Securities will be shown on, and transfers will be effected only through, records maintained by DTC and its participants. See
                                            "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E
                                            SECURITIES."

THE PROJECT NOTES:

Salton Sea Project Notes.................   On the Initial Closing Date, the Salton Sea Guarantors jointly and severally issued the Salton Sea Project Note in an initial principal amount of $325,000,000, of which $310,670,000 remained
                                            outstanding as of June 1, 1996.

Partnership Project Note.................   On the Initial Closing Date, the Initial Partnership Guarantors jointly and severally issued the Initial Partnership Project Note in an initial principal amount of $75,000,000, of which $54,956,000 remained outstanding as of June 1, 1996. On the Closing Date, all of the
                                            Partnership Guarantors jointly and severally re-issued the Initial
                                            Partnership Project Note in a principal amount of $54,956,000 and issued the Additional Partnership Project Note in an initial principal amount of $135,000,000.

Royalty Project Note.....................   On the Initial Closing Date, the Royalty Guarantor issued the Royalty
                                            Project Note in an initial principal amount of $75,000,000, of which
                                            $62,409,000 remained outstanding as of June 1, 1996.

Ranking and Security for the Project
 Notes and Guarantee Issued by the
 Salton Sea Guarantors...................   The Guarantee and the Project Note issued by the Salton Sea
                                            Guarantors are senior secured Debt of the Salton Sea Guarantors.
                                            Security for payment of the Guarantee and the Project Note issued by the Salton Sea Guarantors includes: (a) an assignment of all revenues received by the Salton Sea Guarantors from the Salton Sea Projects which will be applied in accordance with the priorities of payment established under the Depositary Agreement; (b) a Lien on
                                            substantially all of the assets of each of the Salton Sea Guarantors and the Salton Sea Projects; (c) a collateral assignment of certain material contracts; (d) a pledge of the equity interests in the Salton Sea
                                            Guarantors; and (e) a Lien on the Expansion Fund and any other funds of the Salton Sea Guarantors on deposit under the Depositary
                                            Agreement. The assets described in clauses (a) through (e) and any other assets securing the Guarantee and Project Note issued by the




                                                                 26









                                            Salton Sea Guarantors at any time are collectively referred to herein as the "Salton Sea Collateral."


Ranking and Security for the Project
 Notes and Guarantee Issued by the
 Partnership Guarantors...................  The Guarantees and Project Notes issued by the Partnership
                                            Guarantors are or will be senior secured Debt of the Partnership
                                            Guarantors. Security for payment of the Guarantees and Project Notes issued by the Partnership Guarantors includes: (a) an assignment of all revenues received by the Partnership Project Companies from the
                                            Partnership Projects and of all Equity Cash Flows and Royalties of the
                                            Initial Partnership Guarantors which will be applied in accordance with the priorities of payment established under the Depositary
                                            Agreement; (b) a Lien on substantially all of the assets of each of the
                                            Partnership Project Companies and the Partnership Projects; (c) a
                                            collateral assignment of certain material contracts and payment rights;
                                            (d) a pledge of the capital stock of (or other equity interests in) the
                                            Partnership Guarantors; and (e) a Lien on the Capital Expenditure
                                            Fund and any other funds of the Partnership Guarantors on deposit under the Depositary Agreement. The assets described in clauses (a)
                                            through (e) and any other assets securing the Guarantee and the
                                            Project Notes issued by the Partnership Guarantors at any time are collectively referred to herein as the "Partnership Collateral." See
                                            "PROSPECTUS SUMMARY--Structure of and Collateral for the
                                            Securities" for a description of certain aspects of the relationship between the Additional Partnership Collateral and Additional
                                            Partnership Revenue Deposits and the other Partnership Collateral.

Ranking and Security for the Project
 Note and Guarantee Issued by the
 Royalty Guarantor.......................   The Guarantee and Project Note issued or to be issued by the Royalty
                                            Guarantor are senior secured Debt of the Royalty Guarantor. Security for the payment of the Guarantee and Project Note or Notes issued by the Royalty Guarantor includes: (a) an assignment of all Royalties paid to the Royalty Guarantor which will be applied in accordance with the priorities of payment established under the Depositary Agreement; (b)
                                            a collateral assignment of certain material contracts; (c) a pledge of the capital stock of the Royalty Guarantor; and (d) a Lien on any funds of the Royalty Guarantor on deposit under the Depositary Agreement.
                                            The assets described in clauses (a) through (d) and any other assets securing the Guarantee and Project Note issued by the Royalty
                                            Guarantor at any time are collectively referred to herein as the
                                            "Royalty Collateral." See "PROSPECTUS SUMMARY--Structure of
                                            and Collateral for the Securities" for a description of certain aspects of the relationship between the Additional Partnership Collateral and
                                            Additional Partnership Revenue Deposits and such Royalty Collateral.

Principal Covenants......................   Principal covenants under the Credit Agreements require each
                                            Guarantor to agree, subject to certain exceptions and qualifications, (a)
                                            not to enter into any transaction of merger or consolidation,



                                                                 27










                                            change its form of organization, liquidate, wind-up or dissolve itself; (b)
                                            not to enter into non-arm's length transactions or agreements with Affiliates;
                                            (c) not to incur (i) any Debt except Permitted Guarantor Debt and (ii) any
                                            Liens except for Permitted Liens; (d) not to engage in any business other than as contemplated by the respective Credit Agreement; and (e) not to amend, terminate or otherwise modify certain of the Project Documents to which they are a party except as permitted under the respective Credit Agreements. In addition to these principal covenants, in the Salton Sea Credit Agreement and the Partnership Credit Agreement, the Salton Sea Guarantors and the
                                            Partnership Guarantors have agreed (a) not to sell, lease or transfer any property or assets material to the Salton Sea Projects or the Partnership
                                            Projects, as applicable, except in the ordinary course of business; and (b) to maintain insurance as is generally carried by companies engaged in similar businesses and owning similar properties. See "SUMMARY DESCRIPTION OF
                                            PRINCIPAL FINANCING DOCUMENTS--Salton Sea Credit Agreement"; "--Partnership
                                            Credit Agreement"; and "--Royalty Credit Agreement."



                                                                 28

                         INDEPENDENT ENGINEER'S REPORT

         Stone & Webster Engineering Corporation (referred to herein as "Stone & Webster" or the "Independent Engineer") has prepared the Independent Engineer's Report concerning certain technical, environmental and economic aspects of the Projects. The Independent Engineer's Report was prepared in June 1996 in connection with the offering of the Old Securities and is attached as Appendix B to this Prospectus. Stone & Webster is an engineering consulting firm which provides services related to the technical, environmental and economic aspects of power projects. The Independent Engineer's Report includes, among other things, the operating history and performance of the Projects, a review of the material Project Documents, and projections, adopted by Stone & Webster of annual revenues, expenses and debt service coverage for the Funding Corporation and the Guarantors for the term of the Securities (the "Projections"). For purposes of preparing such projections, Stone & Webster relied on certain assumptions regarding material contingencies and several other matters that are not within the control of the Funding Corporation, the Guarantors, Stone & Webster or any other Person.

         Subject to the information contained, and the assumptions made, in the Independent Engineer's Report, Stone & Webster expressed the opinions that:

OPERATIONS AND PERFORMANCE

     o The Projects use commercially proven technology and are operated in accordance with recognized utility industry practices.

     o The Projects can be expected to operate commercially beyond the final maturity of the Securities.

     o Principal project participants possess the necessary experience to successfully fulfill their project obligations.

     o Operating plant capacity factors used in the Projections are reasonable based on actual performance for the operating years commencing in 1991.

     o The Salton Sea Projects and Partnership Projects should continue to operate in accordance with all relevant current permit conditions and environmental laws.

FINANCIAL PROJECTIONS

     o Stone & Webster's economic/financial analysis reasonably represents projected performance. The assumptions underlying the economic/financial model are reasonable, and the projected operating results reasonably represent the future financial profile.

     o The projected operating and maintenance costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Salton Sea and Partnership Projects.

     o Basecase Projections indicate that revenues are adequate to pay operations and maintenance expenses and provide sufficient cash flow available for debt service with base case debt service coverage ratios of 1.57 minimum and 2.04 average.

     o The Projections remain stable across a wide range of sensitivities and avoided cost assumptions.

SALTON SEA EXPANSION

     o The recently completed Salton Sea Expansion technology is proven and reliable.

     o The Salton Sea Expansion meets expected performance criteria and should comply with all applicable environmental regulations.

     o All necessary discretionary permit approvals were obtained for the completion of the Salton Sea Expansion.

     o The pH Modification technology is proven and reliable. It has been installed and has operated successfully for six years at Salton Sea Unit II and is operating successfully at the Region I plants. As proven by the operating history at Salton Sea Unit II, the pH Modification program as installed should increase availability and decrease costs consistent with assumptions in the Projections.

PROJECT CONTRACTS

     o Major project contracts for the Salton Sea Projects and Partnership Projects, including power purchase agreements and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the Projections.

     o Power purchase agreements and transmission contract terms extend well beyond the term of the Securities.

                                 RISK FACTORS

         Holders of the Old Securities should carefully consider the following risk factors, as well as other information set forth in this Prospectus, before tendering their Old Securities in the Exchange Offer. The risk factors set forth below (other than "Consequences of Exchange and Failure to Exchange" and "Absence of Public Market") are generally applicable to the Old Securities as well as the New Securities.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

         Holders of Old Securities who do not exchange their Old Securities for New Securities pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Securities as set forth in the legend thereon as a consequence of the issuance of the Old Securities pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Funding Corporation does not currently anticipate that it will register the Old Securities under the Securities Act. In addition, upon the consummation of the Exchange Offer holders of Old Securities which remain outstanding will not be entitled to any rights to have such Old Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement. To the extent that Old Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Securities could be adversely affected. The Old Securities provide that if the Exchange Offer has not commenced by, nor a shelf registration statement has been declared effective by, March 17, 1997, the respective interest rates on the Old Securities will increase by 0.50% per annum following March 17, 1997 until the Exchange Offer is commenced or the shelf registration statement is declared effective. Upon consummation of the Exchange Offer, the Old Securities will not be entitled to any increase in the interest rate thereon. The New Securities are not entitled to any such increase in the interest rate.

         Based on interpretations by the Staff of the Commission, the Funding Corporation believes that New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Funding Corporation within the meaning of Rule 405 under the Securities Act, (ii) the Initial Purchaser to the extent it acquired Old Securities directly from the Funding Corporation solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act or
(iii) a broker-dealer (which may include the Initial Purchaser) who acquired Old Securities as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. Each broker-dealer that receives New Securities for its own account as a result of market-making activities or other trading activities pursuant to the Exchange Offer must acknowledge that it acquired the Old Securities as the result of such activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

ABSENCE OF PUBLIC MARKET

         The New Securities are being offered to the holders of the Old Securities. There is no existing trading market for the New Securities and there can be no assurance regarding the future development of such a market for the New Securities or the ability of holders of the New Securities to sell their New Securities or the price at which such holders may be able to sell their New Securities. If such a market were to develop, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the operating results of the Funding Corporation and the Guarantors, and the market for similar securities. The Funding Corporation does not intend to apply for listing or quotation of the New Securities on any securities exchange or stock market.

NON-RECOURSE PROJECT FINANCING

         The Funding Corporation is a special purpose finance subsidiary of Magma. Its ability to make payments on the Securities will be entirely dependent on the Guarantors' performance of their obligations under the Project Notes and the Guarantees. As is common in non-recourse, project finance structures, the assets and cash flows of the Guarantors are the sole source of repayment of the Project Notes and the Guarantees. The Salton Sea Guarantors conduct no other business and own no other significant assets except those related to the ownership or operation of the Salton Sea Projects. The Partnership Project Companies conduct no business and own no significant assets except those related to the ownership or operation of the Partnership Projects. The other Partnership Guarantors (CEOC, VPC, BNG, San Felipe, Conejo and Niguel) conduct no business except those related to the ownership or operation of the Partnership Projects and providing operation, maintenance, administrative and technical services for Magma, the Salton Sea Projects and the Partnership Projects. The Royalty Guarantor has been organized solely to receive royalty payments owed by the Partnership Projects and the East Mesa Project and conducts no other business and owns no other assets. In the event of a default by any Guarantor under a Project Note, Credit Agreement or Guarantee, there is no assurance that the exercise of remedies under such Project Note, Credit Agreement or Guarantee, including foreclosure on the assets of such Guarantor, would provide sufficient funds to pay such Guarantor's obligation under the Project Notes and the Guarantees. Moreover, unless such default causes a payment default under the Indenture (in which case remedies may be exercised against the defaulting Guarantor's and, if different, the Salton Sea Guarantors' assets), remedies may be exercised only against the assets of the defaulting Guarantors. No shareholders, partners or affiliates of the Funding Corporation (other than the Guarantors) and no directors, officers or employees of the Funding Corporation or the Guarantors will guarantee or be in any way liable for the payment of the Securities, the Project Notes or the Guarantees. In addition, the obligations of the Partnership Guarantors and the Royalty Guarantor under the Guarantees are limited to the Available Cash Flow of such Guarantor. As a result, payment of amounts owed pursuant to the Project Notes, the Guarantees and the Securities is dependent upon the availability of sufficient revenues from the Guarantors' businesses or holdings, after the payment of operating expenses and the satisfaction of certain other obligations.

UNCERTAINTIES RELATING TO EXPLORATION AND DEVELOPMENT OF GEOTHERMAL ENERGY RESOURCES

         Geothermal exploration, development and operations are subject to uncertainties which vary among different geothermal reservoirs and are similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of geothermal reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired.

         In addition, both the cost of operations and the operating performance of geothermal power plants may be adversely affected by a variety of operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may require the replacement or repair of certain equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of current operating levels, thereby requiring substantial capital expenditures.

RELIANCE ON SINGLE UTILITY CUSTOMER

         Each of the Projects relies on an agreement with SCE to generate 100% of its operating revenues. The payments under these agreements have constituted 100% of the operating revenues of each Project since its




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




inception, and are expected to continue to do so for the life of the Securities. Any material failure of SCE to fulfill its contractual obligations under the Power Purchase Agreements could have a material adverse effect on the ability of the Funding Corporation to pay principal of and interest on the Securities.

CONTRACT UNCERTAINTY; POTENTIAL IMPACT OF AVOIDED COST PRICING

         The power purchase agreements pursuant to which all of the Projects (other than Salton Sea Unit I and Salton Sea Unit IV) sell electricity to SCE are SO4 Agreements. The SO4 Agreements provide for both capacity payments and energy payments for a term of 30 years. While the basis for the capacity payment of each SO4 Agreement is fixed for the entire 30-year term, the price of energy payments is fixed only for the first ten years of the term (the "Fixed Price Period"). Thereafter, the required energy payment converts to SCE's Avoided Cost of Energy, as determined by the California Public Utility Commission ("CPUC"). The Fixed Price Period expired in 1996 for Vulcan, and will expire in 1999 for Salton Sea Unit III, Del Ranch and Elmore and in 2000 for Salton Sea Unit II, Leathers and East Mesa.

         Estimates of SCE's future Avoided Cost of Energy vary substantially from year to year. The Funding Corporation and the Guarantors cannot predict the likely level of Avoided Cost of Energy prices under the SO4 Agreements with SCE at the expiration of the Fixed Price Periods. SCE's Avoided Cost of Energy as determined by the CPUC is currently substantially below the scheduled energy prices for the Fixed Price Periods under the respective SO4 Agreements agreed to by SCE at the time such agreements were executed and is expected to remain so over at least the near term. For example, for the twelve-month period from January to December 1995, the time period weighted average of SCE's Avoided Cost of Energy was 2.1 cents per kWh, compared to the time period weighted average for the first quarter of 1996 scheduled energy selling prices of approximately 11.2 cents per kWh, for the combined Salton Sea and Partnership Projects. Thus, the revenues generated by each of the Projects operating under SO4 Agreements are likely to decline significantly after the expiration of the relevant Fixed Price Period.

UNCERTAINTIES ASSOCIATED WITH ENVIRONMENTAL, ENERGY AND OTHER REGULATIONS

         The Guarantors are subject to a number of environmental laws and regulations affecting many aspects of their present and future operations, including the disposal of various forms of materials resulting from geothermal reservoir production and the drilling and operation of new wells. Such laws and regulations generally require the Guarantors to obtain and comply with a wide variety of licenses, permits and other approvals. The Guarantors also remain subject to a varied and complex body of environmental and energy regulations that both public officials and private individuals may seek to enforce. There can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the Guarantors which could have an adverse impact on their operations. In particular, the independent power market in the United States is dependent on the existing energy regulatory structure, including the Public Utility Regulatory Policies Act ("PURPA") and its implementation by utility commissions in the various states. The structure of such federal and state energy regulations has in the past, and may in the future, be the subject of various challenges and restructuring proposals by utilities and other industry participants. The implementation of regulatory changes in response to such challenges or restructuring proposals could result in the imposition of more comprehensive or stringent requirements on the Guarantors, which would result in increased compliance costs and could otherwise have an adverse effect on the Guarantors' results of operations. See "BUSINESS OF THE GUARANTORS--Regulatory and Environmental Matters."

UNCERTAINTIES ASSOCIATED WITH INSURANCE

         The Salton Sea Projects and the Partnership Projects currently possess property, business interruption, catastrophic and general liability insurance. Proceeds of insurance received in connection with the Salton Sea Projects and the Partnership Projects will be payable to the Depositary for the account of the Salton Sea Guarantors and the Partnership Guarantors and will be applied as required under the Financing Documents. See "BUSINESS OF THE GUARANTORS--Insurance." There can be no assurance that such comprehensive insurance coverage will be available in the future at commercially reasonable costs or terms or that the amounts for which the Salton Sea Guarantors and the Partnership Guarantors are or will be insured will cover all potential losses.

         Because geothermally active areas such as the area in which the Projects are located are subject to frequent low-level seismic disturbances, and serious seismic disturbances are possible, the power generating plants and other facilities at the Projects are designed and built to withstand relatively significant levels of seismic disturbance. However, there is no assurance that seismic disturbances of a nature and magnitude so as to cause material damage to the Projects or gathering systems or a material change in the nature of the geothermal resource will not occur, that insurance with respect to seismic disturbances will be maintained by or on behalf of all of the Projects, that insurance proceeds will be adequate to cover all potential losses sustained, or that insurance will continue to be available in the future in amounts adequate to insure against such seismic disturbances.

CONSIDERATIONS REGARDING LIMITATION ON REMEDIES

         At the time of the Initial Offering, a significant portion of the proceeds of the Initial Offering were distributed to CalEnergy to repay certain non-recourse indebtedness incurred by CalEnergy in connection with the Magma Acquisition. At that time, the Royalty Guarantor also purchased an assignment of the Royalties from Magma pursuant to the Magma Assignment Agreement. Pursuant to such agreement, Magma agreed to make certain payments to CEOC and to secure such payment obligation with a collateral assignment of certain cash flows. At the time of the Initial Offering, the Initial Guarantors also executed Guarantees with respect to the entire amount of the Securities. In connection with the offering of the Old Securities, the Additional Partnership Guarantors executed the Partnership Guarantee with respect to the entire amount of Securities. Under certain circumstances (including a proceeding under Title 11 of the United States Code or any similar proceeding), it is possible that a creditor of a Guarantor or Magma could make a claim, under federal or state fraudulent conveyance laws, that the Funding Corporation's claims under the Credit Agreements, the Security Holders' claims under the Guarantees, the Royalty Guarantor's interest pursuant to the Magma Assignment Agreement or CEOC's rights under the Magma Services Agreement should be subordinated or not enforced in accordance with such instruments' terms or that payments thereunder (including payments to the Holders of the Securities) should be recovered. In order to prevail on such a claim, a claimant would have to demonstrate that the obligations incurred under any Guarantor's Credit Agreement or Guarantee or the transfers made under the Magma Assignment Agreement or the Magma Services Agreement were not incurred in good faith or that any Guarantor or Magma did not receive fair consideration in connection with such obligations and transfers, and that any Guarantor or Magma was insolvent at the time of entering into the Credit Agreement, Guarantee, the Magma Assignment Agreement and/or the Magma Service Agreement or amending or otherwise increasing their obligations under the Credit Agreement or Guarantee or that, at any such time, it did not have and will not have sufficient capital for carrying on its business or was not and will not be able to pay its debts as they mature.

UNCERTAINTIES REGARDING RELIANCE ON PROJECTIONS AND UNDERLYING ASSUMPTIONS

         The Indenture, the Securities, the Project Notes, the Credit Agreements and the Guarantees reflect certain assumptions with respect to the Guarantors' and the Projects' revenue generating capacity and the costs associated therewith over the term of the Securities. Stone & Webster has evaluated and provided a report on the technical, environmental and economic aspects of the Projects in the Independent Engineer's Report. The Independent Engineer's Report also contains cash flow projections adopted by Stone & Webster and a discussion of the many assumptions utilized in preparing these projections, which investors should review carefully.

         All projections of future operations and the economic results thereof included in the Independent Engineer's Report have been adopted by Stone & Webster. Deloitte & Touche LLP and Coopers & Lybrand L.L.P., the Funding Corporation's and the Guarantors' independent auditors, have neither examined nor compiled the projections and, accordingly, do not express an opinion or any other form of assurance with respect thereto. None of the Funding Corporation, the Guarantors, Stone & Webster or any other Person have any obligation to, nor do they intend to provide the holders of the Securities with updated reports or revised projections comparing the projections and actual operating results later achieved by the Funding Corporation and the Guarantors.

         For purposes of preparing the projections, certain assumptions were made, of necessity, with respect to general business and economic conditions, the revenues the Guarantors will earn in their respective businesses, the Avoided Cost of Energy in the future and several other material contingencies and other matters that are not within the control of the Guarantors and the outcome of which cannot be predicted by the Funding Corporation, the Guarantors, Stone & Webster or any other Person with any certainty of accuracy. These assumptions and the other assumptions used in the projections are inherently subject to significant uncertainties and actual results may differ, perhaps materially, from those projected. None of the Funding Corporation, the Guarantors, Stone & Webster or any other Person assumes any responsibility for the accuracy of such projections. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those shown or if the assumptions used in formulating the projections prove to be incorrect, the Funding Corporation's ability to make payments under the Securities and the Guarantors' ability to make payments under the Project Notes and the Guarantees may be adversely affected.

                            USE OF PROCEEDS

         There will be no proceeds to the Funding Corporation from the exchange pursuant to the Exchange Offer. The net proceeds received by the Funding Corporation from the issuance of the Old Securities to the Initial Purchaser (after deduction of certain transaction costs) was approximately $134 million and was used for the following purposes: (a) approximately $96 million to refinance all of the existing project-level indebtedness under credit agreements of the Partnership Project Companies; (b) approximately $15 million to fund the Capital Expenditure Fund to be used for certain capital improvements to the Partnership Projects and the Salton Sea Projects; and (c) approximately $23 million to fund a portion of the purchase price payable by the Initial Partnership Guarantors for the Acquired Partnership Companies. See "SUMMARY OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts--Elmore Project--Credit Agreement", "--Leathers Project--Credit Agreement" and "--Del Ranch Project--Credit Agreement" and "BUSINESS OF THE GUARANTORS-- Partnership Projects--Recent Partnership Acquisition."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the Old Securities to the Initial Purchasers on June 20, 1996, the Funding Corporation executed and delivered for the benefit of the holders of the Old Securities the Registration Rights Agreement. The Exchange Offer is being made by the Funding Corporation to satisfy its obligations pursuant to the Registration Rights Agreement, which requires the Funding Corporation to (i) use its reasonable best efforts to cause the Registration Statement, of which this Prospectus is a part, relating to the Exchange Offer to be declared effective by the Commission prior to March 17, 1997, (ii) keep the Exchange Offer open for a period of not less than the shorter of (A) the period ending when the last of the remaining Old Securities is tendered into the Exchange Offer and (B) 30 days from the date notice is mailed to holders of the Old Securities, and (iii) maintain the Registration Statement continuously effective for a period of not less than the longer of (A) the period until consummation of the Exchange Offer and (B) 120 days after effectiveness of the Registration Statement (subject to extension under certain limited circumstances), provided that in the event that all resales of New Securities covered by the Registration Statement has been made, the Registration Statement need not remain continuously effective. The Old Securities provide that under certain circumstances, including if the Exchange Offer has not commenced by, nor a shelf registration statement has been declared effective by, March 17, 1997, the respective interest rates on the Old Securities will increase by 0.50% per annum following March 17, 1997 until the Exchange Offer is commenced. Upon consummation of the Exchange Offer, holders of Old

Securities will not be entitled to any increase in the rate of interest thereon, but will be entitled to the benefits of the Indenture. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Registration Rights Agreement."

TERMS OF THE EXCHANGE

         The Funding Corporation hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange (i) New Series D Securities for a like aggregate principal amount of Old Series D Securities and (ii) New Series E Securities for a like aggregate principal amount of Old Series E Securities, properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Funding Corporation will issue, promptly after the Expiration Date, the New Securities in exchange for a like principal amount of outstanding Old Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Securities in whole or in part in a principal amount of $1,000 and integral multiples thereof, provided that if any Old Securities are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.

         The Exchange Offer is not conditioned upon any minimum number of Old Securities being tendered. As of the date of this Prospectus, $70,000,000 aggregate principal amount of the Old Series D Securities is outstanding and $65,000,000 of the Old Series E Securities is outstanding.

         If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities in connection with the Exchange Offer. The Funding Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Solicitation of Tenders; Fees and Expenses."

         NEITHER THE BOARD OF DIRECTORS OF THE FUNDING CORPORATION NOR THE FUNDING CORPORATION MAKES ANY RECOMMENDATION TO HOLDERS OF OLD SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


         The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on September 10, 1996, unless the Funding Corporation in its sole discretion extends the period during which the Exchange Offer is open, in which case the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended. The Funding Corporation may extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Funding Corporation may choose to make any public announcement and subject to applicable law, the Funding Corporation shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the Exchange Offer, all Old Securities previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

         The Funding Corporation reserves the right (i) to delay accepting any Old Securities, to extend the Exchange Offer or to terminate the Exchange Offer and not accept Old Securities not previously accepted for any reason, including if any of the events set forth herein under "--Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Funding Corporation, or (ii) to amend the terms of the Exchange Offer in any manner, whether prior to or after the tender of any of the Old Securities. If any such delay, extension, termination or amendment occurs, the Funding Corporation will give oral or written notice to the Exchange Agent and will either issue a public announcement or give notice to the holders of the Old Securities as promptly as practicable.

         If the Funding Corporation waives any material condition to the Exchange Offer, or amends the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Old Securities in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

         This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Funding Corporation to record holders of Old Securities and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Securities.

PROCEDURES FOR TENDERING

         To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof), have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, or an Agent's Message in case of book-entry delivery as described below, to the Exchange Agent prior to the Expiration Date. In addition, either (i) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal on or prior to the Expiration Date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal must be received by the Exchange Agent on or prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL (RETURN RECEIPT REQUESTED AND PROPERLY INSURED) OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE FUNDING CORPORATION. To be tendered effectively, the Old Securities, Letter of Transmittal and all other required documents, or, in the case of a participant in the Book-Entry Transfer Facility, an Agent's Message, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Except in the case of a participant in the Book-Entry Transfer Facility who transfers Securities by an Agent's Message, delivery of all documents must be made to the Exchange Agent at its address set forth on the back of this Prospectus. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

         The tender by a holder of Old Securities will constitute an agreement between such holder and the Funding Corporation in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. If less than all of the Old Securities are tendered, a tendering holder should fill in the amount of Old Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         Only a holder of Old Securities may tender such Old Securities in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Securities are registered on the books of the Funding Corporation or any other person who has obtained a properly completed bond power from the registered holder.

         Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Old Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Securities on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Securities. If the Letter of Transmittal or any Old Securities bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Funding Corporation, evidence satisfactory to the Funding Corporation of their authority to so act must be submitted with the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Securities will be determined by the Funding Corporation in its sole discretion, which determination will be final and binding. The Funding Corporation reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities which, if accepted by the Funding Corporation, would be unlawful. The Funding Corporation also reserves the right to waive any irregularities or conditions of tender as to particular Old Securities. The Funding Corporation's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Funding Corporation shall determine. None of the Funding Corporation, the Exchange Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Securities, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been timely cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Securities, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

         In addition, the Funding Corporation reserves the right in its sole discretion (i) to purchase or make offers for any Old Securities that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, to purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The Funding Corporation has no present plan to acquire any Old Securities which are not tendered in the Exchange Offer. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

         Book Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Securities at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may book-entry deliver Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer on or prior to the Expiration Date. A holder who is a participant in the Book-Entry Transfer Facility and transfers the Securities by an Agent's Message need not transmit the Letter of Transmittal to the Exchange Agent to consummate the exchange.

         The term "Agent's Message" means a message transmitted through electronic means by a Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Securities that such participant has received and agrees to be bound by the Letter of Transmittal and/or the Notice of Guaranteed Delivery (as discussed below), where applicable.

         Guaranteed Delivery Procedures. If a registered holder of the Old Securities desires to tender such Old Securities, and the Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof, or in the case of a participant in the Book-Entry Transfer Facility, an Agent's Message) and Notice of Guaranteed Delivery, substantially in the form provided by the Funding Corporation (by facsimile transmission, mail or hand delivery, or, in the case of a participant in the Book-Entry Transfer Facility, by an Agent's Message), setting forth the name and address of the holder of Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

         A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Securities is received by the Exchange Agent, or in the case of a participant in the Book-Entry Transfer Facility, as of the date when an Agent's Message from the participant has been received by the Exchange Agent. Issuances of New Securities in exchange for Old Securities tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Securities.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

         The party tendering Old Securities for exchange (the "Transferor") exchanges, assigns and transfers the Old Securities to the Funding Corporation and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Securities to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Securities and to acquire New Securities issuable upon the exchange of such tendered Old Securities, and that, when the same are accepted for exchange, the Funding Corporation will acquire good and unencumbered title to the tendered Old Securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Funding Corporation to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Securities. The Transferor further agrees that acceptance of any tendered Old Securities by the Funding Corporation and the issuance of New Securities in exchange therefor shall constitute performance in full by the Funding Corporation of its obligations under the Registration Rights Agreement and that the Funding Corporation shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

         By tendering Old Securities, the Transferor certifies that (i) it is not an "affiliate" of the Funding Corporation within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Old Securities acquired directly from the Funding Corporation, that it is acquiring the New Securities offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such New Securities or (ii) it is an "affiliate" (as defined above) of the Funding Corporation or of the Initial Purchaser and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. Each broker-dealer that receives New Securities as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "PLAN OF DISTRIBUTION."

WITHDRAWAL RIGHTS; NONEXCHANGED OLD SECURITIES

         Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back of this Prospectus. Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the principal amount of such Old Securities), and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered if different from that of the withdrawing holder, accompanied by evidence satisfactory to the Funding Corporation that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities being withdrawn. If certificates for Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. If any Old Securities are tendered for exchange but are not exchanged for any reason, or if any Old Securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Securities will be returned to the holder thereof without cost to such holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Securities) as soon as practicable after withdrawal, rejection of tender, termination of the Exchange Offer or submission of nonexchanged Old Securities. Withdrawals of tenders of Old Securities may not be rescinded. Old Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Funding Corporation, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Funding Corporation, any affiliates or assigns of the Funding Corporation, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

INTEREST ON THE NEW SECURITIES

         The New Series D Securities will bear interest at the rate of 7.02% per annum from the most recent date to which interest has been paid on the Old Series D Securities or, if no interest has been paid on the Old Series D Securities, from June 20, 1996. The New Series E Securities will bear interest at the rate of 8.30% per annum from the most recent date to which interest has been paid on the Old Series E Securities or, if no interest has been paid on the Old Series E Securities, from June 20, 1996. Interest on the New Securities is payable semiannually on May 30 and November 30 of each year, commencing on the first such date following the issuance of the New Securities. Holders of Old Securities whose Old Securities are accepted for exchange will not receive any payment in respect of accrued and unpaid interest on such Old Securities.

ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Funding Corporation will exchange, and will issue to the Exchange Agent, New Securities for Old Securities validly tendered and not withdrawn promptly after the Expiration Date. For the purposes of the Exchange Offer, the Funding Corporation shall be deemed to have accepted for exchange validly tendered Old Securities when and if the Funding Corporation has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Securities for the purposes of receiving New Securities from the Funding Corporation and causing the Old Securities to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of New Securities to be issued in exchange for accepted Old Securities will be made by the Exchange Agent only after timely receipt by the Exchange Agent of certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents, or, in the case of a book-entry delivery, an Agent's Message.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Funding Corporation will not be required to accept for exchange, or to exchange, any Old Securities for any New Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied: (a) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the Staff of the Commission; (b) in the reasonable judgment of the Funding Corporation, there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, (ii) assessing or seeking any damages as a result thereof, or (iii) resulting in a material delay in the ability of the Funding Corporation to accept for exchange or exchange some or all of the Old Securities pursuant to the Exchange Offer; (c) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Funding Corporation might directly or indirectly result in any of the consequences referred to in clauses (b)(i),
(ii) or (iii) above or, in the reasonable judgment of the Funding Corporation, might result in the holders of New Securities having obligations with respect to resales and transfers of New Securities which are greater than those described in the interpretations of the Staff referred to in this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; (d) there shall have occurred (i) any general suspension of trading in, or general limitation on prices for securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Funding Corporation, or (iii) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or (e) a material adverse change shall have occurred or be threatened in the business, condition (financial or otherwise), operations, stock ownership or prospects of the Funding Corporation.

         The foregoing conditions are for the sole benefit of the Funding Corporation and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Funding Corporation) giving rise to such condition or may be waived by the Funding Corporation in whole or in part at any time or from time to time in their sole discretion. The failure by the Funding Corporation at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Funding Corporation has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to amend the Exchange Offer.

         Any determination by the Funding Corporation concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

         In addition, the Funding Corporation will not accept for exchange any Old Securities tendered and no New Securities will be issued in exchange for any such Old Securities, if at such time any stop order shall be threatened or in effect with respect to (i) the Registration Statement of which this Prospectus constitutes a part or (ii) the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

         Chemical Trust Company of California has been appointed as the Exchange Agent for the Exchange Offer. Chemical Trust Company of California also acts as trustee under the Indenture.

         Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal, should be directed to the Exchange Agent at its address and numbers set forth on the back of this Prospectus. Except in the case of a participant in the Book-Entry Transfer Facility who transfers Securities by an Agent's Message, delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than to the Exchange Agent as set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

         The Funding Corporation has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Funding Corporation will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Funding Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Securities, and in handling tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, and legal fees, will be paid by the Funding Corporation and are estimated at approximately $100,000.

         Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Securities are to be delivered to, or are to be issued in the name of, any person other than a registered holder of the Old Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Funding Corporation. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Funding Corporation since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Securities in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Funding Corporation may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Securities in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Funding Corporation by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

         HOLDERS OF OLD SECURITIES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

         The exchange of Old Securities for New Securities by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

                             CAPITALIZATION

         The following tables set forth the individual capitalization of the Funding Corporation and the Guarantors and the combined capitalization of the Guarantors, as adjusted to reflect the acquisition by the Initial Partnership Guarantors of the 50% interest in each of the Partnership Projects previously owned by a third party and to give effect to the issuance of the Project Notes and the application of a portion of the proceeds thereof to refinance outstanding project-level debt of the Partnership Project Companies. The registration of the Series D and Series E Securities will have no effect on the capitalization of the Funding Corporation and the Guarantors.


                                                                                                      MARCH 31, 1996
                                                                                               -------------------------------
                                                                                                ACTUAL            AS ADJUSTED
                                                                                               --------          -------------
                                                                                                   (Dollars in Thousands)
CAPITALIZATION OF FUNDING CORPORATION:
Senior Secured Notes and Bonds (2)..............................................             $      452,088      $      587,088
                                                                                             --------------      --------------
     Total Indebtedness.........................................................                    452,088             587,088
                                                                                              -------------       -------------
CAPITAL:
   Common Stock.................................................................                      --                  --
   Additional paid-in capital...................................................                      5,554               6,254
   Retained earnings............................................................                      2,020               2,020
                                                                                                -----------         -----------
     Total capital..............................................................                      7,574               8,274
                                                                                                -----------         -----------
                                                                                             $      459,662      $      595,362
                                                                                             ==============      ==============
CAPITALIZATION OF SALTON SEA GUARANTORS:
Senior Secured Project Note (2).................................................             $      321,500      $      321,500
                                                                                             --------------      --------------
     Total Indebtedness.........................................................                    321,500             321,500
                                                                                              -------------       -------------
CAPITAL:
Partners' capital...............................................................                    174,460             174,460
                                                                                              -------------       -------------
                                                                                             $      495,960      $      495,960
                                                                                             ==============      ==============
CAPITALIZATION OF PARTNERSHIP GUARANTORS:
Project Finance Bank Debt (1)...................................................             $      38,633       $      --
Senior Secured Project Note (2).................................................                    62,706              197,706
                                                                                              ------------        -------------
     Total Indebtedness.........................................................                   101,339              197,706
                                                                                              -------------       -------------
CAPITAL:
   Common Stock.................................................................                         3                    3
   Additional paid-in capital...................................................                   375,593              445,593
   Retained earnings............................................................                    17,782               17,782
                                                                                              ------------        -------------
     Total capital..............................................................                   393,378              463,378
                                                                                             -------------        -------------
                                                                                             $     494,717       $      661,084
                                                                                             =============       ==============
CAPITALIZATION OF ROYALTY GUARANTOR:
Senior Secured Project Note (2).................................................             $      67,882       $      67,882
                                                                                             -------------       -------------
     Total Indebtedness.........................................................                    67,882              67,882
                                                                                              ------------        ------------
CAPITAL:
   Common Stock.................................................................                     --                  --
   Additional paid-in capital...................................................                    19,182              19,182
   Retained earnings............................................................                     4,338               4,338
                                                                                               -----------         -----------
     Total capital..............................................................                    23,520              23,520
                                                                                               -----------        ------------
                                                                                             $      91,402       $      91,402
                                                                                             =============       =============
COMBINED CAPITALIZATION OF THE GUARANTORS:
Project Finance Bank Debt (1)...................................................             $      38,633       $      --
Senior Secured Project Note (2).................................................                   452,088             587,088
                                                                                               -----------       -------------
     Total Indebtedness.........................................................                   490,721             587,088
                                                                                               -----------       -------------
CAPITAL:
   Common Stock.................................................................                         3                   3
   Additional paid-in capital...................................................                   394,775             464,775
   Retained earnings............................................................                    22,120              22,120
   Partners' capital............................................................                   174,460             174,460
                                                                                               -----------       -------------
     Total capital..............................................................                   591,358             661,358
                                                                                               -----------       -------------
                                                                                              $  1,082,079       $   1,248,446
                                                                                             =============       =============





- --------------------------
(1) See the notes to the respective Guarantors' financial statements for a description of the terms of the debt.
(2) For terms of the Project Notes, see "Summary Descriptions of Principal Financing Documents."

                   SELECTED HISTORICAL FINANCIAL AND OPERATING
                         DATA OF THE FUNDING CORPORATION

         The following tables set forth selected historical financial and operating data of the Funding Corporation. The historical summary statement of operations data for the period from June 20, 1995 (inception date) through December 31, 1995 and the historical balance sheet data as of December 31, 1995 and June 20, 1995 (inception date) have been derived from the audited historical financial statements of the Funding Corporation. The historical summary statement of operations for the three months ended March 31, 1996 and the historical balance sheet data as of March 31, 1996 have been derived from the unaudited historical financial statements of the Funding Corporation, which in the opinion of management of the Funding Corporation, include all adjustments (consisting only of recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Prospectus.

                                                            FROM JUNE 20, 1995 (INCEPTION DATE)    THREE MONTHS ENDED
                                                                THROUGH DECEMBER 31, 1995           MARCH 31, 1996(1)
                                                            ----------------------------------     ------------------
                                                                                 (Dollars in Thousands)
STATEMENT OF OPERATIONS DATA:
     Total Revenues.......................................             $  17,577                         $  9,041
     General and administrative expenses..................                    --                              181
     Interest expense.....................................                15,022                            7,990
     Provision for income taxes...........................                 1,048                              357
     Net income...........................................                 1,507                              513
     Ratio of earnings to fixed charges (2)...............                  1.15                             1.11
OTHER FINANCIAL DATA:
     EBITDA(3)............................................                 7,599                            8,503
     Ratio of combined EBITDA to fixed charges............                  1.17                             1.06

                                                   JUNE 20, 1995
                                                  (INCEPTION DATE)       DECEMBER 31, 1995                 MARCH 31, 1996
                                                  ----------------       -----------------           ----------------------------
                                                                                                      Actual      As Adjusted (4)
                                                                                                     --------    ----------------
BALANCE SHEET DATA (AT PERIOD END):
     Total assets.............................      $     3,267            $   522,521              $  523,293     $   658,993
     Senior secured notes and bonds...........               --                452,088                 452,088         587,088
     Total indebtedness.......................               --                452,088                 452,088         587,088
     Stockholders' equity.....................            3,267                  6,950                   7,574           8,274

- ---------------

(1) The Funding Corporation has a one percent investment in the Guarantors whose operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Funding Corporation plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

(3) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Funding Corporation's ability to service debt. EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

(4) The as adjusted amounts reflect the issuance of the Old Securities and the Funding Corporation's equity interest in the Partnership Acquisition.

                SELECTED HISTORICAL COMBINED FINANCIAL AND
               OPERATING DATA OF THE SALTON SEA GUARANTORS

         The following tables set forth selected historical combined financial and operating data of the Salton Sea Guarantors. The information contained therein was extracted from certain historical information of Magma Power Company and certain of its affiliates. The historical summary statement of operations for 1995, 1994 and the nine months ended December 31, 1993 and the historical balance sheet data as of December 31, 1995 and 1994 have been derived from the audited historical financial statements of the Salton Sea Guarantors. The historical summary statement of operations for the three months ended March 31, 1996 and 1995 and the historical balance sheet data as of March 31, 1996 have been derived from the unaudited historical financial statements of the Salton Sea Guarantors which, in the opinion of management of the Salton Sea Guarantors, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Prospectus.

                                                                      NINE MONTHS          THREE MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,         ENDED                MARCH 31,(1)
                                        ----------------------       DECEMBER 31,        --------------------
                                         1995            1994            1993            1996            1995
                                         ----            ----            -----           ----            ----
                                                                (Dollars in Thousands)
STATEMENT OF OPERATIONS DATA:
 Total revenues.....................      $71,605        $74,998         $60,158         $16,289         $15,611
 Operating revenues.................       71,605         74,576          60,158          16,221          15,611
 Operating, general administrative costs   26,096         24,766          19,335           5,789           5,488
 Depreciation and amortization......       10,556         10,049           7,425           2,682           3,043
 Income from operations.............       34,953         40,183          33,398           7,818           7,080
 Interest expense, net of capitalized
   interest.........................       15,605          8,240           4,267           2,957           4,256
 Net income(2)......................       17,955         31,943          29,131           4,861           1,431
 Ratio of earnings to fixed charges(3)       1.41           4.88            7.83            1.25            1.66
OTHER FINANCIAL DATA:
 Capital expenditures.............         68,677          4,493              --          30,623          16,380
 Combined EBITDA(4)...............         45,509         50,232          40,823          10,500          10,123
 Ratio of combined EBITDA to
  combined fixed charges..........           1.84           6.10            9.57            1.68            1.78

                                                                       DECEMBER 31,
                                                      --------------------------------------------              MARCH 31,
                                                      1995                1994                1993                1996
                                                      ----                ----                ----                ----
                                                                           (Dollars in Thousands)
  BALANCE SHEET DATA (AT PERIOD END):
   Property, plant, contracts and equipment, net     $417,287            $204,329            $211,409             $445,554
   Total assets.............................          500,400             232,914             223,066              531,420
   Senior secured project note..............          321,500                 --                   --              321,500
   Project finance loans....................               --             114,308             140,000                   --
   Total indebtedness.......................          321,500             114,308             140,000              321,500
   Guarantors' equity.......................          169,599             117,978              82,500              174,460



- -----------------
(1) The Salton Sea Guarantors' operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) As described in Note 1 to the financial statements, the Salton Sea Guarantors are comprised primarily of a combination of partnership interests. The income or loss of each partnership for income tax purposes, along with any associated tax credits, is the responsibility of the individual partners. Accordingly, no recognition has been given to federal or state income taxes in the combined historical financial statements.

(3) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Salton Sea Guarantors plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

(4) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Salton Sea Guarantors' ability to service debt. EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

               SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND
                      OPERATING DATA OF THE PARTNERSHIP GUARANTORS

         The following tables set forth selected historical combined financial and operating data and pro forma data of the Partnership Guarantors. The information contained therein was extracted from certain historical information of Magma Power Company and certain of its Affiliates. The historical summary statement of operations for 1995, 1994, 1993, 1992 and 1991 and the historical balance sheet data as of December 31, 1995, 1994, 1993, 1992 and 1991 have been derived from the historical financial statements of the Partnership Guarantors. The historical summary statement of operations for the three months ended March 31, 1996 and 1995 and the historical balance sheet data as of March 31, 1996 have been derived from the unaudited historical financial statements of the Partnership Guarantors which, in the opinion of management of the Partnership Guarantors, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The unaudited pro forma statement of operations data reflects (i) the acquisition by the Initial Partnership Guarantors of the 50% interest in each of the Partnership Projects previously owned by a third party as if it had occurred at the beginning of the period presented and has been derived from pro forma condensed combined unaudited financial data appearing elsewhere in this Prospectus and (ii) the application of a portion of the Additional Partnership Project Note to refinance outstanding project finance debt of the Partnership Project Companies. The data should be read in conjunction with the financial statements and related notes, and other financial information appearing elsewhere in this Prospectus.

                                                                                                             PRO FORMA(5)
                                                                                                            --------------
                                                                                                                      THREE
                                                                                                           YEAR       MONTHS
                                                                                    THREE MONTHS ENDED     ENDED      ENDED
                                         YEAR ENDED DECEMBER 31,                       MARCH 31,(1)      DECEMBER     MARCH
                             ---------------------------------------------------  ---------------------     31,         31,
                             1995         1994        1993       1992       1991      1996       1995      1995        1996
                             ----         ----        ----       ----       ----      ----       ----      ----        ----
                                                               (Dollars in Thousands)
STATEMENT OF OPERATIONS
   DATA:
    Total revenues.......     $87,483     $76,050    $70,057    $65,523   $61,056    $17,379     $18,033    $180,084   $36,019
   Operating revenues....      76,909      70,692     65,579     60,979    55,680     15,159      16,717     167,879    33,409
   Operating, general
      administrative costs     32,143      35,306     35,597     34,357    28,746      7,612       7,602      75,175    17,523
   Depreciation and
      amortization.......      18,958       9,037      9,249      8,597     8,427      4,373       2,438      37,226     8,204
   Income from operations      36,382      31,707     25,211     22,569    23,883      5,394       7,993      67,683    10,292
   Interest expense, net of
      capitalized interest      8,826       3,285      3,712      4,782     6,374         --       3,209      16,681     1,708
   Provision for income
      taxes(2)...........      11,492      11,284      8,405      6,973     3,082      2,249       1,885      21,501     3,579
   Cumulative effect of
      accounting change(2)         --          --         --     (4,194)       --         --          --          --        --
   Net income............      14,637      17,138     13,094      6,620    14,428      3,145       1,472      29,501     5,005
   Ratio of earnings to fixed
      charges(3).........        2.18        9.88       7.00       4.88      3.87       2.69        2.49        2.66      2.58
OTHER FINANCIAL DATA:
   Capital expenditures..       4,066      10,495      4,852      6,802     4,584      3,736       1,051
   Combined EBITDA(4)....      55,340      40,744     34,460     31,166    32,311      9,767      10,431
   Ratio of combined
     EBITDA to combined fixed
     charges.............        3.31      12.40       9.28       6.52      5.07       4.87        3.25



                                                         DECEMBER 31,                               MARCH 31, 1996
                                       -------------------------------------------------      ---------------------------
                                       1995       1994       1993        1992       1991       ACTUAL      AS ADJUSTED(5)
                                       ----       ----       ----        ----       ----       ------      --------------
                                                                        (Dollars in Thousands)
BALANCE SHEET DATA (AT PERIOD END):
Property, plant, contracts and
  equipment, net ..................  $298,956  $137,265    $138,664    $145,060  $149,756      $299,210     $377,196
Total assets ......................   602,172   180,443     178,894     183,899   186,720       603,840      775,472
Project finance loans .............    43,766    52,340      60,119      67,365    74,326        38,633           --
Senior secured project note .......    62,706        --          --          --        --        62,706      197,706
Total indebtedness ................   106,472    52,340      60,119      67,365    74,326       101,339      197,706
Guarantors' equity ................   373,732   106,395     103,387     105,707   106,888       393,378      463,378

- ---------------

(1) The Partnership Guarantors' operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) During the year ended December 31, 1991, the Partnership Guarantors provided for income taxes based upon Magma's effective tax rate for the year. Effective January 1, 1992, the Partnership Guarantors adopted the provisions of Statement of Financial Accounting Standards 109, Accounting for Income Taxes. The cumulative effect of the change was a $4,194,000 charge to earnings during the year ended December 31, 1992.

(3) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represents the aggregate of pretax income of the Partnership Guarantors plus fixed charges, less capitalized interest. "Fixed Charges" represents interest (whether expensed or capitalized) and amortization of deferred financing fees. The deficiency in the pro forma ratio of earnings to fixed charges for the year ended December 31, 1994 is $2,382.

(4) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Partnership Guarantors' ability to service debt. EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

(5) The pro forma amounts of the Partnership Guarantors reflect the Partnership Acquisition, the allocation of the Securities and the repayment of all existing project-level debt at the beginning of each period presented.

                        SELECTED HISTORICAL FINANCIAL AND
                     OPERATING DATA OF THE ROYALTY GUARANTOR

         The following tables set forth selected historical financial and operating data of the Royalty Guarantor on the basis of the assignment in June 1995 of certain royalties and fees to the Royalty Guarantor by Magma; accordingly, this presentation is a "carve out" of information from Magma and certain of its affiliates. The information contained therein was extracted from certain historical information of Magma Power Company and certain of its Affiliates. The historical summary statements of operations for 1995, 1994, 1993, 1992 and 1991 and the historical balance sheet data as of December 31, 1995 have been derived from audited historical financial statements of the Royalty Guarantor. The historical statement of operations for the three months ended March 31, 1996 and 1995 and the historical balance sheet data as of March 31, 1996 have been derived from the unaudited financial statements of the Royalty Guarantor which, in the opinion of management of the Royalty Guarantor, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Prospectus.

                                                                                                          THREE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,(2)(3)                        MARCH 31,(1)
                                                -----------------------------------------------       -------------------------
                                                1995    1994       1993       1992         1991          1996(3)   1995(2)(3)
                                                ----    ----       ----       ----         ----          -------   ----------
                                                        (Dollars in Thousands)
STATEMENT OF OPERATIONS DATA:
 Total revenues(2)...................       $ 28,383    $29,410    $26,942 $29,355      $19,401            $ 6,941  $6,751
  Operating revenues(2)..............         28,383     29,410     26,942  29,355       19,401              6,941   6,751
  Operating, general administrative
   costs (2)(6) .....................          6,822     20,753      5,710   5,203        4,524              1,707   1,594
 Amortization .......................         11,239        N/A        N/A     N/A          N/A              2,570   1,232
 Income from operations(2)(6)........         10,322      8,657     21,232  24,152       14,877              2,664   3,925
 Interest expense....................          4,757         --         --      --           --              1,358   1,540
 Provision for income taxes(3).......            963        N/A        N/A     N/A          N/A                478     830
 Net income (2)(6) ..................          3,510      8,657     21,232  24,152       14,877                828     463
 Ratio of earnings to fixed
   charges(4) .......................           2.17        N/A        N/A     N/A          N/A               1.96    2.55
OTHER FINANCIAL DATA:
 Capital expenditures................             --        N/A        N/A     N/A          N/A                 --      --
  EBITDA(5) .........................         21,561        N/A        N/A     N/A          N/A              5,234   5,157
 Ratio of EBITDA to fixed charges....           4.53        N/A        N/A     N/A          N/A               3.85    3.35

                                                                                                          MARCH 31,
                                                                                                            1996
                                                                                                          ---------
BALANCE SHEET DATA (AT PERIOD END):
 Royalty Stream .....................       $ 53,744        N/A        N/A     N/A          N/A           $ 51,401
 Total assets .......................        117,341        N/A        N/A     N/A          N/A            114,424
 Senior secured project note.........         67,882        N/A        N/A     N/A          N/A             67,882
 Total indebtedness .................         67,882        N/A        N/A     N/A          N/A             67,882
 Guarantors' equity .................         28,051        N/A        N/A     N/A          N/A             23,520

- -----------------
(1) The Royalty Guarantor operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore, operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) The historical summaries of revenues and related expenses for periods prior to 1995, which were prepared on the basis described in Note 2 to the financial statements appearing elsewhere herein, are not intended to be a complete presentation of the predecessor's assets, liabilities, revenues and expenses.

(3) For periods prior to 1995, the predecessor's summaries of revenues and related expenses do not include a provision for income taxes; further, there were no assets, liabilities or equity prior to 1995.

(4) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Royalty Guarantor plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

                                                (Footnotes on following page)

(footnotes continued)

(5) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Royalty Guarantor's ability to service debt. EBITDA should not be construed as an alternative either (i) to operating income (determined in accordance with generally accepted accounting principles) or (ii) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

(6) During 1994, the Royalty Guarantor charged off its entire outstanding accrued Junior S04 royalty receivable from East Mesa. The charge amounted to $14,502 and is included in operating expenses. Excluding the one time charge, operating expenses would have been $6,251 and the excess of revenues over expenses would have been $23,159.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FACTORS AFFECTING RESULTS OF OPERATIONS

         The periodic results of operations for the Guarantors are influenced to varying degrees by a number of factors, principally the level of revenues received under the power purchase agreements, Project capacity utilization, the level of operating expenses and capital expenditures requirements. See "BUSINESS OF THE GUARANTORS--General Description of Projects" for a description of the nature and business of the Guarantors and related Projects.

POWER PURCHASE AGREEMENTS

         Each of the Projects sells electricity to SCE pursuant to a separate SO4 Agreement or a negotiated power purchase agreement. Each power purchase agreement is independent of the others, and performance requirements specified within each such agreement apply only to the Project which is subject to that agreement. The power purchase agreements provide for three basic types of payments: energy payments, capacity payments and, in certain cases, capacity bonus payments. Each type of payment is described more fully in the discussion that follows. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS."

CAPACITY UTILIZATION

         Each Project's revenue is influenced to the extent it can utilize its maximum electricity production capacity. A Project's annual "Operating Capacity Factor" is calculated by dividing the actual number of kWhs sold during the course of a year by the product of (1) the Project's rated operating capacity (which is greater than the Contract Capacity for such Project, as stated in its related SO4 Agreement) and (2) the number of hours in the year. For consistency in stating Operating Capacity Factors in the table that follows, the Projects have utilized a rated operating capacity equal to each facility's contract nameplate capacity. The operating capacity factors have not been adjusted for scheduled maintenance. Each Project can operate at Operating Capacity Factors in excess of 100% from time to time, depending upon various operating conditions.

         The following data includes the Operating Capacity Factors and electricity production of Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III, and the operating Salton Sea Projects combined:

                                                                    NINE MONTHS
                                                                       ENDED              THREE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,    DECEMBER 31,               MARCH 31,
                                         -----------------------    -----------           ------------------
                                           1995         1994          1993               1996           1995
                                           ----         ----          ----               ----           ----
Salton Sea Unit I:(1)
   Operating Capacity Factor.......       67.3%        65.9%        70.9%               66.2%        56.0%
   Contract Capacity (NMW).........       10.0         10.0         10.0                10.0         10.0
   kWh Produced (000's omitted)....     58,943       57,700       46,800              14,300       12,100
Salton Sea Unit II:
   Operating Capacity Factor.......       84.6%        65.9%        91.1%               89.4%        75.2%
   Contract Capacity (NMW).........       20.0         10.0         20.0                20.0         20.0
   kWh Produced (000's omitted)....    148,157       57,700      120,200              38,600       32,500
Salton Sea Unit III:
   Operating Capacity Factor.......       91.1%        65.9%        100.1%              95.0%        97.6%
   Contract Capacity (NMW).........       49.8         10.0         49.8                49.8         49.8
   kWh Produced (000's omitted)....    397,200       57,700      328,900             103,300      105,000
Combined:
   Operating Capacity Factor.......       86.5%        65.9%        94.2%               89.6%        86.8%
   Contract Capacity (NMW).........       79.8         10.0         79.8                79.8         79.8
   kWh Produced (000's omitted)....    604,300       57,700      495,900             156,200      149,600


                                                (Footnotes on following page)

- -----------------------------

(1) For purposes of financial presentation, Salton Sea Unit I power production results reflect increased parasitic load. Following the expected mid-year 1996 completion of the Salton Sea Expansion, management of the Salton Sea Guarantors expects Salton Sea Unit I's operating capacity factor to approximate the combined Salton Sea capacity factor.

         The following data includes the full Operating Capacity Factors and electricity production of Vulcan, Del Ranch, Elmore, Leathers, and the Partnership Project Companies combined:

                                                                                                    THREE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                          MARCH 31,
                                                  ---------------------------------                --------------------
                                                  1995           1994           1993               1996            1995
                                                  ----           ----           ----               ----            ----
Vulcan:
   Operating Capacity Factor................      110.1%       102.2%             99.1%             104.1%         111.5%
   Contract Capacity (NMW)..................        34.0        34.0              34.0               34.0           34.0
   kWh Produced (000's omitted).............     327,900     304,300           295,300             77,300         81,900
Del Ranch:
   Operating Capacity Factor................      103.6%       106.7%            100.5%             104.7%          89.4%
   Contract Capacity (NMW)..................        38.0        38.0              38.0               38.0           38.0
   kWh Produced (000's omitted).............     345,000     355,100           334,600             86,900         73,400
Elmore: (1)
   Operating Capacity Factor................      106.2%       103.4%            102.7%              92.2%         105.5%
   Contract Capacity (NMW)..................        38.0        38.0              38.0               38.0           38.0
   kWh Produced (000's omitted).............     353,400     344,300           342,000             76,500         86,600
Leathers: (1)
   Operating Capacity Factor................       104.2%      102.8%            100.3%              90.3%         103.8%
   Contract Capacity (NMW)..................        38.0        38.0              38.0               38.0           38.0
   kWh Produced (000's omitted).............     347,010     342,300           333,800             74,900         85,200
Combined:
   Operating Capacity Factor................      105.9%       103.8%            100.7%              97.6%         102.3%
   Contract Capacity (NMW)..................       148.0       148.0             148.0              148.0          148.0
   kWh Produced (000's omitted).............   1,373,310   1,346,000         1,305,700            315,600        327,100

- ---------------------

(1) The lower production for the three months ended March 31, 1996, is a result of scheduled overhauls for Elmore and Leathers.

HISTORICAL FINANCIAL DATA AND COMBINED INFORMATION

         The table includes selected historical financial data of the Salton Sea Guarantors, the Initial Partnership Guarantors and the Royalty Guarantor, separately and on a combined basis. The financial data presented on a combined basis is the aggregate amount of each of the Guarantors to which no adjustments for intercompany transactions have been made, accordingly, there is no basis in Generally Accepted Accounting Principles for combining the information, nor is such combined information intended to reflect the financial condition or results of operations in accordance with Generally Accepted Accounting Principles. The historical financial data is as follows:

                                                                                             THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31, (1)(2)                      MARCH 31,
                                            -----------------------------------           -----------------------
                                            1995            1994           1993            1996             1995
                                            ----            ----           ----            ----             ----
                                                                         (Dollars in Thousands)
Sales of Electricity (3):
   Salton Sea Guarantors.............     $    71,605    $     74,576    $    60,158     $    16,221     $ 15,611
   Partnership Guarantors............          76,909          70,692         65,579          15,159       16,717
   Royalty Guarantor.................             N/A             N/A            N/A             N/A          N/A
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................         148,514         145,268        125,737          31,380       32,328
Royalty Income:
   Salton Sea Guarantors.............             N/A             N/A            N/A             N/A          N/A
   Partnership Guarantors............             N/A             N/A            N/A             N/A          N/A
   Royalty Guarantor.................          28,383          29,410         26,942           6,941        6,751
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          28,383          29,410         26,942           6,941        6,751
Other Income:
   Salton Sea Guarantors.............              --             422            N/A              68           --
   Partnership Guarantors............          10,574           5,358          4,478           2,220        1,316
   Royalty Guarantor.................             N/A             N/A            N/A             N/A          N/A
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          10,574           5,780          4,478           2,288        1,316
Plant Royalties, Operations, General
   & Administrative Expenses:
   Salton Sea Guarantors.............          26,096          24,766         19,335           5,789        5,488
   Partnership Guarantors............          32,143          35,306         35,597           7,612        7,602
   Royalty Guarantor (4).............           6,822          20,753          5,710           1,707        1,594
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          65,061          80,825         60,642          15,108       14,684
Income Before Depreciation,
   Amortization, Interest & Taxes:
   Salton Sea Guarantors.............          45,509          50,232         40,823          10,500       10,123
   Partnership Guarantors............          55,340          40,744         34,460           9,767       10,431
   Royalty Guarantor (4).............          21,561           8,657         21,232           5,234        5,157
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................         122,410          99,633         96,515          25,501       25,711
Depreciation and Amortization:
   Salton Sea Guarantors.............          10,556          10,049          7,425           2,682        3,043
   Partnership Guarantors............          18,958           9,037          9,249           4,373        2,438
   Royalty Guarantor.................          11,239             N/A            N/A           2,570        1,232
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          40,753          19,086         16,674           9,625        6,713
Interest Expense, net:
   Salton Sea Guarantors.............          15,605           8,240          4,267           2,957        4,256
   Partnership Guarantors............           8,826           3,285          3,712              --        3,209
   Royalty Guarantor.................           4,757             N/A            N/A           1,358        1,540
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          29,188          11,525          7,979           4,315        9,005
Income before minority interest:
   Salton Sea Guarantors.............          19,348          31,943         29,131           4,861        2,824
   Partnership Guarantors............          16,064          17,138         13,094           3,145        2,899
   Royalty Guarantor.................           4,602           8,657         21,232             828        1,555
                                          -----------    ------------    -----------     -----------     --------
      Combined.......................          40,014          57,738         63,457           8,834        7,278
Net Income (5):
   Salton Sea Guarantors.............          17,955          31,943         29,131           4,861        1,431
   Partnership Guarantors............          14,637          17,138         13,094           3,145        1,472
   Royalty Guarantor (4).............           3,510           8,657         21,232             828          463
                                          -----------    ------------  -------------     -----------     --------
      Combined.......................          36,102          57,738         63,457           8,834        3,366



                                                (Footnotes on following page)

- --------------------------

(1) The historical summaries of revenues and related expenses for periods prior to 1995, which were prepared on the basis described in Note 2 to the financial statements appearing elsewhere herein, are not intended to be a complete presentation of the predecessor's assets, liabilities, revenues and expenses. The information of the Royalty Guarantor is presented on the basis of the assignment in June 1995 of certain royalties and fees to the Royalty Guarantor by Magma; accordingly, this presentation is a "carve out" of information from Magma and certain of its affiliates.

(2) For periods prior to 1995, the predecessor Royalty Guarantor summaries of revenues and related expenses do not include a provision for income taxes.

(3) Includes energy, capacity and bonus payments, and excludes interest income.

(4) The 1994 income has been reduced for the establishment of a reserve in the amount of $14,502 relating to earned but not yet collected East Mesa Junior Royalties.

(5) Income taxes are provided for by the Guarantors which include corporate entities. However, the corporate entities will be included with its parent's tax return and affiliates and tax payments will be the parent's responsibility. See the notes to the respective financial statements.

         The following table sets forth selected historical financial data on a cents-per-kWh basis for the Salton Sea Guarantors and the Partnership Guarantors. The concept of cents-per-kWh is not applicable to the Royalty Guarantor because it does not operate any electrical generating facilities.

                                                                                              THREE MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                        MARCH 31,
                                               --------------------------------------         ------------------------
                                               1995             1994            1993             1996            1995
                                               ----             ----            ----             ----            ----
                                                                         (Cents Per KWH)
Sales of Electricity:
   Salton Sea Guarantors............          11.85              11.74             12.13          10.38          10.44
   Partnership Guarantors...........          13.21              12.43             11.88          11.32          12.02
       Combined.....................          12.52              12.06             12.00          10.81          11.20
Other Income:
   Salton Sea Guarantors............            --                0.07              N/A             --            --
   Partnership Guarantors...........           1.82               0.94              0.81           1.66          0.95
       Combined.....................           0.89               0.48              0.43           0.77          0.46
Plant Royalties, Operations, General
   and Administrative Expenses:
   Salton Sea Guarantors............           4.32               3.90              3.90           3.66          3.67
   Partnership Guarantors...........           5.52               6.21              6.45           5.68          5.47
       Combined.....................           4.91               4.99              5.24           4.59          4.54
Income Before Depreciation,
   Amortization, Interest and Taxes:
   Salton Sea Guarantors............           7.53               7.91              8.23           6.72          6.77
   Partnership Guarantors...........           9.51               7.16              6.24           7.29          7.50
       Combined.....................           8.50               7.56              7.19           6.98          7.12
Depreciation and Amortization:
   Salton Sea Guarantors............           1.75               1.58              1.50           1.72          2.03
   Partnership Guarantors...........           3.26               1.59              1.68           3.26          1.75
       Combined.....................           2.49               1.59              1.59           2.43          1.90
Interest Expense, net:
   Salton Sea Guarantors............           2.58               1.30              0.86           1.89          2.84
   Partnership Guarantors...........           1.52               0.58              0.67            --           2.31
       Combined.....................           2.06               0.96              0.76           1.02          2.59
Income before minority interest:
   Salton Sea Guarantors............           3.20               5.03              5.87           3.11          1.89
   Partnership Guarantors...........           2.76               3.01              2.37           2.35          2.09
       Combined.....................           2.98               4.08              4.03           2.76          1.98
Net Income:
   Salton Sea Guarantors............           2.97               5.03              5.87           3.11          0.96
   Partnership Guarantors...........           2.51               3.01              2.37           2.35          1.06
       Combined.....................           2.75               4.08              4.03           2.76          1.50

                     RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED
                               MARCH 31, 1996 AND 1995
                               (DOLLARS IN THOUSANDS)

         Revenues. The Salton Sea Guarantors' sales of electricity increased to $16,221 for the three months ended March 31, 1996 from $15,611 for the same period of 1995. This 3.9% increase was due primarily to a 4.4% increase in electric kWh sales to 156.2 million kWh from 149.6 million kWh.

         The Initial Partnership Guarantors' sales of electricity decreased to $15,159 for the three months ended March 31, 1996 from $16,717 for the same period in 1995. This 9.3% decrease was due primarily to a 3.5% decrease in electric kWh sales to 315.6 million kWh from 327.1 kWh and a decreased price per kWh for the Vulcan project as a result of the expiration of the scheduled price period on February 9, 1996.

         The Royalty Guarantor's revenue increased to $6,941 for the three months ended March 31, 1996 from $6,751 for the same period last year. This 2.8% increase was due primarily to higher energy sales at Del Ranch, Elmore and Leathers during the three months ended March 31, 1996 compared to the same period of 1995.

         Expenses. The Salton Sea Guarantors' operating expenses, which include royalty, operating, and general and administrative expenses, decreased to $5,789, for the three months ended March 31, 1996 from $5,488 for the same period in 1995.

         The Initial Partnership Guarantors' operating expenses, which include royalty, operating, and general and administrative expenses, increased to $7,612 for the three months ended March 31, 1996 from $7,602 for the same period in 1995.

         The Royalty Guarantor's operating expenses increased to $1,707 for the three months ended March 31, 1996 from $1,594 for the same period in 1995, a 7.1% increase. This increase was due to a scheduled increase in third party lessor royalties related to the increase in the Partnership Projects' sales of electricity.

         The Salton Sea Guarantors' depreciation and amortization decreased to $2,682 for the three months ended March 31, 1996 from $3,043 for the same period of 1995. This 11.9% decrease was due primarily to the allocation of purchase accounting which related to the Magma Acquisition.

         The Initial Partnership Guarantors' depreciation and amortization increased to $4,373 for the three months ended March 31, 1996 from $2,438 for the same period in 1995. This 79.4% increase was due primarily to the allocation of purchase accounting which related to the Magma Acquisition.

         The Royalty Guarantor's amortization increased to $2,570 for the three months ended March 31, 1996 from $1,232 for the same period of 1995. This 108.6% increase was due primarily to the allocation of purchase accounting which related to the Magma Acquisition.

         The Salton Sea Guarantors' interest expense, net of capitalized amounts, decreased to $2,957 for the three months ended March 31, 1996 from $4,256 for the same period in 1995. The 30.5% decrease was due primarily to the capitalization of interest to projects under construction and development partially offset by increased indebtedness from the issuance of the Salton Sea Project Note.

         The Initial Partnership Guarantors' interest expense, net of capitalized amounts, decreased to $0 for the three months ended March 31, 1996 from $3,209 for the same period in 1995. The decrease is a result of reduced indebtedness and capitalization of interest to properties under development.

         The Royalty Guarantor's interest expense decreased to $1,358 for the three months ended March 31, 1996 from $1,540 from the same period in 1995. The decrease is a result of reduced indebtedness.

         Income Taxes. The Salton Sea Guarantors are comprised of partnerships and one company which has a partial interest in the Salton Sea expansion. Income taxes are the responsibility of the partners and Salton Sea Guarantors have no obligation to provide funds to the partners for payment of any tax liabilities. Accordingly, the Salton Sea Guarantors have no tax obligations.

         The Initial Partnership Guarantors' income tax provision increased to $2,249 for the three months ended March 31, 1996 from $1,885 for the same period in 1995. This 19.3% increase was primarily due to a 12.8% increase in income before income taxes. Income taxes will be paid by the parent of the Partnership Guarantors, from distributions to the parent company by the Guarantors which occur after operating expenses and debt service.

         The Royalty Guarantor's income tax provision was $478 for the three months ended March 31, 1996 compared to $830 for the same period in 1995. Income taxes will be paid by the parent of the Royalty Guarantor from distributions to the parent company which occur after operating expenses and debt service.

         Net Income. The Salton Sea Funding Corporation's net income for the three months ended March 31, 1996 was $526 which primarily represented interest income and expense, net of applicable tax, and the Salton Sea Funding Corporation's 1% equity in earnings of the Guarantors. The Funding Corporation was formed on June 20, 1995 for the sole purpose of acting as issuer of the Securities.

         The Salton Sea Guarantors' net income increased to $4,861 for the three months ended March 31, 1996 compared to $1,431 for the same period of 1995.

         The Initial Partnership Guarantors' net income increased to $3,145 for the three months ended March 31, 1996 compared to $1,472 for the same period of 1995.

         The Royalty Guarantor's net income increased to $828 for the three months ended March 31, 1996 compared to $463 for the same period of 1995.

                     RESULTS OF OPERATIONS FOR THE YEARS ENDED
                             DECEMBER 31, 1995 AND 1994
                              (DOLLARS IN THOUSANDS)

         Revenues. The Salton Sea Guarantors' sales of electricity decreased to $71,605 for the year ended December 31, 1995 from $74,576 for the same period last year, a 4.0% decrease. This was due to a 4.8% decrease in electric kWh sales to 604.3 million kWh from 634.9 million kWh, which was a result of the scheduled overhauls at Salton Sea Units I, II and III, partially offset by an increase in the energy price for Salton Sea Unit I.

         The Initial Partnership Guarantors' sales of electricity increased to $76,909 for the year ended December 31, 1995 from $70,692 for the same period in 1994, an 8.8% increase. This was due to a 2.0% increase in electric kWh sales to 1,373.3 million kWh from 1,346.0 million kWh and an increased energy price per kWh in accordance with the Power Purchase Agreements.

         The Royalty Guarantor's revenue decreased to $28,383 for the year ended December 31, 1995 from $29,410 for the same period in 1994. The decrease in royalty revenue is the result of the Royalty Guarantor no longer recording the earned but unpaid East Mesa Junior Royalties, which is a result of the uncertainty related to the East Mesa Project obtaining the long-term financing which is a prerequisite to the payment of these royalties. See "--Results of Operations for the Years Ended December 31, 1994 and 1993" below for additional analysis.

         Interest and other income for the Initial Partnership Guarantors increased to $10,574 for the year ended December 31, 1995 from $5,358 for the same period in 1994. The increase was attributable to higher cash balances and the Magma Services Agreement which went into effect on July 20, 1995. Fee income related to the Magma Services Agreement for the year ended December 31, 1995 was $4,457.

         Expenses. The Salton Sea Guarantors' operating expenses, which include royalty, operating, and general and administrative expenses, increased to $26,096, or 4.32 cents per kWh, for the year ended December 31, 1995, from $24,766 or 3.90 cents per kWh for the same period in 1994. The increase in expenses was due to scheduled overhauls at Salton Sea Units I, II and III.

         The Initial Partnership Guarantors' operating expenses, which include royalty, operating and general and administrative expenses, decreased to $32,143, or 5.52 cents per kWh, for the year ended December 31, 1995, from $35,306 or 6.21 cents per kWh for the same period in 1994. The 9.0% decrease in costs was primarily due to the implementation of certain cost savings measures at the partnership level, including a reduction in labor costs at the time of the Magma Acquisition.

         The Royalty Guarantor's operating expenses increased to $6,822 for the year ended December 31, 1995 from $6,251 for the same period of 1994, a 9.1% increase. This increase was due to a scheduled increase in third party lessor royalties related to the increases in the Partnership Projects' sales of electricity.

         The Salton Sea Guarantors' depreciation and amortization increased to $10,556 for the year ended December 31, 1995 from $10,049 for the year ended December 31, 1994, an increase of 5.0%. Depreciation and amortization for the year ended December 31, 1995 was 1.75 cents per kWh compared to 1.58 cents per kWh in the year ended December 31, 1994.

         The Initial Partnership Guarantors' depreciation and amortization increased to $18,958 for the year ended December 31, 1995 from $9,037 for the same period in 1994, a 110% increase. This increase was due to the Magma Acquisition purchase accounting effect which results in the allocation of goodwill, including amortization, and the additional depreciation due to the excess of fair market value assigned to assets over the previous book value.

         The Royalty Guarantor's amortization totaled $11,239 for the year ended December 31, 1995 and represented amortization of the royalty stream and goodwill.

         The Salton Sea Guarantors' interest expense, net of capitalized amounts, increased to $15,605 for the year ended December 31, 1995 from $8,240 for the same period in 1994. The increase is a result of increased indebtedness from the issuance of the Salton Sea Project Note and the purchase accounting allocation of the indebtedness incurred in conjunction with the Magma Acquisition.

         The Initial Partnership Guarantors' interest expense, net of capitalized amounts, increased to $8,826 for the year ended December 31, 1995 from $3,285 for the same period in 1994. The increase is a result of increased indebtedness from the issuance of the Partnership Project Note and the purchase accounting allocation of the indebtedness incurred in conjunction with the Magma Acquisition.

         The Royalty Guarantor's interest expense for the year ended December 31, 1995 was $4,757 which related to the issuance of the Royalty Project Note and the aforementioned allocation of indebtedness incurred in conjunction with the Magma Acquisition.

         Income Taxes. The Salton Sea Guarantors are comprised of partnerships and one company which has a partial interest in the Salton Sea Expansion. Income taxes are the responsibility of the partners and Salton Sea Guarantors have no obligation to provide funds to the partners for payment of any tax liabilities. Accordingly, the Salton Sea Guarantors have no tax obligations.

         The Initial Partnership Guarantors' income tax provision increased to $11,492 for the year ended December 31, 1995 from $11,284 for the same period in 1994. The increase in the provision is a result of a slightly higher effective tax rate. Income taxes will be paid by the parent of the Guarantors from distributions to the parent company by the Guarantors which occur after operating expenses and debt service.

         The Royalty Guarantor's income tax provision was $963 for the year ended December 31, 1995. Income taxes will be paid by the parent of the Royalty Guarantor from distributions to the parent company by the Royalty Guarantor which occur after operating expenses and debt service.

         Net Income. The Salton Sea Funding Corporation's net income for the period June 20, 1995 (inception date) to December 31, 1995 was $1,507 which represented interest income and expense, net of applicable tax, and the Salton Sea Funding Corporation's 1% equity in earnings of the Guarantors.

         The Salton Sea Guarantors' net income decreased to $17,955 for the year ended December 31, 1995, compared to $31,943 for the year ended December 31, 1994 due primarily to increased interest expense and depreciation and amortization resulting from the Magma Acquisition.

         The Initial Partnership Guarantors' net income decreased to $14,637 for the year ended December 31, 1995, compared to $17,138 for the year ended December 31, 1994 due primarily to increased interest expense and depreciation and amortization resulting from the Magma Acquisition.

         The Royalty Guarantor's net income decreased to $3,510 for the year ended December 31, 1995, compared to $8,657 for the year ended December 31, 1994 due primarily to increased interest expense and amortization resulting from the Magma Acquisition.

                  RESULTS OF OPERATIONS FOR THE YEARS ENDED
                           DECEMBER 31, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

         Revenues. The Salton Sea Guarantors' sales of electricity increased to $74,576 for the year ended December 31, 1994 from $60,158 in the year ended December 31, 1993, a 24.0% increase. This increase is due to an increase in electric kWh sales to 635.3 million kWh in 1994 from the 1993 partial year level of 495.9 million kWh as the Salton Sea Projects were owned by the Guarantors for nine months of 1993. The sales of electricity on a per kWh decreased in 1994 to 11.74 cents per kWh from 12.13 cents per kWh. This was because the 1993 nine month period included June through September, the period when Salton Sea Guarantors earn significantly higher capacity payments, compared to 1994 in which the higher capacity payments were averaged over production for a full twelve months.

         The Initial Partnership Guarantors' sales of electricity increased to $70,692 in the year ended December 31, 1994 from $65,579 in the year ended December 31, 1993, a 7.8% increase. This increase was due to a 3.0% increase in electric kWh sales to 1,345.6 million kWh from 1,305.7 million kWh and an increase in the energy price per kWh to 12.43 cents per kWh from 11.88 cents per kWh. The increase in kWh sales was primarily due to the completion of new production wells.

         For the Salton Sea Guarantors and Initial Partnership Guarantors combined, sales of electricity increased 15.5% to $145,268 in the year ended December 31, 1994 from $125,737 in the year ended December 1993.

         The Royalty Guarantor's revenues increased to $29,410 in 1994 from $26,942 in 1993. Royalties included recognition of earned but unpaid East Mesa Junior Royalties of $3,412 and $3,190 in 1994 and 1993, respectively. In 1994, a reserve was established, and a related charge incurred, for the then entire outstanding accrued Junior Royalties receivable. This charge amounted to $14,502 and is included in "operating expenses." The charge was deemed necessary due to the inability of the East Mesa Project to convert its construction loans into term loans, which was expected to occur in 1994 and is a prerequisite to the collection of the Junior Royalties. Since 1989, Magma has received Senior Royalty payments from East Mesa on a current basis.

         Interest and other income for the Salton Sea Projects was $422 for the year ended December 31, 1994 and $-0- for the year ended December 31, 1993. During 1993, all excess cash flows were utilized to finance plant operations and service debt financing requirements during the interim financing loan.

         Interest and other income for the Initial Partnership Guarantors increased for the year ended December 31, 1994 to $5,358 from $4,478 for the year ended December 31, 1993. This increase was primarily due to higher cash balances as a result of stronger operating results.

         For the Salton Sea Guarantors and Initial Partnership Guarantors combined, interest and other income for the year ended December 31, 1994 was $5,780, compared with $4,478 for the year ended December 31, 1993.

         Expenses. The increase in the Salton Sea Guarantors' royalty, operating, and general and administrative expenses to $24,766 for the year ended December 31, 1993 from $19,335 for the year ended December 31, 1994 was primarily due to 1993 representing a nine month period of operation. These costs on a per kWh basis were 3.9 cents for both periods.

         The Initial Partnership Guarantors' royalties, operating, and general and administrative expenses decreased to $35,306 for the year ended December 31, 1994 from $35,597 for the year ended December 31, 1993. The Partnership Projects' royalties, operating and general and administrative expenses on a per kWh basis decreased to 6.21 cents for the year ended December 31, 1994 from 6.45 cents for the year ended December 31, 1993.

         The Royalty Guarantor's operating expenses increased to $20,753 for the year ended December 31, 1994 from $5,710 for year ended 1993. The increase is directly attributable to the aforementioned charge of $14,502 resulting from the establishment of a reserve against previously recorded revenue for the East Mesa Junior Royalty.

         Combined, the Guarantors' royalties, operating, and general and administrative expenses was $80,825 and $60,642 for 1994 and 1993, respectively.

         The Salton Sea Guarantors' depreciation and amortization increased to $10,049 for the year ended December 31, 1994 from $7,425 for the year ended December 31, 1993. The 1993 amount represents nine months of operations. On a per kWh basis, the Salton Sea Guarantors' depreciation expense and amortization increased to 1.58 cents for the year ended December 31, 1994 from
1.50 cents for the year ended December 31, 1993. The increase is a result of
(i) higher capital expenditures being incurred in 1994, and (ii) the operating capacity factor being 90.9% for the twelve months in 1994 versus 94.2% for the nine months in 1993 reflecting a lower average electrical production.

         The Initial Partnership Guarantors' depreciation and amortization decreased to $9,037 for the year ended December 31, 1994 from $9,249 for the year ended December 31, 1993. The increase in 1993 depreciation and amortization can be attributable to one-time charges for replacing a production header at the Elmore Project. The Initial Partnership Guarantors' depreciation and amortization on a per kWh basis for the years ended December 31, 1994 and 1993 was 1.59 cents and 1.68 cents, respectively.

         Combined, the Guarantors' depreciation and amortization expense was $19,086 and $16,674 in 1994 and 1993, respectively.

         The Salton Sea Projects' interest expense increased to $8,240 for the year ended December 31, 1994 from $4,267 for the year ended December 31, 1993. Interest expense was 1.3 cents per kWh for the year ended December 31, 1994 compared to 0.86 cents per kWh for the year ended December 31, 1993. This increase reflects higher interest rates on a greater loan balance.

         The Partnership Projects' interest expense decreased to $3,285 or
0.58 cents per kWh for the year ended December 31, 1994 from $3,712 or 0.67 cents per kWh for the year ended December 31, 1993. This decrease was due to lower outstanding principal balances.

         The Royalty Guarantor was unleveraged for the years ended December 31, 1994 and 1993.

         In March 1993, the Salton Sea Guarantors' entered into a one-year term loan with a variable interest rate of LIBOR plus .675%. In February 1994, this loan was replaced by a secured credit agreement which provided for direct loans at a variable interest rate of LIBOR plus 1.25%.

         The Partnership Projects have issued commercial paper and medium term notes, which are secured, in turn, by the project debt facility. The weighted average effective interest rates for the outstanding borrowings was 6.3% in 1994, as compared to 5.6% for 1993.

         Income Taxes. The Salton Sea Guarantors are comprised of partnerships and one company which has a partial interest in the Salton Sea Expansion. Income taxes are the responsibility of the partners. Accordingly the Salton Sea Guarantors have no tax obligations.

         The Initial Partnership Guarantors' income tax provision was $11,284 and $8,405 for 1994 and 1993, respectively. The increase in the provision was a result of the higher income before taxes. Income taxes will be paid by the parent of the Guarantors from distributions to the Parent company by the Guarantors which occur after operating expenses and debt service.

         Net Income. The Salton Sea Guarantors' net income was $31,943 for the year ended December 31, 1994 compared to $29,131 for the nine month period from date of acquisition to December 31, 1993.

         The Initial Partnership Guarantors' net income was $17,138 for the year ended December 31, 1994, compared with net income of $13,094 for 1993.

         The Royalty Guarantor's net income was $8,657 and $21,232 for 1994 and 1993, respectively.

         Combined net income for all Guarantors was $57,738 and $63,457 for the years ended December 31, 1994 and 1993, respectively. The 1994 net income reflects the charge in the amount of $14,502 resulting from the establishment of a reserve against previously recorded East Mesa Junior royalties.

CAPITAL RESOURCES AND LIQUIDITY

         Salton Sea Funding Corporation. The Funding Corporation was organized for the purpose of issuing Securities, including $475 million aggregate principal amount of the Initial Securities, consisting of $232,750, 6.69% Senior Secured Series A Notes due May 30, 2000, $133,000 7.37% Senior Secured Series B Bonds due May 30, 2005 and $109,250, 7.84% Senior Secured Series C Bonds due May 30, 2010 initially issued on July 21, 1995, and $70,000, 7.02% Senior Secured Series D Notes due May 30, 2000 and $65,000, 8.30% Senior Secured Series E Bonds due May 30, 2011 initially issued on June 20, 1996. Repayment of the Securities will be funded by repayments of the Guarantors' Project Notes, payments under the Guarantees, amounts deposited in the Debt Service Reserve Funds, and amounts paid by the Guarantors from time to time to fund or replenish any shortfall in the Debt Service Reserve Funds from Available Cash Flow. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--The Security."

         The Salton Sea Guarantors' only source of revenue is payments received pursuant to long term power sales agreements with SCE, other than interest earned on funds on deposit. The Partnership Guarantors' primary source of revenue is payments received pursuant to long term power sales agreements with SCE. The Partnership Guarantors also receive Royalties from the Partnership Projects. The Royalty Guarantor's only source of revenue is Royalties received pursuant to resource lease agreements with the Partnership Projects and the East Mesa Project. With the exception of the East Mesa Royalties, such Royalties are payable out of revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities." These payments, for each of the Guarantors, are expected to be sufficient to fund operating and maintenance expenses, payments of interest and principal on the Securities, projected capital expenditures and Debt Service Reserve Fund requirements.

         All available cash of the Salton Sea Guarantors is transferred to the Funding Corporation or Affiliates.

         On February 28, 1994, the Salton Sea Guarantors secured a $130,000 non-recourse project-level term loan which is collateralized by substantially all of the assets of the Salton Sea Projects. Proceeds from the Initial Securities were utilized to repay the project loan.

         The Salton Sea Guarantors commenced construction of an additional 40 net MW electric generating facility ("Salton Sea Unit IV") in 1995 pursuant to an amended and restated 30-year power purchase agreement with SCE. Construction of Salton Sea Unit IV is substantially complete at an estimated capital construction cost of $135,000. As of March 31, 1996, the Salton Sea Guarantors had invested $91,209 in Salton Sea Unit IV. The Depositary holds the cash for the construction of Salton Sea Unit IV and as of March 31, 1996 the balance of this cash totaled $54,346.

         The Initial Partnership Guarantors' cash and marketable securities were $11,042 and $11,146 at March 31, 1996 and December 31, 1995,
respectively. In addition to these liquid instruments, the Initial Partnership Guarantors recorded separately restricted cash of $10,576 and $9,859 at March 31, 1996 and December 31, 1995, respectively. Distributions out of the Partnerships' project control accounts are made monthly for management fees, Royalties, and reimbursement of operating costs and partnership distributions for the Del Ranch, Elmore and Leathers Projects and quarterly for the Vulcan Project.

         As of March 31, 1996, the Initial Partnership Guarantors' share of the Leathers, Del Ranch and Elmore project-level debt was $38,633.

CHANGING PRICES AND THE EFFECT OF INFLATION

         The capacity and bonus payments the Guarantors receive for electricity sold are fixed under the SO4 Agreements, and the energy payment component of the SO4 Agreements are at a scheduled rate during the fixed price period. As a result inflation has not had a significant effect on the Guarantors' revenues. Although management of the Guarantors believe that operating and management expenses may change over time in response to inflation, generally, it is difficult to assess the impact of inflation over the periods covered by this discussion since operating efficiencies generally improve over time.

                       BUSINESS OF THE GUARANTORS

GEOTHERMAL ENERGY

         Geothermal energy is a clean, renewable and generally sustainable energy source that, because it does not utilize combustion in the production of electricity, releases significantly lower levels of emissions than result from energy generation based on the burning of fossil fuels. Geothermal energy is derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 400 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where it, if geological conditions are suitable for its commercial extraction, can be extracted by drilling geothermal wells. The energy necessary to operate a geothermal power plant is typically obtained from several such wells, which are drilled using established technology similar to that employed in the oil and gas industry. Geothermal production wells are normally located within approximately one to two miles of the power plant as geothermal fluids cannot be transported economically over longer distances. The geothermal reservoir is a renewable source of energy if natural ground water sources and re-injection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir after the withdrawal of geothermal fluids. Geothermal energy facilities typically have higher capital costs (primarily as a result of wellfield development) but tend to have significantly lower variable costs than fossil fuel based power plants.

THE SSKGRA GEOTHERMAL RESOURCE

         The area in which the Salton Sea Projects and the Partnership Projects are located has been designated as a "Known Geothermal Resource Area" ("KGRA") by the Bureau of Land Management pursuant to the Geothermal Steam Act of 1970. Areas are designated as KGRAs when the Bureau of Land Management determines that a commercially viable geothermal resource is likely to exist. There are over 100 other KGRAs in the United States, which are predominately located in the western states in tectonically active regions.

         The Salton Sea KGRA ("SSKGRA") is located in Imperial County, California, approximately 90 miles east of San Diego and is one of the world's largest geothermal resource areas. The SSKGRA is a liquid-dominated geothermal resource. The operations in the SSKGRA benefit from, among other things, the relatively high temperature of the geothermal fluid, as well as relatively high pressures which naturally force the geothermal fluid to flow up into the Salton Sea Project plants and the Partnership Project plants without the expense of pumping the geothermal fluid to the surface. The Funding Corporation believes that such resources will be sufficient to operate the Salton Sea Projects and the Partnership Projects at contract capacity under their respective power purchase agreements through the Final Maturity Date.

GENERAL DESCRIPTION OF THE PROJECTS

         Project Ownership. The Salton Sea Guarantors collectively own 100% of four geothermal power plants, Salton Sea Units I, II, III and IV, and related geothermal wells and gathering systems, which are all located in the SSKGRA. Three of these plants have been in commercial operation for at least 5 years. The fourth geothermal power plant, Salton Sea Unit IV, commenced operation in May 1996 and has recently successfully completed the 30-day capacity demonstration test required under the Salton Sea Unit IV PPA.

         The Partnership Guarantors collectively own, or have the right to receive all equity cash flow from, 100% of the equity interests in four geothermal power plants (the Vulcan Project, the Elmore Project, the Leathers Project and the Del Ranch Project) and related geothermal wells and gathering systems in the SSKGRA. All four plants have been in commercial operation for at least 5 years. Specifically, four of the Partnership Guarantors, Vulcan, Elmore, Leathers and Del Ranch, own the Vulcan Project, Elmore Project, Leathers Project and Del Ranch Project, respectively. Four of the other Partnership Guarantors, CEOC, Niguel, San Felipe and Conejo, collectively own 90% of the partnership interests in each of Leathers, Del Ranch, and Elmore, and Magma, an Affiliate of the Funding Corporation, owns the remaining 10% limited partnership interest in each of these three partnerships. Magma has agreed to pay to CEOC the partnership distributions it receives from its 10% interest in each of these three partnerships and the special distributions of 4.5% of Leathers' energy revenues it receives under the Leathers Partnership Agreement. Such payments will be made from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities." Two other Partnership Guarantors, VPC and BN Geothermal, collectively own 100% of the fourth partnership, Vulcan/BN Geothermal Power Company.

         The East Mesa Project is owned by a third party unaffiliated with the Funding Corporation and has been in commercial operation for at least 5 years.





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         Production Process. The physical facilities and power generation process used for geothermal energy production are similar at each of the Salton Sea Projects and the Partnership Projects. The following diagram generally illustrates the geothermal energy production process:

                              GRAPHIC OMITTED

         Geothermal fluid is extracted from the underground reservoir by a series of production wells and piped into the Projects. The geothermal fluids produced at the wellhead consist of a mixture of hot brine and steam. The heated mixture flows from the wellhead through a gathering system of insulated steel pipes to separation vessels or separators. There, additional steam is generated by converting liquid to steam via a pressure reduction process (generally referred to as "flashing"). The steam is then separated from the brine and is sent to a demister in the power plant, where any remaining water droplets are removed. This produces a stream of dry steam, which is used by a turbine generator to produce electricity. In some cases, the steam is used again at a lower pressure to produce additional electricity.

         The hot brine remaining after separation of steam is injected back into the geothermal resource via a series of injection wells. Steam exhausted from the steam turbine is passed to a surface condenser through which cold water circulates. Moisture in the steam leaving the turbine generators condenses on the tubes and after being cooled further in a cooling tower, is used to provide cold circulating water for the condenser or injected back into the geothermal resource.

         The SSKGRA geothermal fluids contain a relatively high concentration of total dissolved solids ("TDS"). As pressure is reduced in the flashing process, solids tend to precipitate and cause scaling and mineral buildup throughout the system. The Salton Sea Projects and the Partnership Projects use certain processes to counteract the effects of such high TDS geothermal fluid. The Partnership Projects currently use the "crystallizer/clarifier process" ("CRC Process") developed by Magma in the late 1970's and early 1980's. The CRC Process removes solids from the geothermal brine, resulting in a reduction in the amount of scale buildup in pipe and vessels and the reduction of congestion within the reinjection wells. The Salton Sea Projects use the alternative pH Modification Process to avoid scale buildup. This process was developed by Union Oil Company of California ("Unocal") and is now licensed to Magma. It inhibits precipitation of geothermal solids by modifying the "pH" of the fluid. This process eliminates the need for crystalizers, clarifiers and associated equipment and results in performance standards similar to those achieved by the CRC Process at significantly reduced operating costs.

         Sale of Power. Each of the Projects sells its net electrical output to SCE under a separate long-term power purchase agreement. These contracts are similar to each other in many respects. Each of these contracts, except for two (Salton Sea Unit I and Salton Sea Unit IV), are SO4 Agreements which provide for fixed capacity payments over the term of the contracts, capacity bonus payments and fixed escalating energy prices for the first 10 years of each Project, after which energy payments are paid at SCE's Avoided Cost of Energy.

         Transmission. Except for Salton Sea Unit I, which delivers its power to SCE at the Salton Sea Unit I site, the power sold to SCE by the Salton Sea Projects and the Partnership Projects is delivered to SCE after interconnection/wheeling over the local transmission system owned by the Imperial Irrigation District, a public agency of the State of California ("IID"), pursuant to long-term transmission agreements and plant interconnection agreements.

         Operations, Maintenance and Administrative Services. Affiliates of the Funding Corporation provide operations and maintenance services and administrative services for the Salton Sea Projects and the Partnership Projects pursuant to long-term operations and maintenance agreements and administrative services agreements. These services include operations, maintenance and testing of the plants, wells and gathering and reinjection systems, the training of personnel, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permits, licensing and insurance standards.




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         Geothermal Resources. Magma and other affiliates of the Funding
Corporation who are not Guarantors control the land on which the Salton Sea Projects and the Partnership Projects are located and certain rights to geothermal fluids in the SSKGRA through a combination of fee, leasehold and royalty interests. The Salton Sea Projects and the Partnership Projects have entered into long-term agreements with these affiliates to obtain the necessary surface rights and geothermal resource rights necessary to operate their projects. The Funding Corporation believes that these projects have the rights to all of the geothermal resources necessary to operate those plants at contract capacity until Final Maturity. Royalties received by Magma for granting such rights to Elmore, Leathers and Del Ranch are paid to the Royalty Guarantor.

         Qualifying Facilities. Geothermal power plants in the United States are eligible to be qualifying facilities ("QFs") under PURPA, which provides for certain beneficial Federal regulatory treatment. All of the Salton Sea and Partnership Projects are QFs.

SALTON SEA PROJECTS

         The four Salton Sea Projects (Salton Sea Units I, II, III and IV) are 100% owned by the Salton Sea Guarantors collectively. The Salton Sea Guarantors are wholly owned, directly and indirectly, by Magma.

         Ownership. SSBP is a limited partnership, with Magma owning a 99% limited partnership interest, and Salton Sea Power Company ("SSPC"), owning a 1% general partnership interest therein. SSPG is also a limited partnership, with SSPC owning a 1% general partnership interest and SSBP owning a 99% limited partnership interest therein. SSPC and Fish Lake are each 99% owned by Magma and 1% owned by the Funding Corporation.

         Salton Sea Units I, II and III were purchased by Magma on March 31, 1993 from Unocal. At the time of the acquisition, SSBP became the owner of the wellfields and brine facilities associated with the Salton Sea Projects and SSPG became the owner of all such geothermal power plants. Fish Lake and SSPG own Salton Sea Unit IV.

         Project Structure. CEOC operates and maintains the Salton Sea Projects under an operating and maintenance agreement with the Salton Sea Guarantors. Magma provides day-to-day administrative, management and technical services under an administrative services agreement with the Salton Sea Guarantors.

         Magma Land, a wholly owned subsidiary of Magma, has granted SSBP the right, under an easement grant deed and agreement regarding rights for geothermal development, to extract and utilize, for purposes of power production at the Salton Sea Projects, certain geothermal resources in the SSKGRA which are believed to be sufficient to enable the Salton Sea Projects to operate on a commercially viable basis at least through the term of their respective power purchase agreements. SSBP extracts and sells brine and steam for all of the Salton Sea Projects to SSPG under a geothermal sales agreement. SSPG produces and sells electric capacity and energy from Salton Sea Units I, II and III to SCE under three power purchase agreements and, with Fish Lake, will sell Salton Sea Unit IV's capacity and energy to SCE under a fourth power purchase agreement. The IID provides transmission services under plant connection agreements and transmission service agreements for Salton Sea Units II, III and IV. Salton Sea Unit I sells power to SCE at the project site.

         Desert Valley Company ("DVC"), a wholly owned subsidiary of Magma, operates a storage and disposal site in Imperial County, California for geothermal material. DVC has been granted a permit allowing the storage and disposal of the Salton Sea Projects' non-hazardous geothermal materials.

SALTON SEA UNIT I

         Salton Sea Unit I has been in service since 1982. Salton Sea Unit I is nominally a 10 MW net output plant. SCE is required to purchase 10 MW of capacity of, and the electricity delivered from, Salton Sea Unit I under a 30-year negotiated power purchase agreement (the "Salton Sea Unit I PPA"). Under the Salton Sea Unit




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I PPA, SCE pays SSPG a capacity payment and an energy payment. The contract energy payment adjusts quarterly based on specified inflation-related indices. The energy payment price was 4.7 cents per kWh in the first quarter of 1996. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Guarantor Project Contracts--Salton Sea Unit I--Salton Sea Unit I PPA."

         The plant availability and Contract Capacity Factors for Salton Sea Unit I have been in excess of 87% and 64%, respectively, for each of the operating years 1991-1995. The average plant availability and Contract Capacity Factors for Salton Sea Unit I for such period have been 94% and 68%. For additional information regarding the operating history of Salton Sea Unit I, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

SALTON SEA UNIT II

         Salton Sea Unit II has been in service since 1990. Salton Sea Unit II is currently operating with the pH Modification Process. Salton Sea Unit II is nominally a 20 MW net output plant. SCE is required to purchase 15 MW of capacity of, and the electricity delivered from, Salton Sea Unit II under a 30-year SO4 power purchase agreement (the "Salton Sea Unit II PPA"). Under the Salton Sea Unit II PPA, SCE pays SSPG a fixed price capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price is levelized at a time period weighted average of 10.6 cents per kWh in each year of the Fixed Price Period, which period expires on April 4, 2000. Thereafter, the energy payments will be based on SCE's Avoided Cost of Energy. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Guarantor Project Contracts--Salton Sea Unit II--Salton Sea Unit II PPA."

         The plant availability and Contract Capacity Factors of Salton Sea Unit II have been in excess of 90% and 106%, respectively, for each of the operating years 1991-1995. The average plant availability and Contract Capacity Factors for such period have been 96% and 112%, respectively. Salton Sea Units I and II generated gross electricity revenues of $23.0 million in 1995. For additional information regarding the operating history of Salton Sea Unit II, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

SALTON SEA UNIT III

         Salton Sea Unit III has been in service since 1989. Salton Sea Unit III is nominally a 49.8 MW net output plant. SCE is required to purchase 47.5 MW of capacity of, and the electricity delivered from, Salton Sea Unit III under a 30-year SO4 power purchase agreement (the "Salton Sea Unit III PPA"). Under the Salton Sea Unit III PPA, SCE pays SSPG a fixed price capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price is levelized at a time period weighted average of 9.8 cents per kWh in each year of the Fixed Price Period, which period expires on February 13, 1999. Thereafter, the energy payment will be based on SCE's Avoided Cost of Energy. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Guarantor Project Contracts--Salton Sea Unit III--Salton Sea Unit III PPA."

         The plant availability and Contract Capacity Factors of Salton Sea Unit III have been in excess of 92% and 95%, respectively, for each of the operating years 1991-1995. The average plant availability and Contract Capacity Factors for such period have been 97% and 101%, respectively. In 1995, Salton Sea Unit III generated gross electricity revenues of $48.6 million. For additional information regarding the operating history of Salton Sea Unit III, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

SALTON SEA EXPANSION

         The Salton Sea Guarantors have recently (i) expanded the capacity of the Salton Sea Projects through the construction of Salton Sea Unit IV at a site adjacent to Salton Sea Unit III and (ii) incorporated the pH Modification Process in Salton Sea Units I and III. Such pH Modification, together with the construction of Salton Sea Unit IV, is referred to herein as the Salton Sea Expansion.




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         Salton Sea Unit IV. SSPG had an option to supply an additional 20 MW of power to SCE under the Salton Sea Unit I PPA. Fish Lake acquired an SO4 Agreement (the "Fish Lake PPA") in 1992 to supply electric power to SCE from a 16 MW geothermal power plant proposed to be built at Fish Lake in Esmeralda County, Nevada (the "Fish Lake Project"). The CPUC has approved the restructuring of (i) the Salton Sea Unit I PPA and (ii) the Fish Lake PPA, whereby the originally contemplated Fish Lake Project would not be developed at its originally proposed site in Nevada and, instead, Salton Sea Unit IV would be developed to generate and sell power to SCE under an amended and restated 30-year power purchase agreement which combines and consolidates the optional capacity in the Salton Sea Unit I PPA and the capacity in the Fish Lake PPA.

         The Salton Sea Unit IV PPA provides for contract capacity payments on 34 MW of capacity at two different rates based on the respective contract capacities deemed attributable to the original Salton Sea Unit I PPA option (20 MW) and to the original Fish Lake PPA (14 MW). The capacity payment price for the 20 MW portion adjusts quarterly based upon specified indices and the capacity payment price for the 14 MW portion is a fixed levelized rate. The energy payment (for deliveries up to a rate of 39.6 MW) is at a fixed price for 55.6% of the total energy delivered by Salton Sea Unit IV and is based on an energy payment schedule for 44.4% of the total energy delivered by Salton Sea Unit IV. The contract has a 30-year term but SCE is not required to purchase the 20 MW of capacity and energy originally attributable to the Salton Sea Unit I PPA option after June 30, 2017, the original termination date of the Salton Sea Unit I PPA.

         At the end of May 1996, construction of Salton Sea Unit IV was substantially completed and the facility had commenced deliveries of electrical energy to SCE. On May 24, 1996, Salton Sea Unit IV commenced its 30-day capacity demonstration test under the Salton Sea Unit IV PPA. The test is proceeding without difficulties and the facility is currently producing in excess of 40 MW. In addition, on June 6, 1996, the facility satisfactorily completed its 24-hour reliability test. The 30-day test with respect to Salton Sea Unit IV was completed by the end of June 1996, and, accordingly, under the Salton Sea IV PPA, SCE is now obligated to pay full contract rates. The Funding Corporation now plans to seek confirmation from the Independent Engineer that Substantial Completion under the Indenture has occurred, which will result in CalEnergy having no further obligation under the Cost Overrun Commitment. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT DOCUMENTS--Salton Sea Guarantor Project Contracts--Salton Sea Unit IV--Cost Overrun Commitment."

         Salton Sea Unit IV employs the pH Modification Process. The necessary permits for the construction and use of Salton Sea Unit IV have been issued or are expected to be obtained in the ordinary course.

         The Salton Sea Expansion includes, among other things, the installation of three new production wells, four new injection wells, associated production and injection pipelines, and a new 47.5 MW turbine. The incorporation of the pH Modification Process (described below) in Salton Sea Units I, III and IV is expected to reduce operating and maintenance costs and increase unit availability. As part of the Salton Sea Expansion, IID constructed a short (approximately 10 mile) transmission line and upgraded a portion of its existing system to interconnect Salton Sea Unit IV to the IID Midway substation, each of which are owned by IID.

         pH Modification. The pH Modification Process at Salton Sea Unit II has operated successfully since Salton Sea Unit II began operations in 1990. The Salton Sea Guarantors believe that incorporating the pH Modification Process will enable Salton Sea Units I, III and IV to achieve a reduction in operating and maintenance costs and increased unit availability. The Funding Corporation has estimated that operating and maintenance costs for plants utilizing the pH Modification Process are approximately 50% less than for plants utilizing the CRC Process.

         The pH Modification Process was developed by Unocal and is licensed to Magma. It lowers the pH of the geothermal resource by injection of a pH modification agent into the liquid brine stream. As a result, solids largely remain in solution, rather than precipitate out as in the CRC Process; scaling is minimized, and the spent brine can be directly reinjected into the reservoir. Significant overall operating and maintenance cost savings are expected to be realized in the elimination of the CRC processing of the resource and associated solids handling and disposal.
See "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."




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         The total budgeted cost of the Salton Sea Expansion is approximately
$135 million. For a further discussion and analysis of the Salton Sea Expansion, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

PARTNERSHIP PROJECTS

         The Partnership Projects are four geothermal power plants (the Vulcan Project, the Elmore Project, the Leathers Project and the Del Ranch Project) located in Imperial Valley, California, in the SSKGRA.

         Ownership. The Partnership Guarantors collectively own 100% of the partnership interests in the Vulcan Project and 90% of the partnership interests in the three other Partnership Projects. Magma owns the remaining 10% limited partnership interests in such three Partnership Projects and has agreed to pay to CEOC the partnership distributions it receives from such partnership interests. Such payments are made from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY -- Structure of and Collateral for the Securities."

         The ownership structure of these projects is as follows:

            (i) VULCAN PROJECT. Magma has a 99% ownership in VPC with the Funding Corporation owning the remaining 1% interest. VPC owns a 50% general partnership interest in Vulcan/BN Geothermal Power Company, a Nevada general partnership ("Vulcan"), which is the owner of the Vulcan Project. VPC, as of the Closing Date, will own BN Geothermal, which owns the remaining 50% general partnership interest in Vulcan.

            (ii) ELMORE PROJECT, LEATHERS PROJECT AND DEL RANCH PROJECT. CEOC directly owns a 40% general partnership interest in each of Elmore, the owner of the Elmore Project, Leathers, the owner of the Leathers Project and Del Ranch, the owner of the Del Ranch Project. Magma owns a 10% limited partnership interest in each of Elmore, Leathers and Del Ranch. As of the Closing Date CEOC will own Niguel, San Felipe and Conejo, which each own a 40% general partnership interest and a 10% limited partnership interest in Elmore, Leathers and Del Ranch, respectively.

         Recent Partnership Acquisition. On April 17, 1996, CalEnergy Imperial Valley Company, Inc., a wholly-owned subsidiary of CalEnergy ("CE Imperial Valley") acquired 100% of the capital stock of each of BNG, Niguel, San Felipe and Conejo from Mission for an aggregate cash purchase price of $70,000,000. At the time of such Partnership Acquisition, such acquired companies conducted no business other than owning 40% general partnership interests and 10% limited partnership interests (collectively, the "Mission Partnership Project Interests") in each of Vulcan, Elmore, Leathers and Del Ranch, respectively. On the Closing Date, CE Imperial Valley sold the stock of BNG to VPC and the stock of Niguel, San Felipe and Conejo to CEOC for an aggregate consideration of $70,000,000 payable in cash by VPC and CEOC. VPC and CEOC will use a portion of the proceeds of the Offering to fund approximately $23,000,000 of such acquisition price.

         Project Structure. CEOC (or VPC, in the case of the Vulcan Project) operates and maintains the Partnership Projects under operating and maintenance agreements with the respective Partnership Project Companies, and additionally provides day-to-day administrative, management and technical services under administrative services agreements with the respective Partnership Project Companies.

         Vulcan owns the surface land on which the Vulcan Project is located. Magma has granted to VPC the right to extract and utilize the resource for the production of power by the Vulcan Project and VPC sells geothermal brine to Vulcan for such power production purposes. With respect to the Leathers, Del Ranch and Elmore Projects, Magma has granted to each such project the right under resource easement agreements to extract and utilize the geothermal resource for the production of power by their respective power projects, and receives royalty payments from each such project. The Royalty payments to be received by Magma have been





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assigned to the Royalty Guarantor. Such payments are payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY-- Structure of and Collateral for the Securities."

VULCAN PROJECT

         The Vulcan Project has been in service since 1986. The Vulcan Project is nominally a 34 MW net output plant. SCE is required to purchase 29.5 MW of capacity of, and the electricity delivered from, the Vulcan Project under a 30-year SO4 power purchase agreement (the "Vulcan PPA"). Under the Vulcan PPA, SCE pays Vulcan a fixed price capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price increased each year of the Fixed Price Period, which period expired on February 9, 1996. Since that date, the energy payments have been based on SCE's Avoided Cost of Energy. The energy payment price per kWh was 12.6 cents for 1996 (until February 9, 1996, the date of termination of the Fixed Price Period). See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts--Vulcan Project--Vulcan PPA."

         The plant availability and Contract Capacity Factors of the Vulcan Project have been in excess of 91% and 104%, respectively, for each of the operating years 1991-1995. The average plant availability and Contract Capacity Factors for such period have been 95% and 115%, respectively. In 1995, the Vulcan Project generated gross electricity revenues of $41.3 million. For additional information regarding the operating history of the Vulcan Project, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

ELMORE PROJECT

         The Elmore Project has been in service since 1989. The Elmore Project is nominally a 38 MW net output plant. SCE is required to purchase 34 MW of capacity of, and the electricity delivered from, the Elmore Project under a 30-year SO4 power purchase agreement (the "Elmore PPA"). Under the Elmore PPA, SCE pays a fixed capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price increases each year of the Fixed Price Period, which period expires on December 31, 1998. Thereafter, the energy payments will be based on Avoided Cost of Energy. The energy payment price per kWh is 12.6 cents for 1996, 13.6 cents for 1997 and 14.6 cents for 1998. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts--Elmore Project--Elmore PPA."

         The plant availability and Contract Capacity Factors for the Elmore Project have been in excess of 91% and 104%, respectively, for each of the years 1991-1995. The average plant availability and the Contract Capacity Factors for such period have been 96% and 112%, respectively. In 1995, the Elmore Project generated gross revenues of $47.4 million. For additional information regarding history of the Elmore Project, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

LEATHERS PROJECT

         The Leathers Project has been in service since 1990. The Leathers Project is nominally a 38 MW net output plant. SCE is required to purchase 34 MW of capacity of, and the electricity delivered from, the Leathers Project under a 30-year SO4 power purchase agreement (the "Leathers PPA"). Under the Leathers PPA, SCE pays Leathers a fixed price capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price increases each year of the Fixed Price Period, which period expires on December 31, 1999. Thereafter, the energy payments will be based on SCE's Avoided Cost of Energy. The energy payment price per kWh is 12.6 cents for 1996, 13.6 cents for 1997, 14.6 cents for 1998 and 15.7 cents for 1999. See
"SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts--Leathers Project--Leathers PPA."

         The plant availability and Contract Capacity Factors of the Leathers Project have been in excess of 94% and 108%, respectively, for each of the operating years 1991-1995. The average plant availability and Contract Capacity Factors for such period have been 97% and 115%, respectively. In 1995 the Leathers Project




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generated gross electricity revenues of $46.8 million. For additional information regarding the operating history of the Leathers
Project, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

DEL RANCH PROJECT

         The Del Ranch Project has been in service since 1989. The Del Ranch Project is nominally a 38 MW net output plant. SCE is required to purchase 34 MW of capacity of, and the electricity generated by, the Del Ranch Project under a 30-year SO4 power purchase agreement (the "Del Ranch PPA"). Under the Del Ranch PPA, SCE pays Del Ranch a fixed price capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price increases each year of the Fixed Price Period, which period expires on December 31, 1998. Thereafter, the energy payments will be based on SCE's Avoided Cost of Energy. The energy payment price per kWh is 12.6 cents for 1996, 13.6 cents for 1997 and 14.6 cents for 1998. See "SUMMARY DESCRIPTION OF PRINCIPAL
PROJECT CONTRACTS-- Partnership Project Contracts--Del Ranch Project--Del
Ranch PPA."

         The plant availability and Contract Capacity Factors for the Del Ranch Project have been in excess of 94% and 103%, respectively, for each of the years 1991-1995. The average plant availability and the Contract Capacity Factors for such period have been 96% and 112%, respectively. In 1995, the Del Ranch Project generated gross electricity revenues of $46.4 million. For additional information regarding the operating history of the Del Ranch Project, see "APPENDIX B--INDEPENDENT ENGINEER'S REPORT."

ROYALTY PROJECTS

         The Royalty Guarantor is a single purpose entity which was established in connection with the Initial Offering to receive Royalties from Magma. Magma owns 99% and the Funding Corporation owns 1% of the Royalty Guarantor. Magma has assigned the Royalties it receives under the Leathers Easement, the Del Ranch Easement, the Elmore Easement and the East Mesa Assignment and Security Agreement (as modified by the East Mesa Master Agreement) to the Royalty Guarantor. The East Mesa Junior Royalties payable to the Royalty Guarantor (which are due but have not been paid to date), are junior to the debt service of the East Mesa Project. The East Mesa Senior Royalties payable to the Royalty Guarantor are senior to the debt service of the East Mesa Project. The Royalties paid with respect to the Leathers Easement, the Del Ranch Easement and the Elmore Easement are paid prior to the operating and maintenance expenses of the respective Partnership Projects and are payable from revenues which will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities." Royalties paid with respect to the East Mesa Assignment and Security Agreement are paid after the operating and maintenance expenses of the East Mesa Project.

ROYALTIES OBTAINED FROM THE PARTNERSHIP PROJECTS

         Pursuant to the Magma Assignment Agreement, the Royalty Guarantor receives Royalties of an aggregate amount of 21.5% of the energy revenues of Leathers and 23.333% of the energy revenues and 1% of the capacity revenues of each of Del Ranch and Elmore. In addition, Magma receives a special distribution of 4.5% of Leathers' energy revenues which it pays over to CEOC pursuant to a data and services agreement with CEOC. Vulcan also receives Royalties equal to 4.167% of the energy revenues of the Vulcan Project. CEOC receives royalties on energy payments equal to 5.667%, 3.0%, and 5.667% for Elmore, Leathers, and Del Ranch, respectively. CEOC also receives royalties equal to 3% of capacity revenues for Elmore, Leathers, and Del Ranch. All of the foregoing revenues and Royalties are paid from revenues that constitute Partnership Collateral. See "--Partnership Projects," "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Partnership Project Contracts--Royalty Project Contracts--Partnership Royalty Contracts" and "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."





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ROYALTIES OBTAINED FROM THE EAST MESA PROJECT

         Pursuant to the Magma Assignment Agreement, the Royalty Guarantor receives Royalties which Magma receives from East Mesa. East Mesa is a California limited partnership owned by subsidiaries of Geothermal Resources International, Inc. East Mesa owns and operates two geothermal power plants (the "East Mesa Project") in East Mesa, Imperial Valley, California, with total nominal net output of approximately 37 MW.

         Under the East Mesa Assignment and Security Agreement, Magma has leased land to East Mesa and assigned an SO4 Agreement (the "East Mesa PPA") to East Mesa. SCE is required to purchase 25 MW of capacity of, and the electricity delivered from, the East Mesa Project under the East
Mesa PPA which has a term of 30 years. Under the East Mesa PPA, SCE pays a fixed capacity payment, a capacity bonus payment and an energy payment. The contract energy payment price increases each year of the Fixed Price Period, which expires on December 31, 1999. Thereafter, energy payments will be based on Avoided Cost of Energy. The energy payment per kWh is 12.6 cents for 1996,
13.6 cents for 1997, 14.6 cents for 1998 and 15.7 cents for 1999.

         Under the East Mesa Assignment and Security Agreement, as modified by the East Mesa Master Agreement, Magma is entitled to 14% of East Mesa's combined capacity and energy revenues. The royalties consist of "Senior Royalties" (4% of combined capacity and energy revenue) and "Junior Royalties" (10% of combined capacity and energy revenue). The Senior Royalties are paid prior to East Mesa's debt service, but after operating expenses. The Junior Royalties are paid after Senior Royalties and debt service. To date, no Junior Royalties have been paid to Magma. In 1995, the royalties paid by East Mesa to Magma amounted to $1.6 million. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Royalty Project Contracts--East Mesa Project Contracts."

BRPU AWARD

         Pursuant to an order of the CPUC dated June 22, 1994 (confirmed on December 21, 1994) (the "BRPU Award"), Magma was awarded 163 MW of power production through a bidding process adopted by the CPUC under its 1992 Biennial Resource Plan Update ("BRPU"). According to the BRPU Award, subsidiaries of Magma have the right to sell 69 MW to SCE and 94 MW to SDG&E, with in-service dates in 1997 and 1998. The FERC has held that the BRPU Award violates PURPA, and both SCE and SDG&E have to date challenged and may continue to challenge the BRPU Award on both substantive and procedural grounds. Accordingly, there can be no assurance that power purchase agreements will be executed in respect of the BRPU Award or whether any of such projects will be completed.

         In light of the uncertainty concerning the BRPU Award, in March 1995, Magma entered into a buyout and capacity option agreement with SCE regarding the 69 MW of capacity awarded to Magma as a winning bidder in the BRPU solicitation. The agreement (which is subject to CPUC approval) provides for three lump sum termination payments by SCE in lieu of signing a power purchase agreement for the 69 MW of BRPU capacity. The amount of the termination payments is subject to a confidentiality agreement but provides SCE's ratepayers with substantial savings when compared to payments that would otherwise be made to Magma over the life of the BRPU power purchase agreement. The agreement also provides SCE with an option, which can be exercised at any time prior to February 2, 2002 to negotiate with Magma a power purchase agreement for 69 MW of geothermal capacity and energy on commercially reasonable terms, without giving effect to the termination payments previously paid.

INSURANCE

         The Salton Sea Projects and the Partnership Projects are currently insured under a corporate umbrella insurance program. The program consists of $600 million for general property damage with broad form coverages. The deductible is $25,000 per occurrence except for damage to a turbine generator and machinery




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breakdown which is $500,000 per occurrence. Business interruption and contingent business interruption coverages are included in the limits, subject to a 25-day deductible. Catastrophic insurance (earthquake and flood) consists of $200 million limits with a deductible that is the higher of: 5% of the loss or $2.5 million per occurrence. General liability insurance consists of $51 million (occurrence based) with a broad based policy form and a deductible of $20,000 per occurrence. Control of well insurance has a limit of $10 million with a deductible of $25,000. The policies are issued by international and domestic syndicates with each domestic company rated A minus or better by A.M. Best Co. Inc.

         Under the Salton Sea Credit Agreement and the Partnership Credit Agreement, the Salton Sea Guarantors and the Partnership Guarantors are obligated to maintain or cause to be maintained certain insurance with respect to the Salton Sea Projects and the Partnership Projects, respectively. However there can be no assurances that any specific insurance will continue to be available in the future on commercially reasonable terms.

EMPLOYEES

         Employees necessary for the operation of the Salton Sea Projects and the Partnership Projects are provided by CEOC, under the operation and maintenance agreements described below. As of March 31, 1996, CEOC employed approximately 225 people at the Salton Sea Projects and the Partnership Projects, collectively. CEOC employees are not covered by any collective bargaining agreement. The Funding Corporation believes that CEOC's employee relations are good. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Guarantor Project Contracts" and "--Partnership Project Contracts."

         CEOC maintains a qualified technical staff of approximately 45 people, covering a broad range of disciplines including geology, geophysics, geochemistry, hydrology, volcanology, drilling technology, reservoir engineering, plant engineering, construction management, maintenance services, production management and electric power operation.

         Administrative services for the Salton Sea Guarantors and the Partnership Project Companies are provided pursuant to the administrative services agreements described below. CalEnergy employees provide corporate level managerial, financial, accounting, technical and other administrative services and CEOC employees provide certain accounting, purchasing and payroll services. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS--Salton Sea Guarantor Project Contracts" and "--Partnership Project Contracts."

LEGAL PROCEEDINGS

         Currently, the Projects are parties to various minor items of litigation, none of which, if determined adversely, would have a material adverse effect on such Projects. Set forth below are descriptions of one settled action with a pending regulatory proceeding and one pending action in which the Partnership Project Companies are plaintiffs.

         In May 1996, the Partnership Project Companies settled a lawsuit against SCE relating to the rates to be paid under the SO4 Agreements for deliveries over nameplate (Vulcan BN Geothermal Power Co., et al. v. Southern California Edison Co. in the Superior Court for Los Angeles County, California) (the "SCE Litigation"). Pursuant to the settlement, which is subject to a confidentiality agreement, SCE paid the Partnership Project Companies approximately $10 million in respect of claims for energy underpayments for the period prior to January 1, 1996 and, subject to obtaining CPUC approval, which the parties have agreed to jointly seek, SCE has agreed to increase payments under the four Power Purchase Agreements to which the Partnership Project Companies are parties for specified deliveries above nameplate for each of the Partnership Projects from January 1, 1996 through the remainder of their respective 10-year initial fixed price periods under the SO4 Agreements.




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




         In addition, the Partnership Project Companies are part of a larger group of plaintiffs in a lawsuit against Irby Construction Co., Burns and McDonnell Engineering and Hyundai Corporation (Red Hill Geothermal Inc. v. Irby Constr., et al. in the Superior Court for Imperial County, California) claiming damages relating to the transmission line that was constructed to interconnect the Partnership Projects with SCE that occurred and which were either rebuilt or repaired in 1992. The Partnership Projects' share of such damage claim is currently approximately $17 million in property damage and other historical repair costs and approximately $17 million for lost historical profits. The case is still in the discovery phase and a trial date has been scheduled for September, 1996. The Partnership Projects intend to vigorously pursue this litigation.

REGULATORY AND ENVIRONMENTAL MATTERS

         Permits and Approvals. Each of the Projects are subject to environmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of the Projects. These environmental laws and regulations generally require that a wide variety of permits and other approvals be obtained for the construction and operation of an energy-producing facility and that the facility then operate in compliance with such permits and approvals. Failure to operate the facility in compliance with applicable laws, permits and approvals could result in the levy of fines or curtailment of Project operations by regulatory agencies.

         The Funding Corporation believes that each of the Salton Sea Guarantors and the Partnership Project Companies are in compliance in all material respects with all applicable environmental regulatory requirements and that maintaining compliance with current governmental requirements will not require a material increase in capital expenditures or materially affect any of such entity's financial condition or results of operations. It is possible, however, that future developments, such as more stringent requirements of environmental laws and enforcement policies thereunder, could affect the costs of and the manner in which the Salton Sea Guarantors and the Partnership Project Companies conduct their business.

         Federal Energy Regulations/PURPA. Each of the Salton Sea Projects and the Partnership Projects meets the requirements promulgated under PURPA to be Qualifying Facilities. Qualifying Facility status under PURPA provides two primary benefits. First, regulations under PURPA exempt Qualifying Facilities from the Public Utility Holding Company Act of 1935 ("PUHCA"), most provisions of the Federal Power Act (the "FPA") and state laws concerning rates of electric utilities, and financial and organizational regulation of electrical utilities. Second, regulations promulgated under PURPA require that electric utilities purchase electricity generated by Qualifying Facilities, construction of which commenced on or after November 9, 1978, at a price based on the purchasing utility's avoided cost.




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





                           MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         Set forth below are the current executive officers of the Funding Corporation and the Guarantors and their positions with the Funding Corporation and each of the Guarantors (or general partner thereof):

EXECUTIVE OFFICER                           POSITION
- -----------------                           --------
David L. Sokol                              Director, Chairman of the Board and Chief Executive Officer
Thomas R. Mason                             Director, President and Chief Operating Officer
Gregory E. Abel                             Senior Vice President, Controller and Chief Accounting Officer
Edward F. Bazemore                          Vice President, Human Resources
Vincent R. Fesmire                          Vice President, Construction
Frederick L. Manuel                         Vice President, U.S. Operations
Steven A. McArthur                          Director, Senior Vice President, General Counsel and Secretary
Dale R. Schuster                            Vice President, Administration
John G. Sylvia                              Director, Senior Vice President, Chief Financial Officer and Treasurer
Jonathan M. Weisgall                        Vice President, Legislative & Regulatory Affairs

         DAVID L. SOKOL, 39. Mr. Sokol has been a director of CalEnergy since March 1991 and is currently the Chairman and Chief Executive Officer of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Sokol also held the title of President of CalEnergy from April 19, 1993 until January 21, 1995. Mr. Sokol was Chairman, President and Chief Executive Officer of CalEnergy from February 1991 until January 1992. Mr. Sokol was the President and Chief Operating Officer of, and a director of, JWP, Inc., from January 27, 1992 to October 1, 1992. From November 1990 until February 1991, Mr. Sokol was the President and Chief Executive Officer of Kiewit Energy. From 1983 to November 1990, Mr. Sokol was the President and Chief Executive Officer of Ogden Projects, Inc.

         THOMAS R. MASON, 52, President and Chief Operating Officer of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Mason joined CalEnergy in March 1991. From October 1989 to March 1991, Mr. Mason was Vice President and General Manager of Kiewit Energy Company. Prior to that Mr. Mason was Director of Marketing for Energy Factors, Inc. (now Sithe Energies U.S.A., Inc.), a non-utility developer of power facilities. Prior to that Mr. Mason was a worldwide Market Manager of power generation for Solar Gas Turbines, a gas turbine manufacturer.

         GREGORY E. ABEL, 34, Senior Vice President, Controller and Chief Accounting Officer of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Abel joined CalEnergy in 1992. Mr. Abel is a Chartered Accountant and from 1984 to 1992 he was employed by Price Waterhouse. As a Manager in the San Francisco office of Price Waterhouse, he was responsible for clients in the energy industry.

         EDWARD F. BAZEMORE, 59, Vice President, Human Resources of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Bazemore joined CalEnergy in July 1991. From 1989 to 1991, he was Vice President, Human Resources, at Ogden Projects, Inc. in New Jersey. Prior to that, Mr. Bazemore was Director of Human Resources for Ricoh Corporation, also in New Jersey. Previously, he was Director of Industrial Relations for Scripto, Inc. in Atlanta, Georgia.

         VINCENT R. FESMIRE, 55, Vice President, Construction of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Fesmire joined CalEnergy in October 1993. In January 1995 Mr. Fesmire's responsibilities were realigned to provide a concentrated focus on the critical domestic




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development projects that were in part obtained with the Magma Acquisition.
Prior to joining CalEnergy, Mr. Fesmire was employed for 19 years with Stone & Webster, an engineering firm, serving in various management level capacities with an expertise in geothermal design engineering.

         FREDERICK L. MANUEL, 38, Vice President, U.S. Operations. Mr. Manuel joined CalEnergy in November 1991. From November 1991 to February 1995, Mr. Manuel Held the positions of Manager of Operations, Acting General Manager and General Manager at the Coso geothermal project. In February 1995, Mr. Manuel was named Vice President and General Manager of CalEnergy's newly acquired Salton Sea Projects and Partnership Projects and in July 1995 was named Vice President, U.S. Operations. Prior to joining CalEnergy Mr. Manuel held various engineering positions at Chevron Corporation.

         STEVEN A. McARTHUR, 38, Senior Vice President, General Counsel and Secretary of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. McArthur joined CalEnergy in February 1991. From 1988 to 1991 he was an attorney in the Corporate Finance Group at Shearman & Sterling in San Francisco. From 1984 to 1988 he was an attorney in the Corporate Finance Group at Winthrop, Stimson, Putnam & Roberts in New York.

         DALE R. SCHUSTER, 44, Vice President, Administration of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Schuster joined CalEnergy in July 1994. From 1991 until joining CalEnergy he was Senior Vice President and General Manager of AutoInfo, Inc., a software development and information systems company, and prior to that, Vice President and General Manager of ValCom, Inc.

         JOHN G. SYLVIA, 38, Senior Vice President, Chief Financial Officer and Treasurer of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Sylvia joined CalEnergy in 1988. From 1985 to 1988, Mr. Sylvia was a Vice President in the San Francisco office of the Royal Bank of Canada, with responsibility for corporate and capital markets banking. From 1986 to 1990, Mr. Sylvia served as an Adjunct Professor of Applied Economics at the University of San Francisco. From 1982 to 1985, Mr. Sylvia was a Vice President with Bank of America.

         JONATHAN M. WEISGALL, 47, Vice President, Legislative and Regulatory Affairs of CalEnergy, the Funding Corporation and each Guarantor (or general partner thereof). Mr. Weisgall joined CalEnergy in May, 1995 and is an attorney in private practice with extensive energy and regulatory experience and is Adjunct Professor of Energy Law at Georgetown University Law Center.

                                  EXECUTIVE COMPENSATION

         Individuals who were serving as executive officers of the Funding Corporation as of the last day of 1995 were compensated by CalEnergy. The Funding Corporation's and the Guarantors' executive officers will not receive any additional remuneration for serving as executive officers of the Funding Corporation and the Guarantors.

                                    OWNERSHIP

DESCRIPTION OF CAPITAL STOCK

         As of March 31, 1996, the authorized capital stock of the Funding Corporation consisted of 1,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 100 shares were outstanding. There is no public trading market for the Common Stock. As of March 31, 1996, there was one holder of record of the Common Stock. Holders of Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote. The Indenture contains certain restrictions on the payment of dividends with respect to the Common Stock.





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





PRINCIPAL HOLDERS

         Since the formation of the Funding Corporation in June 1995, all of the outstanding shares of Common Stock have been owned by Magma. Magma directly or indirectly owns all of the capital stock of or partnership interests in the Funding Corporation and the Guarantors. CalEnergy owns all of the capital stock of Magma. CalEnergy's common stock is publicly traded on the New York, Pacific and London Stock Exchanges, and approximately 34% of the common stock is beneficially owned, on a fully-diluted basis through indirect subsidiaries, by Kiewit.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

         The Salton Sea Projects' and the Partnership Projects' geothermal power plants are wholly-owned, administered and operated by Magma or Subsidiaries of Magma. Geothermal fluid supplying these facilities is provided from Magma's (or a subsidiary's) geothermal resource holdings in the SSKGRA.

         In so providing rights to geothermal resources and/or geothermal fluids for purposes of power production, administering and operating the geothermal power plants, and disposing of solids from these facilities, Magma (directly and through subsidiaries) receives certain royalties, cost reimbursements and fees for its services and the rights it provides. See the financial statements attached hereto.

         The Funding Corporation believes that the transactions with related parties described above, taking into consideration all of the respective terms and conditions of each of the relevant contracts and agreements, are at least as favorable to the Guarantors as those which could have been obtained from unrelated parties in arms length negotiations. See "SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS."

RELATIONSHIP OF THE FUNDING CORPORATION AND THE GUARANTORS TO MAGMA AND
CALENERGY

         The Funding Corporation is a wholly owned direct subsidiary of Magma organized for the sole purpose of acting as issuer of Securities. The Funding Corporation is restricted, pursuant to the terms of the Indenture, to acting as issuer of Securities and other indebtedness as permitted under the Indenture, making loans to the Guarantors pursuant to the Credit Agreements, and transactions related thereto. The Funding Corporation and each of the Guarantors (and, in the case of SSBP and SSPG, the general partners thereof) have been organized and are operated as legal entities separate and apart from CalEnergy, Magma and any other Affiliates of CalEnergy or Magma, and, accordingly, the assets of the Funding Corporation and the Guarantors (and, in the case of SSBP and SSPG, the general partners thereof) will not be generally available to satisfy the obligations of CalEnergy, Magma or any other Affiliates of CalEnergy or Magma; provided, however, that unrestricted cash of the Funding Corporation and the Guarantors or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of such parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to CalEnergy, Magma or Affiliates thereof. The Securities are non-recourse to CalEnergy or Magma. See "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Nature of Recourse on the Securities."




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




              SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS

         The following is a summary of selected provisions of certain principal agreements related to the Projects and the business of the Guarantors and is not considered to be a full statement of the terms of such agreements. Accordingly, the following summaries are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this Prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date hereof. Copies of all such agreements may be obtained from the Funding Corporation (subject to certain confidentiality restrictions).

STANDARD TERMS OF SO4 AGREEMENT

         All of the power purchase agreements between the Project Companies and SCE are SO4 Agreements, except the Salton Sea Unit I PPA and the Salton Sea Unit IV PPA. Although such SO4 Agreements differ in certain respects from the standard SO4 Agreement, many of the provisions in each Project Company's power purchase agreement are the same as in the standard SO4 Agreement. Set forth below is a summary of certain terms and provisions contained in each SO4 Agreement.

         Term and Termination. Each of the Project Companies' SO4 Agreements have contract terms of 30 years from the Firm Operation Date of such agreements. Upon expiration of the contract term, the SO4 Agreement remains in effect until either party terminates the agreement upon 90 days prior written notice.

         The Fixed Price Period is the first 10 years of the contract term. The Avoided Cost of Energy Period begins upon expiration of the Fixed Price Period and continues for the remainder of the contract term.

         Construction, Design, Operation and Ownership of the Project. The SO4 Agreement sets forth terms for the construction, design, ownership, and operation and maintenance of the relevant Project. In the SO4 Agreement, the Project Company warrants that the Project will comply with applicable law and meet the requirements of a Qualifying Facility as of the date of initial delivery of energy and throughout the contract term. The Project Company indemnifies SCE for any losses which SCE incurs due to the Project Company's failure to maintain any necessary government approvals.

         Power Purchase Provisions. The SO4 Agreement provides for (i) capacity payments as described below and (ii) energy payments either at an annually escalating rate or at a levelized rate for the Fixed Rate Period and energy payments at SCE's Avoided Cost of Energy for the Avoided Cost of Energy Period.

         Capacity Payments. Under the SO4 Agreements, a Project must qualify for a fixed annual capacity payment (the "Firm Capacity Payment") by meeting specified performance requirements on a monthly basis during an approximately four month on-peak period, during the months of June through September of each year. The Project must deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate corresponding to at least an 80% Contract Capacity Factor (the "Performance Requirement"). The "Contract Capacity Factor" equals (i) a plant's actual electricity output, divided by
(ii) the product of the Project's "Contract Capacity," and the number of hours in the measurement period (less applicable maintenance and curtailment hours). If a Project maintains the required 80% Contract Capacity Factor during the applicable reference period, then SCE must pay a Firm Capacity Payment equal to the product of the Contract Capacity Price set forth in the agreement and the Project's Contract Capacity. The Firm Capacity Payment is paid in monthly installments, and the monthly installment of the Firm Capacity Payment may be reduced if the relevant Project has a Contract Capacity Factor of less than 80% for such month. Capacity payments are weighted toward the on-peak months.

         The Project Company is required to annually demonstrate its ability to provide the specified Contract Capacity by satisfying the Performance Requirement. If the Project Company does not satisfy the Performance Requirement, it may be placed on probation for up to 15 months, and, if the Project Company cannot satisfy the


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








Performance Requirement during the probationary period, the Contract Capacity will be reduced to a capacity equal to the greater of (i) what has been delivered during the probationary period or (ii) what can reasonably be delivered by the Project Company. Additionally, failure to satisfy the Performance Requirement will subject the Project Company to the penalties described below. However, if the Project Company's failure to meet the Performance Requirement is due to a forced outage or a request by SCE to reduce delivery, SCE must continue to pay the full Firm Capacity Payment. If the Project Company is unable to provide Contract Capacity due to Uncontrollable Forces, SCE must continue to pay the full Firm Capacity Payments for 90 days from the occurrence of the Uncontrollable Force.

         Capacity Bonus Payments. Under the SO4 Agreements, the Project Companies are entitled to receive capacity bonus payments in an on-peak month if the relevant Project operates at least at an 85% Contract Capacity Factor during the on-peak hours of such on-peak month, and qualifies in respect of non-peak months if the Contract Capacity Factors for all on-peak months have been at least 85% and the Project operates at a Contract Capacity Factor of at least 85% during on-peak hours of the relevant non-peak month.

         Capacity bonus payments for each month increase with the level of kWhs delivered between the 85% and 100% Contract Capacity Factor levels during the month. The capacity bonus payment for each month is equal to a percentage of the Firm Capacity Payment based on the Project's on-peak Contract Capacity Factor (which percentage may not exceed 18% of one-twelfth of the Firm Capacity Payment).

         Changes in Contract Capacity. The Project Company may reduce Contract Capacity if the Project Company gives SCE specified notice. The Project Company must refund SCE an amount of money equal to the difference between the accumulated monthly capacity payments paid by SCE prior to the receipt of the reduction notice and the total monthly capacity payments SCE would have paid based on the Adjusted Capacity Price, as well as interest at the prime rate on such amount. If the Project Company fails to give notice, it can reduce Contract Capacity, as long as the Project Company refunds said amount plus a penalty equal to the product of (i) the Contract Capacity being reduced, (ii) the difference between the Contract Capacity Price and the Adjusted Capacity Price and (iii) the number of years and fractions thereof (not less than one year) by which the Project Company has been deficient in giving prescribed notice, but if the Adjusted Capacity Price is less than the Contract Capacity Price, then no such penalty is due.

         Energy Payments. In addition to capacity payments, each SO4 Agreement provides that SCE must make monthly energy payments based on the number of kWh of energy delivered by the relevant plant in such month.
Energy payments are weighted toward on-peak months and on-peak hours.

         Annual Forecast Energy Payments. Under the East Mesa, Vulcan, Leathers, Del Ranch and Elmore SO4 Agreements (the "Annual Forecast Energy Payment SO4 Agreements"), during the Fixed Price Period, the Project Company is paid a monthly energy payment (the "Annual Forecast Energy Payment") based on the Forecast of Annual Marginal Cost of Energy Schedule as follows:

              YEAR                           PRICE PER KWH
              ----                           -------------
              1996                               12.6(cent)
              1997                               13.6(cent)
              1998                               14.6(cent)
              1999                               15.7(cent)

         Levelized Energy Payments. Under the Salton Sea Unit II and Salton Sea Unit III SO4 Agreements (the "Levelized Energy Payment SO4 Agreements"), during the Fixed Price Period, the energy payments (the "Levelized Energy Payments") are levelized to yield a time weighted average of 10.6 cents per kWh for Salton Sea Unit II and 9.8 cents per kWh for Salton Sea Unit III. During later years in the Fixed Price Period, when the Forecast of Annual Marginal Cost of Energy price is greater than the Levelized Energy Payment price, the relevant Project must deliver to SCE at least 70% of the average annual kWh delivered to SCE during periods when the Levelized Energy Payment Price was greater than the energy price in the Forecast of the Annual


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Marginal Cost of Energy Schedule. If the Project fails to satisfy this performance obligation or fails to perform any other contract obligations during the Fixed Price Period, and, at such time, the net present value of the cumulative energy payments received exceeds the net present value of what the Project Company would have been paid under the Annual Forecast Energy Payment SO4 Agreements, the Project Company must refund the difference. The Project Company must post a performance bond, guarantee, letter of credit or other security to insure payment to SCE of any such refund. If the Project Company fails to post such security or SCE deems the security inadequate, the Project Company will be required to refund any difference immediately and accept payment under the Forecast of Annual Marginal Cost of Energy Schedule until the security is reinstated.

         Avoided Cost of Energy Payments. During the Avoided Cost of Energy Period, all of the Project Companies are paid a monthly energy payment at a rate which equals SCE's Avoided Cost of Energy. SCE's Avoided Cost of Energy is the product of SCE's incremental energy rate ("IER") (system efficiency) and its avoided fuel rate, plus various additions that have been adopted by the CPUC. The IER and the additions are determined yearly in SCE's energy cost adjustment clause proceeding before the CPUC. SCE's avoided fuel and the corresponding fuel rate are determined monthly by the CPUC. For most months, SCE's avoided fuel has historically been gas, although in some winter months the avoided fuel has been oil. When the avoided fuel is oil, SCE's fuel rate is based on the actual average cost of the most recent period's oil purchase. Consequently, during the Avoided Cost of Energy Period, energy payments under the SO4 Agreements will fluctuate based on average fuel costs in the California energy market.

         The time period weighted average of SCE's Avoided Cost of Energy was
2.3 cents per kWh for the first quarter of 1996. In April 1995, SCE forecast its future Avoided Cost of Energy as follows:

           YEAR              LOW             MEDIAN                HIGH
           ----              ---             ------                ----
           1995             2.41              2.41                 2.41
           1996             2.48              2.51                 2.54
           1997             2.55              2.60                 2.68
           1998             2.72              2.83                 2.97
           1999             2.91              2.99                 3.28
           2000             3.11              3.22                 3.60
           2001             3.30              3.46                 3.91
           2002             3.42              3.59                 4.13
           2003             3.52              3.72                 4.36
           2004             3.62              3.88                 4.61
           2005             3.72              4.11                 4.86
           2006             3.83              4.31                 5.16
           2007             3.95              4.44                 5.48
           2008             4.06              4.59                 5.82
           2009             4.18              4.74                 6.19
           2010             4.31              4.89                 6.59
           2011             4.43              5.06                 7.07
           2012             4.57              5.22                 7.60
           2013             4.70              5.40                 8.16
           2014             4.84              5.58                 8.76
           2015             4.99              5.76                 9.41

         Neither the Funding Corporation nor any Guarantor has prepared or relied upon such forecast. The Funding Corporation and the Guarantors believe that all forecasts of Avoided Cost of Energy are speculative in nature and that there can be no assurance that SCE's actual future Avoided Cost of Energy will be equal to any of the above forecasts. SCE's actual Avoided Cost of Energy will be dependent upon, among other factors, SCE's future fuel costs, system operation characteristics and regulatory action.


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






         Curtailment. SCE is not required to accept or purchase energy generated by the Project, and may request the Project Company to discontinue or reduce delivery of energy, for not more than 300 hours per year during off-peak hours if either the purchase (i) would cost more than the costs SCE would incur if it utilized energy from another source or (ii) would cause SCE hydro-energy to be spilled under certain CPUC mandated conditions.

         Abandonment of Project. The Project Company is deemed to have abandoned the Project if it discontinues operation of the Project with the intent to discontinue operation permanently. Such intent is conclusively presumed if either the Project Company gives notice to SCE of such intent or the Project Company operates the plant such that no energy is generated therefrom for 200 consecutive days. However, if the Project is prevented from generating energy due to an Uncontrollable Force, then such period is extended for the duration of the Uncontrollable Force, not to exceed one year. If the Project Company abandons the Project, SCE or any entity designated by SCE has a right of first refusal to purchase the Project.

         Insurance. The Project Company must obtain and maintain comprehensive general liability insurance. If the Project Company fails to maintain such insurance, it must indemnify SCE for any liabilities which would have been covered by the insurance.

         Uncontrollable Force. Each party is relieved from its obligations under the SO4 Agreement, other than payment obligations, when and to the extent that the failure of performance is caused by an Uncontrollable Force; provided that the nonperforming party, within 2 weeks after the occurrence of an Uncontrollable Force, gives the other party written notice describing the particulars of the occurrence, and the nonperforming party uses its best efforts to remedy its inability to perform.

         Indemnification. Each party to the SO4 Agreement has indemnified the other party for liability for property damage or personal injury arising out of the indemnifying parties' operation, use or ownership of its facilities, other than for liability resulting from the indemnified parties' sole negligence or willful misconduct.

TRANSMISSION SERVICE AGREEMENTS

         Salton Sea Unit I delivers electricity to SCE at the Salton Sea Unit I site. Each of the other Salton Sea Projects and Partnership Projects delivers electricity to SCE on transmission lines owned by IID. These transmission lines interconnect the operating plants with SCE's transmission system. Transmission service charges are paid monthly to IID pursuant to Transmission Service Agreements, each of which has a termination date which extends beyond the Final Maturity Date. Each Project which delivers electricity on the IID transmission lines has a remaining credit against the payment of its transmission service charge as consideration for its contribution towards the construction of IID's transmission facilities.

SALTON SEA GUARANTOR PROJECT CONTRACTS

SALTON SEA UNIT I

SALTON SEA UNIT I PPA

         Salton Sea Unit I sells electricity to SCE pursuant to a negotiated power purchase agreement, dated May 8, 1987, between SCE and SSPG.

         The Salton Sea Unit I PPA is not an SO4 Agreement, although as described below it contains many of the provisions customarily found in an SO4 Agreement. See "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Salton Sea Unit I PPA and the primary differences between the Salton Sea Unit I PPA and the terms of the standard SO4 Agreement are described below.

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





         Terms. The contract term of the Salton Sea Unit I PPA is 30 years from the Firm Operation Date of July 1, 1987. The Contract Capacity is 10 MW. The Salton Sea Unit I PPA originally provided for the option to increase contract capacity up to an additional 20 MW. However, this additional capacity has effectively been transferred to the Salton Sea Unit IV PPA.

         Capacity Payments. The Salton Sea Unit I PPA capacity payment is based on a firm capacity price which adjusts quarterly based on various inflation-related indices for the term of the agreement. Salton Sea Unit I earns its minimum monthly contract capacity payment in each month of the year if it is able to deliver 100% of the Contract Capacity set forth in the agreement. If Salton Sea Unit I meets this performance requirement, Salton Sea Unit I receives a monthly performance payment based on the agreement's then current firm capacity price multiplied by the Contract Capacity and the energy delivered from the Salton Sea Unit I Project up to the Contract Capacity. Based on the current capacity price of $127.80 per kW-year, the annual maximum capacity payment is $1,278,000. The Salton Sea Unit I PPA does not provide for bonus capacity payments.

         If Salton Sea Unit I does not meet the Salton Sea Unit I performance requirement, SCE may, in its sole discretion, place the plant on probation for a period not to exceed 15 months. If the Salton Sea Unit I performance requirement is not met during the probationary period, SCE may derate the Contract Capacity of the plant.

         Energy Payments. Salton Sea Unit I receives a monthly energy payment calculated using a Base Price (defined as the initial value of the energy payment (4.056 cents per kWh)), which is subject to quarterly adjustments based on various inflation-related indices. The time period weighted average energy payment for Salton Sea Unit I was 5.4 cents per kWh in the first quarter of 1996. The energy payments under the Salton Sea Unit I PPA never revert to SCE's Avoided Cost of Energy.

SALTON SEA UNIT I GEOTHERMAL SALES CONTRACT

         SSBP and SSPG are currently parties to a Geothermal Sales Contract, dated as of September 6, 1988 (the "Salton Sea Units I and II Geothermal Sales Contract"), which requires SSBP to supply geothermal energy to SSPG for Salton Sea Unit I. The agreement has a term of 30 years, commencing on July 1, 1987.

SALTON SEA UNIT I GROUND LEASE

         SSBP and SSPG entered into a Ground Lease with IID, dated as of November 24, 1993 (the "Salton Sea Units I and II Ground Lease"). Pursuant to the Salton Sea Units I and II Ground Lease, IID leases the real property on which Salton Sea Units I and II are located, consisting of approximately 117 acres, to SSBP and SSPG for a period of 33 years. The Salton Sea Units I and II Ground Lease is triple net with original base rental payments of $400 per acre per annum. Every 5 years this per acre price may be adjusted based on changes in the Consumer Price Index as specified in the lease.

         The Salton Sea Units I and II Ground Lease permits improvements and construction to increase capacity. The rights of SSBP and SSPG under the lease are junior and subordinate to (i) the rights of Magma Land under the Amended and Restated Geothermal Lease and Agreement dated as of November 24, 1993 between IID and Magma Land and (ii) the right, title and interest of Magma Land and SSBP under the Salton Sea Resource Easement.

         Defaults and Remedies. The following constitute material defaults under the Salton Sea Units I and II Ground Lease: (i) failure to pay rent when due where such failure continues for 30 business days after written notice;
(ii) failure to observe or perform any material covenants under the lease where such failure continues for 60 days after written notice; and (iii) either of SSBP or SSPG is adjudged bankrupt or insolvent, files a petition for bankruptcy, discontinues business, makes a general arrangement for the benefit of creditors or has substantially all of its assets attached for greater than 60 days. Upon the occurrence of any of the above, IID may terminate SSBP's and SSPG's right to possession of the premises and the Salton Sea Units I and II Ground


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






Lease shall be terminated. IID is entitled to recover various damages enumerated in the Salton Sea Units I and II Ground Lease in the event of early termination of the lease.

SALTON SEA RESOURCE EASEMENT

         SSBP and Magma Land entered into an Amended and Restated Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated as of February 23, 1994, and further amended as of July 21, 1995 (the "Salton Sea Resource Easement"), pursuant to which Magma Land grants to SSBP a first-priority, non-exclusive right to extract and utilize for power production purposes the geothermal resource underlying specific properties in the SSKGRA. These resources supply all of the geothermal energy requirements that are used by Salton Sea Units I, II, III and IV. In the easement, Magma Land has reserved the right to use any excess or unused geothermal resources, including brine minerals.

         Term. The Salton Sea Resource Easement became effective on February 23, 1994 and expires on November 24, 2026.

         Obligations. SSBP must reimburse Magma Land for amounts Magma Land is obligated to pay to those landowners who own the underlying rights to the geothermal resources under various geothermal lease agreements. SSBP is obligated to pay all costs and expenses associated with the maintenance, repair and operation of the geothermal brine facilities. SSBP is required to comply with all laws, pay utilities and all real and personal property taxes and maintain insurance.

         Termination. Magma Land may terminate the Salton Sea Resource Easement if (i) SSBP fails to make a payment when due and fails to cure the default within 5 days of receiving notice of such default or (ii) SSBP fails to perform or observe any other material covenant under the Salton Sea Resource Easement and such failure continues unremedied for a period of 30 days after notice thereof is given by Magma Land.

SALTON SEA O&M AGREEMENT

         The Salton Sea Guarantors and CEOC entered into a Second Amended and Restated Operating and Maintenance Agreement, dated as of July 15, 1995 (the "Salton Sea O&M Agreement"), under which CEOC is responsible for the day-to-day operations and maintenance of the Salton Sea Projects.

         Term. The term of the Salton Sea O&M Agreement became effective on July 15, 1995, and expires on July 15, 2028.

         Obligations of CEOC. CEOC has agreed to provide and employ qualified plant management personnel for the operation, maintenance and repair of the Salton Sea Projects, and personnel for general administrative functions. CEOC is authorized to collect revenues on behalf of the Salton Sea Guarantors and make payments as specified in the Salton Sea O&M Agreement.

         Reimbursement. The Salton Sea Guarantors pay CEOC for all actual costs and expenses incurred by CEOC under the Salton Sea O&M Agreement. Actual costs and expenses include, without limitation, (i) the actual costs to CEOC of goods and materials, (ii) the cost to CEOC of providing labor or services to the Salton Sea Projects which shall be computed as the total costs incurred by CEOC in providing labor or services to the Projects apportioned, pro rata, based on the number of MWs the Salton Sea Projects generate compared to the total MWs of all Projects serviced by CEOC, (iii) the portion of the cost of invested capital incurred by CEOC for the purchase of machinery and equipment used in connection with services fairly allocable to the Salton Sea Projects and (iv) the actual cost to CEOC of retaining subcontractors.

         Indemnification. The Salton Sea Guarantors agree to defend, indemnify and hold CEOC harmless against any and all liabilities, claims, damages, losses and expenses arising out of the course of performance of the Salton Sea O&M Agreement by CEOC.


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






         Force Majeure. Neither the Salton Sea Guarantors nor CEOC are liable for any failure or inability to perform (other than to make payments due) under the Salton Sea O&M Agreement due to the occurrence of an event of force majeure. Events of force majeure are defined in the Salton Sea O&M Agreement in a manner usual and customary for agreements of this type.

         Termination. The Salton Sea O&M Agreement may be terminated (i) in the event of a material default by either party that is not cured within 30 days after notice is given, or (ii) if the Salton Sea Guarantors are adjudged bankrupt or insolvent, file a petition for bankruptcy or discontinue business. Should any event of force majeure remain in existence for a period of 6 months, the agreement may be terminated upon the giving of written notice; provided, however, that such 6-month period shall be extended for a reasonable time so long as the party claiming suspension of the agreement has diligently proceeded to terminate the event of force majeure and continues to do so throughout such extension.

SALTON SEA ADMINISTRATIVE SERVICES AGREEMENT

         The Salton Sea Guarantors and Magma entered into a Second Amended and Restated Administrative Services Agreement, dated as of July 15, 1995 (the "Salton Sea ASA"), whereby Magma agrees to provide administrative, management and technical services with respect to the Salton Sea Projects.

         Term. The term of the agreement is 33 years from July 15, 1995.

         Obligations. Magma agrees to provide day-to-day administrative and management services, including general bookkeeping and personnel administration, and technical services such as structural engineering.

         Disclaimer of Liability; Indemnity. Magma agrees to use its good faith efforts to provide the services described in the agreement, but Magma will not be liable to the Salton Sea Guarantors for damages arising out of the performance of ordinary and extraordinary services or for consequential damages under any circumstance. The Salton Sea Guarantors agree to defend, indemnify and hold Magma harmless against any and all liabilities, arising out of the course of performance of the agreement by Magma.

TECHNOLOGY TRANSFER AGREEMENT

         SSBP and SSPG entered into a 33-year Technology Transfer Agreement, dated as of March 31, 1993 (the "Salton Sea Technology Transfer Agreement") with Magma pursuant to which Magma grants to the Salton Sea Guarantors the right to use Magma's proprietary and non-proprietary technology, leases and patents for the Salton Sea Projects. Magma has granted these rights to SSBP and SSPG at no cost. The agreement also allows SSBP and SSPG to benefit from improvements and modifications to the technology for the life of the agreement.

SALTON SEA UNIT II

SALTON SEA UNIT II PPA

         Salton Sea Unit II sells electricity to SCE pursuant to a modified SO4 Agreement dated April 16, 1985 between SCE and SSPG. The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Salton Sea Unit II PPA and the primary differences between the Salton Sea Unit II PPA and the terms of the standard SO4 Agreement are described below.

         Terms. The contract term of the Salton Sea Unit II PPA is for 30 years from the Firm Operation Date of April 5, 1990. The Contract Capacity is 15 MW.

         Capacity Payments. Salton Sea Unit II has a Contract Capacity Price of $187 per kW-year and, based on the Contract Capacity of 15 MW, the annual maximum capacity payment is $2,805,000.



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







         Energy Payments. The Salton Sea Unit II PPA is a Levelized Energy Payment SO4 Agreement. The Fixed Price Period for Salton Sea Unit II expires on April 4, 2000. During the Fixed Price Period, the energy payment is a time weighted average of 10.6 cents per kWh. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy. For the period from April 1, 1994 through March 31, 2004, SCE is entitled to receive, at no cost, 5% of all energy delivered in excess of Contract Capacity.

SALTON SEA UNIT II GEOTHERMAL SALES CONTRACT

         The sale of geothermal resources to Salton Sea Unit II is governed by the Salton Sea Units I and II Geothermal Sales Contract. See "--Salton Sea Unit I."

SALTON SEA UNIT II GROUND LEASE

         The lease of real property by Salton Sea Unit II is governed by the Salton Sea Units I and II Ground Lease. See "--Salton Sea Unit I."

SALTON SEA UNIT II RESOURCE EASEMENT

         The right to use geothermal resources with respect to Salton Sea Unit II is governed by the Salton Sea Resource Easement. See "--Salton Sea Unit I."

SALTON SEA UNIT II O&M AGREEMENT

         The operation and maintenance of Salton Sea Unit II is governed by the Salton Sea O&M Agreement. See "--Salton Sea Unit I."

SALTON SEA UNIT II ASA

         The provision of administrative services to Salton Sea Unit II is governed by the Salton Sea ASA. See "--Salton Sea Unit I."

SALTON SEA UNIT II TECHNOLOGY TRANSFER AGREEMENT

         The right to use Magma's proprietary and non-proprietary technology in Salton Sea Unit II is governed by the Salton Sea Technology Transfer Agreement. See "--Salton Sea Unit I."

SALTON SEA UNIT III

SALTON SEA UNIT III PPA

         Salton Sea Unit III sells electricity to SCE pursuant to a modified SO4 Agreement dated April 16, 1985 between SCE and SSPG. The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Salton Sea Unit III PPA and the primary differences between the Salton Sea Unit III PPA and the terms of the standard SO4 Agreement are described below.

         Term. The contract term of the Salton Sea Unit III PPA is for 30 years from the Firm Operation Date of February 14, 1989.

         Capacity Payments. Salton Sea Unit III has a Contract Capacity Price of $175 per kW-year and, based on the Contract Capacity of 47.5 MW, the annual maximum capacity payment is $8,312,500.



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







Energy Payments. The Salton Sea Unit III PPA is a Levelized Energy Payment SO4 Agreement. The Fixed Price Period for Salton Sea Unit III expires on February 13, 1999. During the Fixed Price Period, the energy payment is a time weighted average of 9.8 cents per kWh. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.

SALTON SEA UNIT III GEOTHERMAL SALES CONTRACT

         SSBP and SSPG are currently parties to a Geothermal Sales Contract, dated as of June 1, 1989 (the "Salton Sea Unit III Geothermal Sales Contract"), which requires SSBP to supply geothermal energy to SSPG for Salton Sea Unit III. The terms of the Salton Sea Unit III Geothermal Sales Contract are identical in all material respects to the Salton Sea Units I and II Geothermal Sales Contract. See "--Salton Sea Unit I."

SALTON SEA UNIT III GROUND LEASE

         SSBP and SSPG are currently parties to a Ground Lease with Magma Land, dated as of March 31, 1993 pursuant to which Magma Land leases the real property on which Salton Sea Units III and IV are located to SSBP and SSPG (the "Salton Sea Unit III Ground Lease"). Many of the terms of the lease are substantially similar to the Salton Sea Units I and II Ground Lease. See "--Salton Sea Unit I."

SALTON SEA UNIT III RESOURCE EASEMENT

         The right to use geothermal resources with respect to Salton Sea Unit III is governed by the Salton Sea Resource Easement. See "--Salton Sea Unit I."

SALTON SEA UNIT III O&M AGREEMENT

         The operation and maintenance of Salton Sea Unit III is governed by the Salton Sea O&M Agreement. See "--Salton Sea Unit I."

SALTON SEA UNIT III ASA

         The provision of administrative services to Salton Sea Unit III is governed by the Salton Sea ASA. See "--Salton Sea Unit I."

SALTON SEA UNIT III TECHNOLOGY TRANSFER AGREEMENT

         The right to use Magma's proprietary and non-proprietary technology in Salton Sea Unit III is governed by the Salton Sea Technology Transfer Agreement. See "--Salton Sea Unit I."

SALTON SEA UNIT IV

SALTON SEA UNIT IV PPA

         Salton Sea Unit IV will sell electricity to SCE pursuant to a negotiated SO4 Agreement, dated November 29, 1994 between SCE and SSPG. Many of the terms of the Salton Sea Unit IV PPA are similar to those terms customarily found in an SO4 Agreement. See "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Salton Sea Unit IV PPA and the primary differences between the Salton Sea Unit IV PPA and the terms of the standard SO4 Agreement are described below.

         Terms. The contract term of the Salton Sea Unit IV PPA is 30 years from the Firm Operation Date. Firm Operation is required to occur prior to June 12, 1998. The Contract Capacity is 34 MW.

         Ownership, Design and Construction. In addition to the standard terms of the SO4 Agreement, the Salton Sea Unit IV PPA requires Salton Sea Unit IV to maintain site control and file progress reports.



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






         Capacity Payments. Salton Sea Unit IV shall be paid a monthly capacity payment for satisfying certain performance requirements. From the Firm Operation Date through June 30, 2017 (the original termination date of the Salton Sea Unit I PPA), Salton Sea Unit IV shall be paid under the Salton Sea Unit IV PPA $121.72/kW-year plus quarterly inflation-related adjustments for 58.8% (or 20/34ths) of the Contract Capacity delivered by Salton Sea Unit IV which capacity was originally attributable to the Salton Sea Unit I PPA. After June 30, 2017, SCE will not be obligated to purchase the 58.8% of capacity which was originally attributable to the Salton Sea Unit I PPA. From the Firm Operation Date until the end of the contract term, Salton Sea Unit IV shall be paid $158/kW-year for 41.2% (or 14/34ths) of the Contract Capacity delivered by Salton Sea Unit IV. Based on the prices set forth above and the Contract Capacity of 34 MW, the first year's annual maximum capacity payment, will be approximately $4,646,690. Capacity bonus payments may be earned based on the same criteria set forth in the "--Standard Terms of the SO4 Agreement" described above. The capacity bonus payment is based on a formula set forth in the Salton Sea Unit IV PPA.

         Energy Payments. Salton Sea Unit IV shall be paid a monthly energy payment equal to the sum of the on-peak, mid-peak, off-peak and super-off-peak period energy payments. From the Firm Operation Date until June 30, 2017, the energy payments for 55.6% (or 20/36ths) of the total energy delivered by Salton Sea Unit IV (up to 110% of nameplate capacity) will be calculated based on a base price of 4.701 cents per kWh, adjusted pursuant to various inflation-related indices. From the Firm Operation Date until the end of the contract term, the energy payments for 44.4% (or 16/36ths) of the total energy delivered will be calculated according to a Fixed Price, based on an energy payment schedule, for the first 10 years, SCE's Avoided Cost of Energy plus a predetermined spread per kWh for years 11 through 15 and SCE's Avoided Cost of Energy thereafter. After June 30, 2017, all energy payments will be calculated as provided in the chart below; however, SCE will not be obliged to purchase any energy attributable to the 55.6% of Salton Sea Unit IV's capacity derived from the Salton Sea Unit I PPA. The Fixed Price per year for the first 10 years depends upon the year in which the Firm Operation Date occurs. Assuming Salton Sea Unit IV enters Commercial Operation in 1996, the energy payments for such 44% portion of the agreement and, after June 30, 2017, all energy delivered under the agreement, will be as follows:


YEARS 1-10 -- FIXED ENERGY PAYMENTS:                  YEARS 11-15 -- FIXED ENERGY PAYMENT PLUS AVOIDED COST OF ENERGY:
- ------------------------------------                  ----------------------------------------------------------------

       YEAR         ENERGY PAYMENT ((CENT)/KWH)                  YEAR                            ENERGY PAYMENT ((CENT)/KWH)
       ----         ---------------------------                  ----                            ---------------------------
       1996                     8.8                              2006                            3.5+Avoided Cost of Energy
       1997                     9.4                              2007                            2.9+Avoided Cost of Energy
       1998                    10.1                              2008                            2.2+Avoided Cost of Energy
       1999                    10.7                              2009                            1.2+Avoided Cost of Energy
       2000                    10.9                              2010                            1.0+Avoided Cost of Energy
       2001                    11.2
       2002                    11.7
       2003                    12.1                           YEARS 16-30 -- ENERGY PAYMENTS AT AVOIDED COST OF ENERGY:
       2004                    12.2                           ---------------------------------------------------------
       2005                    12.4                              YEAR                               ENERGY PAYMENT
                                                                 ----                               --------------
                                                              2011-2025                        Avoided Cost of Energy


SALTON SEA UNIT IV GEOTHERMAL SALES CONTRACT

         SSBP, SSPG and Fish Lake are currently parties to the Salton Sea Unit IV Geothermal Sales Contract, dated February 5, 1996 (the "Salton Sea Unit IV Geothermal Sales Contract"), which requires SSBP to supply geothermal energy to SSPG and Fish Lake for Salton Sea Unit IV. The terms of the Salton Sea Unit IV Geothermal Sales Contract are identical in all material respects to the Salton Sea Units I and II Geothermal Sales Contract. See "--Salton Sea Unit I."

SALTON SEA UNIT IV GROUND LEASE

         The lease of real property by Salton Sea Unit IV is provided by the Salton Sea Unit III Ground Lease. See "--Salton Sea Unit I" and "--Salton Sea Unit III."



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SALTON SEA UNIT IV RESOURCE EASEMENT

         The right to use geothermal resources with respect to Salton Sea Unit IV is governed by the Salton Sea Resource Easement. See "--Salton Sea Unit I."

SALTON SEA UNIT IV O&M AGREEMENT

         The operation and maintenance of Salton Sea Unit IV is governed by the Salton Sea O&M Agreement. See "--Salton Sea Unit I."

SALTON SEA UNIT IV ASA

         The provision of administrative services to Salton Sea Unit IV is governed by the Salton Sea ASA. See "--Salton Sea Unit I."

SALTON SEA UNIT IV TECHNOLOGY TRANSFER AGREEMENT

         The right to use Magma's proprietary and non-proprietary technology in Salton Sea Unit IV is governed by the Salton Sea Unit IV Technology Transfer Agreement dated as of February 15, 1996, among Magma, SSBP, SSPG and Fish Lake the terms of which are substantially similar to the Salton Sea Technology Transfer Agreement. See "--Salton Sea Unit I."

COST OVERRUN COMMITMENT

         CalEnergy has entered into a Cost Overrun Commitment with the Salton Sea Guarantors for the construction of the Salton Sea Expansion. Under the Cost Overrun Commitment, CalEnergy has agreed, in the event the $135 million engineering, procurement, construction and resource development budget for Salton Sea Expansion is insufficient, that it will fund or cause its subsidiaries or Affiliates to fund all construction costs in excess of such amount required to be incurred to cause Substantial Completion of the Salton Sea Expansion to occur by mid-year 1996 or, if not by that date, before January 1, 1998. The Cost Overrun Commitment is expected to be satisfied shortly upon the Independent Engineer's confirming Substantial Completion of Salton Sea Unit IV but, in any event, would expire on the earliest of (a) January 1, 1998, (b) the earlier mandatory redemption (if any) of the Series B and Series C Securities having a principal amount of $150 million or (c) under certain circumstances involving a confirmation of the Investment Grade Rating of the Securities. See "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES-Mandatory Redemption." The 30-day test with respect to Salton Sea Unit IV was completed in June 1996 and, accordingly, the Company plans to seek confirmation from the Independent Engineer under the Indenture, which is expected shortly.

SUPPORT LETTER

         Magma has issued a Support Letter in favor of the Guarantors and the Funding Corporation pursuant to which Magma has agreed (a) not to develop new geothermal energy facilities at the SSKGRA (except the Salton Sea Expansion) if utilization of the geothermal resource for such facilities could reasonably be expected to materially adversely impact the geothermal resource for the Salton Sea Projects or the Partnership Projects, (b) not to sell, transfer, lease, sublease, assign or otherwise dispose of any Royalty Document to which it is a party, (c) not to create, incur, assume or permit to exist any lien, pledge, security interest or encumbrance on any Royalty Document to which it is a party, (d) not to amend, terminate, or consent to any waiver or modification of, or otherwise modify, any Royalty Document, (e) not to sell, transfer, assign, consign or dispose of any of its interest in the Partnership Project Companies or the cash flows receivable therefrom and (f) to promptly deposit or cause to be deposited in the Redemption Fund any net cash proceeds actually received by Magma or any of its subsidiaries from any settlement or buy-out of the BRPU Award or a lump sum settlement (whether payable in one payment or a series of lump sum installments) of the SCE Litigation, provided that no proceeds shall be deposited subsequent to the earlier of (i) Substantial Completion of the Salton Sea Expansion or (ii) termination



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





of the Cost Overrun Commitment; except, in the case of (b), (c), (d) or (e), as contemplated by the Magma Assignment Agreement or the Financing Documents and if the taking of such action could not reasonably be expected to result in a Material Adverse Effect.

SSBP PARTNERSHIP AGREEMENT

         Salton Sea Power Company holds a 1% general partnership interest and Magma holds a 99% limited partnership interest in SSBP pursuant to a Limited Partnership Agreement dated as of March 31, 1993, as amended.

SSPG PARTNERSHIP AGREEMENT

         Salton Sea Power Company holds a 1% general partnership interest and SSBP holds a 99% limited partnership interest in SSPG pursuant to a Limited Partnership Agreement dated as of March 31, 1993, as amended.

PARTNERSHIP PROJECT CONTRACTS

ELMORE PROJECT

ELMORE PPA

         Elmore sells electricity to SCE pursuant to an SO4 Agreement dated June 15, 1984 between SCE and Elmore. The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Elmore PPA and the primary differences between the Elmore PPA and the terms of the standard SO4 Agreement are described below.

         Term. The contract term of the Elmore PPA is 30 years from the Firm Operation Date of January 1, 1989.

         Capacity Payments. Elmore has a Contract Capacity Price of $198 per kW-year and, based on the Contract Capacity of 34 MW, the annual maximum capacity payment is $6,732,000.

         Energy Payments. The Elmore PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expires on December 31, 1998. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.

GROUND LEASE

         Elmore entered into a Ground Lease with Magma, dated as of March 14, 1988, as amended as of June 17, 1996 (the "Elmore Ground Lease"). Pursuant to the Elmore Ground Lease, Magma leases the real property on which the Elmore Project is located to Elmore for a period of 32 years.

         Magma retains under the lease the right to use the land surface to extract and develop geothermal brine and geothermal brine scale. This includes the right to construct, operate and maintain pipelines, buildings, equipment and other improvements to the land, including additional geothermal power plants.

         The lease permits minor alterations or additions to any improvements on the land at a construction cost not exceeding $7,500,000. Additions or improvements costing in excess of $7,500,000 require Magma's prior written consent. Elmore is not permitted to assign, transfer, mortgage, sublet or otherwise transfer or encumber any part of its interest in the lease or premises without Magma's prior written consent, which shall not be unreasonably withheld.



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CREDIT AGREEMENT

         Elmore is party to a senior secured credit facility which provides for the issuance of commercial paper and medium term notes, each to be supported by letters of credit, in an aggregate amount not to exceed $66 million. The obligations of Elmore under the credit facility are secured by substantially all of the assets of the Elmore Project. The credit facility is scheduled to terminate on September 15, 2001. As of March 31, 1996, the aggregate amount of commercial paper and medium term notes outstanding was $25,010,000. Debt service payments by Elmore totaled $8,988,000 in 1995. A portion of the proceeds of the Offering will be used to (i) effectively defease approximately $12 million of such commercial paper and medium term notes through the deposit of cash equivalents with a bank for payment at maturity ($7 million on July 10, 1996 and $5 million on September 16, 1996) and (ii) repay all of the balance of such outstanding indebtedness under such credit agreement on the Closing Date, whereupon such credit agreement shall be terminated and all liens thereunder released by the lenders. See "USE OF PROCEEDS."

PARTNERSHIP AGREEMENT

         CEOC and its wholly-owned subsidiary, Niguel Energy Company, each own a 40% general partnership interest in, and Magma and Niguel Energy Company each own a 10% limited partnership interest in, Elmore pursuant to the Amended and Restated Limited Partnership Agreement, dated as of March 14, 1988, as amended as of April 14, 1989 (the "Elmore Partnership Agreement"). See "BUSINESS OF THE GUARANTORS--Description of the Projects--Partnership Projects--Ownership." The term of the partnership agreement is 33 years.

         On a monthly basis, an amount equal to 2.667% of all energy revenues received under the Elmore PPA is required to be distributed to CEOC prior to the payment of project-level debt service, if any (the "special distribution"). Such special distribution is payable from revenues that constitute collateral for the Partnership Project Note and Partnership Guarantee. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

ADMINISTRATIVE SERVICES AGREEMENT

         CEOC and Elmore have entered into an Amended and Restated Administrative Services Agreement, dated as of June 17, 1996 (the "Elmore ASA"), whereby CEOC agrees to provide day-to-day administrative, management and technical services with respect to the Elmore Project.

         Term. The term of the agreement is 32 years.

         Compensation. Elmore is required to pay CEOC a monthly fee equal to 3% of combined capacity and energy revenues received under the Elmore PPA; provided that such administration fee shall not be less than $800,000 per year, as adjusted for inflation, as well as reimburse CEOC for any extraordinary expenses incurred.

         Other Principal Terms. CEOC has the right to subcontract with or otherwise retain the services of other Persons to provide services under the agreement. CEOC also agrees to perform other extraordinary services which may be required, for which Elmore agrees to pay CEOC its actual costs and expenses incurred plus a reasonable profit. In the event of a material default under the agreement either party has the right to terminate the agreement upon 40 days prior written notice. CEOC can terminate the agreement immediately upon the occurrence of certain events related to the bankruptcy or insolvency of Elmore. Elmore agrees to defend, indemnify and hold CEOC harmless against any and all liabilities arising out of the course of performance of the agreement by CEOC.


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OPERATING AND MAINTENANCE AGREEMENT

         The Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996 (the "Elmore O&M Agreement"), by and between CEOC and Elmore, provides for the operation and maintenance of the Elmore Project.

         Term. The term of the agreement is 32 years.

         Obligations of CEOC. CEOC has agreed to provide all operations and maintenance services associated with the Elmore Project, including the supervision of any and all personnel and subcontractors necessary for the continuous operation of the facility.

         Compensation. Elmore pays CEOC for all actual costs and expenses incurred by CEOC under the Elmore O&M Agreement. Actual costs include (i) the actual cost to CEOC of goods and materials, (ii) cost to CEOC of providing labor or services to the Elmore Project based, pro rata, on the number of MWs the Elmore Project generates compared to the total MWs of all Projects serviced by CEOC, (iii) the portion of the cost of invested capital incurred by CEOC for the purchase of machinery and equipment used in connection with the provision of services fairly allocable to Elmore and (iv) the actual cost to CEOC of retaining subcontractors.

         In addition, Elmore is required to pay a "guaranteed capacity payment" to CEOC each year equal to the sum of (i) 10% of the combined capacity and energy revenues received under the Elmore PPA in such year in excess of a specified target level, plus (ii) 25% of the amount of combined capacity and energy revenues received under the Elmore PPA in such year in excess of a specified maximum target level.

         Indemnification/Limitation on Liability/Arbitration. Each party to the Elmore O&M Agreement has agreed to indemnify the other against any and all liabilities arising out of the course of performance of the agreement, provided that such liability is not attributable to the gross negligence or willful misconduct of such party. All disputes arising under the Elmore O&M Agreement shall be settled by arbitration.

         Force Majeure. Neither CEOC nor Elmore is liable for any failure or inability to perform (other than to make payments due) under the Elmore O&M Agreement due to the occurrence of an event of force majeure. Events of force majeure include those usual and customary for agreements of this type.

ELMORE EASEMENT

         The Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March 14, 1988, as amended as of June 17, 1996 (the "Elmore Easement"), between Elmore and Magma, provides for royalty payments to be paid by Elmore to Magma for the extraction and utilization of the geothermal resource for power production purposes by the Elmore Project.

         Description of Easement. Elmore has been granted by Magma a non-exclusive right to use certain land and geothermal resources for the purpose of producing geothermal energy from the Elmore Project. In the easement, Magma has reserved the right to use any excess or unused geothermal resources, including brine minerals.

         Royalty. Elmore is obligated to pay Magma a royalty equal to 21.5% of any energy (but not capacity) revenues it receives under the Elmore PPA. The royalty consists of two components, the Grantors Fuel Charge which is 17.333% of energy revenues and the Geothermal Lessor's Fee which is 4.167% of energy revenues. In addition, Elmore must pay Magma a Resource Development Fee of 1% of combined capacity and energy revenues and 0.833% of energy revenues. These royalties are paid prior to the payment of project-level debt service (including the Project Notes and the Guarantees) and are payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for Securities."




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         Elmore is obligated to pay Magma the royalty regardless of whether there is a defect in the Elmore Project, a defect in or lien on Magma's title to the leased land or the Elmore Project, any claim by Elmore against Magma, any failure by Magma to comply with the terms of the easement or any other agreement, invalidity of the easement or force majeure.

         Term and Termination. The Elmore easement has a term of 32 years. Magma has the right to terminate the easement if (i) Elmore fails to make any payments within 3 business days of being due and fails to cure such default within 2 business days of notice thereof, (ii) during the last 5 years of the term of the agreement, the Elmore Facility is damaged or destroyed, with damages over $7,500,000 and Magma chooses to decommission the plant, or (iii) Elmore fails to perform or observe any material covenant or condition in the agreement and fails to remedy or commence to remedy such default within 30 days.

LEATHERS PROJECT

LEATHERS PPA

         Leathers sells electricity to SCE pursuant to an SO4 Agreement which is identical in all material respects to the Elmore PPA. Certain specific terms of the Leathers PPA and the primary differences between the Leathers PPA and the Elmore PPA are described as follows.

         Term. The contract term of the Leathers PPA is 30 years from the Firm Operation Date of January 1, 1990.

         Capacity Payments. Leathers has a contract Capacity Price of $187 kW-year and, based on the Contract Capacity of 34 MW, the annual maximum capacity payment is $6,358,000.

         Energy Payments. The Leathers PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expires on December 31, 1999. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.

GROUND LEASE

         Leathers entered into a Ground Lease, dated as of October 26, 1988, as amended as of June 17, 1996 (the "Leathers Ground Lease"), with Magma. Pursuant to the Leathers Ground Lease, Magma leases the real property on which the Leathers Project is located from Magma to Leathers. The provisions of this lease are identical in most material respects to the Ground Lease applicable to the Elmore Project. See "--Elmore Project."

CREDIT AGREEMENT

         Leathers is party to a senior secured credit facility. The credit facility is scheduled to terminate on September 15, 2002. As of March 31, 1996, the aggregate amount of commercial paper and medium term notes outstanding was $47,700,000. Debt service payments by Leathers under such agreement totaled $11,880,000 in 1995. A portion of the proceeds of the Offering will be used to (i) effectively defease $5 million of such medium term notes through the deposit of cash equivalents with a bank for payment at maturity on September 16, 1996 and (ii) repay all the balance of the outstanding indebtedness under such credit agreement on the Closing Date, whereupon such credit agreement shall be terminated and all liens thereunder released by the lender. See "USE OF PROCEEDS."

PARTNERSHIP AGREEMENT

         CEOC and its wholly-owned subsidiary, San Felipe Energy Company, each own a 40% general partnership interest in, and Magma and San Felipe Energy Company each own a 10% limited partnership



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interest in, Leathers pursuant to the Limited Partnership Agreement, dated as of August 15, 1988, as amended as of April 14, 1989 (the "Leathers Partnership Agreement"). See "BUSINESS OF THE GUARANTORS--General Description of the Projects--Partnership Projects--Ownership." The term of the partnership agreement is 33 years.

         On a monthly basis, an amount equal to the sum of (i) 4.5% of all energy revenues received under the Leathers PPA and (ii) 1% of the difference between energy revenues received and specified energy revenues, is required to be distributed to CEOC prior to the payment of project-level debt service, if any (the "special distribution"). Such special distribution is payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

ADMINISTRATIVE SERVICES AGREEMENT

         Leathers and CEOC have entered into an Amended and Restated Administrative Services Agreement, dated as of June 17, 1996 (the "Leathers ASA"), whereby CEOC agrees to provide day-to-day administrative, management and technical services with respect to the Leathers Project. The term of this agreement is 33 years. The provisions of this agreement are otherwise identical in all material respects to the Administrative Services Agreement applicable to the Elmore Project. See "--Elmore Project."

OPERATING AND MAINTENANCE AGREEMENT

         Leathers and CEOC have entered into an Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, (the "Leathers O&M Agreement"), which provides for the operation and maintenance of the Leathers Project. The provisions of this agreement are otherwise identical in all material respects to the Elmore O&M Agreement. See "--Elmore Project."

LEATHERS EASEMENT

         The Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of August 15, 1988, as amended as of June 17, 1996 (the "Leathers Easement"), between Leathers and Magma, provides for royalty payments to be paid by Leathers to Magma for the extraction and utilization of the geothermal resource for power production purposes.

         The provisions of this agreement are identical in all material respects to those of the Elmore Easement, except that Leathers is not required to pay Magma a continuing Resource Development Fee. Leathers is only obligated to pay Magma 21.5% of its energy revenues, consisting of a Grantor's Fuel Charge, which is 17.333% of energy revenues, and a Geothermal Lessor's Fee, which is 4.167% of energy revenues.

DEL RANCH PROJECT

DEL RANCH PPA

         Del Ranch sells electricity to SCE pursuant to an SO4 Agreement which is identical in all material respects to the Elmore PPA. Certain specific terms of the Del Ranch PPA and the primary differences between the Del Ranch PPA and the Elmore PPA are described as follows.

         Term. The Firm Operation Date of the Del Ranch Project was January 2, 1989.

         Capacity Payments. Del Ranch has a Contract Capacity Price of $198 kW-year and, based on the Contract Capacity of 34MW, the annual maximum capacity payment is $6,732,000.



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         Energy Payments. The Del Ranch PPA is an Annual Forecast Energy
Payment SO4 Agreement. The Fixed Price Period expires on December 31, 1998. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.

CREDIT AGREEMENT

         Del Ranch is party to a senior secured credit facility. As of March 31, 1996, the aggregate amount of commercial paper and medium term notes outstanding was $23,873,000. Debt service payments by Del Ranch totaled $8,656,000 in 1995. A portion of the proceeds of the Offering will be used to
(i) effectively defease $5 million of such medium term notes through the deposit of cash equivalents with a bank for payment at maturity on September 16, 1996 and (ii) repay all the balance of the outstanding indebtedness under such credit agreement on the Closing Date, whereupon such credit agreement shall be terminated and all liens thereunder released by the lender. See "USE OF PROCEEDS."

GROUND LEASE

         Del Ranch entered into a Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996 (the "Del Ranch Ground Lease"), with Magma, pursuant to which Del Ranch leases the real property on which the Del Ranch Facility is located from Magma. The provisions of this lease are identical in all material respects to the Ground Lease applicable to the Elmore Project. See "--Elmore Project."

PARTNERSHIP AGREEMENT

         General. CEOC and its wholly-owned subsidiary Conejo Energy Company, each own a 40% general partnership interest in, and Magma and Conejo Energy Company each own a 10% limited partnership interest in, Del Ranch pursuant to the Amended and Restated Limited Partnership Agreement, dated as of March 14, 1988, as amended as of April 14, 1989 (the "Del Ranch Partnership Agreement"). See "BUSINESS OF THE GUARANTORS--General Description of the Projects--Partnership Projects--Project Ownership." The term of the partnership agreement is 33 years.

         On a monthly basis, an amount equal to 2.667% of the energy revenues received under the Del Ranch PPA is required to be distributed to CEOC prior to the payment of project-level debt service, if any (the "special distribution"). Such special distribution is payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

ADMINISTRATIVE SERVICES AGREEMENT

         General. Del Ranch and CEOC have entered into an Amended and Restated Administrative Services Agreement dated as of June 17, 1996 (the "Del Ranch ASA"), whereby CEOC agrees to provide day-to-day administrative, management and technical services with respect to the Del Ranch Project. The provisions of this agreement are identical in all material respects to the Administrative Services Agreement applicable to the Elmore Project. See "--Elmore Project."

OPERATING AND MAINTENANCE AGREEMENT

         General. Del Ranch and CEOC have entered into an Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996 (the "Del Ranch O&M Agreement"), which provides for the operation and maintenance of the Del Ranch Project by CEOC. The provisions of this agreement are otherwise identical in all material respects to the Elmore O&M Agreement. See "--Elmore Project."


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DEL RANCH EASEMENT

         The Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March 14, 1988, as amended as of June 17, 1996 (the "Del Ranch Easement"), between Del Ranch and Magma, provides for royalty payments to be paid by Del Ranch to Magma for the extraction and utilization of the geothermal resource for power production purposes. The provisions of this agreement are identical in all material respects to those of the Elmore Easement.

MAGMA SERVICES AGREEMENT

         Pursuant to the Magma Services Agreement, Magma has agreed to pay CEOC all Equity Cash Flows and certain Royalties payable by Elmore, Leathers and Del Ranch in exchange for providing data and services to Magma. As security for the obligations of Magma under the Magma Services Agreement, Magma has collaterally assigned to CEOC its rights to such Equity Cash Flows and certain Royalties. All such Equity Cash Flows and Royalties are payable from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

VULCAN PROJECT

VULCAN PPA

         Vulcan sells electricity to SCE pursuant to an SO4 Agreement dated March 1, 1984 between SCE and Vulcan. The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Certain specific terms of the Vulcan PPA and the primary differences between the Vulcan PPA and the terms of the standard SO4 Agreement are described below.

         Term. The contract term of the Vulcan PPA is 30 years from the Firm Operation Date of February 10, 1986.

         Capacity Payments. Vulcan has a Contract Capacity Price of $158 per kW-year and, based on the Contract Capacity of 29.5 MW, the annual maximum capacity payment is $4,661,000.

         Energy Payments. The Vulcan PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expired on February 9, 1996. As a result, energy payments for the balance of the contract term will be based on SCE's Avoided Cost of Energy.

CONSTRUCTION, OPERATING AND ACCOUNTING AGREEMENT

         The Construction, Operating and Accounting Agreement, dated as of August 30, 1985, as amended as of June 17, 1996 (the "Vulcan Construction, Operating and Accounting Agreement"), by and between VPC and Vulcan, provides for the operation and maintenance of the Vulcan Project. VPC is designated as the operator of the Vulcan Project with control over operation of the Vulcan Project.

         Term. The term of the agreement extends for an initial period of one year, and thereafter from year to year, terminable by either VPC or Vulcan upon 30 days' prior written notice.

         Compensation. VPC is paid on a monthly basis for its actual and allocated supervision and labor costs, including appropriate fringe costs, as well as other additional actual and allocated costs or expenses.

ADMINISTRATIVE SERVICES AGREEMENT

         CEOC and Vulcan have entered into an Administrative Services Agreement, dated as of June 17, 1996 (the "Vulcan ASA"), whereby CEOC agrees to provide day-to-day administrative, management and technical


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services with respect to the Vulcan Project. Vulcan pays CEOC the actual costs and expenses incurred by CEOC under the Vulcan ASA. The provisions of this agreement are otherwise similar in all material respects to the Elmore ASA.

BRINE SALES AGREEMENT

         General. VPC entered into a Brine Sales Agreement with Vulcan, dated as of August 30, 1985, as amended as of June 17, 1996 (the "Brine Sales Agreement"), pursuant to which VPC has agreed to supply brine for power production purposes to the Vulcan Project for a 30-year period. Vulcan is required to operate and maintain pipelines and brine handling and transportation facilities, and to transport spent brine from the Vulcan Project to injection wells. Vulcan is required to supply whatever power is required for handling and transporting the brine and to handle and dispose of all mineral residue, sludge and waste produced.

         Fees. Vulcan is required to pay VPC monthly fees equal to the sum of:
(i) 4.167% of the energy revenues received under the Vulcan PPA, (ii) all actual charges for surface use of land and other payments to landowners under applicable agreements and (iii) an administrative fee equal to the portion of Magma's overhead costs attributable to the Vulcan Project. The fees referred to in clauses (i), (ii) and (iii) above will be paid from the Additional Partnership Revenue Deposits as Operating and Maintenance Costs and will not constitute Collateral.

EASEMENT GRANT DEED

         Rights to geothermal resources have been granted to VPC by Magma pursuant to an Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of January 19, 1988, as amended as of June 17, 1996. Magma has reserved the right to use excess or unused geothermal resources, including brine minerals.

ROYALTY PROJECT CONTRACTS

MAGMA

         Magma receives certain Royalties from the Elmore Project, the Leathers Project, the Del Ranch Project and the East Mesa Project in exchange for leasing or subleasing certain of Magma's land and/or geothermal resources to such entities for power production purposes and, in the case of the East Mesa Project, licensing certain technology and assigning a power purchase agreement.

         In connection with the Initial Offering, Magma assigned such Royalties to the Royalty Guarantor pursuant to the Magma Assignment Agreement. However, all such Royalties (other than Royalties from the East Mesa Project) will be made from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

         Such Royalties payable from the Elmore, Leathers and Del Ranch Projects are payable pursuant to the Elmore Easement, the Leathers Easement and the Del Ranch Easement. See "--Elmore Project," "--Leathers Project" and "--Del Ranch Project." Set forth below is a description of each of the Royalty Documents in respect of which the Royalty Guarantor receives an assignment of such Royalties from the East Mesa Project.

EAST MESA PROJECT CONTRACTS

ASSIGNMENT AND SECURITY AGREEMENT

         The Assignment and Security Agreement, dated as of May 12, 1988 (the "East Mesa Assignment and Security Agreement"), between East Mesa and Magma provides that, in exchange for, among other things, the assignment by Magma of its rights in the East Mesa PPAs, East Mesa shall pay Magma a royalty of 14% of


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combined capacity and energy revenues, received under the East Mesa PPAs (the
"East Mesa Royalty), regardless of whether such revenues are earned by the East Mesa Project. The East Mesa Royalty is computed on the basis of gross electricity revenues without deductions for expenses other than the cost of electricity purchased by East Mesa in operating the East Mesa Project and any ad valorem taxes on the geothermal resources allocable to the Project or the sale of such resources. If there are insufficient revenues in a certain month to pay the East Mesa Royalty after payment of royalties to senior lessors and other operating expenses, East Mesa is not obligated to pay Magma in such month. Any unpaid East Mesa Royalties accrue and are payable, plus interest thereon, when sufficient revenues are available.

         The obligation to pay East Mesa Royalties remains in effect for as long as the East Mesa Project generates, or is capable of generating, electricity and the East Mesa PPAs remain in effect. The obligations survive any transfer of the plant or the East Mesa PPA.

         Covenants. Any transferee of the East Mesa Project or the East Mesa PPAs must assume East Mesa's obligations under the East Mesa Assignment and Security Agreement. East Mesa must notify Magma if the East Mesa PPAs are to be renewed, extended, terminated or otherwise modified. Magma has the right to approve or disapprove modifications or terminations, but may not disapprove any commercially reasonable modification, including any reasonable termination of the East Mesa PPAs in the event that continued operations thereunder are not commercially feasible. If East Mesa abandons the Project or terminates the power purchase agreements, East Mesa must offer to transfer its interest in the project or the agreements to Magma in exchange for the salvage value of any property exchanged, whereupon the royalty obligations are terminated.

         Security Agreement. East Mesa has also granted a security interest in the East Mesa PPAs to Magma in order to secure its obligations to pay East Mesa Royalties.

         Modification. The East Mesa Assignment and Security Agreement has been modified by the East Mesa Master Agreement, which will remain in effect until a certain credit facility between East Mesa and Credit Suisse has terminated. The Master Lease divides the East Mesa Royalties into a senior payment of 4% (the "Senior Royalty") and a junior payment of 10% (the "Junior Royalty"). The Senior Royalty is paid prior to East Mesa's debt service, but after operating and maintenance expenses. The Junior Royalty is payable after the Senior Royalty, operating and maintenance expenses and debt service. To date, Junior Royalties are due but have not been paid.

EAST MESA PPA

         East Mesa sells electricity to SCE pursuant to two SO4 Agreements (the "East Mesa PPA"). The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Certain specific terms of the East Mesa PPA and the primary differences between the East Mesa PPA and the terms of the standard SO4 Agreement are described below.

         Term. The East Mesa PPA has a term of 30 years from the Firm Operation Date of January 1, 1990.

         Capacity Payments. East Mesa has a Contract Capacity Price of $187 per kW-year and, based on the Contract Capacity of 25 MW, an annual maximum capacity payment of $4,675,000.

         Energy Payments. The East Mesa PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period of the East Mesa PPA expires on December 31, 1999. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.


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          SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES

GENERAL

         The New Securities will be, and the Initial Securities and the Old Securities have been, issued under the Indenture. The following is a description of certain provisions of the Series D and Series E Securities and, to the extent indicated, the Initial Securities and does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Series D and Series E Securities, the Initial Securities and the Indenture. Unless otherwise specified, the description applies to all the Securities (including, without limitation, the Series D and Series E Securities and the Initial Securities.)

         The Old Securities have been, and the New Securities will be, offered in two series as set forth below. The Old Securities were issued in book-entry form and, if to Qualified Institutional Buyers, in denominations of $100,000 and any integral multiple of $1,000 in excess thereof and, if to Accredited Investors, in denominations of $200,000 or any integral multiple of $1,000 in excess thereof.

         The Indenture provides for the issuance of other series of senior secured bonds or notes as from time to time may be authorized by the Funding Corporation, subject to the limitations in the Indenture. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Indenture--Additional Securities" and "--Amendments and Supplements."

         The Securities are direct obligations of the Funding Corporation, secured by the Funding Corporation Collateral and guaranteed by the Guarantors pursuant to the Guarantees. The obligations of the Guarantors under the Guarantees are secured by the Guarantors' Collateral.

         At May 31, 1996, the Guarantors' proportionate share of project level indebtedness was approximately $96.6 million, which indebtedness was effectively senior to the Securities. A portion of the proceeds of the offering of the Old Securities was used to repay all existing project-level indebtedness for borrowed money incurred by the Partnership Project Companies and it is not presently expected that any such project-level indebtedness will be incurred in the future. See "USE OF PROCEEDS". The Funding Corporation has not issued, and does not have any current firm arrangements to issue, any significant indebtedness to which the Securities would be senior.

PRINCIPAL AMOUNT, INTEREST RATE, FINAL MATURITY AND PAYMENT

         The Old Securities have been, and the New Securities will be, issued in two series in the aggregate principal amount of $135,000,000, will bear interest from their date of issuance at the rates per annum and have the final maturities of principal as set forth below:

  SERIES         PRINCIPAL AMOUNT          INEREST RATE          FIANL MATURITY
  ------         ----------------          ------------          --------------
     D              $70,000,000                7.02%              May 30, 2000
     E              $65,000,000                8.30%              May 30, 2011


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PAYMENT OF PRINCIPAL AND INTEREST

         The principal of the Series D Securities is payable in semiannual installments, commencing May 30, 1997, as follows:

                                             PERCENTAGE OF PRINCIPAL
            PAYMENT DATE                         AMOUNT PAYABLE
            ------------                         --------------
          May 30, 1997                           18.4642857143%
          November 30, 1997                      18.4642857143%
          May 30, 1998                           22.8571428571%
          November 30, 1998                      22.8571428571%
          May 30, 1999                            7.6071428571%
          November 30, 1999                       7.6071428571%
          May 30, 2000                            2.1428571430%

         The principal of the Series E Securities is payable in semiannual installments, commencing May 30, 1999, as follows:

                                             PERCENTAGE OF PRINCIPAL
            PAYMENT DATE                         AMOUNT PAYABLE
            ------------                         --------------
          May 30, 1999                            9.2907692308%
          November 30, 1999                       9.2907692308%
          May 30, 2000                            3.0769230769%
          November 30, 2000                       3.0769230769%
          May 30, 2001                            0.7692307692%
          November 30, 2001                       0.7692307692%
          May 30, 2002                            1.2307692308%
          November 30, 2002                       1.2307692308%
          May 30, 2003                            2.3076923077%
          November 30, 2003                       2.3076923077%
          May 30, 2004                            2.5000000000%
          November 30, 2004                       2.5000000000%
          May 30, 2005                            2.6923076923%
          November 30, 2005                       2.6923076923%
          May 30, 2006                            1.9230769231%
          November 30, 2006                       1.9230769231%
          May 30, 2007                            1.9230769231%
          November 30, 2007                       1.9230769231%
          May 30, 2008                            2.6923076923%
          November 30, 2008                       2.6923076923%
          May 30, 2009                            2.5000000000%
          November 30, 2009                       2.5000000000%
          May 30, 2010                           10.3846153846%
          November 30, 2010                      10.3846153846%
          May 30, 2011                           17.4184615384%


         Interest on the Series D and Series E Securities is payable semiannually on each May 30 and November 30, commencing November 30, 1996, to the registered owners thereof at the close of business on the May 15 and November 15, as the case may be, preceding such Interest Payment Date.



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OPTIONAL REDEMPTION

         The Series D and Series A Securities are not subject to optional redemption.

         The Series E Securities may be redeemed, in whole or in part on a pro rata basis, prior to maturity, at the option of the Funding Corporation, at par plus accrued interest to the Redemption Date plus a premium calculated to "make-whole" to comparable U.S. treasury securities plus 50 basis points.

         The Series B and Series C Securities may be redeemed, in whole or in part on a pro rata basis, prior to maturity at the option of the Funding Corporation, at par plus accrued interest to the Redemption Date plus a premium calculated to "make whole" to comparable U.S. treasury securities plus 50 basis points.

MANDATORY REDEMPTION

         The Series D and Series E Securities, as well as the Initial Securities, are subject to mandatory redemption, in whole or in part, ratably among each series (except as provided below in connection with a delay in completing the Salton Sea Expansion) at a redemption price equal to the principal amount thereof plus accrued interest to the Redemption Date, (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by the Salton Sea Guarantors or the Partnership Project Companies if the Salton Sea Guarantors or the Partnership Project Companies, as applicable, determine that (i) the affected Salton Sea Project or Partnership Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Salton Sea Guarantors or the Partnership Project Companies, as the case may be, determine not to rebuild, repair or restore the affected Project, and the Loss Proceeds or Eminent Domain Proceeds exceed $15 million, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or (ii) only a portion of the affected Salton Sea Project or Partnership Project is capable of being rebuilt, repaired or restored and the amount of Loss Proceeds or Eminent Domain Proceeds exceed the cost of rebuilding, repair or replacement by more than $15 million, in which case only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption; (b) upon the receipt by the Salton Sea Guarantors or the Partnership Project Companies of proceeds in connection with a Title Event in excess of $5,000,000, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting any Title Event Proceeds and any additional costs or expenses not to exceed $25,000,000 that the Salton Sea Guarantors or the Partnership Project Companies, as the case may be, will be subject to as a result of the Title Event; (c) upon the receipt by the Salton Sea Guarantors or Partnership Guarantors of net proceeds realized in connection with a Permitted Power Contract Buy-Out, in which case the amount of such proceeds shall be made available for such redemption, unless the Rating Agencies confirm that such Permitted Power Contract Buy-Out will not result in a Rating Downgrade; (d) upon the receipt by the Partnership Guarantors of the proceeds of a borrowing by the Partnership Project Companies which are used to fund an equity distribution, in which case the amount of such proceeds received by the Partnership Guarantors shall be made available for such redemption unless the Rating Agencies confirm that such borrowing and distribution will not result in a Rating Downgrade; (e) upon the acceleration of a Project Note, in an amount equal to the principal amount thereof plus accrued interest and (f) upon the receipt of proceeds in excess of $5 million arising out of foreclosure by the Collateral Agent of Collateral securing the Guarantors' obligations under the Salton Sea Guarantee, the Royalty Guarantee or Partnership Guarantee upon an event of default thereunder. The amounts available for redemption described in clauses (a) through (d), and (f), above, shall also be subject to reduction by the amount of certain fees and expenses, the amount of any Senior Debt owed under the Working Capital Facility and the pro rata amount of any obligations in favor of the Debt Service Reserve LOC Provider and in respect of other Permitted Senior Debt as provided in the Intercreditor Agreement. See "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Depositary Agreement--Redemption Fund."

         In the event that Substantial Completion of the Salton Sea Expansion has not occurred by January 1, 1998 or has been abandoned, the Funding Corporation must redeem, on a pro rata basis, Series B and Series C Securities having an aggregate principal amount of $150,000,000 for a redemption price equal to the principal amount thereof plus accrued interest to the Redemption Date; provided that such redemption will not be required if the Funding Corporation and the Guarantors take such actions as the Rating Agencies require in order for the Rating Agencies to confirm in writing that the Securities will maintain their Investment Grade Rating notwithstanding such failure to achieve Substantial Completion of the Salton Sea Expansion by January 1, 1998 or such abandonment and the Rating Agencies issue such written confirmation.

RATINGS

         Moody's Investors Service, Inc. and Standard & Poor's Ratings Group have assigned the Series D and Series E Securities ratings of "Baa3" and "BBB-," respectively. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable Rating Agency, if, in such Rating Agency's judgment, circumstances so warrant. Any such lowering, suspension or withdrawal of any rating may have a material adverse effect on the market price or marketability of the Series D and Series E Securities.

NATURE OF RECOURSE ON THE SECURITIES

         The Funding Corporation's obligations to make payments of principal of, premium, if any, and interest on the Securities are obligations solely of the Funding Corporation secured solely by the Funding Corporation Collateral and guaranteed by the Guarantors pursuant to the Guarantees. Neither the shareholders of the Funding Corporation nor any Affiliate, incorporator, officer, director or employee thereof or of the Funding Corporation will guarantee the payment of the Securities or has any obligation with respect to the payment of the Securities (other than the Guarantors and with respect to obligations of such Persons under the Transaction Documents they are parties
to).

             SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

         The following summaries of certain provisions of the Depositary Agreement, the Indenture, the Guarantees, the Credit Agreements and Project Notes, the Debt Service Reserve LOC Reimbursement Agreement, the Security Documents and the Intercreditor Agreement (collectively, with the Securities, the Working Capital Facility, any Interest Rate Protection Agreements, the Support Letter and the Cost Overrun Commitment, the "Financing Documents") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions thereof, including definitions therein of certain terms. Copies of each of the Financing Documents have been or will be filed as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained from the Commission. See "AVAILABLE INFORMATION." Capitalized terms used herein and not otherwise defined in this Prospectus have the meanings ascribed to them in the Financing Documents.

DEPOSITARY AGREEMENT

         The Collateral Agent, on behalf of the Secured Parties, has, pursuant to the Depositary Agreement, appointed the Depositary as security agent for the Secured Parties with respect to funds of the Guarantors in which the Depositary has been granted a security interest. Pursuant to the terms of the Depositary Agreement, the Depositary will hold, invest and disburse monies in which the Depositary and/or the Collateral Agent, on behalf of the Secured Parties and the Funding Corporation, has been granted a security interest. Neither the Funding Corporation nor any Guarantor shall have any right of withdrawal under any Fund except under circumstances to be established in the Depositary Agreement.



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THE DEPOSITARY AGREEMENT FUNDS

         The following funds (collectively, "Funds") have been established and created with the Depositary and pledged as security for the benefit of the Depositary and the Collateral Agent acting on behalf of all the Secured Parties and the Funding Corporation:

         (i)        Capital Expenditure Fund
         (ii)       Expansion Fund
         (iii)      Revenue Fund
         (iv)       Principal Fund
         (v)        Interest Fund
         (vi)       Debt Service Reserve Fund
         (vii)      Distribution Fund
         (viii)     Distribution Suspense Fund
         (ix)       Redemption Fund
         (x)        Loss Proceeds Fund.

         All amounts deposited with the Depositary, at the written request and direction of the Funding Corporation, will be invested by the Depositary in Permitted Investments. The Funds referred to in clauses (iv), (v), (vii) and
(viii) are not required to be separate accounts but may be maintained as subaccounts of the Revenue Fund. To the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund, together with the Debt Service Reserve Letter of Credit, equal the Debt Service Reserve Fund Required Balance, interest earned on the amount in other Funds shall be transferred to the Revenue Fund.

CAPITAL EXPENDITURE FUND

         The Capital Expenditure Fund was funded with $15,000,000 of the net proceeds from the sale of the Old Securities.

         Upon the Depositary's receipt of a complete and properly executed requisition from an authorized officer of the relevant Partnership Guarantor or Salton Sea Guarantor, the Depositary will apply the amounts in the Capital Expenditure Fund to the payment, or reimbursement to the extent the same have been paid or satisfied by such Partnership Guarantor or Salton Sea Guarantor, of costs incurred or reasonably expected to be incurred during the subsequent 30 days, in connection with the modification, improvement, reworking, maintenance and replacement from time to time of wells, pipelines, gathering systems, equipment, facilities and other capital expenditures in connection with or located at the Partnership Projects or the Salton Sea Projects (collectively, the "Permitted Capital Expenditures"). Each requisition certificate submitted by such an authorized officer shall include the following:

          (i) a statement specifying the costs that are due and payable or that are reasonably expected to be due and payable within the next thirty days;

          (ii) a confirmation that no Default or Event of Default has occurred and is continuing; and

          (iii) a confirmation that such expenditures are Permitted Capital Expenditures and are in accordance with the then current capital expenditure budget.

Funds in the Capital Expenditure Fund must be used for Permitted Capital Expenditures and, until all Securities are paid in full, cannot be transferred to the Revenue Fund for distribution to other Funds.



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EXPANSION FUND

         The Expansion Fund was funded with $115,000,000 of the net proceeds from the sale of the Initial Securities.

         Upon the Depositary's receipt of a complete and properly executed requisition from an authorized officer of the relevant Salton Sea Guarantor, the Depositary will apply the amounts in the Expansion Fund to the payment, or reimbursement to the extent the same have been paid or satisfied by such Salton Sea Guarantor, of costs incurred or reasonably expected to be incurred during the subsequent 30 days, in connection with the Salton Sea Expansion. Each requisition certificate submitted by such an authorized officer shall include the following:

          (i) a statement specifying the costs that are due and payable or that are reasonably expected to be due and payable within the next thirty days;

          (ii) a confirmation that no Default or Event of Default has occurred and is continuing; and

          (iii) a confirmation that the construction activities are proceeding in accordance with the then current expansion budget and schedule.

Following final completion, excess funds in the Expansion Fund shall be transferred to the Revenue Fund for distribution to other Funds, as provided below under "Revenue Fund; Priority of Payments."

REVENUE FUND; PRIORITY OF PAYMENTS

         All revenues actually received by the Salton Sea Guarantors from the Salton Sea Projects, all revenues actually received by the Partnership Project Companies from the Partnership Projects (net of any Royalties paid to the Royalty Guarantor), all Equity Cash Flows and Royalties of the Partnership Guarantors other than the Partnership Project Companies, and all Royalties received by the Royalty Guarantor shall be paid into the Revenue Fund maintained by the Depositary for the account of each of the Guarantors. The Guarantors will arrange for the direct payment of all such revenues into the Revenue Fund, and no Guarantor shall have any right of withdrawal under the Revenue Fund except pursuant to the priority of payments set forth below. All such Equity Cash Flows and Royalties of the Partnership Guarantors and Royalties received by the Royalty Guarantor (other than Royalties related to the East Mesa Project) which are to be paid into the Revenue Fund are made from revenues that will constitute Partnership Collateral. See "PROSPECTUS SUMMARY--Structure of and Collateral for the Securities."

         The Revenue Fund shall be funded:

          (i) from all revenues actually received by the Salton Sea Guarantors from the Salton Sea Projects;

          (ii) from all revenues actually received by the Partnership Project Companies from the Partnership Projects;

          (iii) from all Equity Cash Flows and Royalties received by CEOC and VPC;

          (iv) to the extent not included in clause (iii), all Equity Cash Flows and Royalties received by CEOC under the Magma Services Agreement and by VPC in respect of the Vulcan Project;

          (v) from all Royalties received by the Royalty Guarantor;

          (vi) from the Expansion Fund, to the extent that, following final completion of the Salton Sea Expansion, there are excess funds in the Expansion Fund;

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          (vii) to the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund, together with the Debt Service Reserve Letter of Credit, equal the Debt Service Reserve Fund Required Balance, any income from the investment of monies in any of the Funds; and

          (viii) from other Funds as required to be transferred to the Revenue Fund pursuant to the Depositary Agreement.

         Upon receipt of a certificate from the relevant Guarantor (or its duly authorized agent for such purposes) detailing the amounts to be paid, funds in the Revenue Fund shall be transferred via wire transfer by the
Depositary:

         First, as and when required, to pay Operating and Maintenance Costs (including Working Capital Debt and Debt incurred in connection with Interest Rate Protection Agreements) of all the Guarantors and the Funding Corporation, provided that, if the cumulative Operating and Maintenance Costs of the Guarantors in any fiscal year exceed the projected Operating and Maintenance Costs in the applicable annual Operating Budget of the Guarantors by more than 25%, then no amounts may be withdrawn on behalf of the Guarantors to pay non-budgeted operating costs unless (a) the Guarantors certify that (i) such additional non-budgeted costs are reasonably designed to permit the Guarantors to satisfy their obligations in respect of the Project Notes and maximize their revenue and net income and (ii) it is reasonable to expect that (A) a Debt Service Coverage Ratio of at least 1.4 to 1 will be maintained for the next 12-month period if such period ends prior to 2000 or (B) a Debt Service Coverage Ratio of at least 1.5 to 1 will be maintained for the next 12-month period if such period ends after January 1, 2000 or (b) the Independent Engineer certifies that the additional cost is prudent and reasonable;

         Second, on a monthly basis, to the Depositary, the Trustee, the Debt Service Reserve LOC Provider agent, the Working Capital Facility agent, and the Collateral Agent any amounts then due and payable to each of them as fees, costs and expenses; provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this paragraph Second, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

         Third, on a monthly basis (i) to the Interest Fund an amount which, together with the amount then in such fund, equals all of the interest due or becoming due on the Securities and (without duplication) the Project Notes on the next succeeding Interest Payment Date; (ii) to the Principal Fund an amount which, together with the amount then in such fund, equals all of the principal and, premium (if any) due or becoming due on the Securities and (without duplication) the Project Notes on the next succeeding Principal Payment Date; (iii) to the Debt Service Reserve LOC Provider an amount which equals all of the commitment, letter of credit and fronting fees becoming due and payable under the Debt Service Reserve LOC Reimbursement Agreement on the next succeeding payment date; (iv) to a Debt Service Reserve sub-fund an amount which, together with the amounts then in such sub-fund, equals all of the interest due or becoming due on any Debt Service Reserve LOC Loans on the next succeeding Interest Payment Date; and (v) to a Debt Service Reserve sub-fund an amount which, together with the amounts then in such sub-fund, equals all of the principal, premium (if any) and interest due or becoming due under any Debt Service Reserve Bond on the next succeeding Principal Payment Date; provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this paragraph Third, distribution of monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

         Fourth, on a monthly basis,

          (i) to a Debt Service Reserve sub-fund an amount which, together with the amount then in such sub-fund, equals all of the principal and certain related fees and charges related to tax gross-ups, capital adequacy costs and certain breakage costs, in each case due or becoming due on the next Principal Payment Date on any Debt Service Reserve LOC Loans and

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          (ii) if no Debt Service Reserve Letter of Credit is in place, to the
     Debt Service Reserve Fund an amount as necessary to fund the Debt Service Reserve Fund up to the Debt Service Reserve Fund Required Balance; and

         Fifth, as and when required, (i) to the Debt Service Reserve LOC Provider, or any other financial institution providing a Debt Service Reserve LOC Loan, certain other breakage costs which are due and payable in connection with Debt Service Reserve LOC Loans and (ii) any indemnification expenses or other amounts not otherwise paid and required to be paid to any of the Secured Parties;

         Sixth, on a monthly basis, any remaining amounts to the Distribution Fund; and

         Seventh, any amounts in the Distribution Fund which cannot be distributed because of the failure to satisfy certain conditions to distributions, to the Distribution Suspense Fund.

         However, in the event the Securities are accelerated and no foreclosure occurs within 180 days thereafter, then principal of the Debt Service Reserve LOC Loans shall be paid equally and ratably in priority Third in lieu of priority Fourth above until such time as such foreclosure has occurred or such acceleration has been rescinded or otherwise remedied.

         Notwithstanding the foregoing provisions of priority Fourth above, if the Debt Service Reserve Letter of Credit has not been renewed or reinstated by a date 3.5 years prior to its stated expiration date, monies withdrawn and transferred as specified in priority Fourth above for application in priority Fourth shall, during such 3.5 year period and until either (i) the outstanding amount of the Debt Service Reserve Letter of Credit is reduced to zero and no Debt Service Reserve LOC Loans are outstanding or (ii) a replacement Debt Service Reserve Letter of Credit issued by a Debt Service Reserve LOC Provider is provided to the Trustee, be distributed ratably as follows: (a) to the Debt Service Reserve LOC Loan principal sub-fund for application against the principal on any Debt Service Reserve LOC Loans due or becoming due on the next succeeding Principal Payment Date, and (b) to the Debt Service Reserve Fund until the amount deposited therein equals the Debt Service Reserve Fund Required Balance.

PRINCIPAL FUND AND INTEREST FUND

         Funds in the Interest Fund and the Principal Fund shall be utilized to make interest and principal payments on the Project Notes and the Securities.

DEBT SERVICE RESERVE FUND

         A Debt Service Reserve Fund for the benefit of the Holders has been established under the Depositary Agreement and was funded on the Closing Date with a letter of credit (the "Debt Service Reserve Letter of Credit") in an amount of approximately $71,250,000 from Credit Suisse. The Debt Service Reserve Letter of Credit was issued pursuant to a Debt Service Reserve LOC Reimbursement Agreement which has terms substantially as described below. See "--Debt Service Reserve LOC Reimbursement Agreement."

         The Debt Service Reserve Fund may accumulate cash deposits from:

          (i) the Revenue Fund, as provided above under "Revenue Fund; Priority of Payments"; and

          (ii) net interest earned on amounts deposited in the Debt Service Reserve Fund.

The sum of amounts available to be drawn under the Debt Service Reserve Letter of Credit and all cash and other Permitted Investments held in the Debt Service Reserve Fund shall, at all times on or prior to December 31, 1999 be required to equal the maximum semi-annual scheduled principal and interest payments on the Securities and, at all times subsequent to December 31, 1999, be required to equal the maximum annual scheduled principal and interest payments on the Securities (the "Debt Service Reserve Fund Required Balance"). These deposits, in conjunction with the Debt Service Reserve Letter of Credit, will be available in the event the Revenue Fund, the Principal Fund and the Interest Fund lack sufficient funds on a Payment Date to meet principal and interest payments on the Securities and interest payments on Debt Service Reserve LOC Loans. Once the Debt Service Reserve Fund Required Balance is reached, interest income in excess of such amount shall be transferred to the Revenue Fund.

DISTRIBUTION FUND

         The Distribution Fund will be funded from monies transferred from the Revenue Fund, as specified in the Depositary Agreement, after all other then required amounts have been paid as provided below under "Revenue
Fund; Priority of Payments." Distributions may be made only from and to the extent of monies on deposit in the Distribution Fund. Such distributions are subject to the prior satisfaction of the following conditions:

          (i) the amounts deposited in the Principal and Interest Funds shall be equal to or greater than the aggregate principal and interest payments next due on the Securities and (without duplication) the Project Notes;

          (ii) no Default or Event of Default has occurred and is continuing;

          (iii) the Debt Service Coverage Ratio for the preceding four fiscal quarters, measured as one annual period (with respect to any proposed distribution date prior to the first anniversary of the Closing Date, for the period commencing with the Closing Date and ending on the first anniversary of the Closing Date, projected results for any portion of such period (certified by an officer of the Funding Corporation) shall be used when actual results are not available), is equal to or greater than
     1.4 to 1, if such distribution date occurs prior to the year 2000, and, if such distribution date occurs in or subsequent to the year 2000, is equal to or greater than 1.5 to 1, as certified by an authorized officer of the Funding Corporation;

          (iv) the projected Debt Service Coverage Ratio for the succeeding four fiscal quarters, taken as one annual period, is equal to or greater than 1.4 to 1, if such distribution date occurs prior to the year 2000, and, if such distribution date occurs in or subsequent to the year 2000, is equal to or greater than 1.5 to 1, as certified by an authorized officer of the Funding Corporation;

          (v) the Debt Service Reserve Fund shall have a balance equal to or greater than the Debt Service Reserve Fund Required Balance or a Debt Service Reserve Letter or Letters of Credit at least equal to (collectively with the balance, if any, then in such Debt Service Reserve
     Fund) the Debt Service Reserve Fund Required Balance shall be outstanding;

          (vi) an officer of the Funding Corporation provides a certificate (based on customary assumptions) stating that there are sufficient geothermal resources to operate the Salton Sea Projects and the Partnership Projects at contract capacity through the Final Maturity Date; and

          (vii) Substantial Completion of the Salton Sea Expansion has occurred on or prior to January 1, 1997; provided that, if such condition is not satisfied, no distributions shall be made unless and until (A) Substantial Completion of the Salton Sea Expansion occurs prior to January 1, 1998, as certified by an authorized officer of the Funding Corporation, or (B)(1) Series B and Series C Securities having an aggregate principal amount of $150,000,000 are redeemed for a redemption price equal to the principal amount thereof plus accrued interest thereon or (2) the Funding Corporation and the Guarantors take such actions as the Rating Agencies require to confirm the Investment Grade Rating of the Securities, notwithstanding the failure of Substantial Completion of the Salton Sea Expansion to occur; provided, further, that this condition to distribution shall only apply after January 1, 1997, unless the Salton Sea Guarantors have previously notified the Trustee that the Salton Sea Expansion has been abandoned.

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DISTRIBUTION SUSPENSE FUND

         Funds in the Distribution Fund which may not be distributed because of a failure to satisfy certain conditions to distributions will be transferred to the Distribution Suspense Fund. Funds in the Distribution Suspense Fund may be transferred back to the Distribution Fund and distributed when (i) all conditions are satisfied and (ii) no Default or Event of Default has occurred and is continuing. At any time that funds in the Revenue Fund are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Fund, then funds in the Distribution Suspense Fund shall be transferred to the Revenue Fund for distribution as required.

REDEMPTION FUND

         A Redemption Fund will be established under the Depositary Agreement. The Redemption Fund will be funded from (i) certain proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event,
(ii) proceeds realized in connection with a Permitted Power Contract Buy-Out,
(iii) net cash proceeds received from a settlement or buy-out of the BRPU Award or a lump sum settlement (whether payable in one payment or a series of lump sum installments) of the SCE Litigation which occurs prior to completion of the Salton Sea Expansion and (iv) proceeds in excess of $5 million received as a result of foreclosure by the Collateral Agent of the Collateral securing the obligations of the Guarantors following a Trigger Event caused by an event of default under the Salton Sea Guarantee, the Partnership Guarantee or the Royalty Guarantee.

         All proceeds received in connection with an Event of Loss or a Title Event will be deposited in the Loss Proceeds Fund and proceeds in excess of $15 million will be transferred to the Redemption Fund if not used to repair or replace the affected project or remediate the title deficiency, as permitted under the Indenture, and shall be distributed to the Collateral Agent for distribution after giving effect to the provisions of the Indenture, the Intercreditor Agreement and the Depositary Agreement with respect to such proceeds. See "--Intercreditor Agreement" and "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

         The net lump sum proceeds received in connection with the May 1996 settlement of the SCE Litigation, of approximately $10 million have been deposited in the Redemption Fund. Such proceeds will be transferred to the Revenue Fund for distribution to other funds as described below upon Substantial Completion of the Salton Sea Expansion; provided that, if Substantial Completion of the Salton Sea Expansion does not occur by January 1, 1998 and, as a result thereof, Series B and Series C Securities are required to be redeemed, then such proceeds shall be used to partially fund such redemption. See "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

LOSS PROCEEDS FUND

         All Loss Proceeds and Eminent Domain Proceeds received by the Salton Sea Guarantors or the Partnership Guarantors shall be deposited in the Loss Proceeds Fund subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows.

         Upon the Depositary's receipt of a complete and properly executed requisition from an authorized officer of the relevant Salton Sea Guarantor or Partnership Guarantor and approved by the Independent Engineer, the Depositary will apply the amounts in the Loss Proceeds Fund to the payment, or reimbursement to the extent the same have been paid or satisfied by such Salton Sea Guarantor or Partnership Guarantor, of the costs of repair or replacement of the relevant Salton Sea Project or Partnership Project or any part thereof that has been affected due to an Event of Loss or Event of Eminent Domain; provided, however, that no such approval of the Independent Engineer shall be required if less than $30 million in the aggregate for all plants affected by such occurrence is requested pursuant to such requisition or requisitions in any fiscal year.

         If the Salton Sea Guarantors or the Partnership Guarantors, as applicable, determine that the affected Salton Sea Project or Partnership Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or determine not to rebuild, repair or restore the affected Project (or the Loss Proceeds and Eminent Domain Proceeds, together with any other amounts available to such Guarantors for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement), and the Loss Proceeds and Eminent Domain Proceeds exceed $15 million, the Depositary shall transfer the Loss Proceeds and Eminent Domain Proceeds to the Collateral Agent for distribution to the Redemption Fund in accordance with the Indenture, the Depositary Agreement and the Intercreditor Agreement. If only a portion of the affected Project is capable of being rebuilt or replaced, the Depositary shall transfer the Loss Proceeds and Eminent Domain Proceeds in excess of the cost of repairing or replacing the affected Project to the Redemption Fund in accordance with the Indenture, the Depositary Agreement and the Intercreditor Agreement; provided that, such Loss Proceeds and Eminent Domain Proceeds exceed the cost of such repair and replacement by $15 million. If the Salton Sea Guarantors or the Partnership Guarantors, as applicable, do not rebuild or replace the affected Project and the Loss Proceeds and Eminent Domain Proceeds are equal to or are less than $15 million or the excess Loss Proceeds and Eminent Domain Proceeds after rebuilding and replacement of the affected Project are equal to or are less than $15 million, funds in the Loss Proceeds Fund shall be transferred to the Revenue Fund for distribution to other Funds, as provided below under "Revenue Fund; Priority of Payments." See "--Intercreditor Agreement" and "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

         All Title Event Proceeds received by the Salton Sea Guarantors or the Partnership Guarantors, as applicable, shall be deposited in the Loss Proceeds Fund subject to disbursement in connection with remedying such Title Event in an amount not to exceed $25,000,000 and for payment of expenses incurred in collecting such proceeds. Any Title Event Proceeds not so expended shall be transferred to the Redemption Fund, to the extent such proceeds exceed $5,000,000. If such proceeds are equal to or are less than $5,000,000, then such proceeds shall be transferred to the Revenue Fund.

INVESTMENT OF MONIES

         Amounts deposited in the accounts and funds under the Depositary Agreement, at the written request and direction of the Funding Corporation or any Guarantor, shall be invested by the Depositary in Permitted Investments. Such investments shall generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Depositary Agreement. Net interest or gain received from such investments shall be applied as provided in the Depositary Agreement. Absent written instructions from the Funding Corporation, the Depositary shall invest the amounts held in the accounts and funds under the Depositary Agreement in Permitted Investments described in clause (i) of such definition. So long as an outstanding balance shall remain in any of the accounts and funds under the Depositary Agreement, the Depositary shall provide the Funding Corporation and the Guarantors with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such account and fund.

INDENTURE

GENERAL

         The New Securities and Additional Securities, if any, will be, and the Initial Securities and Old Securities have been, issued under the Indenture between the Funding Corporation and the Trustee. The Funding Corporation has issued and will issue the Securities in its individual capacity as principal and as agent on behalf of the Guarantors. The Securities will be issued in series pursuant to one or more supplemental indentures which will set forth the terms of such series including (i) the title of such series, (ii) any limit on the aggregate principal amount of such series that may be authenticated and delivered under the Indenture, (iii) the dates on which the principal of the Securities of such series is payable and the amount of principal payable on such dates, (iv) the interest rate on such series and the dates interest will accrue and be payable, (v) the place where


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payments under such series will be payable, (vi) the terms of any redemption provisions related to such series and (vii) other terms of such series.

ADDITIONAL SECURITIES

         The Indenture provides that Additional Securities may be issued thereunder subject to the satisfaction of certain conditions set forth in the Indenture. All Additional Securities (as well as the Initial Securities) shall rank pari passu with the Series D and Series E Securities, shall be secured by the Funding Corporation Collateral and guaranteed pursuant to the Guarantees and shall have such terms, be in such form and be issued at such prices as shall be approved in writing by the Funding Corporation. No Additional Securities (other than those used to finance certain capital improvements in certain circumstances when required for the Salton Sea Projects, the Partnership Projects or Additional Projects to maintain compliance with applicable law) may be issued at any time if a Default or Event of Default shall result from such issuance. All net proceeds of Additional Securities must be loaned to the Guarantors and must be utilized by the Guarantors for one or more of the purposes for which Permitted Debt may be incurred.

CERTAIN COVENANTS

  Actions with Respect to Credit Agreements

         The Funding Corporation will enforce all of its rights under the Credit Agreements and the Project Notes for the benefit of the Trustee and the Security Holders. The Funding Corporation will not grant any consents or waivers thereunder, amend or modify any provisions thereof or otherwise modify the Credit Agreements or the Project Notes, except as provided below. See "--Amendment of Credit Agreements and Project Notes."

  Limitations on Debt/Liens

         The Funding Corporation will not create or incur or suffer to exist any Debt except Permitted Debt. The Funding Corporation will not grant, create, incur or suffer to exist any Liens upon any of its properties except for Permitted Liens.

  Limitations on Guarantees

         The Funding Corporation will not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

  Restricted Payments

         The Funding Corporation shall not make any Restricted Payments or direct any Restricted Payments to be made on behalf of any Guarantor except for payments permitted under the Depositary Agreement.

  Prohibitions on Other Obligations or Assignments

         The Funding Corporation may not assign any of its rights or obligations under any Financing Document, and may not enter into additional contracts if it would be reasonably expected to cause a Material Adverse Effect and otherwise only as contemplated under the Indenture.

  Prohibitions on Fundamental Changes

         The Funding Corporation may not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business, except as may be contemplated by the Financing Documents. The Funding Corporation is also restricted from engaging in



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any business other than in connection with the issuance of the Securities, the incurrence of Permitted Debt and the performance of its obligations under the Transaction Documents. The Funding Corporation may not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except as may be contemplated by the Financing Documents.

ADDITIONAL COVENANTS

         In addition to the covenants described above, the Indenture also contains covenants of the Funding Corporation regarding (i) maintenance of existence, (ii) payment of taxes, (iii) maintenance of books and records, (iv) compliance with laws, (v) delivery to the Trustee of compliance certificates and of notices of Credit Agreement Events of Default and Guarantee Events of Default, (vi) delivery to the Trustee of unaudited quarterly reports of the Funding Corporation and the Guarantors for the first three quarters of each fiscal year containing condensed financial information and audited annual reports of the Funding Corporation and the Guarantors, and (vii) delivery to the Trustee of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Holder with Rule 144A in connection with the resale of the Securities.

REDEMPTION OF SECURITIES; NOTICE

  Notice to Trustee

         The election or requirement of the Funding Corporation to redeem any Securities will be evidenced by a written request of the Funding Corporation (a "Funding Order"). If the Funding Corporation determines or is required to redeem any Securities, the Funding Corporation will, at least 30 days prior to the date upon which notice of redemption is required to be given to the Holders (or such shorter period as may be agreed by the Trustee), deliver to the Trustee a Funding Order specifying the date on which such redemption will occur (the "Redemption Date"), the series and principal amount of Securities to be redeemed.

  Notice of Redemption

         Notice of redemption will be given to the Holders of Securities of such series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption will state the Redemption Date, the premium payable on redemption, if any, the portion of the principal amount of each Security of such series to be redeemed, that on the Redemption Date interest thereon will cease to accrue on and after said date, the place of payment where such Securities are to be surrendered for payment of the amount in respect of such redemption, and that the availability in the Mandatory Redemption Fund of an amount of immediately available funds to pay the Securities to be redeemed in full is a condition precedent to the redemption.

Securities Payable on Redemption Date

         The Securities or portions thereof to be redeemed will, on the Redemption Date, become due and payable, and from and after such date such Securities or portions thereof will cease to bear interest. Upon surrender of any such Security for redemption, an amount in respect of such Security or portion thereof will be paid as provided therein; provided, however, that any payment of interest on any Security the scheduled payment date of which is on or prior to the Redemption Date will be payable to the Holder of such Security, at the close of business on the record date according to the terms of such Security and the Indenture.


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EVENTS OF DEFAULT

  Certain Events

         The following events constitute "Events of Default" under the
Indenture:

         (a) Failure to pay any principal, interest or other amounts owed on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 15 days or more following the due date for payment;

         (b) A Credit Agreement Event of Default or a Guarantee Event of Default has occurred and is continuing (other than a Credit Agreement Event of Default related to failure to pay Project Notes or a Guarantee Event of Default related to failure to make payments owed under the Guarantees);

         (c) Any representation or warranty made by the Funding Corporation in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of the Funding Corporation proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date a Responsible Officer of the Funding Corporation obtains actual knowledge thereof; provided that, if the Funding Corporation commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and delivers written notice to the Trustee thereof, the Funding Corporation may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as the Funding Corporation is diligently pursuing such cure;

         (d) The Funding Corporation fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Debt, Liens, Restricted Payments, guarantees, disposition of assets, amendments to Credit Agreements or Project Notes or taking of actions thereunder as directed by the Required Holders, fundamental changes or nature of business and such failure continues uncured for 30 or more days from the date a Responsible Officer of the Funding Corporation obtains actual knowledge thereof;

         (e) The Funding Corporation fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (d) above) and such failure continues uncured for 60 or more days from the date a Responsible Officer of the Funding Corporation obtains actual knowledge of such failure; provided that if the Funding Corporation commences and diligently pursues efforts to cure such default within such 60-day period, the Funding Corporation may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 30 days so long as the Funding Corporation is diligently pursuing such cure;

         (f) Certain events involving the bankruptcy, insolvency, receivership or reorganization of the Funding Corporation;

         (g) The Funding Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted in the Funding Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Funding Corporation Collateral described therein with the priority purported to be created thereby; provided, however, that the Funding Corporation has 10 days to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable;

         (h) Any event of default under any Permitted Debt of Funding Corporation which results in Permitted Debt in excess of $10,000,000 becoming due and payable prior to its stated maturity;


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         (i) CalEnergy fails to perform or breaches any of its obligations under the Cost Overrun Commitment and such failure or breach continues for 15 days or more;

         (j) Magma fails to perform or breaches its obligations under the Support Letter and such failure or breach continues for 15 days or more; or

         (k) CalEnergy fails to maintain direct or indirect beneficial ownership of (i) 100% of CEOC and VPC or (ii) at least 51% of each of the Salton Sea Guarantors and the Partnership Project Companies.

  Control By Holders

         The Holders of not less than a majority (the "Required Holders") in aggregate principal amount of the Outstanding Securities have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in the Indenture. The Required Holders, acting through the Trustee, have the right to direct the time, place and method for exercising any right or remedy available to the Funding Corporation under the Credit Agreements and the Project Notes; provided that upon the occurrence of an Event of Default related to failure to make payments on the Securities, Holders of 33 1/3 % in aggregate principal amount of the Outstanding Securities have the right to cause the acceleration of any Project Note pursuant to which a payment default related to such Event of Default has occurred.

         Subject to the above paragraph, if an Event of Default has occurred and is continuing and as a result thereof or in connection therewith or pursuant to an acceleration of the Securities arising therefrom, payments on the Securities are not made when due, the Trustee is required to enforce the Guarantees and the rights of the Security Holders thereunder.

  Enforcement of Remedies

         (a) If one or more Events of Default have occurred and are continuing, then:

                  (i) in the case of an Event of Default described in clause
         (f) above, the entire principal amount of the Securities Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

                  (ii) in the case of an Event of Default described in clause
         (b) above relating to certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Guarantors, a principal amount of the Securities Outstanding (on a pro rata basis) which is equal to the principal amount of the Project Notes automatically accelerated in connection with such Event of Default under the Credit Agreements, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

                  (iii)  in the case of an Event of Default described in:

                           (A) clause (a) above, upon the direction of the
                  Holders of no less than 33 1/3 % in aggregate principal amount of the Outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare the entire principal amount of the Securities Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable,

                           (B) clause (b) above (except as described in clause
                  (ii) immediately above), upon the direction of the Holders of no less than 50% in aggregate principal amount of the Outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare a principal amount


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                  of the Securities Outstanding which is equal to the
                  principal amount of the Project Notes related to such Credit Agreement to be accelerated in connection with such Credit Agreement Event of Default, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable, or

                           (C) clauses (c), (d), (e), (g), (h), (i), (j), or
                  (k) above, upon the direction of the Holders of no less than 50% in aggregate principal amount of the Outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare the entire principal amount of the Securities Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable.

         If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Event of Default within 30 days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

         If an Event of Default relating to failure to pay amounts owed on the Securities has occurred and is continuing, the Trustee may declare the principal amount of the Securities Outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 33 1/3 % in aggregate principal amount of the Securities Outstanding directing the Trustee to accelerate the maturity of the Securities unless Holders of more than 66 2/3 % in aggregate principal amount of the Securities Outstanding direct the Trustee not to accelerate the maturity of such Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

         If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay Project Notes or a Guarantee Event of Default related to failure to make payments under the Guarantees) has occurred and is continuing, the Trustee may declare the principal amount of the Securities Outstanding referred to in clause (iii)(B) immediately above, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 50% in aggregate principal amount of the Securities Outstanding directing the Trustee to accelerate the maturity of such amount of Securities unless Holders of more than 50% in aggregate principal amount of the Securities Outstanding direct the Trustee not to accelerate the maturity of such Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

         In addition, if one or more of the Events of Default referred to in clause (iii)(C) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the Securities outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from the Holders of at least 50% in aggregate principal amount of the Securities Outstanding directing the Trustee to accelerate the maturity of the Securities unless Holders of more than 50% in aggregate principal amount of the Securities Outstanding direct the Trustee not to accelerate the maturity of the Securities if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

         (b) At any time after the principal of the Securities has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Funding Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue interest on the Securities,


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                           (B) the principal of and premium, if any, on any
                  Securities that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at the respective rates provided in the Securities for overdue principal,

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the respective rates provided in the Securities for overdue interest, and

                           (D) all sums paid or advanced by the Trustee and
                  the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by such acceleration, have been cured or waived in accordance with the Indenture.

         (c) If an Event of Default relating to failure to pay amounts owed on the Securities has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 33 1/3 % in aggregate principal amount of the Securities Outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the Project Notes to be accelerated in connection with such Event of Default and all Collateral pledged to secure any Guarantee under which a payment default has occurred in connection with such failure to pay amounts owed on the Securities and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement, such Collateral, as and to the extent permitted under the Intercreditor Agreement.

         (d) If an Event of Default relating to a Credit Agreement Event of Default or a Guarantee Event of Default (other than a Credit Agreement Event of Default related to failure to pay Project Notes or a Guarantee Event of Default related to failure to pay amounts owed on the Securities) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 50% in aggregate principal amount of the Securities Outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the Project Note or Project Notes to be accelerated in connection with such Event of Default and all Collateral pledged to secure any Guarantee pursuant to which such Guarantee Event of Default has occurred and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement, such Collateral, as and to the extent permitted under the Intercreditor Agreement.

         (e) If an Event of Default other than those referred to in clauses
(c) and (d) above has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 50% in aggregate principal amount of the Securities Outstanding request) direct the Collateral Agent to take possession of all Collateral and Funding Corporation Collateral and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement, the Collateral and Funding Corporation Collateral, as and to the extent permitted under the Intercreditor Agreement.

         (f) If one or more Guarantee Events of Default shall have occurred and be continuing under the Royalty Guarantee or the Partnership Guarantee, the Trustee may (as the Holders of a majority in aggregate principal amount of the Securities Outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the obligations of the defaulting Guarantor under the Royalty Guarantee or the Partnership Guarantee in connection with such Guarantee Event of Default and, pursuant to the Intercreditor Agreement, to sell such Collateral, as and to the extent permitted under the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, all monies received by the Trustee resulting from such sale shall be made available for redemption of Securities.

  Application of Monies Collected by Trustee

         Any money collected or to be applied by the Trustee after an Event of Default in respect of the Securities will be applied to amounts owed with respect to all Securities on a pro rata basis and, in respect of Securities of a series, will be applied ratably to the Holders of Securities in the following order from time to time, on the date or dates fixed by the Trustee:
(i) first, to the payment of all amounts due to the Trustee or any


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predecessor Trustee under the Indenture; (ii) second, (A) in case the unpaid principal amount of the Outstanding Securities of such series has not become due, to the payment of any overdue interest, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Securities of such series in respect of overdue interest, (B) in case the unpaid principal amount of a portion of the Outstanding Securities of such series has become due, first to the payment of accrued interest on all Outstanding Securities of such series in the order of the maturity of the payments thereof, with interest at the respective rates specified in the Securities of such series for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all Securities of such series then due or (C) in case the unpaid principal amount of all the Outstanding Securities of such series has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Securities of such series for principal, premium, if any, and interest, together with interest at the respective rates specified in the Securities of such series for overdue principal, premium, if any, and overdue interest; and (iii) third, in case the unpaid principal amount of all the Outstanding Securities of such series has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with Securities of such series have been fully paid, any surplus then remaining will be paid to the Funding Corporation, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

AMENDMENTS AND SUPPLEMENTS

         The Funding Corporation and the Trustee may amend or supplement the Indenture without the consent of the Security Holders (i) to add additional covenants of the Funding Corporation, to surrender rights conferred upon the Funding Corporation, or to confer additional benefits upon the Security Holders, (ii) to increase the assets securing the Funding Corporation's obligations under the Indenture, (iii) to provide for the issuance of Additional Securities on the conditions described herein, (iv) for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency or (v) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

         The Indenture may be otherwise amended or supplemented by the Funding Corporation and the Trustee with the consent of Holders of not less than 51% in aggregate principal amount of the Securities then Outstanding; provided that no such amendment or supplement may, without the consent of all Holders of Outstanding Securities, modify: (i) the principal, premium (if any) or interest payable upon any Securities, (ii) the dates on which interest or principal on any Securities is paid, (iii) the dates of maturity of any Securities, and (iv) the procedures for amendment by a supplemental indenture.

AMENDMENT OF CREDIT AGREEMENTS AND PROJECT NOTES

         The Funding Corporation and the Trustee may, without the consent of or notice to the Security Holders, consent to any amendment or modification of any Credit Agreements or Project Notes (i) as permitted by the provisions of such Credit Agreements, Project Notes or the Indenture, (ii) to cure any ambiguity or formal defect, (iii) to add additional rights in favor of the Funding Corporation, or (iv) in connection with any other amendment to the Credit Agreements or Project Notes, including any amendment required by a Rating Agency in circumstances where confirmation of the Ratings are required or permitted under the Indenture or the Credit Agreements. Except as described above, neither the Funding Corporation nor the Trustee shall consent to any other amendment or modification of a Credit Agreement or Project Note or grant any waiver or consent thereunder without the consent of the Holders of not less than 51% in aggregate principal amount of the Securities then Outstanding. An amendment to a Credit Agreement or Project Note which changes the amounts of payments due thereunder, the Person to whom such payments are to be made or the dates on which such payments are to be made shall not be made without the unanimous consent of the Security Holders.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

         The Funding Corporation may terminate the Indenture and the Guarantees by delivering all Outstanding Securities to the Trustee for cancellation and by paying all other sums payable under the Indenture.


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         Legal and covenant defeasance shall be permitted upon terms and conditions customary for transactions of this nature.

TRUSTEE

         There shall at all times be a Trustee under the Indenture, which shall be a corporation having either (a) a combined capital and surplus of at least $50 million, or (b) having a combined capital and surplus of at least $10,000,000 and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $50,000,000, in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York and California, to the extent there is such an institution eligible and willing to serve. The Funding Corporation agrees to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the gross negligence, bad faith or willful misconduct of the Trustee.

         The Trustee may resign at any time by giving written notice thereof to the Funding Corporation. The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Funding Corporation. The Funding Corporation shall give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Security Holders.

INFORMATION AVAILABLE TO SECURITY HOLDERS

         Pursuant to the Indenture, the Funding Corporation has agreed to provide to Security Holders and owners of beneficial interests in Securities in global form, upon written request, such information as is appropriate under Rule 144A(d)(4) under the Securities Act to enable resales of the Securities to be made pursuant to Rule 144A, including, but not limited to, the quarterly and the audited annual financial reports for the Funding Corporation and for each Guarantor.

AGENT RELATIONSHIP

         Each of the Guarantors has designated the Funding Corporation as its agent under the Indenture for the sole purpose of (i) issuing the Securities to the extent of each such Guarantor's obligations thereunder and (ii) otherwise carrying out each Guarantor's obligations and duties and exercising each Guarantor's rights and privileges under the Indenture. Each Guarantor will indemnify Funding Corporation against all claims arising in connection with the Funding Corporation's performance of its obligations.

GUARANTEES

GUARANTEE OF THE SALTON SEA GUARANTORS

         Pursuant to the Guarantee issued by the Salton Sea Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, the Salton Sea Guarantors have each, on a joint and several basis, unconditionally and irrevocably guaranteed the payment of principal of, premium, if any, and interest on the Securities and the other Senior Debt. Such Guarantee is a guarantee of payment and the Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Senior Debt have not been paid.

         Under the Salton Sea Guarantee, the Salton Sea Guarantors each have agreed to be bound by and to perform all of their obligations under covenants contained in the Salton Sea Credit Agreement in favor of the Trustee and the Collateral Agent from and after the date that the Salton Sea Project Note is repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.


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GUARANTEE OF THE PARTNERSHIP GUARANTORS

         Pursuant to the Guarantee issued by the Partnership Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties, each of the Partnership Guarantors, on a joint and several basis, unconditionally and irrevocably have guaranteed the payment of principal of, premium, if any, and interest on the Securities and the other Senior Debt; provided that each Partnership Guarantor shall only be required to make payments under such Guarantee in amounts which do not exceed the Available Cash Flow of such Guarantor. Such Guarantee is or will be a guarantee of payment and the Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Senior Debt have not been paid.

         Under the Partnership Guarantee, the Partnership Guarantors each have agreed or will agree to be bound by and to perform all of their obligations under covenants contained in the Partnership Credit Agreement in favor of the Trustee and the Collateral Agent from and after the date that the Partnership Project Note is repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

GUARANTEE OF THE ROYALTY GUARANTOR

         Pursuant to a Guarantee issued by the Royalty Guarantor on the Initial Closing Date in favor of the Collateral Agent for the benefit of the Secured Parties, the Royalty Guarantor has unconditionally and irrevocably guaranteed the payment of principal of, premium, if any, and interest on the Securities and the other Senior Debt; provided that the Royalty Guarantor shall only be required to make payments under such Guarantee in amounts which do not exceed the Available Cash Flow of the Royalty Guarantor. Such Guarantee is a guarantee of payment and the Trustee and the Collateral Agent shall be entitled to make demands for payment thereunder at any time that amounts due and payable on the Senior Debt have not been paid.

         Under the Royalty Guarantee, the Royalty Guarantor has agreed to be bound by and to perform all of its obligations under covenants contained in the Royalty Credit Agreement in favor of the Trustee and the Collateral Agent from and after the date that the Royalty Project Note is repaid in full. Failure to perform such covenants will result in a Guarantee Event of Default, after the expiration of any applicable grace period.

SALTON SEA CREDIT AGREEMENT

GENERAL

         Pursuant to the Credit Agreement, dated as of the Initial Closing Date, between the Salton Sea Guarantors and the Funding Corporation (the "Salton Sea Credit Agreement"), the Salton Sea Guarantors have issued the Salton Sea Project Note payable to the Funding Corporation and have agreed to make payments on the Salton Sea Project Note in amounts which, when aggregated together with the other Project Notes, are sufficient to enable the Funding Corporation to pay scheduled principal of, and interest on, the Securities.

         The Salton Sea Guarantors have absolutely and unconditionally agreed to make payments on the Salton Sea Project Note in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. If the proceeds received from the issuance of Additional Securities by the Funding Corporation are loaned to the Salton Sea Guarantors, then an additional Salton Sea Project Note having a principal amount equal to the amount of such proceeds so loaned to the Salton Sea Guarantors shall be issued by the Salton Sea Guarantors and such principal shall be payable in scheduled installments which correspond to the repayment of principal of such Additional Securities. The Salton Sea Guarantors' obligations to make payments on the Salton Sea Project Note are joint and several with respect to each Salton Sea Guarantor.


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OPTIONAL PREPAYMENT

         Optional prepayment of the Salton Sea Project Note shall be permitted so long as the proceeds thereof are utilized by the Funding Corporation to ratably redeem Series B or C Securities or in connection with the defeasance of the Securities.

MANDATORY PREPAYMENT

         The Salton Sea Guarantors are required to prepay the Salton Sea Project Note or Notes with proceeds received by the Salton Sea Guarantors in connection with an Event of Loss, a Title Event, an Event of Eminent Domain, a Permitted Power Contract Buy-Out or a settlement or buy-out of the BRPU Award, as and to the extent the Securities are required to be redeemed in connection with the receipt of such proceeds in an amount as provided in the Intercreditor Agreement. See "--Depositary Agreement," "--Intercreditor Agreement" and "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

CERTAIN COVENANTS

         Set forth below are certain covenants of the Salton Sea Guarantors contained in the Salton Sea Credit Agreement.

         Reporting Requirements. The Salton Sea Guarantors shall provide to the Funding Corporation (i) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information and audited annual reports, (ii) all other information in respect of the Salton Sea Guarantors or Salton Sea Projects requested by the Funding Corporation to enable the Funding Corporation to meet its obligations under the Indenture,
(iii) copies of material notices delivered in connection with any Salton Sea Project Documents, and (iv) written notice of any Credit Agreement Default or Event of Default under the Salton Sea Credit Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect.

         Sale of Assets. Except as contemplated by the Salton Sea Project Documents, none of the Salton Sea Guarantors shall sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Salton Sea Projects except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Salton Sea Projects; provided, however, that the Salton Sea Guarantors shall be allowed to loan useful spare parts to the Partnership Project Companies for use in the Partnership Projects.

         Insurance. The Salton Sea Guarantors have the benefit of the insurance in effect with respect to the Salton Sea Projects and as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. The Salton Sea Guarantors have business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation and automobile insurance. The Salton Sea Guarantors shall not reduce or cancel insurance coverages (or permit any such coverages to be reduced or cancelled) if the Insurance Consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or cancelled are available on commercially reasonable terms or that another level of coverage greater than that proposed by the Salton Sea Guarantors is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels).

         QF Status. The Salton Sea Guarantors shall operate and maintain the Salton Sea Projects as Qualifying Facilities unless the failure to so operate and maintain such Projects as Qualifying Facilities would not cause or result in (i) a breach of the power purchase agreements that the Salton Sea Guarantors are party to or (ii) an adverse effect on the revenues to be received under such power purchase agreements.


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         Governmental Approvals; Title. Each of the Salton Sea Guarantors
shall at all times (i) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (ii) preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens), except in each case where the failure to do so in clause (i) or (ii) could not reasonably be expected to have a Material Adverse Effect.

         Nature of Business. Neither of the Salton Sea Guarantors shall engage in any business other than their existing businesses and the development, acquisition, construction, operation and financing of the Salton Sea Projects as contemplated by the Transaction Documents; provided, however, that the Salton Sea Guarantors may engage in Permitted Facilities at the SSKGRA (a) (i) for which Permitted Debt may be incurred and (ii) if the Independent Engineer certifies that such other projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (b) if the Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.

         Compliance with Laws. Each of the Salton Sea Guarantors shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

         Prohibition on Fundamental Changes. None of the Salton Sea Guarantors shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided that any Guarantor shall be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or will occur as a result thereof and subject to the satisfaction of other customary conditions. None of the Salton Sea Guarantors shall purchase or otherwise acquire all or substantially all of the assets of any other Person; provided however, that the Salton Sea Guarantors may engage in Permitted Facilities at the SSKGRA (a)(i) for which Permitted Debt may be incurred and (ii) if the Independent Engineer certifies that such other projects could not reasonably be expected to have an adverse impact on the geothermal resource for the Salton Sea Projects or the Partnership Projects or
(b) if the Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.

         Revenue Fund. The Salton Sea Guarantors shall take all actions as may be necessary to cause all revenues of the Salton Sea Guarantors to be deposited in the Revenue Fund.

         Transactions with Affiliates. None of the Salton Sea Guarantors shall enter into any transaction or agreement with any Affiliate of the Salton Sea Guarantors other than (i) as contemplated under the Transaction Documents or
(ii) transactions in the ordinary course of business and on terms no less favorable to the Salton Sea Guarantors than the Salton Sea Guarantors would obtain in an arms length transaction with a Person that is not an Affiliate of the Salton Sea Guarantors.

         Restricted Payments. The Salton Sea Guarantors shall not make any Restricted Payments, except as permitted under the Depositary Agreement.

         Exercise of Rights Under Project Documents. None of the Salton Sea Guarantors shall exercise, or fail to exercise, their rights under the Salton Sea Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.

         Amendments to Contracts. None of the Salton Sea Guarantors shall terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Salton Sea Guarantors) any of the Salton Sea Project Documents to which it is a party unless (i) (A) such Salton Sea Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (B) in the case of any amendment, termination or modification of a Salton Sea Project Power Purchase Agreement which affects the revenues derived by any of the Salton Sea Guarantors, the Independent Engineer certifies that such amendment, termination or modification could not reasonably be



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expected to have a Material Adverse Effect or (ii) the Salton Sea Guarantors
provide a letter from the Rating Agencies confirming that such amendment, termination or modification will not result in a Rating Downgrade.

         Limitations on Debt/Liens. The Salton Sea Guarantors shall not create or incur or suffer to exist any Debt except Permitted Guarantor Debt. The Salton Sea Guarantors shall not grant, create, incur or suffer to exist any Liens upon any of their properties, except for Permitted Liens.

         Books and Records. The Salton Sea Guarantors shall maintain their books and records and give the Funding Corporation, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

         Additional Project Documents. The Salton Sea Guarantors shall perform and observe their respective covenants and obligations under all of the Salton Sea Project Documents in all material respects, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Salton Sea Guarantors shall not be permitted to enter into any Additional Project Documents if entering into such document would result in a Material Adverse Effect.

         Additional Covenants. In addition to the covenants described above, the Salton Sea Credit Agreement also contains covenants of the Salton Sea Guarantors regarding (i) maintenance of existence, (ii) payment of taxes and claims unless being contested in good faith and (iii) the preservation and maintenance of Liens on the Collateral and the priority thereof.

EVENTS OF DEFAULT

         The following events constitute "Credit Agreement Events of Default" under the Salton Sea Credit Agreement:

         (a) the failure by the Salton Sea Guarantors to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Salton Sea Project Note for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, or the failure by the Funding Corporation to pay or cause to be paid any principal of, premium, if any, or interest on the Securities for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

         (b) any representation or warranty made by the Salton Sea Guarantors under the Salton Sea Credit Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Salton Sea Guarantors has actual knowledge thereof; provided that if the Salton Sea Guarantors commence efforts to cure such fact, event or circumstance within such 30-day period, the Salton Sea Guarantors may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of Default for an additional 60 days so long as the Salton Sea Guarantors are diligently pursuing such cure;

         (c) the failure by any of the Salton Sea Guarantors to perform or observe any covenant under the Salton Sea Credit Agreement relating to maintenance of existence, Debt, Permitted Liens, Restricted Payments, guarantees, disposition of assets, maintenance of insurance, amendments to the Salton Sea Project Documents, fundamental changes, or nature of business and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Salton Sea Guarantors has actual knowledge of such failure;

         (d) the failure by the Salton Sea Guarantors to perform or observe any of the other covenants contained in the Salton Sea Credit Agreement or in the other Financing Documents the Salton Sea Guarantors are party to (other than such failures described in clause (c) above) and such failure shall continue uncured for 60 or more days after a Responsible Officer of the Salton Sea Guarantors has actual knowledge of such failure;



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provided that if the Salton Sea Guarantors commence and diligently pursue efforts to cure such default within such 60-day period, the Salton Sea Guarantors may continue to effect such cure of the default and such default will not be deemed a "Credit Agreement Event of Default" for an additional 30 days so long as the Salton Sea Guarantors are diligently pursuing such cure;

         (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of either of the Salton Sea Guarantors;

         (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against the Salton Sea Guarantors, which remain unpaid or unstayed for a period of 90 or more consecutive days;

         (g) an event of default under any Permitted Guarantor Debt of the Salton Sea Guarantors in excess of $10,000,000 becomes due and payable prior to its stated maturity;

         (h) the Salton Sea Guarantors fail to perform any of their respective payment obligations under the Salton Sea Guarantee for 15 or more days after the same becomes due and payable;

         (i) any Governmental Approval required for the operation of a Project owned by the Salton Sea Guarantors is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof;

         (j) any Salton Sea Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under the Salton Sea Credit Agreement, or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and any such event results in a Material Adverse Effect; provided that no such event shall be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, the Salton Sea Guarantors (i) cause the third party to resume performance or cure such misrepresentation or (ii) enter into an Additional Project Document in replacement thereof, as permitted under the Salton Sea Credit Agreement;

         (k) the failure of each of the Salton Sea Guarantors or any other party to perform or observe any of its covenants or obligations contained in any of the Salton Sea Project Documents to which it is a party if such failure shall result in the receipt of a notice of termination of such Salton Sea Project Document or otherwise result in a Material Adverse Effect;

         (l) any of the Salton Sea Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Salton Sea Guarantors shall have 10 days to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation; or

         (m) an Event of Default described under clauses (c), (d), (e), (f),
(g), (h), (i), (j) or (k) of the summary of the Event of Default provisions of the Indenture occurs. See "--Indenture--Events of Default."


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ENFORCEMENT OF REMEDIES

         (a) If one or more Credit Agreement Events of Default under the Salton Sea Credit Agreement have occurred and are continuing, then:

         (i) in the case of a Credit Agreement Event of Default under the Salton Sea Credit Agreement described in clause (e) above the entire outstanding principal amount of the Salton Sea Project Note or Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under such Salton Sea Project Note or Notes and the Salton Sea Credit Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

         (ii) in the case of a Credit Agreement Event of Default described in:

                   (A) clauses (a) and (h) above, upon the direction of the Holders of no less than 33 1/3 % in aggregate principal amount of the Outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the Salton Sea Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Salton Sea Credit Agreement, if any, to be due and payable; or

                   (B) clauses (b), (c), (d), (f), (g), (i), (j), (k), (l) and
         (m) above, upon the direction of the Holders of no less than 50% in aggregate principal amount of the Outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the Salton Sea Project Note or Notes to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Salton Sea Credit Agreement, if any, to be due and payable.

PARTNERSHIP CREDIT AGREEMENT

GENERAL

         Pursuant to the Credit Agreement between the Partnership Guarantors and the Funding Corporation, as amended on the Closing Date (the "Partnership Credit Agreement"), (i) the Initial Partnership Guarantors issued the Partnership Project Note on the Initial Closing Date, payable to the Funding Corporation, which such note will be amended and restated and issued by all of the Partnership Guarantors on the Closing Date, (ii) the Partnership Guarantors will issue the Additional Partnership Project Note on the Closing Date, payable to the Funding Corporation, and (iii) the Partnership Guarantors have agreed to make payments on the Partnership Project Note in amounts which, when aggregated together with the other Project Notes, are sufficient to enable the Funding Corporation to pay scheduled principal of and interest on the Securities.

         The Partnership Guarantors have absolutely and unconditionally agreed to make payments on the Partnership Project Note in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. If the proceeds received from the issuance of Additional Securities by the Funding Corporation are loaned to the Partnership Guarantors, then an additional Partnership Project Note having a principal amount equal to the amount of such proceeds so loaned to the Partnership Guarantors shall be issued by the Partnership Guarantors and such principal shall be payable in scheduled installments which correspond to the repayment of principal of such Additional Securities. The Partnership Guarantors' obligations to make payments on the Partnership Project Note are joint and several with respect to each Partnership Guarantor.

OPTIONAL PREPAYMENT

         Optional prepayment of the Additional Partnership Project Note shall be permitted so long as the proceeds thereof are utilized by the Funding Corporation to ratably redeem the Series E Securities or in connection with the defeasance of the Securities. Optional prepayment of the Initial Partnership Project Note



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shall be permitted so long as the proceeds thereof are utilized by the Funding
Corporation to ratably redeem Series B or C Securities or in connection with the defeasance of the Securities.

MANDATORY PREPAYMENT

         The Partnership Guarantors are required to prepay the Partnership Project Note with proceeds received by the Partnership Guarantors in connection with an Event of Loss, a Title Event, an Event of Eminent Domain, a Permitted Power Contract Buy-Out, a settlement or buy-out of the BRPU Award, or the incurrence of Debt by Partnership Project Companies in order to fund equity distributions to the Partnership Guarantors, as and to the extent the Securities are required to be redeemed in connection with the receipt of such proceeds in an amount as provided in the Intercreditor Agreement. See "--Depositary Agreement", "--Intercreditor Agreement" and "SUMMARY DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

CERTAIN COVENANTS

         Set forth below are certain covenants of the Partnership Guarantors contained in the Partnership Credit Agreement.

         Reporting Requirements. Each of the Partnership Guarantors shall provide to the Funding Corporation (i) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information and audited annual reports, (ii) all other information in respect of the Partnership Guarantors requested by the Funding Corporation to enable the Funding Corporation to meet its obligations under the Indenture, (iii) copies of material notices delivered in connection with any Partnership Project Documents and (iv) written notice of any Credit Agreement Default or Event of Default under the Partnership Credit Agreement or any event or condition that could reasonably be expected to result in a Material Adverse Effect.

         Sale of Assets. Except as contemplated by the Partnership Project Documents, none of the Partnership Project Companies shall sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Partnership Projects except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Partnership Projects; provided, however, that the Partnership Guarantors shall be allowed to loan useful spare parts to the Salton Sea Guarantors for use in the Salton Sea Projects.

         Sale of Partnership Interests. Neither of the Initial Partnership Guarantors shall sell, transfer or convey any of their partnership interests in the Partnership Project Companies.

         Insurance. The Partnership Project Companies shall maintain or cause to be maintained insurance as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner. The Partnership Project Companies have business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation and automobile insurance. The Partnership Project Companies shall not reduce or cancel insurance coverages (or permit any such coverages to be reduced or cancelled) if the Insurance Consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or cancelled are available on commercially reasonable terms or that another level of coverage greater than that proposed by the Partnership Project Companies is available on commercially reasonable terms (in which case such coverage may be reduced to the higher of such available levels).

         QF Status. The Partnership Project Companies shall operate and maintain the Partnership Projects as Qualifying Facilities unless the failure to so operate and maintain such Projects as Qualifying Facilities would not cause or result in (i) a breach of the power purchase agreements that the Partnership Project Companies are party to or (ii) an adverse effect on the revenues to be received under such power purchase agreements.


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         Governmental Approvals; Title. Each of the Partnership Guarantors
shall at all times (i) obtain and maintain in full force and effect all material Governmental Approvals and other consents and approvals required at any time in connection with its business and (ii) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens), except in each case where the failure to do so in clause (i) or (ii) could not reasonably be expected to have a Material Adverse Effect.

         Nature of Business. None of the Partnership Guarantors shall engage in any business other than their existing businesses and, in the case of the Additional Partnership Guarantors, the development, acquisition, construction, operation and financing of the Partnership Projects as contemplated by the Transaction Documents, provided, however, that (i) CEOC shall be permitted to enter into agreements to provide operating and maintenance services, administrative services or technical services for Permitted Facilities owned in whole or in part by CalEnergy (directly or indirectly) and located in Imperial County, California and (ii) the Additional Partnership Guarantors may engage in Permitted Facilities at the SSKGRA (a)(1) for which Permitted Debt may be incurred and (2) if the Independent Engineer certifies that such other projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (b) if the Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.

         Compliance with Laws. Each of the Partnership Guarantors shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

         Prohibition on Fundamental Changes. None of the Partnership Guarantors shall enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided that any Guarantor shall be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or will occur as a result thereof and subject to the satisfaction of other customary conditions. None of the Partnership Guarantors shall purchase or otherwise acquire all or substantially all of the assets of any other Person, except for the purchase or acquisition by any of the Partnership Guarantors of the partnership interests or assets of the Partnership Projects not currently owned by such Partnership Guarantors.

         Revenue Fund. Each of the Partnership Guarantors shall take all actions as may be necessary to cause all revenues of the Partnership Guarantors to be deposited in the Revenue Fund to the extent required by the Depositary Agreement.

         Transactions with Affiliates. None of the Partnership Guarantors shall enter into any transaction or agreement with any Affiliate of the Partnership Guarantors other than (i) as contemplated under the Transaction Documents or (ii) transactions in the ordinary course of business and on terms no less favorable to the Partnership Guarantors than the Partnership Guarantors would obtain in an arms length transaction with a Person that is not an Affiliate of the Partnership Guarantors.

         Restricted Payments. Neither of the Partnership Guarantors shall make any Restricted Payments, except as permitted under the Depositary Agreement.

         Exercise of Rights Under Partnership Agreements. None of the Partnership Guarantors shall exercise, or fail to exercise, their rights under the Partnership Agreements or any of the Partnership Project Documents in a manner which could reasonably be expected to result in a Material Adverse Effect.

         Amendments to Contracts. Neither of the Partnership Guarantors shall terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Partnership Guarantors) any of the Partnership Agreements or Partnership Project Documents to which it is a party unless (i)(A) such Partnership Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (B) in the case of any amendment, termination or modification of a Partnership Project Power Purchase Agreement which affects the revenues derived by any of the Partnership Guarantors, the Independent Engineer certifies that such amendment, termination or


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modification could not reasonably be expected to have a Material Adverse
Effect or (ii) the Partnership Guarantors provide a letter from the Rating Agencies confirming that such amendment, termination or modification will not result in a Rating Downgrade.

         Limitations on Debt/Liens. None of the Partnership Guarantors shall create or incur or suffer to exist any Debt except Permitted Guarantor Debt or Debt of the Partnership Project Companies in existence on the Closing Date that has been effectively defeased in connection with the Offering. None of the Partnership Guarantors shall grant, create, incur or suffer to exist any Liens upon any of its properties, except for Permitted Liens.

         Books and Records. The Partnership Guarantors shall maintain their books and records and give the Funding Corporation, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

         Additional Project Documents. The Partnership Guarantors shall perform and observe their respective covenants and obligations under all of the Partnership Project Documents in all material respects, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Partnership Guarantors shall not be permitted to enter into any Additional Project Documents if entering into such document would result in a Material Adverse Effect.

         Additional Covenants. In addition to the covenants described above, the Partnership Credit Agreement also contains covenants of the Partnership Guarantors regarding (i) maintenance of existence, (ii) payment of taxes and claims unless being contested in good faith and (iii) preservation and maintenance of Liens on the Collateral and the priority thereof.

EVENTS OF DEFAULT

         The following events constitute "Credit Agreement Events of Default" under the Partnership Credit Agreement:

         (a) the failure by the Partnership Guarantors to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Partnership Project Note for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

         (b) any representation or warranty made by the Partnership Guarantors under the Partnership Credit Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Partnership Guarantors has actual knowledge thereof; provided that if the Partnership Guarantors commence efforts to cure such fact, event or circumstance within such 30-day period, the Partnership Guarantors may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of Default for an additional 60 days so long as the Partnership Guarantors are diligently pursuing such cure;

         (c) the failure by any of the Partnership Guarantors to perform or observe any covenant under the Partnership Credit Agreement relating to maintenance of existence, Debt, Permitted Liens, Restricted Payments, guarantees, disposition of assets, maintenance of insurance, amendments to the Partnership Project Documents, fundamental changes, or nature of business and such failure shall continue uncured for 30 or more days after a Responsible Officer of either of the Partnership Guarantors has actual knowledge of such failure;

         (d) the failure by any of the Partnership Guarantors to perform or observe any of the other covenants under the Partnership Credit Agreement or in the other Financing Documents the Partnership Guarantors are party to (other than such failures described in clause (c) above) and such failure shall continue



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uncured for 60 or more days after a Responsible Officer of the Partnership
Guarantors has actual knowledge of such failure; provided that if the Partnership Guarantors commence efforts to cure such default within such 60-day period, the Partnership Guarantors may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional 30 days so long as the Partnership Guarantors are diligently pursuing such cure;

         (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Partnership Guarantors;

         (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against either of the Partnership Guarantors, which remain unpaid or unstayed for a period of 90 or more consecutive days;

         (g) any event of default under any Permitted Guarantor Debt of the Partnership Guarantors in excess of $10,000,000 becomes due and payable prior to its stated maturity;

         (h) the Partnership Guarantors fail to perform any of their respective payment obligations under the Partnership Guarantee for 15 or more days after the same becomes due and payable;

         (i) any Governmental Approval required for the operation of a Project owned by the Partnership Guarantors is revoked, terminated, withdrawn or ceases to be in full force and effect if such revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and such revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof;

         (j) any Partnership Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under the Partnership Credit Agreement or any third party thereto fails to perform its material obligations thereunder or makes any material misrepresentation thereunder and such event results in a Material Adverse Effect; provided that no such event shall be a Credit Agreement Event of Default if within 180 days from the occurrence of any such event, the Partnership Guarantors (i) cause the third party to resume performance or cure such misrepresentation or (ii) enter into an Additional Project Document in replacement thereof, as permitted under the Partnership Credit Agreement;

         (k) the failure of the Partnership Guarantors or any other party to perform or observe any of its covenants or obligations contained in any of the Partnership Project Documents to which it is a party if such failure shall result in the termination of such Partnership Project Document or otherwise result in a Material Adverse Effect; provided, however, that such event shall not be a Credit Agreement Event of Default if within one hundred eighty (180) days from the occurrence of any such event, the Partnership Guarantors enter into an Additional Project Document in replacement thereof as permitted under the Partnership Credit Agreement;

         (l) any of the Partnership Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Partnership Guarantors shall have 10 days to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation; or

         (m) an Event of Default described under clauses (c), (d), (e), (f),
(g), (h), (i), (j) or (k) of the summary of the Event of Default provisions of the Indenture occurs. See "--Indenture--Events of Default."


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ENFORCEMENT OF REMEDIES

         If one or more Credit Agreement Events of Default under the Partnership Credit Agreement have occurred and are continuing, then:

                   (i) in the case of a Credit Agreement Event of Default under the Partnership Credit Agreement described in clause (e) above, the entire outstanding principal amount of the Partnership Project
         Note issued under the Partnership Credit Agreement, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Project Note and Partnership Credit Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

                   (ii) in the case of a Credit Agreement Event of Default described in:

                            (A) clause (a) and (h) above, upon the direction
                  of the Holders of no less than 33 1/3 % in aggregate principal amount of the Outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the Partnership Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Credit Agreement, if any, to be due and payable; or

                            (B) clauses (b), (c), (d), (f), (g), (i), (j),
                  (k), (l) and (m) above, upon the direction of the Holders of no less than 50% in aggregate principal amount of the Outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the Partnership Project Note to be accelerated and due and payable and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Partnership Credit Agreement, if any, to be due and payable.

ROYALTY CREDIT AGREEMENT

GENERAL

         Pursuant to the Credit Agreement, dated as of the Initial Closing Date between the Royalty Guarantor and the Funding Corporation (the "Royalty Credit Agreement"), the Royalty Guarantor has issued the Royalty Project Note payable to the Funding Corporation and has agreed to make payments on such Royalty Project Note in amounts which, when aggregated with the other Project Notes, are sufficient to enable the Funding Corporation to pay scheduled principal of and interest on the Securities.

         The Royalty Guarantor has absolutely and unconditionally agreed to make payments on the Royalty Project Note in scheduled installments and to pay interest in arrears, on the unpaid principal amount of each installment. If the proceeds received from the issuance of Additional Securities by the Funding Corporation are loaned to the Royalty Guarantor, then an additional Royalty Project Note having a principal amount equal to the amount of such proceeds so loaned to the Royalty Guarantor shall be issued by the Royalty Guarantor and such principal shall be payable in scheduled installments which correspond to the repayment of principal of such Additional Securities.

OPTIONAL PREPAYMENT

         Optional prepayment of the Royalty Project Note shall be permitted so long as the proceeds thereof are utilized by the Funding Corporation to ratably redeem Series B Securities or in connection with defeasance of the Securities.



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MANDATORY PREPAYMENT

         The Royalty Project Note is not subject to mandatory prepayment, except in connection with an acceleration of the maturity thereof.

CERTAIN COVENANTS

         Set forth below are certain covenants of the Royalty Guarantor contained in the Royalty Credit Agreement.

         Reporting Requirements. The Royalty Guarantor shall provide to the Funding Corporation (i) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information and audited annual reports, (ii) all other information in respect of the Royalty Guarantor requested by the Funding Corporation to enable the Funding Corporation to meet its obligations under the Indenture and (iii) written notice of any Credit Agreement Default or Event of Default or any event or condition that could reasonably be expected to result in a Material Adverse Effect.

         Governmental Approvals; Title. The Royalty Guarantor shall at all times (i) obtain and maintain in full force and effect all material Governmental Approvals (including, without limitation, maintaining compliance with Environmental Requirements) and other consents and approvals required at any time in connection with its business and (ii) preserve and maintain good and valid title to its properties and assets (subject to no liens other than Permitted Liens); except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Nature of Business. The Royalty Guarantor shall not engage in any business other than its existing business.

         Compliance with Laws. The Royalty Guarantor shall comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

         Prohibition on Fundamental Changes. The Royalty Guarantor shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, dissolve itself (or suffer any liquidation or dissolution) or purchase or otherwise acquire all or substantially all of the assets of any other Person; provided that any Guarantor shall be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or will occur as a result thereof and subject to the satisfaction of other customary conditions.

         Revenue Fund. The Royalty Guarantor shall take all actions as may be necessary to cause all revenues of the Royalty Guarantor to be deposited in the Revenue Fund.

         Transactions with Affiliates. The Royalty Guarantor shall not enter into any transaction or agreement with any Affiliate of the Royalty Guarantor other than (i) as contemplated under the Transaction Documents or (ii) transactions in the ordinary course of business and on terms no less favorable to the Royalty Guarantor than the Royalty Guarantor would obtain in an arms length transaction with a Person that is not an Affiliate of the Royalty Guarantor.

         Restricted Payments. The Royalty Guarantor shall not make any Restricted Payments, except as permitted under the Depositary Agreement.

         Amendments to Contracts. The Royalty Guarantor shall not terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Royalty Guarantor) any of the Royalty Project Documents to which it is a party unless (i) the Royalty Guarantor certifies that such termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect or (ii) the



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Royalty Guarantor provides a letter from the Rating Agencies confirming that such amendment, termination or modification will not result in a Rating Downgrade. Notwithstanding the foregoing, in the case of any amendment, termination or modification of the Magma Assignment Agreement which affects the revenues derived by the Royalty Guarantor, no amendment, termination or modification shall be permitted if such amendment, termination or modification could reasonably be expected to have a Material Adverse Effect on the Royalty Guarantor's ability to meet its obligations under the Royalty Project Note or Notes or the Royalty Guarantee. The Royalty Guarantor shall not sell, transfer or assign any of its rights under any of the Royalty Project Documents.

         Limitations on Debt/Liens. The Royalty Guarantor shall not create or incur or suffer to exist any Debt other than Permitted Guarantor Debt. The Royalty Guarantor shall not grant, create, incur or suffer to exist any Liens upon any of its properties other than Permitted Liens.

         Additional Covenants. In addition to the covenants described above, the Royalty Credit Agreement also contains covenants of the Royalty Guarantor regarding (i) maintenance of existence, (ii) payment of taxes and claims unless being contested in good faith and (iii) preservation and maintenance of Liens on the Collateral and the priority thereof.

EVENTS OF DEFAULT

         The following events constitute "Credit Agreement Events of Default" under the Royalty Credit Agreement:

         (a) the failure by the Royalty Guarantor to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on the Royalty Project Note for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

         (b) any representation or warranty made by the Royalty Guarantor under the Royalty Credit Agreement shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy could reasonably be expected to result in a Material Adverse Effect and such fact, event or circumstance shall continue to be uncured for 30 or more days from the date a Responsible Officer of the Royalty Guarantor has actual knowledge thereof; provided that if the Royalty Guarantor commences efforts to cure such fact, event or circumstance within such 30-day period, the Royalty Guarantor may continue to effect such cure and such misrepresentation shall not be deemed a Credit Agreement Event of Default for an additional 90 days so long as the Royalty Guarantor is diligently pursuing such cure;

         (c) the failure by the Royalty Guarantor to perform or observe any covenant under the Royalty Credit Agreement relating to maintenance of existence, Debt, Liens, Restricted Payments, guarantees, disposition of assets, amendments to the Magma Assignment Agreement, fundamental changes or nature of business and such failure shall continue uncured for 30 or more days after a Responsible Officer of the Royalty Guarantor has actual knowledge of such failure;

         (d) the failure by the Royalty Guarantor to perform or observe any of the other covenants contained in the Royalty Credit Agreement or in the other Financing Documents the Royalty Guarantor is party to (other than such failures described in clause (c) above) and such failure shall continue uncured for 60 or more days after the Royalty Guarantor has actual knowledge of such failure; provided that if the Royalty Guarantor commences efforts to cure such default within such 60 day period, the Royalty Guarantor may continue to effect such cure of the default and such default shall not be deemed a Credit Agreement Event of Default for an additional 30 days so long as the Royalty Guarantor is diligently pursuing such cure;


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         (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Royalty Guarantor;

         (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against the Royalty Guarantor, which remain unpaid or unstayed for a period of 90 or more consecutive days;

         (g) the Royalty Guarantor fails to perform any of its payment obligations under the Royalty Guarantee for 15 or more days after the same becomes due and payable;

         (h) any Royalty Project Document ceases to be valid and binding and in full force and effect, other than as a result of an amendment or termination permitted under the Royalty Credit Agreement and such event results in a Material Adverse Effect; provided that such event shall not be a Credit Agreement Event of Default if within 180 days from the occurrence of such event, the Royalty Guarantor enters into an Additional Project Document in replacement thereof, as permitted under the Royalty Credit Agreement;

         (i) any of the Royalty Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien to the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Royalty Guarantor shall have 10 days to cure any such cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure any such cessation; or

         (j) an Event of Default described under clauses (c), (d), (e), (f),
(g), (h), (i), (j) or (k) of the summary of the Event of Default provisions of the Indenture occurs. See "--Indenture--Events of Default."

ENFORCEMENT OF REMEDIES

         If one or more Credit Agreement Events of Default under the Royalty Credit Agreement have occurred and are continuing, then:

                   (i) in the case of a Credit Agreement Event of Default described in clause (e) above, the entire outstanding principal amount of the Royalty Project Note or Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Royalty Project Note or Notes and the Royalty Credit Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

                   (ii) in the case of a Credit Agreement Event of Default described in:

                            (A) clauses (a) and (g) above, upon the direction
                  of the Holders of no less than 33 1/3 % in aggregate principal amount of the Outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the Royalty Project Note or Notes to be accelerated and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Royalty Credit Agreement, if any, to be due and payable; or

                            (B) clauses (b), (c), (d), (f), (h), (i) and (j)
                  above upon the direction of the Holders of no less than 50% in aggregate principal amount of the Outstanding Securities the Funding Corporation will declare the outstanding principal amount of the Royalty Project Note or Notes to be accelerated and all interest accrued and unpaid thereon, and all premium and other amounts payable under the Royalty Credit Agreement, if any, to be due and payable.



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DEBT SERVICE RESERVE LOC REIMBURSEMENT AGREEMENT

         The Debt Service Reserve LOC Provider, pursuant to a Debt Service Reserve Letter of Credit and Reimbursement Agreement (the "Debt Service Reserve LOC Reimbursement Agreement"), will provide a Debt Service Reserve Letter of Credit, for use by the Funding Corporation in funding the Debt Service Reserve Fund.

         On the Initial Closing Date, the Debt Service Reserve LOC Provider issued a Debt Service Reserve Letter of Credit for the account of the Funding Corporation in the amount of $50,000,000 in favor of the Depositary, as security agent for the Secured Parties. On the Closing Date, the Debt Service Reserve Letter of Credit Provider issued a replacement Debt Service Reserve Letter of Credit for the account of the Funding Corporation in the amount of approximately $71,250,000 in favor of the Depositary, as security agent for the Secured Parties.

         The Depositary may make drawings under any Debt Service Reserve Letter of Credit upon the occurrence of the following events: (i) there being insufficient monies in the Interest or Principal Fund on any Payment Date to pay interest or principal then due on the Securities (after application of funds from the Debt Service Reserve Fund); (ii) upon failure of the Funding Corporation to provide a substitute letter of credit from another letter of credit provider within at least 45 days after receipt of a notice from the Debt Service Reserve Letter of Credit Provider that the long-term debt of such Debt Service Letter of Credit Provider is less than "A" as determined by S&P or "A2" as determined by Moody's; (iii) upon receipt of a notice from the Debt Service Reserve LOC Provider that such Debt Service Reserve Letter of Credit will be terminated prior to its stated expiration date; (iv) upon failure of the Funding Corporation to obtain an extension or provide a replacement Debt Service Reserve Letter of Credit at least 45 days before the expiration of such Debt Service Reserve Letter of Credit; and (v) upon receipt of a notice from the Debt Service Reserve LOC Provider that interest is due and payable, but unpaid, with respect to outstanding Debt Service Reserve LOC Loans (provided that the drawing pursuant to this clause (v), together with all other drawings under the Debt Service Reserve Letter of Credit in the same fiscal year, does not exceed $5,000,000 in the aggregate). The Depositary will apply the proceeds of each such drawing: (x) in the case of clauses (i), and
(v) of the preceding sentence, to payment of the relevant obligation, and (y) in the case of clauses (ii), (iii) and (iv) of the preceding sentence, to the Debt Service Reserve Fund until there shall be deposited therein an aggregate amount equal to the Debt Service Reserve Fund Required Balance.

         The amount available for drawing under the Debt Service Reserve Letter of Credit will be reduced upon (i) the making of draws thereunder, (ii) the reduction of the Debt Service Reserve Fund Required Balance and (iii) upon certain deposits of cash in the Debt Service Reserve Fund.

DEBT SERVICE RESERVE LOC LOANS

         Each drawing on the Debt Service Reserve Letter of Credit submitted by the Trustee shall be converted into a loan (each converted drawing, a "Debt Service Reserve LOC Loan").

         Each Debt Service Reserve LOC Loan will be evidenced by a note (each, a "Debt Service Reserve LOC Note") and will mature on the later of (i) 10 years from the Initial Closing Date or (ii) 5 years from the drawing giving rise to such Debt Service Reserve LOC Loan. The Funding Corporation shall repay the principal amount of each Debt Service Reserve LOC Loan as, when, and to the extent monies are made available from the Revenue Fund pursuant to the Depositary Agreement.

CONVERSION TO DEBT SERVICE RESERVE BOND

         Notwithstanding the foregoing, if (i) 50% or more of the principal amount of any Debt Service Reserve LOC Loan remains outstanding on or after 5 years from the drawing giving rise to such loans or (ii) the principal amount of any Debt Service Reserve LOC Loan under the Debt Service Reserve Letter of Credit


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remains outstanding on or after 10 years from the Initial Closing Date the
Debt Service Reserve LOC Provider may, upon 30 days' prior written notice to the Funding Corporation and the Trustee, convert any such Debt Service Reserve LOC Loan into a substitute loan (such converted loan, a "Debt Service Reserve Bond"). Each Debt Service Reserve Bond shall amortize on a basis which results in levelized payment of the principal of and interest on such Debt Service Reserve Bond to and including the maturity date applicable to such Debt Service Reserve Bond, which shall be the Final Maturity Date of the Securities and shall bear interest at a fixed rate equal to the higher of (x) the interest rate last applicable to the Debt Service Reserve LOC Loan converted into such Debt Service Reserve Bond and (y) the then current (at the time of conversion of the Debt Service Reserve LOC Loan into such Debt Service Reserve
Bond) rate of interest on United States Treasury Notes with an average life most comparable to the average life of the Securities plus the higher of (A) 2.50% and (B) the spread over U.S. Treasury Notes applicable to the Securities on the Closing Date. The Funding Corporation shall pay interest and principal on each Debt Service Reserve Bond on each Principal Payment Date on a pro rata basis with payments of interest and principal on the Securities.

EVENTS OF DEFAULT

         The following events constitute "Reimbursement Agreement Events of Default" under the Debt Service Reserve LOC Reimbursement Agreement:

         (i) the Funding Corporation fails to pay any principal, interest or other amounts due under or in connection with the Debt Service Reserve LOC Reimbursement Agreement or any Debt Service Reserve LOC Bond within 15 days after its due date (in the case of principal and interest) and, in the case of the failure to pay fees, costs or expenses, 15 days or more following delivery of notice thereof to the Funding Corporation;

         (ii) any representation or warranty made by or on behalf of the Funding Corporation in the Debt Service Reserve LOC Reimbursement Agreement (including by incorporation by reference) shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in or could reasonably be expected to have a Material Adverse Effect and the fact, event or circumstance continues to be uncured for 30 or more days from the date a Responsible Officer of the Funding Corporation obtains actual knowledge thereof; provided that, if the Funding Corporation commences and diligently pursues efforts to cure such fact, event or circumstance or such Material Adverse Effect within such 30 day period, the Funding Corporation may continue to effect such cure and such misrepresentation shall not be deemed a Reimbursement Agreement Event of Default for an additional 60 days so long as the Funding Corporation is diligently pursuing such cure;

         (iii) any provision of the Indenture, the Depositary Agreement, the Deeds of Trust, the Guarantees, or any Security Documents is terminated, amended or otherwise modified without the prior written approval of the LOC Banks (as defined herein) holding at least 66 2/3 % of the obligations due thereunder and/or the commitments thereunder if such termination, amendment or other modification would affect the priority of payments from the Revenue Fund under the Depositary Agreement in a manner adverse to the agent under the Debt Service Reserve LOC Reimbursement Agreement (the "LOC Agent") or any bank party to the Debt Service Reserve LOC Reimbursement Agreement (each, an "LOC Bank"), increase the interest rate on the Securities other than in accordance with the Indenture, amend the Principal Payment Dates of the Securities in a manner adverse to the LOC Agent or any LOC Bank, or change the voting requirements under the Intercreditor Agreement in a manner adverse to the LOC Agent or any LOC Bank; provided that the same shall continue uncured for 60 or more days after an authorized officer of the Funding Corporation has actual knowledge of the same; and provided further that, if the Funding Corporation commences and diligently pursues efforts to cure such default within such 60-day period, the Funding Corporation may continue to effect such cure of the default, and such default shall not be deemed an "Event of Default" under the Debt Service Reserve LOC Reimbursement Agreement for an additional 30 days so long as the Funding Corporation is diligently pursuing such cure; or



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         (iv) the Funding Corporation shall fail to perform certain covenants of the Indenture incorporated by reference in the Debt Service Reserve LOC Reimbursement Agreement, and such failure continues for 30 days after knowledge by an Authorized Officer of the Funding Corporation at any time after all outstanding amounts due in respect of the Securities shall have been paid in full and the Indenture is no longer in effect;

         (v) the Funding Corporation fails to perform or observe certain of its covenants contained (including by incorporation by reference) in any other provision of the Debt Service Reserve LOC Reimbursement Agreement and such failure continues for 60 or more days after the Funding Corporation has actual knowledge of such failure; provided that if the Funding Corporation commences and diligently pursues efforts to cure such default within such 60-day period, the Funding Corporation may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 30 days so long as the Funding Corporation is diligently pursuing such cure;

         (vi) an Event of Default as described under clauses (c), (d), (e),
(f), (g), (h), (i), (j), (k) or (l) of the summary of Event of Default provisions of the Indenture occurs and is continuing until the earlier of the expiration of 30 days or an acceleration under the Indenture. See
"--Indenture--Events of Default";

         (vii) a Credit Agreement Event of Default or a Guarantee Event of Default shall occur and be continuing after all outstanding amounts due in respect of the Securities shall have been paid in full and the Indenture is no longer in effect.

REMEDIES

         Upon the occurrence of a Reimbursement Agreement Event of Default, the Debt Service Reserve LOC Provider may terminate the Debt Service Reserve Letter of Credit following notice as provided in the Debt Service Reserve Letter of Credit (in which case the Depositary may draw the full amount available thereunder), accelerate any outstanding Debt Service Reserve LOC Loans or Debt Service Reserve Bonds and terminate its commitment.

GUARANTEES

         Pursuant to the Guarantees in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties, the Guarantors each, on a joint and several basis, unconditionally and irrevocably guarantee the payment of all amounts owed by the Funding Corporation under the Debt Service Reserve LOC Reimbursement Agreement; provided that the Partnership Guarantors and the Royalty Guarantor shall only be required to make payments under such guarantee in amounts from their Available Cash Flow. Such guarantees are guarantees of payment and the Collateral Agent shall be entitled to make demand for payments thereunder at any time that amounts which are due and payable have not been paid under the Debt Service Reserve LOC Reimbursement Agreement. See "--Guarantees."

THE SECURITY

SHARING OF SECURITY

         The Trustee, the Collateral Agent, the Depositary, the Debt Service Reserve LOC Provider, the Guarantors and the Funding Corporation have entered into the Intercreditor Agreement designating the Collateral Agent as the agent for each of the Secured Parties and the Funding Corporation and describing, inter alia, (i) the preservation and administration of the Funding Corporation Collateral and the Collateral and (ii) the disposition of the Funding Corporation Collateral and the Collateral among the Secured Parties upon acceleration and foreclosure. The Collateral shall be shared among the Secured Parties as provided in the Intercreditor Agreement and the Depositary Agreement. See "--Depositary Agreement" and "--Intercreditor Agreement." Any entity that becomes a bank providing for working capital loans pursuant to the Working



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Capital Facility or enters into an Interest Rate Protection Agreement with the
Funding Corporation must agree to be bound by the terms of the Intercreditor Agreement.

         The Funding Corporation has procured title insurance in the amount of $332 million and shall at all times maintain title insurance in such amount or the outstanding principal amount of the Securities, if lower. Title insurance proceeds shall be shared among the Secured Parties as provided in the Intercreditor Agreement and the Depositary Agreement.

FUNDING CORPORATION COLLATERAL

         Pursuant to the Funding Pledge Agreement, Magma assigned and pledged to the Collateral Agent, a security interest in all of the capital stock of the Funding Corporation (the "Funding Corporation Collateral") now owned by Magma or hereafter acquired and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

         The security interest in the Funding Corporation Collateral is a first priority security interest. However, absent any Trigger Event, Magma will be able to vote, in its sole discretion, the capital stock of the Funding Corporation; provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would violate any provision of the Indenture, the Securities or the Credit Agreements.

         Upon satisfaction by the Funding Corporation of the conditions to discharge the Indenture and all Senior Debt, the Lien of the Collateral Agent on all the Funding Corporation Collateral will terminate and all the Funding Corporation Collateral will be released without any further action by the Collateral Agent or any other Person.

DESCRIPTION OF COLLATERAL

SALTON SEA GUARANTORS

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

         On the Initial Closing Date, the Salton Sea Guarantors, as co-grantees or lessees, entered into a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing and related security documents with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a lien on and a security interest in all of the Salton Sea Guarantors' material real and personal property, including, but not limited to, all real property interests (including fee interests, leasehold interests and easement interests) of the Salton Sea Guarantors held in the Salton Sea Project sites and all fixtures, equipment and improvements thereon, all of the Salton Sea Guarantors' rights under the Salton Sea Project Documents, all of the Salton Sea Guarantors' equipment, receivables, insurance proceeds, rights pursuant to any assignable governmental approval and funds and accounts established pursuant to the Depositary Agreement (to be held by the Depositary as agent for the Collateral Agent) including all proceeds thereon and all documents evidencing all funds and investments held therein.

PARTNERSHIP INTEREST PLEDGE AGREEMENTS

         On the Initial Closing Date, each of Magma and SSPC entered into a Partnership Interest Pledge Agreement with the Collateral Agent for the benefit of the Secured Parties providing for the grant of a security interest in 100% of the partnership interests of SSBP, the right to receive distributions thereon and the right to receive any other proceeds therefrom. At such time, each of SSPC and SSBP also entered into a Partnership Interest Pledge Agreement with the Collateral Agent for the benefit of the Secured Parties, providing for the grant of a security interest in 100% of the partnership interests of SSPG, the right to receive distributions thereon and the right to receive any other proceeds therefrom.



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PLEDGE AGREEMENT

         Pursuant to a pledge agreement, on the Initial Closing Date, Magma and the Funding Corporation assigned and pledged to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the capital stock of Fish Lake Power Company now owned or hereafter acquired and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or exchange for any of the foregoing.

PARTNERSHIP GUARANTORS

ADDITIONAL DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

         On the Closing Date, the Partnership Project Companies, as co-grantees or lessees, will enter into a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing and related security documents with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a lien on and a security interest in all of the Partnership Project Companies' material real and personal property, including, but not limited to, all real property interests (including fee interests, leasehold interests and easement interests) of the Partnership Project Companies held in the Partnership Project sites and all fixtures, equipment and improvement thereon, all of the Partnership Project Companies' rights under the Partnership Project Documents, all of the Partnership Project Companies' equipment, receivables, insurance proceeds, rights pursuant to any assignable governmental approval and funds and accounts established pursuant to the Depositary Agreement (to be held by the Depositary as agent for the Collateral Agent) including all proceeds thereon and all documents evidencing all funds and investments held therein.

ADDITIONAL PARTNERSHIP INTEREST PLEDGE AGREEMENTS

         On the Closing Date, each of Magma and the Partnership Guarantors other than the Partnership Project Companies will enter into an Additional Partnership Interest Pledge Agreement with the Collateral Agent for the benefit of the Secured Parties providing for the grant of a security interest in 100% of the partnership interests in Del Ranch, Elmore, Leathers and Vulcan, the right to receive distributions thereon and the right to receive any other proceeds therefrom.

PLEDGE AGREEMENTS

         Pursuant to a pledge agreement, Magma and the Funding Corporation have assigned and pledged to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the capital stock of the Initial Partnership Guarantors now owned or hereafter acquired by such pledgor and all dividends, cash, instruments, and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. In addition, pursuant to a pledge agreement, CEOC and VPC have assigned and pledged to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the outstanding capital stock of BNG, Conejo, Niguel and San Felipe, now owned or hereafter acquired by such pledgor and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

         CEOC and VPC entered into a Security Agreement with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a security interest in all of CEOC's and VPC's respective rights to receive payments made with respect to Equity Cash Flows and Royalties.



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





ROYALTY GUARANTOR

SECURITY AGREEMENT

         On the Initial Closing Date, the Royalty Guarantor entered into a Security Agreement with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a security interest in all of the Royalty Guarantor's rights to receive Royalties.

PLEDGE AGREEMENT

         Pursuant to a pledge agreement, on the Initial Closing Date, Magma and the Funding Corporation assigned and pledged to the Collateral Agent for the benefit of the Secured Parties, a security interest in 100% of the capital stock of the Royalty Guarantor now owned or hereafter acquired and all dividends, cash, instruments, and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

         Pursuant to each of the Security Documents, the Collateral Agent may, upon the occurrence of a Trigger Event and satisfaction of certain conditions contained in the Intercreditor Agreement discussed below, take possession of all Collateral and Funding Corporation Collateral (other than the Funds being held by the Depositary) except as remedies may be limited with respect to certain Collateral and Funding Corporation Collateral in connection with payment defaults and Credit Agreement Event of Defaults. Such repossessed collateral may, subject to applicable contract terms or laws (in the case of governmental approvals and permits), be sold, leased or otherwise disposed of by the Collateral Agent. The proceeds of such sale, lease or disposition shall be applied to the payment of costs and expenses of the Collateral Agent incurred in connection therewith and to the payment of Secured Obligations pursuant to the Intercreditor Agreement.

INTERCREDITOR AGREEMENT

         The Secured Parties, the Guarantors, the Funding Corporation, the Depositary and the Collateral Agent have entered into the Intercreditor Agreement designating the Collateral Agent the agent for each of the Secured Parties and the Funding Corporation. The affirmative vote of Secured Parties holding at least 33 1/3 % of the Combined Exposure (the "Required Secured Parties") shall be sufficient to direct certain actions of the Collateral Agent, including the exercise of remedies following a Trigger Event (as defined herein); provided that, for purposes of directing such actions, (i) the Funding Corporation shall convey, transfer and assign its right to vote on all matters under the Intercreditor Agreement to the Trustee and (ii) the Trustee shall be entitled to vote on all matters under the Intercreditor Agreement according to the aggregate principal amount of the Securities Outstanding subject, however, in all events to the terms and provisions of the Indenture. Each Person replacing any of the Secured Parties and each Person (or trustee or agent thereof) providing Senior Debt to the Funding Corporation will be required to become a party to the Intercreditor Agreement, which shall be amended to the extent necessary to accommodate the replacement or addition of such Persons.

APPLICATION OF LOSS PROCEEDS AND OTHER EXTRAORDINARY PROCEEDS

         The Intercreditor Agreement provides that the Collateral Agent shall instruct the Depositary to allocate, to the extent such funds may be allocated, after giving effect to the limitations and deductions permitted under the Indenture and the Depositary Agreement with respect to such proceeds, all Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds and proceeds received in connection with a Permitted Power Contract Buy-Out, in each case received by the Depositary, in the following order of priorities pursuant to an Allocation Certificate: first, to the Collateral Agent, the Debt Service Reserve LOC Provider agent, the Trustee and the Depositary, ratably, in an amount equal to the amounts due in respect of administrative fees and expenses due and payable as of the date of such distribution; second, to the banks providing for working capital loans pursuant to the Working Capital Facility, if any, an amount equal to the unpaid Senior Debt constituting principal, interest and commitment fees due and owing under the Working Capital Facility; third, to the Secured Parties,



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ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest and premium (if any) due and owing to such Secured Parties and commitment fees and fronting fees, if any, due and owing in respect of the Debt Service Reserve Letter of Credit; fourth, to the Secured Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt due and owing to such Secured Parties; fifth to the holders of Subordinated Debt, an amount equal to the unpaid amount of all Subordinated Debt due and owing to such holders, if any; and sixth, to the Funding Corporation or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds. See "DESCRIPTION OF THE SERIES D AND SERIES E SECURITIES--Mandatory Redemption."

         At the time the Collateral Agent is to make a distribution pursuant to clause third in the immediately preceding paragraph, and with the same priority as such distribution, the Collateral Agent shall deposit into a separate interest-bearing trust account to be maintained by the Collateral Agent an amount up to the amount equal to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount of Debt Service Reserve Letter of Credit shall be calculated after giving effect to the redemption of Securities from such distribution in clause third above). The Collateral Agent shall hold the monies in such account until receipt of a written notice or notices from the Debt Service Reserve LOC Provider to the effect that either (x) the Depositary has made a drawing on the Debt Service Reserve Letter of Credit, which notice shall specify the amount or amounts of such drawings or (y) the Debt Service Reserve Letter of Credit has expired or terminated. Upon receipt of a notice specified in (x) above, the Collateral Agent shall distribute to the Debt Service Reserve LOC Provider the amount equal to such drawing's proportionate share of the Debt Service Reserve Letter of Credit collateralized by such account specified in the notice. Upon receipt of a notice specified in (y) above, the Collateral Agent shall distribute from the relevant separate account (in accordance with clauses third, fourth, fifth and sixth above and without regard to this paragraph) to the appropriate Persons an amount equal to the balance in such account.

TRIGGER EVENTS

         Each of the following shall be an event of default (a "Trigger Event") under the Intercreditor Agreement: (i) an "Event of Default" under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder; (ii) an "Event of Default" under the Debt Service Reserve LOC Reimbursement Agreement and an acceleration of the indebtedness incurred thereunder; (iii) an "Event of Default" under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate amount in excess of $10,000,000; and (iv) certain Guarantee Events of Default under the Salton Sea Guarantee, the Partnership Guarantee or the Royalty Guarantee; and, in each case, the Collateral Agent shall have, upon direction from the Required Secured Parties, declared such event to be a Trigger Event.

         If a Trigger Event shall have occurred and be continuing, and only in such event, upon the written request of the Required Secured Parties (subject to the requirement that the Collateral Agent shall have given written notice of the occurrence of such Trigger Event to the Funding Corporation and provided the Funding Corporation a period of 60 days from its receipt of such notice to cure such Trigger Event), the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents; provided, however, that, if a bankruptcy event in respect of the Funding Corporation has caused the Trigger Event, the Collateral Agent shall automatically be authorized to take such action without the written request of the Required Secured Parties; and provided further that, if such Trigger Event relates to a payment default on the Securities or a Credit Agreement Event of Default which is not a payment default which has resulted in an acceleration of a portion of the Securities or a comparable Guarantee Event of Default, the Collateral Agent shall be authorized only to take such actions and exercise such rights, remedies and options under the Security Documents which relate to the Project Note or Notes which have or could have been automatically accelerated or requested by the Trustee to be accelerated in connection with such default or such Credit Agreement Event of Default or the Guarantee pursuant to which such Guarantee Event of Default has occurred.



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EXERCISE OF REMEDIES AND APPLICATION OF PROCEEDS

         Upon a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization upon any or all of the Collateral and Funding Corporation Collateral shall be distributed in the following order of priority (except for amounts held under the Indenture which shall be distributed to the Trustee): first, to the Trustee, the Collateral Agent, any Debt Service Reserve LOC Provider and the Depositary, ratably, all administrative fees, costs and expenses due and owing to such parties under the Financing Documents and the Intercreditor Agreement; second, to the Secured Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest, premium (if any) and certain fees due and owing to such Secured Parties (including commitment fees and fronting fees, if any, owed in respect of the Debt Service Reserve Letter of Credit and commitment fees due and owing in respect of the Working Capital Facility) by the Funding Corporation and the Guarantors; third, to the Secured Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt owed to such Secured Parties; fourth to the holders of Subordinated Debt, an amount equal to the unpaid amount of all Subordinated Debt due and owing to such holders; and fifth, to the Funding Corporation (or its successors or assigns) or to whomever a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses first, second, third, and fourth above. At the time the distribution is to be made pursuant to clause second above, the Collateral Agent will set aside available monies (on a ratable basis with such distribution) in a separate interest-bearing trust account in an amount up to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount of Debt Service Reserve Letter of Credit shall be calculated after giving effect to the redemption of Securities from such distribution in clause second above). Upon a subsequent draw on the Debt Service Reserve Letter of Credit, the Collateral Agent will transfer monies from the separate account to the Debt Service Reserve LOC Provider up to the amount so drawn on such Debt Service Letter of Credit. Upon an expiration or termination of the Debt Service Letter of Credit, monies in such separate account collateralizing such Debt Service Reserve Letter of Credit shall be released and applied as set forth in clauses second, third, fourth and fifth above.

         The proceeds of any sale, disposition or other realization with respect to Collateral or Funding Corporation Collateral held for the benefit of some but not all of the Secured Parties shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral or Funding Corporation Collateral was held.

REGISTRATION RIGHTS AGREEMENT

         In connection with the sale of the Old Securities to the Initial Purchaser, the Funding Corporation executed and delivered for the benefit of the holders of the Old Securities the Registration Rights Agreement, which provides that the Funding Corporation will file and cause to become effective, at its cost, a registration statement with respect to a registered offer to exchange the Old Securities for two series of debt securities of the Funding Corporation (the "New Securities") which are in all material respects identical to the Old Series D Securities and Old Series E Securities, respectively. Upon such registration statement being declared effective, the Funding Corporation agreed to offer the New Securities in return for surrender of the Old Securities. The Exchange Offer is being made by the Funding Corporation to satisfy its obligations pursuant to the Registration Rights Agreement, which also requires the Funding Corporation to (i) use its reasonable best efforts to cause the Registration Statement, of which this Prospectus is a part, relating to the Exchange Offer to be declared effective by the Commission prior to March 17, 1997, (ii) keep the Exchange Offer open for a period of not less than the shorter of (A) the period ending when the last of the remaining Old Securities is tendered into the Exchange Offer and
(B) 30 days from the date notice is mailed to holders of the Old Securities, and (iii) maintain the Registration Statement continuously effective for a period of not less than the longer of (A) the period until consummation of the Exchange Offer and (B) 120 days after effectiveness of the Registration Statement (subject to extension under certain limited circumstances), provided that in the event that all resales of New Securities covered by the Registration Statement has been made, the Registration Statement need not remain continuously effective. For each Old Security surrendered to the Funding Corporation under the Exchange Offer, the Holder will receive New Securities of the appropriate series aggregating an equal principal


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amount. Interest on each New Security shall accrue from the last Interest
Payment Date on which interest was paid on the Old Security so surrendered or, if no interest has been paid, since June 20, 1996.

         In the event that the Funding Corporation determines in good faith that applicable interpretations of the Staff of the Commission or other circumstances specified in the Registration Rights Agreement do not permit the Funding Corporation to effect the Exchange Offer, the Funding Corporation has agreed to use its reasonable best efforts (subject to customary representations and agreements of the Holders) to have a shelf registration statement covering resale of the Old Securities declared effective and kept effective until three years after the Closing Date, subject to certain exceptions. In addition, the Funding Corporation may postpone or suspend the filing or the effectiveness of any registration statement if such action is taken by the Funding Corporation in good faith and for valid business reasons, including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events. The Funding Corporation has agreed to, in the event of such a shelf registration, provide to each Security Holder copies of the prospectus, notify each such Holder when a registration statement for the Old Securities had become effective and take certain other actions as are appropriate to permit such resales of the Old Securities.

         In the event that the Exchange Offer has not commenced or such registration statement has not been declared effective within 270 days following the Closing Date, the respective interest rates on the Old Securities shall increase by one-half of one percent per annum (50 basis points) effective on the 271st day following the Closing Date until the date on which the Exchange Offer is commenced or such registration statement shall have become effective. If a registration statement has not been declared effective within two years after the Closing Date, such increase in interest rates will become permanent.

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which has been or will be filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                             PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Securities for its own account as a result of market-making activities or other trading activities in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Securities received in exchange for Old Securities if such Old Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of such activities. The Funding Corporation has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Securities for a period ending 120 days after the Registration Statement of which this Prospectus is a part has been declared effective (subject to extension under certain limited circumstances) or, if earlier, when all such New Securities have been disposed of by the Participating Broker-Dealer. See "THE EXCHANGE OFFER--Resales of New Securities" and "SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS--Registration Rights Agreement."

         The Funding Corporation will not receive any proceeds from the issuance of the New Securities offered hereby. New Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Securities. Any broker-dealer that resells New Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of



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such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is a "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

         Certain legal matters with respect to the New Securities will be passed upon for the Funding Corporation and the Guarantors by Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York and by Steven A. McArthur, Senior Vice President and General Counsel of the Funding Corporation.

                                    EXPERTS

         The combined predecessor balance sheet of Partnership Guarantors as of December 31, 1994, and the related combined predecessor statements of operations, guarantors' equity, and cash flows for each of the two years in the period ended December 31, 1994; the combined predecessor balance sheet of Salton Sea Guarantors as of December 31, 1994 and the related combined predecessor statements of operations, guarantors' equity and cash flows for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31, 1993; and the predecessor summaries of revenues and related expenses of Salton Sea Royalty Company for each of the two years of the period ended December 31, 1994 on the basis of presentation described in the notes thereto, all of which are included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheets of Salton Sea Funding Corporation as of June 20, 1995 (inception date) and December 31, 1995 and the related statements of operations, stockholder's equity and cash flows for the period from June 20, 1995 through December 31, 1995 and the balance sheets as of December 31, 1995 of each of the Salton Sea Guarantors, the Partnership Guarantors and the Salton Sea Royalty Company and the related statements of operations, equity and cash flows for the year then ended which are included herein have been audited by Deloitte & Touche LLP independent accountants, as stated in their reports appearing in this Prospectus given on the authority of that firm as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the three months ended March 31, 1996 and 1995 for each of the Salton Sea Guarantors, the Partnership Guarantors, and Salton Sea Royalty Company, and the three months ended March 31, 1996 for the Salton Sea Funding Corporation which are included herein, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included herein for the three months ended March 31, 1996, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of a registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The balance sheets of BN Geothermal Inc., Conejo Energy Company, San Felipe Energy Company and Niguel Energy Company as of December 31, 1995 and December 31, 1994 and the related statements of operations, shareholder's equity and cash flows for the three years ended December 31, 1995, incorporated by reference into this Registration Statement on Form S-4, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports, and have been referred to herein in reliance upon the authority of said firm as experts in giving said reports.


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                             INDEPENDENT ENGINEER

         Stone & Webster Engineering Corporation, 7677 East Berry Avenue, Englewood, Colorado has prepared the Independent Engineer's Report dated June 17, 1996, included as Appendix B to this Prospectus. The Independent Engineer's Report should be read in its entirety by all investors for information with respect to the Projects and the related subjects discussed therein. The Independent Engineer's Report has been included in this Prospectus in reliance upon the conclusions therein of Stone & Webster Engineering Corporation and upon such firm's experience in preparing independent engineer's reports for independent power projects.

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                         INDEX TO FINANCIAL STATEMENTS

 SALTON SEA FUNDING CORPORATION FINANCIAL STATEMENTS
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-3
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-4
  Balance Sheets as of June 20, 1995 (inception date), December 31, 1995 and March 31, 1996
   (unaudited) ................................................................................ F-5
  Statements of operations for the period from June 20, 1995 (inception date) through
   December 31, 1995 and for the three month period ended March 31, 1996 (unaudited)  ......... F-6
  Statement of stockholder's equity for the period from June 20, 1995 (inception date)
   through December 31, 1995 and for the three month period ended March 31, 1996 (unaudited) .. F-7
  Statements of cash flows for the period from June 20, 1995 (inception date) through
   December 31, 1995 and for the three month period ended March 31, 1996 (unaudited)  ......... F-8
  Notes to financial statements ............................................................... F-9
SALTON SEA GUARANTORS--COMBINED FINANCIAL STATEMENTS
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-11
  Report of Independent Accountants--Coopers & Lybrand L.L.P. ................................. F-12
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-13
  Combined predecessor balance sheets as of December 31, 1994, and successor as of December
   31, 1995 and March 31, 1996 (unaudited) .................................................... F-14
  Combined predecessor statements of operations for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31, 1993, and successor for the year ended December 31, 1995 and three months ended March 31, 1996 and
   1995 (unaudited) ........................................................................... F-15
  Combined predecessor statement of Guarantors' equity for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31,
   1993, and successor for the year ended December 31, 1995 and for the three months ended
   March 31, 1996 (unaudited) ................................................................. F-16
  Combined predecessor statements of cash flows for the year ended December 31, 1994 and for the nine months from April 1, 1993 (date of acquisition) to December 31, 1993 and successor for the year ended December 31, 1995 and for the three months ended March 31, 1996 and 1995
   (unaudited) ................................................................................ F-17
  Notes to combined financial statements ...................................................... F-18
PARTNERSHIP GUARANTORS--COMBINED FINANCIAL STATEMENTS
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-25
  Report of Independent Accountants--Coopers & Lybrand L.L.P. ................................. F-26
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-27
  Combined predecessor balance sheets as of December 31, 1994 and successor as of
   December 31, 1995 and March 31, 1996 (unaudited) ........................................... F-28
   Combined predecessor statements of operations for the years ended December 31, 1994 and
   1993 and successor for the year ended December 31, 1995 and for the three months ended
   March 31, 1996 and 1995 (unaudited) ........................................................ F-29
  Combined predecessor statement of Guarantor's equity for the years ended December 31, 1994 and 1993 and successor for the year ended December 31, 1995 and the three months ended
   March 31, 1996 (unaudited) ................................................................. F-30
  Combined predecessor statements of cash flows for the years ended December 31, 1994 and
   1993 and successor for the year ended December 31, 1995 and for the three months ended
   March 31, 1996 and 1995 (unaudited) ........................................................ F-31
  Notes to combined financial statements ...................................................... F-32
SALTON SEA ROYALTY COMPANY--SUCCESSOR FINANCIAL STATEMENTS
  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-42

                               F-1

  Independent Accountants' Report--Deloitte & Touche LLP ...................................... F-43
  Balance sheets as of December 31, 1995 and March 31, 1996 (unaudited) ....................... F-44
  Statements of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 and 1995 (unaudited) .................................................. F-45
  Statement of equity for the year ended December 31, 1995 and the three months ended March
   31, 1996 (unaudited) ....................................................................... F-46
  Statements of cash flows for the year ended December 31, 1995 and for the three months ended March 31, 1996 and 1995 (unaudited) .................................................. F-47
  Notes to combined financial statements ...................................................... F-48
SALTON SEA ROYALTY COMPANY--PREDECESSOR FINANCIAL STATEMENTS
  Report of Independent Accountants--Coopers & Lybrand L.L.P. ................................. F-52
  Predecessor summaries of revenues and related expenses for the years ended December 31,
   1994 and 1993 .............................................................................. F-53
  Notes to summaries of revenues and related expenses ......................................... F-54

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Salton Sea Funding Corporation
Omaha, Nebraska

We have audited the accompanying balance sheets of Salton Sea Funding Corporation (the "Company") as of December 31, 1995 and June 20, 1995 (inception date) and the related statements of operations, Stockholder's equity and cash flows for the period from June 20, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Salton Sea Funding Corporation as of December 31, 1995 and June 20, 1995 and the results of its operations and its cash flows for the period from June 20, 1995 through December 31, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 26, 1996

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Salton Sea Funding Corporation
Omaha, Nebraska

We have reviewed the accompanying balance sheet of the Salton Sea Funding Corporation ("the Company") as of March 31, 1996, and the related statements of operations, stockholder's equity and cash flows for the three-month period ended March 31, 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
April 25, 1996

                        SALTON SEA FUNDING CORPORATION
                                BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                     MARCH 31,    DECEMBER 31,
                                                       1996           1995       JUNE 20, 1995
                                                   -----------  --------------  --------------
                                                                                   (INCEPTION
                                                    (UNAUDITED)                      DATE)
ASSETS
Cash .............................................   $ 10,130       $  4,393          $     --
Restricted cash ..................................     44,216         57,256                --
Prepaid expenses and other assets ................     10,945          3,070                --
Notes receivables from affiliates ................    452,088        452,088                --
Investment in 1% of net assets of Guarantors  ....      5,914          5,714             3,267
                                                   -----------  --------------  --------------
                                                     $523,293       $522,521          $  3,267
                                                   ===========  ==============  ==============
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
 Accrued liabilities .............................   $ 10,831       $  3,889          $     --
 Due to affiliates ...............................     52,800         59,594                --
 Senior secured notes and bonds ..................    452,088        452,088                --
                                                   -----------  --------------  --------------
  Total liabilities ..............................    515,719        515,571                --
Stockholder's Equity:
 Common stock--authorized 1,000 shares, par value
  $.01 per share; issued and outstanding 100
  shares .........................................         --             --                --
 Additional paid-in capital ......................      5,554          5,443             3,267
 Retained Earnings ...............................      2,020          1,507                --
                                                   -----------  --------------  --------------
  Total Stockholder's equity .....................      7,574          6,950             3,267
                                                   -----------  --------------  --------------
                                                     $523,293       $522,521          $  3,267
                                                   ===========  ==============  ==============

The accompanying notes are an integral part of these financial statements.

                        SALTON SEA FUNDING CORPORATION
                           STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                       FROM JUNE 20, 1995
                                        THREE MONTHS    (INCEPTION DATE)
                                        ENDED MARCH     THROUGH DECEMBER
                                          31, 1996          31, 1995
                                      --------------  ------------------
                                        (UNAUDITED)
Revenues:
 Interest income ....................      $8,953           $17,306
 Equity in earnings of subsidiaries            88               271
                                      --------------  ------------------
                                            9,041            17,577
Expenses:
 General and administrative expenses          181                --
 Interest expense ...................       7,990            15,022
                                      --------------  ------------------
 Total expenses .....................       8,171            15,022
                                      --------------  ------------------
Income before income taxes ..........         870             2,555
Income tax expense ..................         357             1,048
                                      --------------  ------------------
 Net income .........................      $  513           $ 1,507
                                      ==============  ==================

The accompanying notes are an integral part of these financial statements.

                        SALTON SEA FUNDING CORPORATION
                      STATEMENT OF STOCKHOLDER'S EQUITY
                            (DOLLARS IN THOUSANDS)

                                                       COMMON STOCK       ADDITIONAL
                                                    ------------------     PAID-IN      RETAINED    TOTAL
                                                     SHARES    AMOUNT      CAPITAL      EARNINGS    EQUITY
                                                    --------  --------  ------------  ----------  --------
Issuance of $.01 par value per share common stock     100       $ --       $   --       $   --     $   --
Investment in 1% of net assets of Guarantors at
 inception ........................................    --         --        3,267           --      3,267
                                                    --------  --------  ------------  ----------  --------
Balance, June 20, 1995 (inception date)  ..........   100         --        3,267           --      3,267
Adjustments resulting from capital transactions of
 Guarantors .......................................    --         --        2,176           --      2,176
Net income ........................................    --         --           --        1,507      1,507
                                                    --------  --------  ------------  ----------  --------
Balance, December 31, 1995 ........................   100         --        5,443        1,507      6,950
Adjustments resulting from capital transactions of
 Guarantors (unaudited) ...........................    --         --          111           --        111
Net income (unaudited) ............................    --         --           --          513        513
                                                    --------  --------  ------------  ----------  --------
Balance, March 31, 1996 (unaudited) ...............   100       $ --       $5,554       $2,020     $7,574
                                                    ========  ========  ============  ==========  ========

The accompanying notes are in integral part of these financial statements.

                        SALTON SEA FUNDING CORPORATION
                           STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                                                FROM JUNE 20, 1995
                                                                THREE MONTHS     (INCEPTION DATE)
                                                               ENDED MARCH 31,   TO DECEMBER 31,
                                                                    1996               1995
                                                              ---------------  ------------------
                                                                 (UNAUDITED)
Cash flows from operating activities:
 Net income .................................................      $   513          $   1,507
Adjustments to reconcile net income to net cash provided by
 operating activities:
 Equity in earnings of subsidiaries .........................          (88)              (271)
 Changes in assets and liabilities:
  Prepaid expenses and other assets .........................       (7,875)            (3,070)
  Accrued liabilities .......................................        6,942              3,889
                                                              ---------------  ------------------
  Net cash flows from operating activities ..................         (508)             2,055
                                                              ---------------  ------------------
Cash flows from investing activities:
 Restricted cash ............................................       13,040            (57,256)
 Secured project notes of Guarantors ........................           --           (475,000)
 Principal repayments of secured project notes of Guarantors            --             22,912
                                                              ---------------  ------------------
 Net cash flows from investing activities ...................       13,040           (509,344)
                                                              ---------------  ------------------
Cash flows from financing activities:
 Proceeds from offering of senior project notes and bonds  ..           --            475,000
 Repayments of senior secured project notes and bonds  ......           --            (22,912)
 Due to affiliates ..........................................       (6,795)            59,594
                                                              ---------------  ------------------
  Net cash flows from financing activities ..................       (6,795)           511,682
                                                              ---------------  ------------------
  Net change in cash ........................................        5,737              4,393
Cash at the beginning of period .............................        4,393                 --
                                                              ---------------  ------------------
Cash at the end of period ...................................      $10,130          $   4,393
                                                              ===============  ==================
Non-cash investing and financing activities:
 Adjustments resulting from capital transactions of
  Guarantors ................................................      $   111          $   2,176
                                                              ===============  ==================

The accompanying notes are an integral part of these financial statements.

                        SALTON SEA FUNDING CORPORATION
                        NOTES TO FINANCIAL STATEMENTS
           (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996)

1. THE PURPOSE AND BUSINESS OF SALTON SEA FUNDING CORPORATION

   Salton Sea Funding Corporation (the "Company"), which was formed on June 20, 1995, is a special purpose Delaware Corporation and a wholly-owned, special purpose finance subsidiary of Magma Power Company, which in turn is wholly-owned by CalEnergy Company, Inc. The Company was organized for the sole purpose of acting as issuer of Senior Secured Notes and Bonds (collectively, the "Securities").

   The Securities are payable from the proceeds of payments made of principal and interest on the Senior Secured Notes and Bonds by the Guarantors, as defined, to the Company. The Securities are guaranteed on a joint and several basis by the Salton Sea Guarantors, the Partnership Guarantors and Salton Sea Royalty Company ("Guarantors"). The guarantees of the Partnership Guarantors and Salton Sea Royalty Company are limited to available cash flow. The Company does not conduct any operations apart from issuing the Securities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   In the opinion of management of the Company, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996.

   The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

 Investment in Guarantors

   Since the Company has the ability to assert significant influence over the operations of the Guarantors, it accounts for its one percent investment in the Guarantors using the equity method of accounting.

 Income Taxes

   The Company will be included in the consolidated income tax returns with its parent and affiliates. Income taxes are provided on a separate return basis in accordance with the requirements of Statement of Financial Accounting Standards No. 109, however, tax obligations of the Company will be remitted to the parent only to the extent of cash flows available after operating expenses and debt service.

 Fair Values of Financial Instruments

   Fair values have been estimated based on quoted market prices for debt issues listed on exchanges. Fair values of financial instruments that are not actively traded are based on market prices of similar instruments and/or valuation techniques using market assumptions. Unless otherwise noted, the estimated fair value amounts do not differ significantly from recorded values. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Company could realize in a current transaction.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                        SALTON SEA FUNDING CORPORATION
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
           (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SENIOR SECURED NOTES AND BONDS

   On July 21, 1995, the Company issued $475 million of Senior Secured Notes and Bonds, consisting of $232,750,000, 6.69% Senior Secured Series A Notes, due May 30, 2000, $133,000,000, 7.37% Senior Secured Series B Bonds, due May 30, 2005 and $109,250,000, 7.84% Senior Secured Series C Bonds, due May 30, 2010.

   Principal maturities of the Senior Secured Notes and Bonds are as follow (dollars in thousands):


          1996 ..................................  $ 48,106
          1997 ..................................    64,378
          1998 ..................................    74,938
          1999 ..................................    35,108
          2000 ..................................    19,572
          Thereafter  ...........................   209,986
                                                  ---------
                                                   $452,088
                                                  =========


   The estimated fair value of the Senior Secured Notes and Bonds was $459,629,000 at December 31, 1995.

4. SUBSEQUENT EVENT (UNAUDITED)

   On June 20, 1996, the Company issued $135 million of Senior Secured Notes and Bonds, consisting of $70,000,000, 7.02% Senior Secured Series D Notes, due May 30, 2000, and $65,000,000, 8.30% Senior Secured Series E Bonds, due May 30, 2011, with maturities of $25,850,000, $32,000,000, $22,728,000, $5,500,000, $1,000,000
and $47,922,000 for 1997, 1998, 1999, 2000, 2001 and thereafter, respectively.

                       INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying combined successor balance sheet of the Salton Sea Guarantors as of December 31, 1995, and the related combined successor statements of operations, Guarantors' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Salton Sea Guarantors' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined successor financial statements present fairly, in all material respects, the financial position of the Salton Sea Guarantors as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 26, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying combined predecessor balance sheet of Salton Sea Guarantors (the "Guarantors") as of December 31, 1994 and the related combined predecessor statements of operations, Guarantors' equity and cash flows for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31, 1993. These combined financial statements are the responsibility of the Guarantors' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Salton Sea Guarantors as of December 31, 1994 and the combined results of its operations and its cash flows for the year ended December 31, 1994 and for the nine month period from April 1, 1993 (date of acquisition) to December 31, 1993, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.
San Diego, California
June 19, 1995

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have reviewed the accompanying combined successor balance sheet of the Salton Sea Guarantors as of March 31, 1996, and the related combined successor statements of operations and cash flows for the three-month periods ended March 31, 1996 and 1995 and Guarantors' equity for the three-month period ended March 31, 1996. These financial statements are the responsibility of the Salton Sea Guarantors' management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such combined successor financial statements for them to be in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
April 25, 1996

                             SALTON SEA GUARANTORS
                           COMBINED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                              SUCCESSOR            PREDECESSOR
                                                    ---------------------------  --------------
                                                      MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                        1996           1995            1994
                                                    -----------  --------------  --------------
                                                     (UNAUDITED)
ASSETS
Cash ..............................................   $     --       $    454  ||    $  4,215
Restricted cash and short term                                                 ||
 investments ......................................         --             --  ||       3,400
Marketable securities .............................         --             --  ||       4,988
Accounts receivable ...............................     16,245         10,436  ||      10,605
Prepaid expenses and other assets .................     17,853         20,129  ||       4,978
Due from affiliates ...............................         --             --  ||         399
Property, plant, contracts and equipment, net  ....    445,554        417,287  ||     204,329
Goodwill, net .....................................     51,768         52,094  ||          --
                                                    -----------  --------------||--------------
                                                      $531,420       $500,400  ||    $232,914
                                                    ===========  ==============||==============
                                                                               ||
LIABILITIES AND GUARANTORS' EQUITY                                             ||
Liabilities:                                                                   ||
 Accounts payable .................................   $    841       $    939  ||    $    273
 Accrued liabilities ..............................     12,137          4,043  ||         355
 Due to affiliates ................................     22,482          4,319  ||          --
 Loan payable .....................................         --             --  ||     114,308
 Senior secured project note ......................    321,500        321,500  ||          --
                                                    -----------  --------------||--------------
 Total liabilities ................................    356,960        330,801  ||     114,936
Commitments and contingencies (Notes 2, 3, 6 and                               ||
 7)                                                                            ||
Total Guarantors' equity ..........................    174,460        169,599  ||     117,978
                                                    -----------  --------------||--------------
                                                      $531,420       $500,400  ||    $232,914
                                                    ===========  ==============||==============

    The accompanying notes are an integral part of the combined financial statements.

                            SALTON SEA GUARANTORS
                      COMBINED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                SUCCESSOR                         PREDECESSOR
                                  ------------------------------------  ------------------------------
                                    THREE MONTHS ENDED                                    NINE MONTHS
                                        MARCH 31,          YEAR ENDED      YEAR ENDED        ENDED
                                  ----------------------  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                    1996         1995         1995            1994            1993
                                  ---------  ---------  --------------  --------------  --------------
                                       (UNAUDITED)
Revenues:
 Sales of Electricity ...........   $16,221    $15,611      $71,605   ||    $74,576         $60,158
 Interest and other income  .....        68         --           --   ||        422              --
                                  ---------  ---------  --------------||--------------  --------------
                                     16,289     15,611       71,605   ||     74,998          60,158
                                  ---------  ---------  --------------||--------------  --------------
Costs and expenses:                                                   ||
 Operating, general and                                               ||
  administrative costs ..........     5,789      5,488       26,096   ||     24,766          19,335
 Depreciation and amortization  .     2,682      3,043       10,556   ||     10,049           7,425
 Interest expense ...............     6,257      5,668       15,605   ||      8,240           4,267
 Less capitalized interest  .....    (3,300)    (1,412)          --   ||         --              --
                                  ---------  ---------  --------------||--------------  --------------
  Total expenses ................    11,428     12,787       52,257   ||     43,055          31,027
                                  ---------  ---------  --------------||--------------  --------------
Income before minority interest       4,861      2,824       19,348   ||     31,943          29,131
 Minority interest ..............        --      1,393        1,393   ||         --              --
                                  ---------  ---------  --------------||--------------  --------------
Net income ......................   $ 4,861    $ 1,431      $17,955   ||    $31,943         $29,131
                                  =========  =========  ==============||==============  ==============

    The accompanying notes are an integral part of the combined financial statements.

                             SALTON SEA GUARANTORS
                  COMBINED STATEMENTS OF GUARANTORS' EQUITY
                            (DOLLARS IN THOUSANDS)


 Predecessor:
   Balance, April 1, 1993, date of acquisition  ........   $     --
   Net contributions ...................................     81,250
   Cash distributions ..................................    (27,881)
   Net income, nine month period ended December 31,
    1993 ...............................................     29,131
                                                          ----------
   Balance, December 31, 1993 ..........................     82,500
   Net contributions ...................................     12,285
   Cash distributions ..................................     (8,750)
   Net income, year ended December 31, 1994 ............     31,943
                                                          ----------
   Balance, December 31, 1994 ..........................    117,978
   Net income in 1995 prior to acquisition (Note 2)  ...      1,393
 Successor:
   Net contributions ...................................     10,606
   Cash distributions ..................................     (5,000)
   Purchase accounting push-down adjustment, net  ......     26,667
   Net income ..........................................     17,955
                                                          ----------
   Balance, December 31, 1995 ..........................    169,599
   Net income (unaudited) ..............................      4,861
                                                          ----------
   Balance, March 31, 1996 (unaudited) .................   $174,460
                                                          ==========


    The accompanying notes are an integral part of the combined financial statements.

                             SALTON SEA GUARANTORS
                      COMBINED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                       SUCCESSOR                         PREDECESSOR
                                       ---------------------------------------  ---------------------------
                                          THREE MONTHS ENDED       YEAR ENDED                   NINE MONTHS
                                               MARCH 31,          DECEMBER 31,    YEAR ENDED       ENDED
                                       -----------------------   -------------   DECEMBER 31,   DECEMBER 31,
                                          1996         1995          1995            1994           1993
                                          ----         ----          ----        ------------   ------------
                                              (UNAUDITED)
Cash flows from operating activities:
 Net income ..........................  $  4,861     $  1,431     $  17,955   || $  31,943      $  29,131
                                       ----------  -----------  --------------||------------  -------------
Adjustments to reconcile net income                                           ||
 to net cash provided by operating                                            ||
 activities:                                                                  ||
  Minority interest ..................        --        1,393         1,393   ||        --             --
  Depreciation and amortization  .....     2,682        3,043        10,556   ||    10,049          7,425
  Changes in assets and liabilities:                                          ||
  Accounts receivable ...............    (5,809)         106           169    ||     (993)        (9,613)
   Prepaid expenses and other assets       2,276       (4,758)      (19,236)  ||    (1,706)        (2,044)
   Due to (from) affiliates ..........    18,163        2,241         4,718   ||      (399)            --
   Accounts payable and accrued                                               ||
    liabilities ......................     7,996        2,105         4,354   ||        62            566
   Other .............................        --           --            --   ||        51             --
                                       ----------  -----------  --------------||------------  -------------
   Net cash flows from operating                                              ||
    activities .......................    30,169        5,561        19,909   ||    39,007         25,465
                                       ----------  -----------  --------------||------------  -------------
Cash flows from investing activities:                                         ||
 Acquisition of assets from Unocal  ..        --           --            --   ||        --       (218,834)
 Purchase of Guarantors by CalEnergy,                                         ||
  net of cash ........................        --     (167,240)     (171,964)  ||        --             --
 Capital expenditures ................   (30,623)     (16,380)      (68,677)  ||    (4,493)            --
 Net decrease (increase) in                                                   ||
  marketable securities ..............        --        4,988         4,988   ||    (4,945)            --
 Restricted cash .....................        --        2,501         3,400   ||    (3,400)            --
 Other ...............................        --           --            --   ||       203             --
                                       ----------  -----------  --------------||------------  -------------
  Net cash flows from investing                                               ||
   activities ........................   (30,623)    (176,131)     (232,253)  ||   (12,635)      (218,834)
                                       ----------  -----------  --------------||------------  -------------
Cash flows from financing activities:                                         ||
 Repayments on loans payable .........        --      (12,536)     (302,172)  ||  (155,692)            --
 Loan proceeds .......................        --      179,640       509,364   ||   130,000        140,000
 Contributions .......................        --       11,776        10,606   ||    12,285         81,250
 Cash distributions ..................        --       (5,000)       (5,000)  ||    (8,750)       (27,881)
                                       ----------  -----------  --------------||------------  -------------
  Net cash flows from financing                                               ||
   activities ........................        --      173,880       212,798   ||   (22,157)       193,369
                                       ----------  -----------  --------------||------------  -------------
  Net change in cash .................      (454)       3,310           454   ||     4,215             --
Cash at beginning of period ..........       454           --            --   ||        --             --
                                       ----------  -----------  --------------||------------  -------------
Cash at end of period ................  $     --     $  3,310     $     454   || $   4,215      $      --
                                       ==========  ===========  ==============||============  =============

    The accompanying notes are an integral part of the combined financial statements.

                            SALTON SEA GUARANTORS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

1. ORGANIZATION AND OPERATIONS

   Salton Sea Guarantors (the "Guarantors") (not a legal entity) is comprised of 100% interests in three geothermal electric power generating plants ("Salton Sea Units I, II and III") and a fourth plant ("Salton Sea Unit IV" or the "Salton Sea Expansion") which is under construction (collectively, the "Salton Sea Projects"). All three plants and the expansion facility are located in the Imperial Valley of California. The Salton Sea Projects will serve to guarantee loans from Salton Sea Funding Corporation, an indirect wholly-owned subsidiary of CalEnergy Company, Inc. ("CECI"). (See Note 3).

   The combined financial statements consist of the combination of (1) Salton Sea Brine Processing, L.P., a California limited partnership between Magma Power Company ("Magma"), as a 99% limited partner and Salton Sea Power Company ("SSPC"), a wholly-owned subsidiary of Magma, as a 1% general partner, (2) Salton Sea Power Generation, L.P., a California limited partnership between Salton Sea Brine Processing, L.P., as a 99% limited partner, and Salton Sea Power Company, as a 1% general partner and (3) assets and liabilities attributable to Salton Sea Unit IV which are held 59% by Salton Sea Power Generation, L.P. and 41% by Fish Lake Power Company ("FLPC"). Effective in June of 1995, 1% interests in SSPC and FLPC were transferred to Funding Corporation. All of the entities in the combination are affiliates of Magma.

   Salton Sea Unit IV was created upon combining and consolidating the Salton Sea Unit I power purchase agreement and the Fish Lake modified SO4. Salton Sea Unit IV is presently expected to be completed by mid-year 1996. Failure to complete the construction of Salton Sea Unit IV by June 12, 1998 could result in the Salton Sea Unit IV power purchase agreement being terminated by Southern California Edison Company ("SCE"). Engineering and construction services have been contracted to date on a cost reimbursable and time and materials basis. CECI has provided a cost overrun commitment to fund any costs of construction in excess of certain budgeted amounts.

   During the year ended December 31, 1994 and the nine month period ended December 31, 1993, the three plants and the expansion facility currently held by CECI were held, directly or indirectly by Magma. In February 1995, CECI completed its acquisition of Magma, which is currently a wholly-owned subsidiary of CECI (see Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying financial statements present the combined accounts of the Salton Sea Projects described above. All significant intercompany transactions and accounts have been eliminated.

   In the opinion of management of the Guarantors, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

   The December 31, 1995 successor financial statements reflect the acquisition of Magma (see Note 3), the resulting push down to the Guarantors of the accounting as a purchase business combination and minority interest for the non-owned periods consisting of 100% for the period January 1-9, 1995 and 49% for the period January 10, 1995-February 23, 1995.

   Due to the restrictions on cash distributions resulting from the Secured Credit Agreement (see Note 5), all amounts due to and from the partners as of February 28, 1994 were offset to the respective Guarantors' equity account as a net contribution from partners in the accompanying combined historical statements of Guarantors' equity.

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

  Revenue Recognition

   The Guarantors recognize revenues and related accounts receivable with respect to their three operating facilities from sales of electricity to SCE on an accrual basis using stated contract prices under its two Interim Standard Offer No. 4 power purchase agreements ("ISO4s") for Salton Sea Units II and III and its negotiated contract for Salton Sea Unit I. The ISO4s and the negotiated contract provide for the payment of both capacity payments and energy payments for a 30-year term. SCE is the sole customer of the Guarantors.

   The capacity payments for the ISO4s are a fixed amount for the entire 30-year contract and are based on the plant's contract capacity, as specified in the agreement. The Guarantors earn the maximum contract capacity payment in each month of the year they are able, after excluding scheduled maintenance hours, to deliver 80% of its contract capacity. In addition, the Guarantors are eligible to earn a monthly bonus capacity payment if they operate at levels in excess of capacity levels specified in their ISO4s. Under the negotiated contract, the capacity payment adjusts quarterly based on a basket of indices for the term of the agreement. For the period from April 1, 1994 through March 31, 2004, SCE is entitled to receive, at no cost, 5% of all energy delivered in excess of 80% of contract capacity on Salton Sea Unit III.

   The Guarantors earn energy payments based on kilowatt hours ("kWhs") of energy provided to SCE. During the first 10 years, the Guarantors earn payments for energy as scheduled in their ISO4s. After the 10-year scheduled payment period has expired (in 1999 for Salton Sea Unit III and 2000 for Salton Sea Unit II), the energy payment per kWh throughout the remainder of the contract period will be at SCE's Avoided Cost of Energy. For the year ended December 31, 1995, SCE's average Avoided Cost of Energy was 2.1 cents per kWh which is substantially below the contract energy prices earned in 1995. Estimates of SCE's future Avoided Cost of Energy vary substantially from year to year. The Guarantors cannot predict the likely level of Avoided Cost of Energy prices under the ISO4s at the expiration of the scheduled payment periods. The revenues generated by each of the units operating under ISO4s could decline significantly after the expiration of the relevant scheduled payment period. Under the negotiated contract, the energy payment is calculated using a base price, as defined, which is subject to quarterly adjustments based on a basket of indices for the term of the agreement.

 Property, Plant, Contracts and Equipment

   Property, plant, contracts and equipment are carried at cost less accumulated depreciation. The Guarantors follow the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. The Guarantors provide depreciation and amortization of property, plants, contracts and equipment upon the commencement of revenue production over the estimated useful life of the assets and periodically assess the carrying value of such assets for possible impairment in accordance with the provisions of Statement of Financial Accounting Standards No. 121.

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)
    Depreciable lives for the periods through 1994 were as follows:


Plant and plant equipment .............        20 years
Office furniture and equipment  .......      5-10 years
Other equipment .......................      7-10 years
Exploration and development costs  ....        20 years


   Power purchase contracts were amortized on the straight line method over 20 years which is the lesser of the remaining life of the contract or the remaining useful life of plant and plant equipment.

   As a result of the purchase business combination, the assets and liabilities were adjusted to fair value and are depreciated over the remaining useful lives. See Note 2, "Purchase Accounting," and Note 4, "Property, Plant, Contracts and Equipment."

   When plant and equipment is sold or abandoned, the cost and related accumulated depreciation/ amortization are removed from the accounts and the resulting gain or loss is recognized.

   On January 1, 1996, the Guarantor adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The adoption of SFAS 121 did not have material effect on the Guarantor's financial statements.

 Purchase Accounting

   As a result of the purchase business combination (see Note 3) accounted for on a push down basis by the Guarantors during the year ended December 31, 1995, all identifiable assets and liabilities were stated at fair value.

   The fair value of property and equipment, net of salvage value, and exploration and development costs is depreciated on the straight line method over the remaining portion (approximately 23 years) of the original 30 year life.

   Power sale agreements have been assigned values separately for each of (1) the remaining portion of the scheduled price periods of the power sales agreements and (2) the 20 year avoided cost periods of the power sales agreements and are being amortized separately over such periods using the straight line method; and (3) the 163 net MW BRPU Award for which the related plants will either be constructed or the contract rights will be bought out; amortization of such values has been deferred until the plants have been constructed and production commences or the buyout proceeds have been applied against such values.

   The Salton Sea reservoir contains commercial quantities of extractable minerals. The fair value allocated to mineral extraction was based on the estimated net cash flows generated from producing such minerals. The fair value assigned to the mineral reserves will be amortized on the units of production method upon commencement of commercial production.

   Fair value has been assigned to a contract for which the plant is presently under construction and energy production is not expected to commence before mid-year 1996. Accordingly, revenues, period operating costs, depreciation of future costs to be incurred for the completion of such facility and amortization of this allocation of acquisition costs are not presently included in the Salton Sea Guarantor statements of operations.

   Total acquisition costs in excess of the fair values assigned to the net assets acquired are amortized over a 40-year period using the straight line method. Deferred finance costs are amortized using the level yield method over the term of the related debt.

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

  Income Taxes

   The Guarantors are comprised of a combination of partnership interests and one company. The income or loss of each partnership for income tax purposes, along with any associated tax credits, is the responsibility of the individual partners. The company is currently constructing its project and has no tax obligations. Accordingly, no recognition has been given to federal or state income taxes in the accompanying combined financial statements.

 Restricted Cash, Short-term Investments and Marketable Securities

   At December 31, 1994, the Guarantors adopted the provisions of Statements of Financial Accounting Standards No. 115 ("SFAS 115") "Accounting for Certain Investments in Debt and Equity Securities." Adoption of SFAS 115 had no material effect on the Guarantor's financial position or results of operation. In accordance with the provisions of SFAS 115, debt securities that the Guarantors have the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. As of December 31, 1995, all of the Guarantors' investments were classified as held-to-maturity.

   The restricted cash and investments balance represents primarily a debt reserve fund which is legally restricted as to its use and which requires the maintenance of a specified minimum balance. The Guarantors invest in commercial paper with a rating of A1 or better and generally having maturities of three months or less.

 Statements of Cash Flows

   For purposes of the statements of cash flows, the Guarantors consider only demand deposits at banks to be cash. Cash paid for interest during the years ended December 31, 1995 and 1994 and the period from April 1, 1993 (date of acquisition) to December 31, 1993, was $4,716,000, $7,163,000 and $4,265,000
respectively. Cash paid for interest for the three months ended March 31, 1996 and 1995 was $4,716,000 and $5,663,000, respectively.

 Fair Values of Financial Instruments

   Fair values of financial instruments that are not actively traded are based on market prices of similar instruments and/or valuation techniques using market assumptions. Unless otherwise noted, the estimated fair value amounts do not differ significantly from recorded values. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Guarantors could realize in a current transaction.

   The Guarantors assume that the carrying amount of short-term financial instruments approximates their fair value. For these purposes, short-term is defined as any item that matures, reprices, or represents a cash transaction between willing parties within six months or less of the measurement date.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

3. PURCHASE OF MAGMA POWER COMPANY

   On January 10, 1995, CECI acquired approximately 51% of the outstanding shares of common stock of Magma (the "Magma Common Stock") through a cash tender offer (the "Magma Tender Offer") and completed the Magma acquisition on February 24, 1995 by acquiring approximately 49% of the outstanding shares of Magma Common Stock not owned by CECI through a merger.

   Magma is engaged in independent power operations similar to those of CECI. The transaction was accounted for as a purchase business combination.

   Unaudited pro forma combined revenue and net income of the Guarantors on a purchase, push down basis of accounting, for the year ended December 31, 1995, as if the acquisition had occurred at the beginning of the period after giving effect to certain pro forma adjustments related to the acquisition, were $71,605,000 and $18,465,000, respectively, compared to $74,998,000 and
$21,281,000, respectively, for the year ended December 31, 1994.

   The adjustments which have been made to the net assets of the Guarantors to reflect the effect of the acquisition of Magma accounted for as a purchase business combination pushed down to the Guarantors are as follows (dollars in thousands):


Property, plant, contracts and equipment  ....   $ 153,660
Goodwill .....................................      53,271
Deferred financing cost ......................       6,412
Severance, relocation and litigation reserve        (2,312)
Debt .........................................    (184,364)
                                                -----------
Net increase in assets .......................   $  26,667
                                                ===========

4. PROPERTY, PLANT, CONTRACTS AND EQUIPMENT

   Property, plant, contracts and equipment consisted of the following (dollars in thousands):

                                                           SUCCESSOR            PREDECESSOR
                                                 ---------------------------  --------------
                                                   MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                 -----------  --------------  --------------
                                                     1996           1995            1994
                                                 -----------  --------------  --------------
Plant and equipment ............................   $174,030       $173,509        $186,119
Salton Sea Unit 4 ..............................    137,119        108,632              --
Power sale agreements ..........................     64,609         64,609              --
Mineral extraction .............................     61,680         60,577              --
Exploration and development costs ..............     18,305         17,793          35,649
                                                 -----------  --------------  --------------
                                                    455,743        425,120         221,768
Less accumulated depreciation and amortization      (10,189)        (7,833)        (17,439)
                                                 -----------  --------------  --------------
                                                   $445,554       $417,287        $204,329
                                                 ===========  ==============  ==============

5. LOANS PAYABLE

   On April 1, 1993, the Guarantors entered into a one-year, $140,000,000 note agreement with Magma (the "Magma Loan") to finance the acquisition of Salton Sea Units I, II and III from Unocal. The interest terms of the note, LIBOR plus .675%, are identical to the terms of a $140,000,000 secured credit agreement between Magma and Morgan Guaranty Trust Company of New York dated March 19, 1993.

   In February 1994, the Guarantors replaced the Magma Loan with a $130,000,000 non-recourse project-level term loan which is collateralized by substantially all the assets of Salton Sea Units I, II and

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

5. LOANS PAYABLE  (CONTINUED)

III. A secured agreement (the "Secured Credit Agreement") with a group of international banks, with Credit Suisse as the agent bank, provides for direct loans at LIBOR plus 1.25%.

   In June 1994, a cash distribution of $8,750,000 was made which represented a portion of January and February 1994 electricity sales collected from SCE subsequent to February 28, 1994. The cash collected was for operational activity occurring prior to the consummation of the Secured Credit Agreement and the distribution was approved by the creditors.

   The Guarantors repaid the loans with proceeds from the offering of investment grade securities (see Note 6).

6. SENIOR SECURED PROJECT NOTE

   The Guarantors assumed their proportionate share of the secured bank financing incurred in connection with the purchase of Magma (see Note 3). On July 21, 1995, CECI recapitalized Magma and the related Merger Facilities from proceeds received through a $200 million high yield offering and a $475 million investment grade offering of the Salton Sea Funding Corporation. Proceeds from the offering of Salton Sea Funding Corporation investment grade securities were used to repay certain loans of the Guarantors. The Guarantors issued a project note in the amount of $325 million payable to Salton Sea Funding Corporation with interest rates ranging from 6.69% to 7.84%, and guaranteed the investment grade securities. The guarantee issued is collateralized by a lien on substantially all the assets of and a pledge of the equity interests in the Guarantors.

   Principal maturities of the Senior Secured Project Notes are as follows (dollars in thousands):


          1996 ...................................  $ 21,660
          1997 ...................................    33,632
          1998 ...................................    39,450
          1999 ...................................    16,076
          2000 ...................................     9,737
          Thereafter  ............................   200,945
                                                   ---------
                                                    $321,500
                                                   =========

   The estimated fair value of the Senior Secured Project Notes was $326,337,000 at December 31, 1995.

7. RELATED PARTY TRANSACTIONS

   The Guarantors entered into the following agreements:

   o Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated April 1, 1993, as amended, whereby the Guarantors acquired from Magma Land I, a wholly- owned subsidiary of Magma, rights to extract geothermal brine from the geothermal lease rights property which is necessary to operate the Salton Sea Power Generation, L.P. facilities in return for 5% of all electricity revenues received by the Guarantors. The amount expensed for the periods ended December 31, 1995, 1994 and 1993 was $3,579,000, $3,732,000 and $3,008,000,
      respectively. The amount expensed for the three months ended March 31, 1996 and 1995 was $812,000 and $777,000, respectively.

   o Administrative Services Agreement dated April 1, 1993, as amended, with Magma, whereby Magma will provide to the Guarantors administrative and management services. The amount expensed for the periods ended December 31, 1995 and 1994 was $2,153,000 and $2,239,000,

                            SALTON SEA GUARANTORS
             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

7. RELATED PARTY TRANSACTIONS (CONTINUED) respectively, and $1,805,000 for the nine months ended December 31, 1993. The amount expensed for the three months ended March 31, 1996 and 1995 was $488,000 and $466,00, respectively.

   o Operating and Maintenance Agreement dated April 1, 1993, as amended, with California Energy Operating Company ("CEOC") (formerly Magma Operating Co.), whereby the Guarantors retain CEOC to operate the Salton Sea facilities for a period of 32 years. Payment is made to CEOC in the form of reimbursements of expenses incurred. The Guarantors in 1995, 1994 and 1993 reimbursed CEOC for expenses of $6,939,000, $5,973,000 and $4,474,000, respectively. The amount reimbursed for the three months ended March 31, 1996 and 1995 was $1,344,000 and $2,093,000, respectively.

8. ACQUISITION

   In December 1992, Magma signed a definitive agreement with Unocal to purchase all of Unocal's geothermal interests in the Imperial Valley of California, including Salton Sea Units, I, II and III and certain geothermal leases. On March 31, 1993, the Guarantors consummated their acquisition of the Imperial Valley geothermal interest. Total cost includes (i) payments to Unocal consisting of the purchase price of $224,000,000, working capital of $7,300,000 and an interest charge of $3,500,000, and (ii) advisory fees and transaction costs totaling $3,400,000. The total cost of the acquisition attributable to the Guarantors is allocated as follows (dollars in thousands):

          Land ..............................  $    383
          Property, plant and equipment  ....   142,188
          Exploration and development costs      46,514
          Power purchase contracts ..........    22,217
          Transmission line credits .........     6,254
          Other .............................     1,278
                                              ---------
                                               $218,834
                                              =========

   In addition to the initial acquisition price, the Company will make payments to Unocal contingent on future development of new power generating capacity.

                       INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying combined successor balance sheet of the Partnership Guarantors as of December 31, 1995, and the related combined successor statements of operations, Guarantors' equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Guarantors' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined successor financial statements present fairly, in all material respects, the financial position of the Partnership Guarantors as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 26, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying combined predecessor balance sheet of Partnership Guarantors (the "Guarantors") as of December 31, 1994 and the related combined predecessor statements of operations, Guarantors' equity and cash flows for each of the two years in the period ended December 31, 1994. These combined financial statements are the responsibility of the Guarantors' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined historical financial position of Partnership Guarantors at December 31, 1994 and the combined historical results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

San Diego, California
June 19, 1995

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have reviewed the accompanying combined successor balance sheet of the Partnership Guarantors as of March 31, 1996, and the related combined successor statements of operations and cash flows for the three-month periods ended March 31, 1996 and 1995 and Guarantors' equity for the three-month period ended March 31, 1996. These financial statements are the responsibility of the Guarantors' management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such combined successor financial statements for them to be in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
April 25, 1996

                            PARTNERSHIP GUARANTORS

                           COMBINED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                               SUCCESSOR            PREDECESSOR
                                                     ---------------------------  --------------
                                                       MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                         1996           1995            1994
                                                     -----------  --------------  --------------
                                                      (UNAUDITED)
ASSETS
Cash ...............................................   $ 11,042       $ 11,146  ||    $  5,661
Restricted cash and short-term investments  ........     10,576          9,859  ||       8,653
Marketable securities ..............................         --             --  ||       7,457
Accounts receivable ................................      9,615         11,841  ||      10,848
Prepaid expenses and other assets ..................     12,077          9,651  ||       6,451
Due from affiliates ................................     55,863         54,949  ||       4,108
Property, plant, contracts and equipment, net  .....    299,210        298,956  ||     137,265
Management fee .....................................     64,098         63,520  ||          --
Goodwill, net ......................................    141,359        142,250  ||          --
                                                     -----------  --------------||--------------
                                                       $603,840       $602,172  ||    $180,443
                                                     ===========  ==============||==============
LIABILITIES AND GUARANTOR'S EQUITY                                              ||
Liabilities:                                                                    ||
 Accounts payable ..................................   $  3,167       $  3,566  ||    $  2,679
 Accrued liabilities ...............................      8,560         19,995  ||       5,522
 Loans payable .....................................     38,633         43,766  ||      52,340
 Deferred income taxes .............................     97,396         98,407  ||      13,507
 Senior secured project note .......................     62,706         62,706  ||          --
                                                     -----------  --------------||--------------
 Total liabilities .................................    210,462        228,440  ||      74,048
Commitments and contingencies (Notes 2, 3, 6 and 7)                             ||
Guarantors' Equity:                                                             ||
 Common stock ......................................          3              3  ||           3
 Additional paid-in capital ........................    375,593        359,092  ||     106,392
 Retained earnings .................................     17,782         14,637  ||          --
                                                     -----------  --------------||--------------
 Total Guarantors' equity ..........................    393,378        373,732  ||     106,395
                                                     -----------  --------------||--------------
                                                       $603,840       $602,172  ||    $180,443
                                                     ===========  ==============||==============

    The accompanying notes are an integral part of the combined financial statements.

                            PARTNERSHIP GUARANTORS
                      COMBINED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                                          SUCCESSOR                    PREDECESSOR
                                            ------------------------------------  --------------------
                                              THREE MONTHS ENDED     YEAR ENDED    YEAR ENDED DECEMBER
                                                  MARCH 31,         DECEMBER 31,           31,
                                            --------------------  --------------  --------------------
                                               1996       1995          1995         1994       1993
                                            ---------  ---------  --------------  ---------  ---------
                                                 (UNAUDITED)
REVENUES:
 Sales of electricity .....................   $15,159    $16,717      $76,909   ||  $70,692    $65,579
 Interest and other income ................     2,220      1,316       10,574   ||    5,358      4,478
                                            ---------  ---------  --------------||---------  ---------
                                               17,379     18,033       87,483   ||   76,050     70,057
Costs and expenses:                                                             ||
 Operating general and administrative                                           ||
  costs ...................................     7,612      7,602       32,143   ||   35,306     35,597
 Depreciation and amortization ............     4,373      2,438       18,958   ||    9,037      9,249
 Interest expense .........................     2,007      3,209       16,726   ||    3,285      3,712
 Less capitalized interest ................    (2,007)        --       (7,900)  ||       --         --
                                            ---------  ---------  --------------||---------  ---------
  Total expenses ..........................    11,985     13,249       59,927   ||   47,628     48,558
                                            ---------  ---------  --------------||---------  ---------
Income before income taxes ................     5,394      4,784       27,556   ||   28,422     21,499
 Provision for income taxes ...............     2,249      1,885       11,492   ||   11,284      8,405
                                            ---------  ---------  --------------||---------  ---------
Income before minority interest ...........     3,145      2,899       16,064   ||   17,138     13,094
Minority interest .........................        --      1,427        1,427   ||       --         --
                                            ---------  ---------  --------------||---------  ---------
Net income ................................   $ 3,145    $ 1,472      $14,637   ||  $17,138    $13,094
                                            =========  =========  ==============||=========  =========

    The accompanying notes are an integral part of the combined financial statements.

                            PARTNERSHIP GUARANTORS

                   COMBINED STATEMENT OF GUARANTORS' EQUITY
                            (DOLLARS IN THOUSANDS)



                                      COMMON STOCK      ADDITIONAL
                                    ----------------     PAID IN       RETAINED    TOTAL
                                    SHARES    AMOUNT     CAPITAL       EARNINGS    EQUITY
                                    ------    ------   ------------   ----------  --------
PREDECESSOR:
 Balance, January 1, 1993 ..........   3        $ 3      $102,103     $  3,597    $105,703
 Cash distributions to Magma  ......  --         --            --      (12,600)    (12,600)
 Other distributions ...............  --         --        (3,862)      (4,091)     (7,953)
 Contribution for income taxes  ....  --         --         5,143           --       5,143
 Net income, 1993 ..................  --         --            --       13,094      13,094
                                    ------    ------   ------------   ----------  --------
 Balance, December 31, 1993  .......   3          3       103,384           --     103,387
 Cash distributions to Magma  ......  --         --        (1,062)     (17,138)    (18,200)
 Other distributions ...............  --         --        (3,315)          --      (3,315)
 Contribution for income taxes  ....  --         --         7,385           --       7,385
 Net income, 1994 ..................  --         --            --       17,138      17,138
                                    ------    ------   ------------   ----------  --------
 Balance, December 31, 1994  .......   3          3       106,392           --     106,395
 Net income in 1995 prior to
  acquisition (Note 2) .............  --         --            --        1,427       1,427
SUCCESSOR:
 Purchase accounting push-down
  adjustment, net ..................  --         --        68,617       (1,427)     67,190
 Distributions .....................  --         --       (13,860)          --     (13,860)
 Contributions .....................  --         --       197,943           --     197,943
 Net income ........................  --         --            --       14,637      14,637
                                    ------    ------   ------------   ----------  --------
 Balance, December 31, 1995  .......   3          3       359,092       14,637     373,732
 Contributions (unaudited) .........  --         --        16,501           --      16,501
 Net income (unaudited) ............  --         --            --        3,145       3,145
                                    ------    ------   ------------   ----------  --------
 Balance, March 31, 1996
  (unaudited) ......................   3        $ 3      $375,593     $ 17,782    $393,378
                                    ======    ======   ============   ==========  ========


    The accompanying notes are an integral part of the combined financial statements.

                            PARTNERSHIP GUARANTORS
                      COMBINED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                        SUCCESSOR                      PREDECESSOR
                                        ---------------------------------------  ----------------------
                                              THREE MONTHS          YEAR ENDED     YEAR ENDED DECEMBER
                                             ENDED MARCH 31,       DECEMBER 31,            31,
                                        -----------------------                  ----------------------
                                            1996        1995           1995          1994        1993
                                        ----------  -----------  --------------  ----------  ----------
                                               (UNAUDITED)
Cash flows from operating activities:
 Net income ...........................   $  3,145    $   1,472     $  14,637  ||  $ 17,138    $ 13,094
                                        ----------  -----------  --------------||----------  ----------
Adjustments to reconcile net income to                                         ||
 net cash provided by operating                                                ||
 activities:                                                                   ||
 Minority interests ...................         --        1,427         1,427  ||        --          --
 Depreciation and amortization  .......      4,373        2,438        18,958  ||     9,037       9,249
 Deferred taxes .......................         --           --         1,011  ||     3,899       3,262
 Other, net ...........................         --       (8,966)           --  ||     8,251         417
 Changes in assets and liabilities:                                            ||
  Accounts receivable .................      2,226        4,355          (993) ||    (3,103)      2,517
  Amounts due affiliates ..............       (914)       3,264       (50,841) ||     4,077      (5,066)
  Prepaid expenses and other assets  ..     (3,004)       1,066        (5,779) ||       178        (508)
  Accounts payable and accrued                                                 ||
   liabilities ........................    (12,845)       2,365        12,047  ||     2,421       1,275
                                        ----------  -----------  --------------||----------  ----------
    Net cash flows from operating                                              ||
     activities .......................     (7,019)       7,421        (9,533) ||    41,898      24,240
                                        ----------  -----------  --------------||----------  ----------
Cash flows from investing activities:                                          ||
 Capital expenditures .................     (3,736)      (1,051)       (4,066) ||   (10,495)     (4,852)
 Purchase of Guarantors by CalEnergy,                                          ||
  net of cash .........................         --     (116,290)     (197,810) ||        --          --
 Net (increase) decrease in marketable                                         ||
  securities ..........................         --        4,729         7,457  ||    (4,826)     (2,980)
 Restricted cash ......................       (717)        (133)       (1,206) ||    (3,058)      2,988
 Management fee .......................         --           --       (30,485) ||        --          --
                                        ----------  -----------  --------------||----------  ----------
    Net cash flows from investing                                              ||
     activities .......................     (4,453)    (112,745)     (226,110) ||   (18,379)     (4,844)
                                        ----------  -----------  --------------||----------  ----------
Cash flows from financing activities:                                          ||
 Loan repayments ......................     (5,133)      (4,437)     (225,479) ||    (7,779)     (7,223)
 Loan proceeds ........................         --      127,773       288,185  ||        --          --
 Net contribution (distribution)  .....     16,501       (9,850)      184,083  ||   (18,200)    (12,600)
                                        ----------  -----------  --------------||----------  ----------
    Net cash flows from financing                                              ||
     activities .......................     11,368      113,486       246,789  ||   (25,979)    (19,823)
                                        ----------  -----------  --------------||----------  ----------
    Net change in cash ................       (104)       8,162        11,146  ||    (2,460)       (427)
Cash at beginning of period ...........     11,146           --            --  ||     8,121       8,548
                                        ----------  -----------  --------------||----------  ----------
Cash at the end of period .............   $ 11,042    $   8,162     $  11,146  ||  $  5,661    $  8,121
                                        ==========  ===========  ==============||==========  ==========

    The accompanying notes are an integral part of the combined financial statements.

                            PARTNERSHIP GUARANTORS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

1. ORGANIZATION AND OPERATIONS

   Partnership Guarantors (the "Guarantors") (not a legal entity) consists of the combination of Vulcan Power Company ("VPC") and California Energy Operating Company ("CEOC"), both 99% owned by Magma Power Company ("Magma") and 1% owned by Salton Sea Funding Corporation (the "Funding Corporation"). VPC's and CEOC's principal assets are interests in certain partnerships which are engaged in the operation of geothermal power plants in the Imperial Valley of California. The Guarantors will serve to guarantee loans to such partnerships from Salton Sea Funding Corporation, a wholly-owned subsidiary of CalEnergy Company, Inc. ("CECI"). VPC holds a 50% interest in Vulcan/BN Geothermal Power Company, a Nevada general partnership, and CEOC holds a 40% general partner interest in Leathers, L.P., a California limited partnership, Del Ranch, L.P., a California limited partnership and Elmore, L.P. a California limited partnership (collectively, the "Partnerships"). Magma owns a 10% limited partnership interest in each of Leathers L.P., Elmore L.P. and Del Ranch L.P. and has entered into an agreement to pay to the Guarantors the distributions it receives related to such 10% interests, in addition to a special distribution equal to 4.5% of total energy sales from the Leathers Project.

   The remaining 50% interest in the Partnerships is owned indirectly by Mission Energy Company ("Mission") (See Note 10--Subsequent Event). Mission is a wholly-owned subsidiary of SCE Corporation ("SCEcorp"). Southern California Edison Company ("SCE") is the sole customer of the Partnerships and is an affiliate of SCEcorp.

   In February 1995, CECI completed its acquisition of Magma, which is currently a wholly-owned subsidiary of CECI (see Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying financial statements of the Guarantors present the accounts of CEOC, VPC and their pro rata share of the accounts of the Partnerships as described above on a combined basis. All significant intercompany balances and transactions have been eliminated.

   In the opinion of management of the Guarantors, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of operations and cash flows for three months ended March 31, 1996 and 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

   The December 31, 1995 successor financial statements reflect the acquisition of Magma (see Note 3), the resulting push down to the Guarantors of the accounting as a purchase business combination and minority interest for the non-owned periods consisting of 100% for the period January 1-9, 1995 and 49% for the period January 10, 1995--February 23, 1995.

 Revenue Recognition

   The Guarantors recognize revenues and related accounts receivable from sales of electricity on an accrual basis using stated contract prices under their Interim Standard Offer No. 4 power purchase agreements ("ISO4s") with SCE. The ISO4s provide for the payment of both capacity payments and energy payments for a 30-year term.

   The capacity payments for the ISO4s are a fixed amount for the entire 30-year contract period and are based on the plant's contract capacity, as specified in the agreement. The Guarantors earn their

                            PARTNERSHIP GUARANTORS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) maximum contract capacity payment in each month of the year they are able, after excluding scheduled maintenance hours, to deliver 80% of its contract capacity. In addition, the Guarantors are eligible to earn a monthly bonus capacity payment if they operate at levels in excess of capacity levels specified in their ISO4s.

   The Guarantors earn energy payments based on kilowatt hours ("kWhs") of energy provided to SCE. During the first 10 years, the Guarantors earn payments for energy as scheduled in their ISO4s. After the 10-year scheduled payment period has expired (on February 9, 1996 for Vulcan, in 1998 for Del Ranch and Elmore and in 1999 for Leathers), the energy payment per kWh throughout the remainder of the contract period will be at SCE's Avoided Cost of Energy. For the year ended December 31, 1995, SCE's average Avoided Cost of Energy was 2.1 cents per kWh which is substantially below the contract energy prices earned in 1995. Estimates of SCE's future Avoided Cost of Energy vary substantially from year to year. The Guarantors cannot predict the likely level of Avoided Cost of Energy prices under the ISO4s at the expiration of the scheduled payment periods. The revenues generated by each of the projects operating under ISO4s could decline significantly after the expiration of the relevant scheduled payment periods.

 Property, Plant, Contracts and Equipment

   Property, plant, contracts and equipment are carried at cost less accumulated depreciation. The Guarantors follow the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. The Guarantors provide depreciation and amortization of property, plants, contracts and equipment upon the commencement of revenue production over the estimated useful life of the assets and periodically assess the carrying value of such assets for possible impairment in accordance with the provisions of Statement of Financial Accounting Standards No. 121.

   Depreciable lives for the periods through 1994 were as follows:

          Plant and plant equipment .............        20 years
          Office furniture and equipment  .......      5-10 years
          Other equipment .......................      7-10 years
          Exploration and development costs  ....        20 years

   Power purchase contracts were amortized on the straight line method over 20 years which is the lesser of the remaining life of the contract or the remaining useful life of plant and plant equipment.

   As a result of the purchase business combination, the assets and liabilities were adjusted to fair value and are depreciated over the remaining useful lives. See Note 2, "Purchase Accounting", and Note 4, "Property, Plant, Contracts and Equipment." When plant and equipment is sold or abandoned, the cost and related accumulated depreciation amortization are removed from the accounts and the resulting gain or loss is recognized.

   On January 1, 1996, the Guarantor adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The adoption of SFAS 121 did not have a material effect on the Guarantor's financial statements.

 Purchase Accounting

   As a result of the purchase business combination (see Note 3) accounted for on a push down basis by the Guarantors during the year ended December 31, 1995, all identifiable assets and liabilities were stated at fair value.

                            PARTNERSHIP GUARANTORS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)
    The fair value of property and equipment, net of salvage value, and exploration and development costs is being depreciated using the straight line method over the remaining portion (approximately 23 years) of the original 30-year life.

   Power sale agreements have been assigned values separately for each of (1) the remaining portion of the scheduled price periods of the power sales agreements and (2) the 20 year avoided cost periods of the power sales agreements and are being amortized separately over such periods using the straight line method.

   The Salton Sea reservoir contains commercial quantities of extractable minerals. The fair value allocated to mineral extraction was based on the estimated net cash flows generated from such production. The fair value assigned to the mineral reserves will be amortized using the units of production method commencing in 1998 which is the date upon which the benefit of this item is anticipated to commence.

   A process license was allocated fair value which represents the economic benefits expected to be realized from the installation of the license and related technology at the Imperial Valley. The fair value assigned to the process license is amortized using the straight-line method over the remaining estimated useful life of the license.

   Total acquisition costs in excess of the fair values assigned to the net assets acquired is being amortized over a 40 year period using the straight line method. Deferred financing costs are amortized using the level yield method over the term of the related debt.

 Income Taxes

   The entities comprising the Guarantors will be included in consolidated income tax returns with their parent and affiliates. Tax obligations of the Guarantors will be remitted to the parent only to the extent of cash flows available after operating expenses and debt service.

 Restricted Cash, Short-term Investments and Marketable Securities

   At December 31, 1994, the Guarantors adopted the provisions of Statements of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." Adoption of SFAS 115 had no material effect on the partnership's financial position or results of operation. In accordance with the provisions of SFAS 115, debt securities that the Guarantors have the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. As of December 31, 1995, all of the Guarantors' investments were classified as held-to-maturity.

   The restricted cash and investments balance represents primarily a debt reserve fund which is legally restricted as to its use and which requires the maintenance of a specified minimum balance. The Guarantors invest in commercial paper with a rating of A1 or better and generally having maturities of three months or less.

 Management Fee

   Pursuant to the Magma Services Agreement. Magma has agreed to pay CEOC all equity cash flows and certain royalties payable by the Guarantors in exchange for providing data and services to Magma.

 Statements of Cash Flows

   For purposes of the statement of cash flows, the Guarantors consider only demand deposits at banks to be cash. Cash paid for interest during 1995, 1994 and 1993 was $3,235,000, $2,949,000 and $3,453,000, respectively. Cash paid for interest for the three months ended March 31, 1996 and 1995 was $839,000 and $1,087,000, respectively.

                            PARTNERSHIP GUARANTORS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

  Fair Values of Financial Instruments

   Fair values of financial instruments that are not actively traded are based on market prices of similar instruments and/or valuation techniques using market assumptions. Unless otherwise noted, the estimated fair value amounts do not differ significantly from recorded values. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the Guarantors could realize in a current transaction.

   The Guarantors assume that the carrying amount of short-term financial instruments approximates their fair value. For these purposes, short-term is defined as any item that matures, reprices, or represents a cash transaction between willing parties within six months or less of the measurement date.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PURCHASE OF MAGMA POWER COMPANY

   On January 10, 1995, CECI acquired approximately 51% of the outstanding shares of common stock of Magma (the "Magma Common Stock") through a cash tender offer (the "Magma Tender Offer") and completed the Magma acquisition on February 24, 1995 by acquiring approximately 49% of the outstanding shares of Magma Common Stock not owned by CECI through a merger. Magma is engaged in independent power operations similar to those of CECI. The transaction was accounted for as a purchase business combination.

   Unaudited pro forma combined revenue and net income of the Guarantors on a purchase, push down basis of accounting, for the year ended December 31, 1995, as if the acquisition had occurred at the beginning of the period after giving effect to certain pro forma adjustments related to the acquisition, were $87,483,000 and $15,099,000, respectively, compared to $76,050,000 and
$2,312,000, respectively, for the year ended December 31, 1994.

                            PARTNERSHIP GUARANTORS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

3. PURCHASE OF MAGMA POWER COMPANY  (CONTINUED)
    The adjustments which have been made to the net assets of the Guarantors to reflect the effect of the acquisition of Magma accounted for as a purchase business combination pushed down to the Guarantors are as follows (dollars in thousands):


           Property, plant, contracts and equipment  ....  $ 214,513
           Goodwill .....................................    145,487
           Deferred financing cost ......................      9,714
           Other assets .................................     (2,137)
           Severance, relocation and litigation reserve..     (3,313)
           Deferred income taxes ........................    (83,889)
           Debt .........................................   (213,185)
                                                          -----------
           Net increase in assets .......................  $  67,190
                                                          ===========

4. PROPERTY, PLANT, CONTRACTS AND EQUIPMENT

   Property, plant, contracts and equipment assets consisted of the following (dollars in thousands):

                                                           SUCCESSOR        ||  PREDECESSOR
                                                 -------------------------- ||--------------
                                                  MARCH 31,    DECEMBER 31, || DECEMBER 31,
                                                    1996           1995     ||     1994
                                                 -----------  --------------||--------------
                                                                            ||
Plant and equipment ............................   $ 58,489       $ 58,532  ||    $164,830
Power sale agreements ..........................     44,966         44,966  ||          --
Process license ................................     46,290         46,290  ||          --
Mineral reserves ...............................    114,357        112,350  ||          --
Exploration and development costs ..............     55,221         53,449  ||      44,276
                                                 -----------  --------------||--------------
                                                    319,323        315,587  ||     209,106
Less accumulated depreciation and amortization      (20,113)       (16,631) ||     (71,841)
                                                 -----------  --------------||--------------
                                                   $299,210       $298,956  ||    $137,265

5. LOANS PAYABLE

   Loans payable include the Guarantors' pro rata share of the debt of the Del Ranch, Elmore and Leathers partnerships which is non-recourse, but collateralized by substantially all the assets of these partnerships. A secured credit agreement with a group of international banks provides for direct bank loans at specified premiums over a choice of either the bank's prime rate, the London Interbank Offered Rate ("LIBOR") or the CD Base rate.

   As an alternative, each partnership may elect to issue commercial paper and medium-term notes supported by letters of credit issued by Fuji Bank, Limited, which are collateralized, in turn, by the project debt facility with the banks. The fair value of the commercial paper and medium-term notes approximates their carrying value.

   The Partnerships had no direct bank borrowings at December 31, 1995 and 1994. The weighted average effective interest rates of the commercial paper and medium-term notes outstanding at December 31 was 6.4% in 1995 and 6.6% in 1994. During 1995, 1994 and 1993, the Guarantors' pro rata share of the Partnership's weighted average borrowings was $48,053,000, $55,039,000 and $62,093,000, respectively, with weighted average effective interest rates of 6.3%, 6.3% and 5.6% for the corresponding periods.

                            PARTNERSHIP GUARANTORS
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

5. LOANS PAYABLE  (CONTINUED)

    The loans are reduced by 25 semi-annual principal payments in March and September of each year.

   The Guarantors' annual maturities of project debt for the five years beginning January 1, 1996, are as follows (dollars in thousands):

               1996 ................................   $10,265
               1997 ................................    10,678
               1998 ................................    10,678
               1999 ................................     6,862
               Thereafter  .........................     5,283
                                                     ---------
                                                       $43,766
                                                     =========

   Provisions of the Guarantors' Secured Credit Agreements require the maintenance of minimum working capital requirements of $720,000, $880,000 and $880,000 and specific debt reserves of $3,320,000, $2,660,000 and $2,640,000, on Leathers, Del Ranch and Elmore respectively, that must be maintained before cash distributions can be paid to the Partners.

6. SENIOR SECURED PROJECT NOTE

   The Guarantors assumed their proportionate share of the secured bank financing incurred in connection with the purchase of Magma (see Note 3). On July 21, 1995, CECI recapitalized Magma and the related Merger Facilities from proceeds received through a $200 million high yield offering and a $475 million investment grade offering of Salton Sea Funding Corporation. The Guarantors issued a project note in the amount of $75 million payable to Salton Sea Funding Corporation at an interest rate of 6.69%, and guaranteed, to the extent of available cash flow, the investment grade securities. The guarantee is collateralized by a lien on the available cash flow of and a pledge of stock in the Guarantors.

   Principal maturities of the senior secured project note at December 31, 1995 are as follows (dollars in thousands):

               1996 ................................   $15,502
               1997 ................................    12,744
               1998 ................................    19,762
               1999 ................................     9,636
               2000 ................................     5,062
                                                     ---------
                                                       $62,706
                                                     =========

   The estimated fair value of the Senior Secured Project Note was $64,348,000 at December 31, 1995.

7. RELATED PARTY TRANSACTIONS

   The Guarantors are party to a 30-year brine supply agreement through the Vulcan/BN Geothermal Power Company partnership and a technology license agreement for the rights to use the technology necessary for the construction and operation of the Vulcan Plant. Under the brine supply agreement, the Guarantors will pay VPC 4.167% of the contract energy component of the price of electricity provided by the Vulcan Plant. In addition, VPC has been designated as operator of the Vulcan Plant and receives agreed-upon compensation for such services.

   Charges to the Guarantors related to the brine supply agreement and operator's fees on a pro rata basis amounted to $745,000 and $620,000, respectively, for the year ended December 31, 1995, $516,000

                            PARTNERSHIP GUARANTORS

       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

7. RELATED PARTY TRANSACTIONS  (CONTINUED)

and $438,000, respectively, for the year ended December 31, 1994, $474,000 and $408,000, respectively, for the year ended December 31, 1993; $107,000 and $84,000, respectively, for the three months ended March 31, 1996 and $186,000 and $141,000, respectively, for the three months ended March 31, 1995.

   Leathers, L.P., Del Ranch, L.P. and Elmore, L.P. have entered into the following agreements:

   o Easements Grants Deeds and Agreements Regarding Rights for Geothermal Development, whereby these partnerships acquired from Magma rights to extract geothermal brine from the geothermal lease rights property which is necessary to operate the Leathers, Del Ranch and Elmore Plants in return for 17.333%, on a pro rata basis, of all energy revenues received by each plant. Amounts expensed under these agreements for 1995, 1994 and 1993 were $8,115,000, $7,488,000 and $6,806,000, respectively, and for the three months ended March 31, 1996 and 1995 were $2,001,000 and $1,955,000, respectively.

   o Ground Leases dated March 15 and August 15, 1988 with Magma whereby these partnerships lease from Magma for 32 years the surface of the land as described in the Imperial County Assessor's official records. Amounts expensed under the ground leases were $30,000 in each of 1995, 1994 and 1993, and for the three months ended March 31, 1996 and 1995 were $8,000 each.

   o Administrative Services Agreements whereby CEOC will provide to these partnerships administrative and management services for a period of 32 years through 2020. Fees payable to CEOC amount to the greater of 3% of total electricity revenues or $67,000 per month. The minimum monthly payments for years subsequent to 1989 are increased based on the consumer price index of the Bureau of Labor and Statistics. Amounts expensed related to these agreements for 1995, 1994 and 1993 amounted to $1,687,000, $1,573,000 and $1,457,000, respectively, and for the three months ended March 31, 1996 and 1995 were $371,000 and $361,000, respectively.

   o Operating and Maintenance Agreements whereby these partnerships retain CEOC to operate the plants for a period of 32 years through 2020. Payment is made to CEOC in the form of reimbursements of expenses incurred and a guaranteed capacity payment ranging from 10% to 25% of energy revenues over stated amounts. The Guarantors in 1995, 1994 and 1993 reimbursed CEOC for expenses of $4,471,000, $2,391,000 and $3,074,000, respectively, and accrued a guaranteed capacity payment of $1,731,000, $1,548,000 and $1,273,000 at December 31, 1995, 1994 and
      1993, respectively, and for the three months ended March 31, 1996 and 1995, reimbursed $1,317,000 and $966,000, respectively, and at March 31, 1996 accrued a guaranteed capacity payment of $372,000.

                            PARTNERSHIP GUARANTORS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

8. CONDENSED FINANCIAL INFORMATION

   Condensed balance sheet information of the Guarantors' pro rata interest in the respective entities as of March 31, 1996, December 31, 1995 and 1994 is as follows (dollars in thousands):

                                   VULCAN                                                   VULCAN     ADJUSTMENTS/    COMBINED
                                    POWER       CEOC      ELMORE    DEL RANCH   LEATHERS      BNG      ELIMINATIONS     TOTAL
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
MARCH 31, 1996 SUCCESSOR
Assets:
 Cash and marketable securities    $    --    $     --    $ 5,820    $ 7,098    $ 5,339     $ 3,361     $      --      $ 21,618
 Accounts receivable and other      45,358      29,193      5,114      4,474      4,316       5,380       (16,280)       77,555
 Property, plant, contracts and
  equipment, net ...............       258       1,850     27,468     25,033     32,777      28,589       183,235       299,210
 Management fee ................        --          --         --         --         --          --        64,098        64,098
 Goodwill, net .................        --          --         --         --         --          --       141,359       141,359
 Investments in Partnerships  ..    37,059      76,820         --         --         --          --      (113,879)           --
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $82,675    $107,863    $38,402    $36,605    $42,432     $37,330     $ 258,533      $603,840
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========
Liabilities and equity:
 Accounts payable and accrued
  liabilities ..................   $   467    $  4,145    $   434    $   832    $   720     $   271     $ 102,254      $109,123
 Project loans .................        --          --     10,004      9,549     19,080          --            --        38,633
 Other debt ....................        --          --         --         --         --          --        62,706        62,706
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
  Total liabilities ............       467       4,145     10,438     10,381     19,800         271       164,960       210,462
 Guarantors' equity ............    82,208     103,718     27,964     26,224     22,632      37,059        93,573       393,378
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $82,675    $107,863    $38,402    $36,605    $42,432     $37,330     $ 258,533      $603,840
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========
DECEMBER 31, 1995 SUCCESSOR
Assets:
 Cash and investments ..........   $    --    $     --    $ 7,060    $ 6,896    $ 6,772     $   277     $      --      $ 21,005
 Accounts receivable and other          --         792      4,899      4,951      5,631       6,826        (1,607)       21,492
 Due from affiliates ...........      (232)     71,976       (988)      (763)    (1,066)        116       (14,094)       54,949
 Property, plant, contracts and
  equipment, net ...............       265       1,294     27,744     25,508     32,466      29,224       182,455       298,956
 Management fee ................        --          --         --         --         --          --        63,520        63,520
 Goodwill, net .................        --          --         --         --         --          --       142,250       142,250
 Investments in partnerships  ..    36,074      73,455         --         --         --          --      (109,529)           --
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $36,107    $147,517    $38,715    $36,592    $43,803     $36,443     $ 262,995      $602,172
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========
Liabilities and Equity:
 Accounts payable and accrued
  liabilities ..................   $   369    $  8,557    $   443    $   794    $   652     $   369     $ 110,784      $121,968
 Project loans .................        --          --     11,450     10,930     21,386          --            --        43,766
 Other debt ....................        --          --         --         --         --          --        62,706        62,706
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
  Total liabilities ............       369       8,557     11,893     11,724     22,038         369       173,490       228,440
 Guarantors' equity ............    35,738     138,960     26,822     24,868     21,765      36,074        89,505       373,732
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $36,107    $147,517    $38,715    $36,592    $43,803     $36,443     $ 262,995      $602,172
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========
                              F-39





                            PARTNERSHIP GUARANTORS

             NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

8. CONDENSED FINANCIAL INFORMATION  (CONTINUED)


                                   VULCAN                                                   VULCAN     ADJUSTMENTS/    COMBINED
                                    POWER       CEOC      ELMORE    DEL RANCH   LEATHERS      BNG      ELIMINATIONS     TOTAL
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
DECEMBER 31, 1994 PREDECESSOR
Assets:
 Cash and marketable securities    $    (4)   $  (822)    $ 6,566    $ 6,320    $ 8,677     $ 1,034     $      --      $ 21,771
 Accounts receivable and other .       166      2,001       3,989      4,130      4,097       3,675          (759)       17,299
 Due from affiliates ...........        55      5,995          --         --         --          --        (1,942)        4,108
 Property, plant and equipment,
  net ..........................       123      9,917      30,816     28,319     34,139      33,951            --       137,265
 Investments in Partnerships  ..    33,602     71,428          --         --         --          --      (105,030)           --
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $33,942    $88,519     $41,371    $38,769    $46,913     $38,660     $(107,731)     $180,443
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========
Liabilities and equity:
 Accounts payable and accrued
  liabilities ..................   $ 4,676    $14,907     $   331    $   345    $ 1,017     $   432     $      --      $ 21,708
 Amounts due affiliates ........        --         --         158        671        764         349        (1,942)           --
 Loans payable .................        --         --      14,210     13,564     24,566          --            --        52,340
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
  Total liabilities ............     4,676     14,907      14,699     14,580     26,347         781        (1,942)       74,048
 Guarantors' equity ............    29,266     73,612      26,672     24,189     20,566      37,879      (105,789)      106,395
                                 ---------  ----------  ---------  ---------  ----------  ---------  --------------  ----------
                                   $33,942    $88,519     $41,371    $38,769    $46,913     $38,660     $(107,731)     $180,443
                                 =========  ==========  =========  =========  ==========  =========  ==============  ==========

   Condensed combining statements of operations including information of the Guarantors' pro rata interest in the respective entities for the three months ended March 31, 1996 and years ended December 31, 1995, 1994 and 1993 is as follows (dollars in thousands):

                     VULCAN                                                  VULCAN                     COMBINED
                      POWER      CEOC      ELMORE    DEL RANCH   LEATHERS      BNG      ELIMINATIONS     TOTAL
                   ---------  ---------  ---------  ---------  ----------  ---------  --------------  ----------
MARCH 31, 1996
 SUCCESSOR
 Revenues ........   $ 1,369    $ 5,800    $ 4,049    $ 4,554    $ 4,055     $ 2,816      $ (5,264)     $17,379
 Expenses ........       228         --      2,908      3,198      3,188       1,831         2,881       14,234
                   ---------  ---------  ---------  ---------  ----------  ---------  --------------  ----------
  Net income .....   $ 1,141    $ 5,800    $ 1,141    $ 1,356    $   867     $   985      $ (8,145)     $ 3,145
                   =========  =========  =========  =========  ==========  =========  ==============  ==========
DECEMBER 31, 1995
 SUCCESSOR
 Revenues ........   $15,634    $24,121    $19,336    $18,941    $19,101     $20,878      $(30,528)     $87,483
 Expenses ........     1,547         --     12,866     12,523     14,161       7,974        23,775       72,846
                   ---------  ---------  ---------  ---------  ----------  ---------  --------------  ----------
  Net income .....   $14,087    $24,121    $ 6,470    $ 6,418    $ 4,940     $12,904      $(54,303)     $14,637
                   =========  =========  =========  =========  ==========  =========  ==============  ==========
DECEMBER 31, 1994
 PREDECESSOR
 Revenues ........   $10,423    $19,290    $17,611    $18,116    $17,538     $18,430      $(25,358)     $76,050
 Expenses ........     4,901      7,674     12,973     12,908     14,241      10,395        (4,180)      58,912
                   ---------  ---------  ---------  ---------  ----------  ---------  --------------  ----------
  Net income .....   $ 5,522    $11,616    $ 4,638    $ 5,208    $ 3,297     $ 8,035      $(21,178)     $17,138
                   =========  =========  =========  =========  ==========  =========  ==============  ==========
DECEMBER 31, 1993
 PREDECESSOR
 Revenues ........   $ 8,298    $14,385    $16,689    $16,424    $15,987     $17,079      $(18,805)     $70,057
 Expenses ........     3,959      5,630     13,662     13,408     13,173      10,986        (3,855)      56,963
                   ---------  ---------  ---------  ---------  ----------  ---------  --------------  ----------
  Net income .....   $ 4,339    $ 8,755    $ 3,027    $ 3,016    $ 2,814     $ 6,093      $(14,950)     $13,094
                   =========  =========  =========  =========  ==========  =========  ==============  ==========

                            PARTNERSHIP GUARANTORS

       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

9. INCOME TAXES

   The provision for income taxes for the years ended December 31, 1995, 1994 and 1993 consisted of the following:

(DOLLARS IN
THOUSANDS)              CURRENT    DEFERRED     TOTAL
                      ---------  ----------  ---------
SUCCESSOR:
1995
- ----
Federal .............   $ 6,697    $ 2,264     $ 8,961
State ...............     3,784     (1,253)      2,531
                      ---------  ----------  ---------
Total ...............   $10,481    $ 1,011     $11,492
                      =========  ==========  =========
PREDECESSOR:
1994
- ----
Federal .............   $ 6,277    $ 3,314     $ 9,591
State ...............     1,108        585       1,693
                      ---------  ----------  ---------
Total ...............   $ 7,385    $ 3,899     $11,284
                      =========  ==========  =========
1993
- ----
Federal .............   $ 4,372    $ 2,773     $ 7,145
State ...............       771        489       1,260
                      ---------  ----------  ---------
Total ...............   $ 5,143    $ 3,262     $ 8,405
                      =========  ==========  =========

   Deferred tax liabilities and assets at December 31, 1995 and 1994, as calculated in accordance with SFAS 109, consisted of the following:

     (DOLLARS IN THOUSANDS)          1995          1994
                                 -----------  -------------
                                  (SUCCESSOR)  (PREDECESSOR)
Deferred Liabilities:
 Depreciation and amortization     $106,238       $28,037
Deferred Assets:
 Tax credits ...................      7,831        14,530
                                 -----------  -------------
Net deferred tax liability  ....   $ 98,407       $13,507
                                 ===========  =============

   The effective tax rate differs from the federal statutory tax rate due primarily to amortization, depreciation and the realization for income tax purposes of certain tax credits.

10. SUBSEQUENT EVENTS (UNAUDITED)

   On April 17, 1996 CECI completed the acquisition of Edison Mission Energy's partnership interests in the Vulcan, Hoch (Del Ranch), Leathers and Elmore geothermal operating facilities. Wholly-owned subsidiaries of CECI operate these facilities and owns the remaining 50% interest in these facilities of which 40% of this interest related to Del Ranch, Leathers and Elmore and 50% of this interest related to Vulcan is assigned to the Partnership Guarantors.

   On June 20, 1996, the Guarantors issued $135 million of Senior Secured Project Notes consisting of $70,000,000, 7.02% Senior Secured Notes, due May 30, 2000 and $65,000,000, 8.30% Senior Secured Notes, due May 30, 2011, with maturities of $25,850,000, $32,000,000, $22,728,000, $5,500,000, $1,000,000
and $47,922,000 for 1997, 1998, 1999, 2000, 2001 and thereafter, respectively.

   Proceeds from these Senior Secured Project Notes were used to repay approximately $96,000,000 in existing project level loans of the Guarantors, provide approximately $15,000,000 to fund the Capital Expenditure Fund and provide approximately $23,000,000 of the cost of the acquisition of Edison Mission Energy's partnership interests described above.

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying successor balance sheet of the Salton Sea Royalty Company (the "Company") as of December 31, 1995, and the related successor statements of operations, equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such successor financial statements present fairly, in all material respects, the financial position of the Salton Sea Royalty Company as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
January 26, 1996

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors and Stockholder
Magma Power Company
Omaha, Nebraska

We have reviewed the accompanying successor balance sheet of the Salton Sea Royalty Company as of March 31, 1996, and the related successor statements of operations and cash flows for the three-month periods ended March 31, 1996 and 1995 and equity for the three-month period ended March 31, 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such successor financial statements for them to be in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Omaha, Nebraska
April 25, 1996

                          SALTON SEA ROYALTY COMPANY
                           SUCCESSOR BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                                     MARCH 31,     DECEMBER 31,
                                                        1996           1995
                                                   ------------  --------------
                                                    (UNAUDITED)
ASSETS
Due from affiliates ..............................    $ 24,985       $ 25,110
Royalty stream, net ..............................      51,401         53,744
Goodwill, net ....................................      35,685         35,912
Prepaid expenses and other assets ................       2,353          2,575
                                                   ------------  --------------
                                                      $114,424       $117,341
                                                   ============  ==============
LIABILITIES AND EQUITY
Liabilities:
 Accrued liabilities .............................    $  8,593       $  5,948
 Senior secured project note .....................      67,882         67,882
 Deferred income taxes ...........................      14,429         15,460
                                                   ------------  --------------
  Total liabilities ..............................      90,904         89,290
                                                   ------------  --------------
Commitments and Contingencies (Notes 2, 3, and 4)
Guarantor's equity:
 Common stock ....................................          --             --
 Additional paid-in capital ......................      19,182         24,541
 Retained earnings ...............................       4,338          3,510
                                                   ------------  --------------
Total Guarantor's equity .........................      23,520         28,051
                                                   ------------  --------------
                                                      $114,424       $117,341
                                                   ============  ==============

The accompanying notes are an integral part of the combined successor financial statements.

                          SALTON SEA ROYALTY COMPANY
                      SUCCESSOR STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                                               THREE MONTHS ENDED
                                                   MARCH 31,          YEAR ENDED
                                           ------------------------   DECEMBER 31,
                                                1996      1995           1995
                                                ----      ----       -------------
                                                  (UNAUDITED)
Revenues:
 Royalty income .............................   $6,941    $6,751      $28,383
Expenses:
 Operating expenses .........................    1,707     1,594        6,822
 Amortization of royalty stream and goodwill     2,570     1,232       11,239
 Interest expense ...........................    1,358     1,540        4,757
                                              --------  --------  --------------
  Total expenses ............................    5,635     4,366       22,818
                                              --------  --------  --------------
Income before income taxes ..................    1,306     2,385        5,565
Income tax expense ..........................      478       830          963
                                              --------  --------  --------------
Income before minority interest .............      828     1,555        4,602
Minority interest ...........................       --     1,092        1,092
                                              --------  --------  --------------
  Net income ................................   $  828    $  463      $ 3,510
                                              ========  ========  ==============

The accompanying notes are an integral part of the combined successor financial statements.

                          SALTON SEA ROYALTY COMPANY
                             STATEMENT OF EQUITY
                            (DOLLARS IN THOUSANDS)

                                                        COMMON STOCK      ADDITIONAL
                                                   ---------------------   PAID-IN      RETAINED      TOTAL
                                                    SHARES      AMOUNT     CAPITAL      EARNINGS      EQUITY
                                                   --------    ---------  ----------------------------------
Predecessor:
 Balance, January 1, 1995 ......................... --        $--          $  5,300     $    --     $  5,300
 Net income in 1995 prior to acquisition (Note 2)   --        --                 --       1,092        1,092
Successor:
 Purchase accounting push-down adjustment, net  ... --        --             38,043      (1,092)      36,951
 Distribution to parent ........................... --        --            (20,501)         --      (20,501)
 Contribution from parent ......................... --        --              1,699          --        1,699
 Issuance of $.01 par value per share common stock  100       --                 --          --           --
 Net income .......................................           --                 --       3,510        3,510
                                                    --------  --------  ------------  ----------  ----------
 Balance, December 31, 1995 ....................... 100       --             24,541       3,510       28,051
 Distributions (unaudited) ........................ --        --             (5,359)         --       (5,359)
 Net income (unaudited) ........................... --        --                 --         828          828
                                                    --------  --------  ------------  ----------  ----------
 Balance, March 31, 1996 (unaudited) .............. 100       $--          $ 19,182     $ 4,338     $ 23,520
                                                    ========  ========  ============  ==========  ==========

The accompanying notes are an integral part of the combined successor financial statements.

                          SALTON SEA ROYALTY COMPANY
                      SUCCESSOR STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                                             MARCH 31,          YEAR ENDED
                                                   --------------------------   DECEMBER 31,
                                                        1996        1995            1995
                                                    -----------  -----------   -------------
                                                            (UNAUDITED)
Cash flow from operating activities:
 Net income ......................................... $   828      $    463      $  3,510
 Adjustments to reconcile net income to cash flow
  from operating activities:
  Minority interest .................................     --          1,092         1,092
  Amortization of royalty stream and goodwill  ......   2,570         1,232        11,239
  Deferred income taxes .............................     --             --        (4,581)
  Changes in assets and liabilities:
  Prepaid expenses and other assets .................     222            --        (2,575)
  Accrued liabilities ...............................   1,614        (1,413)        5,948
                                                      ---------  ----------  --------------
Net cash flows from operating activities ............   5,234         1,374        14,633
                                                      ---------  ----------  --------------
Net cash flow from investing activities:
 Purchase of Company by CalEnergy, net of cash  .....     --        (79,239)      (38,603)
                                                      ---------  ----------  --------------
Net cash flows from investing activities ............     --        (79,239)      (38,603)
                                                      ---------  ----------  --------------
Net cash flows from financing activities:
 Proceeds from issuance of debt .....................     --         83,022       115,446
 Increase in due from affiliates ....................    125             --       (25,110)
 Distribution to parent ............................. (5,359)        (5,157)      (21,436)
 Capital contributions ..............................     --             --         2,634
 Loan repayments ....................................     --             --       (47,564)
                                                      ---------  ----------  --------------
Net cash flows from financing activities ............ (5,234)        77,865        23,970
                                                      ---------  ----------  --------------
Net change in cash ..................................     --             --            --
Cash at beginning of period .........................     --             --            --
                                                      ---------  ----------  --------------
Cash at end of period ............................... $   --       $     --      $     --
                                                      =========  ==========  ==============

The accompanying notes are an integral part of the combined successor financial statements.

                          SALTON SEA ROYALTY COMPANY
                   NOTES TO SUCCESSOR FINANCIAL STATEMENTS
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

1. ORGANIZATION

   Salton Sea Royalty Company (the "Company") is a single-purpose entity, 99% owned by Magma Power Company ("Magma") and 1% owned by Salton Sea Funding Corporation (the "Funding Corporation"). Effective February 24, 1995, Magma became a wholly-owned subsidiary of CalEnergy Company, Inc. ("CECI") (see
Note 3).

   In June 1995, the Company received an assignment of royalties and certain fees paid by three partnership projects, Del Ranch, Elmore and Leathers (collectively, the "Partnership Projects"). Magma and its affiliates have a 50% interest in the Partnership Projects. In addition, the Company has received an assignment of certain resource-related royalties and contract assignment royalties payable by the geothermal power plant located in Imperial Valley, California which is owned by an unaffiliated third party (East Mesa, together with the Partnership Projects, the "Projects"). All of the Projects are engaged in the operation of geothermal power plants in the Imperial Valley in Southern California. Substantially all of the assigned royalties are based on a percentage of energy and capacity revenues of the Projects. With the exception of royalties from East Mesa, the royalties are senior to debt service and are pari passu with other operating and maintenance expenses of the Projects.

   All of the Projects have executed long-term Interim Standard Offer No. 4 power purchase agreements ("ISO4s") providing for capacity and energy sales to Southern California Edison Company ("SCE"). Each of these agreements provides for fixed price capacity payments for the life of the contract.

   The Projects earn energy payments based on kilowatt hours ("kWhs") of energy provided to SCE. During the first 10 years of the agreement, the Projects earn payments for energy as scheduled in the ISO4s. After the 10-year scheduled payment period has expired (1998 for Del Ranch and Elmore; 1999 for Leathers and East Mesa), the energy payment per kWh throughout the remainder of the contract period will be at SCE's Avoided Cost of Energy. For the year ended December 31, 1995, SCE's average Avoided Cost of Energy was
2.1 cents per kWh which is substantially below the contract energy prices earned in 1995. Estimates of SCE's future Avoided Cost of Energy vary substantially from year to year. The Company cannot predict the likely level of Avoided Cost of Energy prices under the ISO4s at the expiration of the scheduled payment periods. SCE's Avoided Cost of Energy as determined by the CPUC is currently substantially below the scheduled energy prices for the scheduled payment period under the respective ISO4s and may remain so over at least the near term. The revenues generated by each of the units operating under ISO4s could decline significantly after the expiration of the relevant scheduled payment period.

   As discussed above, all revenues except those derived from East Mesa are from, and all operating expenses are paid by, related parties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying unaudited statement of operations presents revenues and expenses for the period indicated which have been assigned to the Company under the arrangements described above on the accrual method of accounting. This presentation is a "carve out" of information from Magma and certain of its affiliates. Such revenues, net of related expenses, will serve to guarantee loans from Salton Sea Funding Corporation, a wholly-owned subsidiary of CECI.

   In the opinion of management of the Company, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                          SALTON SEA ROYALTY COMPANY

       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)
   Purchase Accounting

   As a result of the purchase business combination (see Note 3) accounted for on a push down basis by the Company during the year ended December 31, 1995, the royalty stream was stated at fair value.

   The Guarantors' policy is to provide depreciation and amortization expense beginning upon the commencement of revenue production over the estimated remaining useful life of the identifiable assets.

   The royalty streams have been assigned values separately for each of (1) the remaining portion of their scheduled price periods and (2) the 20 year avoided cost periods and are being amortized separately over such periods using the straight line method.

   Total acquisition costs in excess of the fair values assigned to the net assets acquired is being amortized over a 40 year period using the straight line method. Deferred financing costs are amortized using the level yield method over the term of the related debt.

 Income Taxes

   The Company will be included in consolidated income tax returns with its parent and affiliates. Income taxes are provided on a separate return basis in accordance with the requirements of Statement of Financial Accounting Standards No. 109, however, tax obligations of the Company will be remitted to the parent only to the extent of cash flows available after operating expenses and debt service.

 Fair Values of Financial Instruments

   Fair values of financial instruments that are not actively traded are based on market prices of similar instruments and/or valuation techniques using market assumptions. Unless otherwise noted, the estimated fair value amounts do not differ significantly from recorded values. Although management uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. Therefore, the fair value estimates presented herein are not necessarily indicative of the amounts which the company could realize in a current transaction.

 SFAS 121

   On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The adoption of SFAS 121 did not have a material effect on the Company's financial statements.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PURCHASE OF MAGMA POWER COMPANY

   On January 10, 1995, CECI acquired approximately 51% of the outstanding shares of common stock of Magma (the "Magma Common Stock") through a cash tender offer (the "Magma Tender Offer") and

                          SALTON SEA ROYALTY COMPANY
             NOTES TO SUCCESSOR FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

3. PURCHASE OF MAGMA POWER COMPANY  (CONTINUED)

completed the Magma acquisition on February 24, 1995 by acquiring approximately 49% of the outstanding shares of Magma Common Stock not owned by CECI through a merger. Magma is engaged in independent power operations similar to those of CECI. The transaction was accounted for as a purchase business combination.

   Unaudited pro forma revenue and net income of the Company on a purchase, push down basis of accounting, for the year ended December 31, 1995, as if the acquisition had occurred at the beginning of the period after giving effect to certain pro forma adjustments related to the acquisition, were $28,383,000 and $3,753,000, respectively, compared to $29,410,000 and
$7,532,000 (pre-tax), respectively, for the year ended December 31, 1994.

   The adjustments which have been made to the net assets of the Company to reflect the effect of the acquisition of Magma accounted for as a purchase business combination pushed down to the Company are as follows (dollars in thousands):

Royalty stream ...........   $ 64,155
Goodwill .................     36,740
Deferred financing costs        1,843
Deferred income taxes  ...    (25,341)
Debt .....................    (40,446)
                           ----------
   Net increase in assets    $ 36,951
                           ==========

4. SENIOR SECURED PROJECT NOTE

   The Company assumed its proportionate share of the secured bank financing incurred in connection with the purchase of Magma (see Note 3). On July 21, 1995, CECI recapitalized Magma and the related Merger Facilities from proceeds received through a $200 million high yield offering and a $475 million investment grade offering of the Salton Sea Funding Corporation. The Company issued a project note in the amount of $75 million payable to Salton Sea Funding Corporation at interest rates ranging from 6.69% to 7.37%, and guaranteed to the extent of available cash flow, the investment grade securities. The guarantee issued is collateralized by a lien on substantially all the assets of and a pledge of stock in the Guarantor.

   Principal maturities of the senior secured project note at December 31, 1995 are as follows (dollars in thousands):

1996 .........   $10,946
1997 .........    18,001
1998 .........    15,726
1999 .........     9,396
2000 .........     4,773
Thereafter  ..     9,040
               ---------
                 $67,882
               =========

   The estimated fair value of the senior secured project note was $68,944,000 at December 31, 1995.

                          SALTON SEA ROYALTY COMPANY
             NOTES TO SUCCESSOR FINANCIAL STATEMENTS--(CONTINUED)
       (UNAUDITED AS TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995)

 5. INCOME TAXES

   The provision for income taxes for the year ended December 31, 1995, consisted of the following (dollars in thousands):

              CURRENT    DEFERRED    TOTAL
            ---------  ----------  -------
Federal  ..   $4,323     $(3,644)    $679
State .....    1,221        (937)     284
            ---------  ----------  -------
Total .....   $5,544     $(4,581)    $963
            =========  ==========  =======

   The Company's effective tax rate differs from the statutory federal income tax rate due primarily to percentage depletion in excess of cost depletion and goodwill amortization.

   Deferred tax liabilities and assets at December 31, 1995, consisted of the following (dollars in thousands):

 Deferred liabilities:
  Depreciation and amortization    $20,760
Deferred assets:
  Jr. SO4 royalty receivable  ..     5,300
                                 ---------
Net deferred tax liability  ....   $15,460
                                 =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholder
Magma Power Company
Omaha, Nebraska

We have audited the accompanying Predecessor Summaries of Revenues and Related Expenses (the "Predecessor Summaries") of Salton Sea Royalty Company (the "Company") for each of the two years in the period ended December 31, 1994. The Predecessor Summaries are the responsibility of the Company's management. Our responsibility is to express an opinion on these Predecessor Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Predecessor Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Predecessor Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Predecessor Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Predecessor Summaries were prepared for inclusion in the Prospectus of Salton Sea Funding Corporation on the basis of presentation as described in Note 2, and are not intended to be a complete presentation of the Company's assets, liabilities, revenues and expenses.

In our opinion, the Predecessor Summaries referred to above present fairly, in all material respects, the revenues and related expenses described in Notes 1 and 2 of the Company for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.
San Diego, California
June 19, 1995

                          SALTON SEA ROYALTY COMPANY
            PREDECESSOR SUMMARIES OF REVENUES AND RELATED EXPENSES
                            (DOLLARS IN THOUSANDS)

                                  YEAR ENDED DECEMBER 31,
                                  -----------------------
                                      1994       1993
                                   ---------  ---------
Royalty Income ...................   $29,410    $26,942
Operating expenses ...............    20,753      5,710
                                   ---------  ---------
 Excess of revenues over expenses    $ 8,657    $21,232
                                   =========  =========

                          SALTON SEA ROYALTY COMPANY
                  NOTES TO PREDECESSOR SUMMARIES OF REVENUES
                             AND RELATED EXPENSES

1. ORGANIZATION

   Salton Sea Royalty Company (the "Company") is a newly formed single-purpose entity, 99% owned by Magma Power Company ("Magma") and 1% owned by Salton Sea Funding Corporation (the "Funding Corporation"). Effective February 24, 1995, Magma became a wholly-owned subsidiary of CalEnergy Company, Inc. ("CECI") (see Note 3).

   In June 1995, the Company received an assignment of royalties and certain fees paid by three partnership projects, Del Ranch, Elmore and Leathers (collectively, the "Partnership Projects"). Magma and its affiliates have a 50% interest in the Partnership Projects. In addition, the Company has received an assignment of certain resource-related royalties and contract assignment royalties payable by the geothermal power plant located in Imperial Valley, California which is owned by an unaffiliated third party (East Mesa, together with the Partnership Projects, the "Projects"). All of the Projects are engaged in the operation of geothermal power plants in the Imperial Valley in Southern California. Substantially all of the assigned royalties are based on a percentage of energy and capacity revenues of the Projects. With the exception of royalties from East Mesa (Note 2), the royalties are senior to debt service and are pari passu with other operating and maintenance expenses of the Projects.

   All of the Projects have executed long-term Interim Standard Offer No. 4 power purchase agreements ("ISO4s") providing for capacity and energy sales to Southern California Edison Company ("SCE"). Each of these agreements provides for fixed price capacity payments for the life of the contract.

   The Projects earn energy payments based on kilowatt hours ("kWhs") of energy provided to SCE. During the first 10 years of the agreement, the Projects earn payments for energy as scheduled in their ISO4s. After the 10-year scheduled payment period has expired (1998 for Del Ranch and Elmore; 1999 for Leathers and East Mesa), the energy payment per kWh throughout the remainder of the contract period will be at SCE's Avoided Cost of Energy. For the year ended December 31, 1994, SCE's average Avoided Cost of Energy was
2.5 cents per kWh which is substantially below the contract energy prices earned in 1994. Estimates of SCE's future Avoided Cost of Energy vary substantially from year to year. The Company cannot predict the likely level of Avoided Cost of Energy prices under the ISO4s at the expiration of the scheduled payment periods. The revenues generated by each of the units operating under ISO4s could decline significantly after the expiration of the relevant scheduled payment period.

   As discussed above, all revenues except those derived from East Mesa are from or through related parties.

2. BASIS OF PRESENTATION

   The accompanying Predecessor Summaries of Revenues and Related Expenses present predecessor revenues and expenses for the periods indicated which have been assigned to the Company under the arrangements described above on the accrual method of accounting. This presentation is a "carve out" of historical information from Magma and certain of its affiliates. The basis of presentation described herein is not intended to be a complete presentation of the Company's assets, liabilities, revenues and expenses. Such revenues, net of related expenses, will serve to guarantee loans from Salton Sea Funding Corporation, a wholly-owned subsidiary of CECI (see Note 4).

   During 1994, the entire $14,502,000 balance due from junior royalties from East Mesa was written off due to uncertainty as to their collectibility. The write-off was considered necessary due to the inability of the East Mesa plant to convert its construction loans to term loans as had been expected during 1994. The timing of such conversion, which is a prerequisite to the collection of the junior royalties, is uncertain. Revenues related to the East Mesa junior royalties for the years ended December 31, 1994 and 1993 were $3,412,000 and $3,190,000, respectively.

                          SALTON SEA ROYALTY COMPANY
                  NOTES TO PREDECESSOR SUMMARIES OF REVENUES
                     AND RELATED EXPENSES -- (CONTINUED)

3. PURCHASE OF MAGMA POWER COMPANY (UNAUDITED)

   On January 10, 1995, CECI acquired approximately 51% of the outstanding shares of common stock of Magma (the "Magma Common Stock") through a cash tender offer (the "Magma Tender Offer") and completed the Magma acquisition on February 24, 1995 by acquiring approximately 49% of the outstanding shares of Magma Common Stock not owned by CECI through a merger. Magma is engaged in independent power operations similar to those of CECI. The transaction was accounted for as a purchase business combination.

        INDEX TO PRO FORMA CONDENSED COMBINED UNAUDITED FINANCIAL DATA

                                                                              PAGE
                                                                           --------
Pro Forma Condensed Combined Unaudited Balance Sheet:
 Partnership Guarantors as of March 31, 1996 ............................. P-3
Pro Forma Condensed Combined Unaudited Statements of Earnings:
 Partnership Guarantors for the Year Ended December 31, 1995  ............ P-4
 Partnership Guarantors for the Three Months Ended March 31, 1996  ....... P-5
 Notes to Pro Forma Condensed Combined Unaudited Financial Data of the
  Partnership Guarantors ................................................. P-6

             PRO FORMA CONDENSED COMBINED UNAUDITED FINANCIAL DATA

   The following Pro Forma Condensed Combined Unaudited Balance Sheet as of March 31, 1996 and the Pro Forma Condensed Combined Unaudited Statements of Earnings for the year ended December 31, 1995 and the three months ended March 31, 1996 of the Partnership Guarantors combine the historical consolidated balance sheets of the Partnership Guarantors and Mission Edison's interest in Vulcan, Del Ranch, Elmore and Leathers (the "Mission Edison interests") acquired by CalEnergy Company, Inc. ("CalEnergy") as if the acquisition had been effected on March 31, 1996 and the historical statements of income as if the acquisition had been effected at the beginning of each of the periods presented. The acquisition of Mission Edison's interest in Vulcan, Del Ranch, Elmore and Leathers by CalEnergy is recorded under the purchase method of accounting, pushed down to the Partnership Guarantors after giving effect to the pro forma adjustments and assumptions described in the accompanying notes. This Pro Forma Condensed Combined Unaudited Financial Data should be read in conjunction with the financial data appearing in, and are qualified in their entirety by, the consolidated financial statements, including the notes thereto, of the Partnership Guarantors, included in this document.

   CalEnergy has completed its preliminary assessment of the fair values of Mission Edison's interest in Vulcan's, Del Ranch's, Elmore's and Leathers' assets and liabilities. CalEnergy expects to finalize its fair value assessment in 1996. Accordingly, the final pro forma combined amounts may differ from those set forth herein.

   The pro forma condensed combined unaudited financial data are intended for information purposes only and are not intended to present the results that would have actually occurred if the acquisition had been in effect on the assumed dates and for the assumed periods, and are not necessarily indicative of the results that may be obtained in the future.

             PRO FORMA CONDENSED COMBINED UNAUDITED BALANCE SHEET
                            PARTNERSHIP GUARANTORS
                                MARCH 31, 1996
                                (IN THOUSANDS)

                                                                  PRO FORMA
                                                  PARTNERSHIP    ADJUSTMENTS    PRO FORMA
                                                  GUARANTORS      (2A & B)      COMBINED
                                                -------------  -------------  -----------
ASSETS
 Cash and short term investments ..............    $ 11,042       $ 12,962      $ 24,004
 Restricted cash and short term investments  ..      10,576         13,220        23,796
 Accounts receivable -- trade and other  ......       9,615         11,736        21,351
 Prepaid expenses and other assets ............      12,077          8,572        20,649
 Due from affiliates ..........................      55,863         47,156       103,019
 Property, plant, contracts and equipment, net      299,210         77,986       377,196
 Management fee ...............................      64,098             --        64,098
 Goodwill .....................................     141,359             --       141,359
                                                -------------  -------------  -----------
   Total Assets ...............................    $603,840       $171,632      $775,472
                                                =============  =============  ===========
LIABILITIES AND GUARANTORS' EQUITY
 LIABILITIES
 Accounts payable .............................    $  3,167       $  1,062      $  4,229
 Accrued liabilities ..........................       8,560          4,203        12,763
 Project loans ................................      38,633        (38,633)           --
 Senior secured project note ..................      62,706        135,000       197,706
 Deferred income taxes ........................      97,396             --        97,396
                                                -------------  -------------  -----------
   Total liabilities ..........................     210,462        101,632       312,094
 Equity .......................................     393,378         70,000       463,378
                                                -------------  -------------  -----------
   Total liabilities and guarantors' equity  ..    $603,840       $171,632      $775,472
                                                =============  =============  ===========

  The accompanying notes are an integral part of these financial statements.

         PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENTS OF EARNINGS
                          THE PARTNERSHIP GUARANTORS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                       PRO FORMA
                                        PARTNERSHIP    ADJUSTMENT    PRO FORMA
                                        GUARANTORS        (2C)       COMBINED
                                      -------------  ------------  -----------
REVENUES:
 Sales of electricity and steam  ....     $76,909       $90,970      $167,879
 Interest and other income ..........      10,574         1,631        12,205
                                      -------------  ------------  -----------
   Total revenue ....................      87,483        92,601       180,084
                                      -------------  ------------  -----------
COSTS AND EXPENSES:
 Plant operations ...................      32,143        43,032        75,175
 Depreciation and amortization  .....      18,958        18,268        37,226
 Interest expense ...................      16,726         8,231        24,957
 Less interest capitalized ..........      (7,900)         (867)       (8,767)
                                      -------------  ------------  -----------
   Total costs and expenses .........      59,927        68,664       128,591
                                      -------------  ------------  -----------
INCOME BEFORE INCOME TAXES ..........      27,556        23,937        51,493
PROVISION FOR INCOME TAXES ..........      11,492        10,214        21,706
                                      -------------  ------------  -----------
NET INCOME BEFORE MINORITY INTEREST        16,064        13,723        29,787
MINORITY INTEREST ...................       1,427        (1,427)           --
                                      -------------  ------------  -----------
NET INCOME ..........................     $14,637       $15,150      $ 29,787
                                      =============  ============  ===========

  The accompanying notes are an integral part of these financial statements.

         PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENTS OF EARNINGS
                          THE PARTNERSHIP GUARANTORS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                (IN THOUSANDS)

                                                   PRO FORMA
                                    PARTNERSHIP    ADJUSTMENT    PRO FORMA
                                    GUARANTORS        (2C)       COMBINED
                                  -------------  ------------  -----------
REVENUES:
 Sales of electricity and steam       $15,159       $18,250       $33,409
 Interest and other income  .....       2,220           390         2,610
                                  -------------  ------------  -----------
  Total revenue .................      17,379        18,640        36,019
                                  -------------  ------------  -----------
COSTS AND EXPENSES:
 Plant operations ...............       7,612         9,911        17,523
 Depreciation and amortization  .       4,373         3,831         8,204
 Interest expense ...............       2,007         1,862         3,869
 Less interest capitalized  .....      (2,007)         (277)       (2,284)
                                  -------------  ------------  -----------
  Total costs and expenses  .....      11,985        15,327        27,312
                                  -------------  ------------  -----------
INCOME BEFORE INCOME TAXES  .....       5,394         3,313         8,707
PROVISION FOR INCOME TAXES  .....       2,249         1,381         3,630
                                  -------------  ------------  -----------
NET INCOME ......................     $ 3,145       $ 1,932       $ 5,077
                                  =============  ============  ===========

  The accompanying notes are an integral part of these financial statements.

               NOTES TO PRO FORMA CONDENSED COMBINED UNAUDITED
                                FINANCIAL DATA
                            PARTNERSHIP GUARANTORS
                            (TABLES IN THOUSANDS)

   On April 17, 1996, a subsidiary of CalEnergy acquired all of the stock of BN Geothermal, Inc. ("BNG"), Niguel Energy Company ("Niguel"), San Felipe Energy Company ("San Felipe") and Conejo Energy Company from Edison Mission Energy ("Mission") for $70 million. Such acquired companies owned 50% partnership interests in each of the Partnership Projects. The Partnership Acquisition has been accounted for as a purchase business combination pursuant to the principles of APB Opinion No. 16, "Business Combinations." The purchase accounting adjustments have been pushed down to the Partnership Guarantors. In applying APB No. 16, all identifiable assets acquired and liabilities assumed are assigned a portion of the cost of acquiring the acquired companies, equal to their fair values at the date of the acquisition. The net cash flow projections used for determining the fair values in the purchase accounting were those used for the acquisition as prepared by CalEnergy and reflect estimated cost reductions which were not necessarily considered by the independent engineer whose independent evaluation is included in Exhibit B of this Offering Circular. The resulting purchase accounting adjustments are based on the historical financial statements of the acquired companies.

   The Pro Forma Condensed Combined Unaudited Financial Data are based on the following assumptions:

   1. The Acquisition and the resulting push down to the Partnership Guarantors of the accounting as a purchase business combination occurred at the beginning of the periods presented for statements of earnings purposes.

   2. The pro forma adjustments to reflect the effect of the transaction are as follows:

     A. The adjustments which have been made to the net assets of the Partnership Guarantors to reflect the effect of the Partnership acquisition accounted for as a purchase business combination pushed down to the Partnership Guarantors follow:

 PROPERTY AND PLANT ..........  $(101,999)
Power sale agreements .......      44,797
Other assets and liabilities       (4,882)
                              ------------
Net decrease in assets  .....   $ (62,084)
                              ============

     B. The Securities being offered by this Offering Circular were issued and all existing project-level debt was paid off at the date of the pro forma balance sheet.

     C. The pro forma adjustments to the Pro Forma Condensed Combined Unaudited Statements of Earnings of the Guarantors are as follows:

     i. Reflect the operating income and expenses of the acquired companies.

     ii. Provide depreciation and amortization of the fair values assigned to all identifiable assets as described below and capitalize interest on costs allocated to projects under development and construction. The Guarantors' policy is to provide depreciation and amortization expense upon the commencement of revenue production over the estimated remaining useful life of the identifiable assets and to periodically assess the carrying value of such assets for possible impairment in accordance with the provisions of Statement of Financial Accounting Standards No. 121.
              The fair value of property and equipment, net of salvage value, and exploration and development cost is depreciated using the straight line method over the remaining portion (approximately 23 years) of the original 30-year life.

              Power sales agreements have been assigned values separately for each of (1) the remaining portion of the scheduled price periods of the power sales agreements and (2) the 20 year avoided cost periods of the power sales agreements and are being amortized separately over such periods using the straight line method.

     iii. Increase interest expense relating to the allocation of the Securities and the repayment of all existing project-level debt.

     iv. For the year ended December 31, 1995, reflect the Magma Acquisition and the resulting push down to the Guarantors of the accounting as a purchase business combination beginning January 1, 1995.

     v. Change in income tax expense as a result of pro forma adjustments which affect taxable income.

                                  APPENDIX A

                           GLOSSARY OF DEFINED TERMS

         Unless the context requires otherwise, any reference in this Prospectus to any agreement shall mean such agreement and all schedules, exhibits and attachments thereto as amended, supplemented or otherwise modified and in effect as of the date of this Prospectus, and as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Transaction Documents. All terms defined herein used in the singular shall have the same meanings when used in the plural and vice versa.

         CERTAIN TERMS DEFINED BELOW ARE SUMMARIES OF TERMS DEFINED IN, AND ARE DEFINED MORE SPECIFICALLY IN, THE PROJECT DOCUMENTS AND THE FINANCING DOCUMENTS. SUCH SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL OF THE PROVISIONS OF THE PROJECT DOCUMENTS AND THE FINANCING DOCUMENTS.

         "ACCREDITED INVESTOR" means an institutional "accredited investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

         "ACQUIRED PARTNERSHIP COMPANIES" means BNG, Conejo, Niguel and San Felipe.

         "ADDITIONAL PARTNERSHIP COLLATERAL" means the revenues and assets pledged as collateral by the Partnership Project Companies in connection with the Offering.

         "ADDITIONAL PARTNERSHIP GUARANTORS" means BNG, Conejo, Niguel, San Felipe and the Partnership Project Companies.

         "ADDITIONAL PARTNERSHIP PROJECT NOTE" means the promissory note in the initial principal amount of $135,000,000 issued by the Partnership Guarantors in favor of the Funding Corporation under the Partnership Credit Agreement on the Closing Date.

         "ADDITIONAL PARTNERSHIP REVENUE DEPOSITS" means the revenues of the Partnership Project Companies that are deposited in the Revenue Fund pursuant to the Depositary Agreement.

         "ADDITIONAL PROJECT DOCUMENT" means (a) any contract or undertaking relating to the purchase or sale of electricity from the Projects entered into by the Guarantors after the Closing Date, (b) any consent or security instrument entered into by the Guarantors or any other relevant party in connection with an Additional Project Document, or (c) any contract or undertaking to which Funding Corporation or any Guarantor is a party entered into after the Closing Date, relating to (i) the supply, procurement, handling or transportation of brine to the Projects, or (ii) the design, construction, operation or maintenance of the Projects; in each case which is material to the applicable Project.

         "ADDITIONAL PROJECTS" means Permitted Facilities, developed, owned, operated, acquired or constructed after the Initial Closing Date as may be permitted in accordance with the terms of the Financing Documents.

         "ADDITIONAL SECURITIES" means any Securities issued pursuant to the Indenture, other than the Initial Securities, the Old Securities and the New Securities.

         "ADJUSTED CAPACITY PRICE" means the capacity payment per kWh for a Project which has changed its Contract Capacity in accordance with the terms of its respective Power Purchase Agreement.

         "AFFILIATE" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT'S MESSAGE" means a message transmitted through electronic means by a Book-Entry Transfer Facility to and received by the Depositary and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Securities that such participant has received and agrees to be bound by the Letter of Transmittal.

         "ALLOCATION CERTIFICATE" means each certificate provided by the Funding Corporation or one of the Guarantors or, pursuant to the Intercreditor Agreement, the Required Secured Parties (as defined in the Intercreditor Agreement), as applicable, setting forth the allocation of Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds, or cash proceeds resulting from liquidation of the Collateral and Funding Corporation Collateral, as the case may be, among the Secured Parties (to the extent the Secured Obligations of such Secured Parties may be redeemed or prepaid under the applicable Financing Documents).

         "ANNUAL FORECAST ENERGY PAYMENT" means an energy payment based on predetermined, escalating energy prices as set forth in the Forecast of Annual Marginal Cost of Energy.

         "ANNUAL FORECAST ENERGY PAYMENT SO4 AGREEMENTS" means an SO4 Agreement pursuant to which the respective Project Company receives Annual Forecast Energy Payments from SCE.

         "AVAILABLE CASH FLOW" means, for any period and (a) for the Initial Partnership Guarantors and the Royalty Guarantor, as applicable, the total Equity Cash Flows and Royalties received by such Guarantor, minus, without duplication, (i) any Royalties paid, (ii) all Operating and Maintenance Costs,
(iii) all capital expenditures for such Guarantor and its respective Projects and (iv) debt service; all as computed by such Guarantor for such period and
(b) for the Additional Partnership Guarantors, as applicable, the total revenues received by such Guarantor, minus, without duplication, (i) any Royalties paid, (ii) all Operating and Maintenance Costs, (iii) all capital expenditures for such Guarantor and its respective Projects and (iv) debt service; all as computed by such Guarantor for such period.

         "AVOIDED COST OF ENERGY" means SCE's then-current, published, short-run avoided cost of energy.

         "AVOIDED COST OF ENERGY PERIOD" means the last 20-year period of the SO4 Agreements to which the Project Companies are parties, during which the Project Companies receive energy payments based on SCE's Avoided Cost of Energy.

         "BASE PRICE" means the initial value of the energy payment price (4.056 cents per kWh) in the Salton Sea Unit I PPA. The Base Price is adjusted quarterly pursuant to various indices to determine the energy payment price under the Salton Sea Unit I PPA.

         "BNG" means BN Geothermal Inc., a Delaware corporation.

         "BOARD OF DIRECTORS," when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for that board.

         "BRINE SALES AGREEMENT" means the Brine Sales Agreement, dated August 30, 1985 as amended as of June 17, 1996, between VPC and Vulcan.

         "BRPU" means the "Biennial Resource Plan Update" established by the CPUC.

         "BRPU AWARD" means the order of CPUC, dated June 22, 1994 (confirmed on December 21, 1994), awarding Magma the right to enter into a contract to sell
69 MW of power to SCE and 94 MW of power to SDG&E.

         "CALENERGY" means CalEnergy Company, Inc., a Delaware corporation.

         "CAPITAL EXPENDITURE FUND" means the fund of such name created under the Depositary Agreement.

         "CE" means the symbol for CalEnergy's publicly-traded common stock on the New York, Pacific and London Stock Exchanges.

         "CEDEL" means Cedel Bank, Societe Anonyme.

         "CEOC" means CalEnergy Operating Company, a Delaware corporation.

         "CEOC AGREEMENTS" means, collectively, the Del Ranch Agreements, the Elmore Agreements and the Leathers Agreements.

         "CLOSING DATE" means June 20, 1996, the date of issuance and delivery of the Old Securities.

         "COLLATERAL" means the Salton Sea Collateral, the Partnership Collateral and the Royalty Collateral.

         "COLLATERAL AGENT" means Chemical Trust Company of California, as collateral agent for the benefit of the Secured Parties and Funding Corporation under the Intercreditor Agreement, together with its successors and assigns.

         "COMBINED EXPOSURE" means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Secured Party: (i) the aggregate principal amount of all Outstanding Securities, (ii) the aggregate principal amount of all Permitted Debt outstanding (other than Subordinated Debt), (iii) the aggregate amount of all available undrawn financing commitments under the documents governing the Permitted Debt which the creditors party to such documents have no right to terminate, (iv) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit issued pursuant to the Debt Service Reserve LOC Reimbursement Agreement (if any) and (v) the termination payment due and owing as of such calculation date or which the Permitted Counterparty thereunder has a right to cause to be due and owing as of such calculation date under any Interest Rate Protection Agreement.

         "COMMERCIAL OPERATION" means, in connection with any Project, the achievement by the Project of certain operational criteria under the relevant Power Purchase Agreement and the capability of such Project of delivering electricity in accordance therewith.

         "COMMISSION" means the United States Securities and Exchange
 Commission.

         "CONEJO" means Conejo Energy Company, a California corporation.

         "CONSUMER PRICE INDEX" means the Consumer Price Index published by the Bureau of Labor Statistics of the Department of Labor or, in the event that the publication of the Consumer Price Index shall be transferred to any other governmental agency or shall be discontinued, then the index most nearly the same as the Consumer Price Index, as determined in good faith by IID.

         "CONTRACT CAPACITY" means the electric power producing capability of the relevant Project which is committed to SCE on a firm basis under its Power Purchase Agreement.

         "CONTRACT CAPACITY FACTOR" means, with respect to a particular Project,
(i) the Project's actual electricity output divided by (ii) the product of the Project's Contract Capacity and the number of hours in the measurement period (less applicable maintenance hours).

         "CONTRACT CAPACITY PRICE" means the particular capacity payment price per kWh stated in the relevant SO4 Agreement.

         "COST OVERRUN COMMITMENT" means the Cost Overrun Commitment, dated as of the Closing Date, by CalEnergy in favor of the Salton Sea Guarantors.

         "CPUC" means the California Public Utilities Commission.

         "CRC PROCESS" means the "crystallizer/clarifier" process developed by Magma to counteract the effects of high TDS geothermal fluid and decrease scaling and mineral buildup in the geothermal resource gathering system, which process uses seed crystals to promote crystal growth and precipitate solids in crystallizer reactors.

         "CREDIT AGREEMENT EVENT OF DEFAULT" means an "Event of Default" as defined in a Credit Agreement.

         "CREDIT AGREEMENTS" means the Salton Sea Credit Agreement, the Partnership Credit Agreement and the Royalty Credit Agreement.

         "CUSTODIAN" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

         "DEBT" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through (iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

         "DEBT SERVICE COVERAGE RATIO" means for any period, without duplication, the ratio of (i) (A) the sum of all revenues (including interest and fee income but excluding any insurance proceeds and other similar non-recurring receipts) of the Guarantors for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Guarantors for such period to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Debt outstanding (other than Subordinated
Debt) for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Debt outstanding (other than Subordinated Debt) from previous periods; all as determined on a cash basis in accordance with GAAP.

         "DEBT SERVICE RESERVE BOND" means a bond substituted for a Debt Service Reserve LOC Loan, which bond is amortized to result in levelized payment of the principal of and interest on such bond to and including the Final Maturity Date, and which bears interest at a fixed rate equal to the higher of (a) the interest rate applicable to the Debt Service Reserve LOC Loan converted into the Debt Service Reserve Bond; and (b) the then-current (at the time of conversion) rate of interest on United States Treasury Notes with an average life most comparable to the average life of the Securities plus the higher of (i) 2.50% and (ii) the spread over U.S. Treasury Notes applicable to the Securities on the Closing Date.

         "DEBT SERVICE RESERVE FUND" means the fund of such name created under the Depositary Agreement.

        "DEBT SERVICE RESERVE FUND REQUIRED BALANCE" means (i) at any given time, on or prior to December 31, 1999, an amount equal to the maximum semiannual scheduled payment of principal, premium (if any) and interest due on the Securities Outstanding and (ii) at any given time subsequent to December 31, 1999, an amount equal to the maximum annual scheduled payment of principal, premium (if any) and interest due on the Securities outstanding, in each case as set forth in Schedule I to the Depositary Agreement.

         "DEBT SERVICE RESERVE LETTER OF CREDIT" means one or more irrevocable, direct pay letters of credit issued by the Debt Service LOC Provider in favor of the Depositary.

         "DEBT SERVICE RESERVE LOC LOAN" means each loan made by a Debt Service Reserve LOC Provider to the Funding Corporation pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

         "DEBT SERVICE RESERVE LOC NOTE" means the promissory note issued by the Funding Corporation pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

         "DEBT SERVICE RESERVE LOC PROVIDER" means the commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit.

         "DEBT SERVICE RESERVE LOC REIMBURSEMENT AGREEMENT" means the Credit and Reimbursement Agreement, dated as of the Initial Closing Date, as amended and restated as of the Closing Date, between the Funding Corporation and the Debt Service Reserve LOC Provider.

         "DEEDS OF TRUST" means, collectively, the Salton Sea Deed of Trust, the Partnership Project Deed of Trust, and the Royalty Deed of Trust.

         "DEFAULT" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

         "DEFINITIVE SECURITIES" means definitive Securities, without coupons, issued to Holders of Securities or their nominees.

         "DEL RANCH" means Del Ranch, L.P., a California limited partnership.

         "DEL RANCH AGREEMENTS" means, collectively, the Del Ranch ASA, the Del Ranch Operating and Maintenance Agreement, the Del Ranch PPA, the Del Ranch Transmission Service Agreement, the Del Ranch Easement, the Del Ranch Ground Lease, the Del Ranch Partnership Agreement and any Additional Project Document entered into by CEOC or Del Ranch with respect to the Del Ranch Project.

         "DEL RANCH ASA" means the Administrative Services Agreement, dated as of March 14, 1988, as amended as of June 17, 1996, between CEOC and Del Ranch.

         "DEL RANCH CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated April 18, 1990, among Del Ranch, the financial institutions party thereto and Morgan Guaranty Trust Company, as agent.

         "DEL RANCH EASEMENT" means the Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated March 14, 1988, as amended as of June 17, 1996, between Del Ranch and Magma.

         "DEL RANCH GROUND LEASE" means the Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996, between Magma and Del Ranch.

         "DEL RANCH O&M AGREEMENT" means the Operating and Maintenance Agreement, dated March 14, 1988, as amended as of June 17, 1996, between Del Ranch and CEOC.

         "DEL RANCH PARTNERSHIP AGREEMENT" means the Amended and Restated Limited Partnership Agreement of Del Ranch, L.P., dated as of March 14, 1988, as amended as of April 14, 1989, between CEOC, Magma and Conejo.

         "DEL RANCH PPA" means the Long Term Power Purchase Agreement, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma.

         "DEL RANCH PROJECT" means the 38 MW contract nameplate geothermal power plant, owned by Del Ranch, located in the SSKGRA.

         "DEL RANCH TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement, dated as of August 2, 1988, between Del Ranch and IID.

         "DEPOSITARY" means Chemical Trust Company of California, as depositary under the Depositary Agreement.

         "DEPOSITARY AGREEMENT" means the Deposit and Disbursement Agreement, dated as of the Initial Closing Date, between the Funding Corporation, the Collateral Agent, the Depositary and the Initial Guarantors as amended by Amendment No. 1 thereto, dated the Closing Date, between the Funding Corporation, the Collateral Agent, the Depositary and the Guarantors.

         "DISTRIBUTION FUND" means the fund of such name created under the Depositary Agreement.

         "DISTRIBUTION SUSPENSE FUND" means the fund of such name created under the Depositary Agreement.

         "DOW" means Dow Engineering Company, a Delaware corporation.

         "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York, 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

         "DTC PARTICIPANTS" means the securities brokers and dealers, banks, trust companies and clearing corporations who participate in DTC.

         "DTC SECURITIES" means the Securities represented by the Global Security held in book-entry form by DTC.

         "DVC" means the Desert Valley Company, a California corporation.

         "EAST MESA" means Geo East Mesa, L.P, a California limited partnership.

         "EAST MESA ASSIGNMENT AND SECURITY AGREEMENT" means the Assignment and Security Agreement, dated May 12, 1988, between East Mesa and Magma.

         "EAST MESA MASTER AGREEMENT" means the Master Agreement, dated May 12, 1988, among Geothermal Resources International, Inc., Geo East Mesa, Inc.,
Geo East Mesa No. 3, Inc., East Mesa, Magma, Pacificorp Credit, Inc. and
Credit Suisse.

         "EAST MESA PPAS" means one or more power purchase agreements between SCE and East Mesa.

         "EAST MESA PROJECT" means the 37 MW nameplate geothermal power plant owned by East Mesa.

         "EAST MESA ROYALTY" is the payment owed to Magma by East Mesa pursuant to the East Mesa Assignment and Security Agreement which payment amounts to 14% of East Mesa's combined capacity and energy revenues.

         "ELMORE" means Elmore L.P., a California limited partnership.

         "ELMORE AGREEMENTS" means, collectively, the Elmore ASA, the Elmore Operating and Maintenance Agreement, the Elmore PPA, the Elmore Transmission Service Agreement, the Elmore Easement, the Elmore Ground Lease, the Elmore Partnership Agreement and any Additional Project Document entered into by CEOC or Elmore with respect to the Elmore Project.

         "ELMORE ASA" means the Administrative Services Agreement, dated as of March 14, 1988, as amended as of June 17, 1996, between CEOC and Elmore.

         "ELMORE CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of April 18, 1990, among Elmore, the financial institutions party thereto and Morgan Guaranty Trust Company, as agent.

         "ELMORE EASEMENT" means the Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated March 14, 1988, as amended as of June 17, 1996, between Elmore and Magma.

         "ELMORE GROUND LEASE" means the Ground Lease, dated March 14, 1988, as amended as of June 17, 1996, between Elmore and Magma.

         "ELMORE O&M AGREEMENT" means the Operating and Maintenance Agreement, dated March 14, 1988, as amended as of June 17, 1996, between CEOC and Elmore.

         "ELMORE PARTNERSHIP AGREEMENT" means the Amended and Restated Limited Partnership Agreement, dated March 14, 1988, as amended as of April 14, 1989, between CEOC, Niguel Energy Company and Magma.

         "ELMORE PPA" means the Long Term Power Purchase Agreement, dated June 15, 1984, as amended, between SCE and Elmore, as successor to Magma.

         "ELMORE PROJECT" means the 38 MW contract nameplate geothermal power plant owned by Elmore, located in the SSKGRA.

         "ELMORE TECHNOLOGY TRANSFER AGREEMENT" means the Technology Transfer Agreement, dated March 14, 1988, between Elmore and Magma.

         "ELMORE TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement, dated August 2, 1988, between IID and Elmore.

         "EMINENT DOMAIN PROCEEDS" means all amounts and proceeds (including instruments) received (to the extent, if any, in the case of a Partnership Guarantor other than a Partnership Project Company, as Equity Cash Flows) in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

         "ENGINEERING SERVICES AGREEMENT" means the Engineering Services Agreement, dated February 17, 1994, between Magma and Dow.

         "EQUITY CASH FLOWS" means, with respect to the Initial Partnership Guarantors, the cash flow available to such Guarantor from equity distributions made by the Partnership Project Companies and not otherwise required to be used (x) for Operating and Maintenance Costs or (y) otherwise pursuant to a Partnership Project project document or financing document.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or any successor to Morgan Guaranty Trust Company of New York, Brussels office, as operator thereof.

         "EURODOLLAR RATE" means the rate of interest per annum equal to the quotient (rounded upward, if necessary, to the nearest one-sixteenth of one percent (0.0625%)) of (i) the rate of interest equal to the arithmetic average (rounded upward, if necessary to the next higher 1/100 of 1%) of the rates at which deposits in dollars are offered by reference banks to prime banks in the London interbank market two banking days before the first day of the applicable interest period for a period equal to such interest period and in an amount as to each reference bank substantially equal to the Eurodollar Rate loan of such reference bank divided by (ii) a percentage equal to 100% minus the eurodollar rate reserve percentage for such interest period.

         "EVENT OF DEFAULT" means the occurrence of an event of default under the Indenture.

         "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or Projects by any Governmental Authority.

         "EVENT OF LOSS" means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" means the terms and conditions set forth in the Letter of Transmittal and the Prospectus.

         "EXPANSION FUND" means the fund of such name created under the Depositary Agreement.

         "EXISTING PARTNERSHIP COLLATERAL" means the Royalties and Equity Cash Flows received by CEOC, VPC and the Royalty Guarantor from the Partnership Project Companies.

         "EXISTING PARTNERSHIP CASH FLOW DEPOSITS" means the Royalties and Equity Cash Flows received by CEOC, VPC and the Royalty Guarantor from the Partnership Project Companies and deposited into the Revenue Fund pursuant to the Depositary Agreement.

         "FACILITY GROSS CAPACITY" means, with respect to a Project, the gross electric output of such facility prior to subtraction of the parasitic load.

         "FERC" means the United States Federal Energy Regulatory Commission, or any successor thereto.

         "FINAL MATURITY DATE" means the latest stated maturity date of any series of the Securities.

         "FINANCING DOCUMENTS" means, collectively, the Credit Agreements, the Guarantees, the Indenture, the Project Notes, the Registration Rights Agreement, the Depositary Agreement, any Interest Rate Protection Agreements, the Intercreditor Agreement, the Securities, the Debt Service Reserve LOC Reimbursement Agreement, the Working Capital Facility, the Security Documents, the Support Letter and the Cost Overrun Commitment.

         "FIRM CAPACITY PAYMENT" means an annual capacity payment which is equal to the product of the relevant Project's Contract Capacity Price and Contract Capacity as set forth in such Project's Power Purchase Agreement.

         "FIRM OPERATION" means, with respect to a Project, that such Project has been determined to be a reliable source of generation, and that such Project can be reasonably expected to operate continuously at its effective rating.

         "FIRM OPERATION DATE" means the date a Project achieves Firm
Operation.

         "FISH LAKE" means Fish Lake Power Company, a Delaware corporation.

         "FISH LAKE PLEDGE AGREEMENT" means the Stock Pledge Agreement, dated as of the Initial Closing Date, by Magma and the Funding Corporation, pledging the stock of Fish Lake, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "FISH LAKE PPA" means the Fish Lake contract, dated June 6, 1991, among SCE, Geo-Energy Partners-1993 Ltd., Geothermal Drilling, Ltd., and Steam Reserve Corporation.

         "FISH LAKE PROJECT" means the geothermal power plant proposed to be built at Fish Lake in Esmeralda County, Nevada.

         "FIXED PRICE PERIOD" means the initial ten-year period of the SO4 Agreements to which the Project Companies are parties during which the Project Companies receive either Annual Forecast Energy Payments or Levelized Energy Payments, as applicable.

         "FORECAST OF ANNUAL MARGINAL COST OF ENERGY SCHEDULE" means the schedule of such name prepared by SCE in the Annual Forecast Energy Payment SO4 Agreements which provides that the energy payment price payable by SCE per kWh is equal to:

YEAR                                                            PRICE PER KWH
- ----                                                            --------------
1996..........................................................  12.6 cents
1997..........................................................  13.6 cents
1998..........................................................  14.6 cents
1999..........................................................  15.7 cents

         "FPA" means the Federal Power Act (the Public Utility Act of 1935), as amended.

         "FUNDING CORPORATION" means Salton Sea Funding Corporation, a Delaware corporation.

         "FUNDING CORPORATION COLLATERAL" means the pledge of the capital stock of the Funding Corporation.

         "FUNDING ORDER" means a written request of the Funding Corporation to redeem any Securities, whether by optional or mandatory redemption, in accordance with the Indenture.

         "FUNDING PLEDGE AGREEMENT" means the Stock Pledge Agreement, dated as of the Initial Closing Date, by Magma, pledging the stock of the Funding Corporation, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "FUNDS" means the funds established under the Depositary Agreements.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "GEOTHERMAL LESSOR'S FEE" means the charge of such name payable under each of the Vulcan Easement, the Elmore Easement, the Leather's Easement and the Del Ranch Easement, which charge amounts to 4.167% of the relevant Project's energy revenues.

         "GLOBAL SECURITIES" means, collectively, in respect of each series of Securities, (a) the single global Security in registered form for each series of Securities issued to QIBs and (b) the Regulation S Global Security.

         "GOVERNMENTAL APPROVALS" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained by a Project Company for construction, operation and maintenance of a Project.

         "GOVERNMENTAL AUTHORITY" means the government of any federal, state, municipal or other political subdivision in which the Projects are located, and any other government or political subdivision thereof exercising jurisdiction over the Projects or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

         "GRANTOR'S FUEL CHARGE" means the charge of such name payable under each of the Elmore Easement, the Leather's Easement and the Del Ranch Easement, which charge amounts to 17.333% of the relevant Project's energy revenues.

         "GUARANTEE EVENT OF DEFAULT" means an "Event of Default" under and as defined in a Guarantee.

         "GUARANTEES" means, collectively, the Salton Sea Guarantee, the Partnership Guarantee and the Royalty Guarantee.

         "GUARANTORS" means, collectively, the Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor.

         "HOLDER" means the registered holder of any Security from time to time.

         "IER" means SCE's incremental energy rate.

         "IID" means the Imperial Irrigation District, a public agency of the State of California.

         "INDENTURE" means the Trust Indenture, dated as of the Initial Closing Date, as supplemented by the First Supplemental Indenture thereto dated as of October 18, 1995 and as further supplemented by the Supplemental Indenture, dated as of the Closing Date, each by and among the Funding Corporation and the Trustee.

         "INDEPENDENT ENGINEER" means Stone & Webster Engineering Corporation or another widely recognized independent engineering firm or engineer retained as independent engineer by the Funding Corporation.

         "INDEPENDENT ENGINEER'S REPORT" means the Independent Engineer's Report prepared by Stone & Webster Engineering Corporation and attached to this Prospectus as Appendix B.

         "INDIRECT PARTICIPANTS" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly.

         "INITIAL GUARANTORS" means, collectively, the Salton Sea Guarantors, the Initial Partnership Guarantors and the Royalty Guarantor.

         "INITIAL OFFERING" means the offering and sale of the Unregistered Initial Securities to CS First Boston and Lehman Brothers Inc., as initial purchasers, on the Initial Closing Date.

         "INITIAL CLOSING DATE" means July 21, 1995.

         "INITIAL EXCHANGE OFFER PROSPECTUS" means the Prospectus, dated January 10, 1996, included in the Initial Registration Statement.

         "INITIAL PARTNERSHIP CREDIT AGREEMENT" means the credit agreement, dated as of the Initial Closing Date, between the Funding Corporation and the Initial Partnership Guarantors.

         "INITIAL PARTNERSHIP GUARANTORS" means CEOC and VPC.

         "INITIAL PARTNERSHIP PROJECT NOTE" means the promissory note in the initial principal amount of $75,000,000 issued by the Initial Partnership Guarantors in favor of the Funding Corporation under the Partnership Credit Agreement on the Initial Closing Date, and reissued by the Partnership Guarantors on the Closing Date.

         "INITIAL PURCHASER" means CS First Boston Corporation.

         "INITIAL REGISTRATION STATEMENT" means the registration statement on Form S-4, which includes all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the Registered Initial Securities.

         "INITIAL SECURITY" or "INITIAL SECURITIES" means any Registered Initial Security or any Unregistered Initial Security.

         "INSURANCE CONSULTANT" means Sedgwick James of Tennessee, Inc. or another widely recognized insurance consulting firm retained as insurance consultant by the Funding Corporation.

         "INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of the Initial Closing Date, among the Collateral Agent, the Depositary, the Secured Parties, the Funding Corporation and the Initial Guarantors, as amended pursuant to Amendment No. 1 thereto, dated as of the Closing Date, among the Collateral Agent, the Depositary, the Secured Parties, the Funding Corporation and the Guarantors.

         "INTEREST FUND" means the fund of such name created under the Depositary Agreement.

         "INTEREST PAYMENT DATE" means with respect to (i) any Initial Security, each May 30th and November 30th, commencing November 30, 1995 and concluding on the Final Maturity Date of such Initial Securities, (ii) any Series D and Series E Security, each May 30th and November 30th, commencing November 30, 1996 and concluding on the Final Maturity Date of such Series D and Series E Securities and (iii) any Debt Service Reserve LOC Loan or Debt Service Reserve Bond, each regularly scheduled date on which interest is due and payable, as such date may be established from time to time, commencing on the first such date after the applicable drawing, and any date on which interest of such Debt Service Reserve LOC Loan or Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise.

         "INTEREST RATE PROTECTION AGREEMENTS" means any agreements providing for swaps, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to the payment of interest.

         "INVESTMENT GRADE RATING" means a rating of "BBB-" or higher from S&P and "Baa3" or higher from Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the Securities).

         "JUNIOR ROYALTY" is the payment owed to Magma by East Mesa pursuant to the East Mesa Assignment and Security Agreement, as modified by the East Mesa Master Agreement, which is paid after East Mesa's debt service, which payment amounts to 10% of East Mesa's combined capacity and energy revenues.

         "KGRA" means a known geothermal resource area designated by the Bureau of Land Management.

         "KW" means a unit of electrical energy equal to one thousand watts of power.

         "KWH" means a unit of electrical energy equal to one kW of power supplied or taken from an electric circuit steadily for one hour.

         "LEATHERS" means Leathers, L.P., a California limited partnership.

         "LEATHERS AGREEMENTS" means, collectively, the Leathers ASA, the Leathers Operating and Maintenance Agreement, the Leathers PPA, the Leathers Transmission Service Agreement, the Leathers Easement, the Leathers Ground Lease, the Leathers Partnership Agreement and any Additional Project Document entered into by CEOC or Leathers with respect to the Leathers Project.

         "LEATHERS ASA" means the Administrative Services Agreement, dated as of August 15, 1988, between CEOC and Leathers.

         "LEATHERS CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated April 18, 1990, as amended as of June 17, 1996, among Leathers, the financial institutions party thereto and Morgan Guaranty Trust Company, as agent.

         "LEATHERS EASEMENT" means the Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated August 15, 1988, as amended as of June 17, 1996, between Leathers and Magma.

         "LEATHERS GROUND LEASE" means the Ground Lease, dated October 26, 1988, as amended as of June 17, 1996, between Magma and Leathers.

         "LEATHERS O & M AGREEMENT" means the Operating and Maintenance Agreement, dated August 15, 1988, as amended as of June 17, 1996, between Leathers and CEOC.

         "LEATHERS PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement of Leathers, L.P., dated August 15, 1988, as amended as of April 14, 1989, among CEOC, Magma and San Felipe.

         "LEATHERS PPA" means the Long Term Power Purchase Agreement, dated as of April 16, 1985, as amended, between SCE and Leathers, as successor to Magma.

         "LEATHERS PROJECT" means the 38 MW contract nameplate geothermal power plant owned by Leathers, located in the SSKGRA.

         "LEATHERS TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement, dated as of October 3, 1989, between Leathers and IID.

         "LETTER OF TRANSMITTAL" means the letter of transmittal which accompanies the Prospectus and which is filed as an exhibit to the Registration Statement.

         "LEVELIZED ENERGY PAYMENT" means a monthly energy payment based on a predetermined, levelized energy price, which price equals 10.6 cents per kWh for the Salton Sea Unit II PPA and 9.8 cents per kWh for the Salton Sea Unit III PPA.

         "LEVELIZED ENERGY PAYMENT SO4 AGREEMENT" means an SO4 Agreement pursuant to which the respective Project Company receives Levelized Energy Payments from SCE.

         "LIENS" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Debt of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

         "LOC AGENT" means the agent bank under the Debt Service Reserve LOC Reimbursement Agreement.

         "LOC BANK" means any bank or financial institution party to the Debt Service Reserve LOC Reimbursement Agreement.

         "LOSS PROCEEDS" means all net proceeds from an Event of Loss, including, without limitation, insurance proceeds or other amounts actually received (to the extent, in the case of an Initial Partnership Guarantor or BNG, Conejo, Niguel and San Felipe, received in the form of Equity Cash Flows), except proceeds of delayed opening or business interruption insurance, on account of an event which causes all or a substantial portion of the relevant Project to be damaged, destroyed or rendered unfit for normal use.

         "LOSS PROCEEDS FUND" means the fund of such name created under the Depositary Agreement.

         "MAGMA" means Magma Power Company, a Nevada corporation.

         "MAGMA ACQUISITION" means the acquisition of Magma by CalEnergy in February 1995 for $957 million, including expenses.

         "MAGMA ASSIGNMENT AGREEMENT" means the Assignment Agreement, dated as of June 30, 1995, by Magma in favor of the Royalty Guarantor.

         "MAGMA LAND" means the Magma Land Company I, a Nevada corporation.

         "MAGMA SERVICES AGREEMENT" means the Services Agreement, dated as of the Initial Closing Date, between Magma and CEOC.

         "MANDATORY REDEMPTION FUND" means the fund of such name created under the Indenture.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial position or results of operation of the Funding Corporation and the Salton Sea Guarantors, taken as a whole, (ii) the validity or priority of the Liens on the Collateral and the Funding Corporation Collateral, (iii) the ability of the Funding Corporation to perform its material obligations under the Indenture, the Securities or any of the Financing Documents to which it is a party, (iv) the ability of the Trustee to enforce any of the payment obligations of the Funding Corporation under the Indenture or the Securities, or (v) the ability of the Guarantors to perform any of their material obligations under their respective Project Notes or the Financing Documents to which they are a party.

         "MISSION" means Edison Mission Energy, a California corporation, and an Affiliate of SCE.

         "MOODY'S" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

         "MW" means a unit of electrical energy equal to one million watts of power.

         "NEW SECURITY" or "NEW SECURITIES" means any of the New Series D Securities and the New Series E Securities, issued by the Funding Corporation pursuant to this Prospectus.

         "NEW SERIES D SECURITY" or "NEW SERIES D SECURITIES" means any of the $70,000,000 7.02% Series D Senior Secured Notes due May 30, 2000, issued by the Funding Corporation pursuant to this Prospectus.

         "NEW SERIES E SECURITY" or "NEW SERIES E SECURITIES" means any of the $65,000,000 8.30% Series E Senior Secured Bonds due May 30, 2011, issued by the Funding Corporation pursuant to this Prospectus.

         "NIGUEL" means Niguel Energy Company, a California corporation.

         "OLD SECURITY" or "OLD SECURITIES" means any of the Old Series D Securities and Old Series E Securities, initially issued by the Funding Corporation to the Initial Purchaser on the Closing Date.

         "OLD SERIES D SECURITY" or "OLD SERIES D SECURITIES" means any of the $70,000,000 7.02% Series D Senior Secured Notes due May 30, 2000, initially issued by the Funding Corporation to the Initial Purchaser on the Closing Date.

         "OLD SERIES E SECURITY" or "OLD SERIES E SECURITIES" means any of the $65,000,000 8.30% Series E Senior Secured Bonds due May 30, 2011, initially issued by the Funding Corporation to the Initial Purchaser on the Closing Date.

         "OPERATING AND MAINTENANCE COSTS" means all amounts disbursed by or on behalf of the Guarantors for operation, maintenance, repair, or improvement of their Projects, including, without limitation, premiums on insurance policies, property and other taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the Project project documents.

         "OPERATING BUDGET" means a budget of Operating and Maintenance Costs, and a long-term maintenance program with respect to the Guarantors and the Projects owned and operated by the Guarantors for any given fiscal year, or part thereof, and prepared on the basis of estimated requirements, showing such costs by category for such fiscal year.

         "OPERATING COSTS" means, with respect to a Guarantor, for any period, the operating and maintenance costs of its respective Projects for such period, calculated on a cash basis in accordance with GAAP, both paid or required to be paid during such period.

         "OUTSTANDING," in connection with Securities, means, as of the time in question, all Securities authenticated and delivered under the Indenture, except (i) Securities theretofore cancelled or required to be cancelled under the Indenture; (ii) Securities for which provision for payment shall have been made in accordance with the Indenture; and (iii) Securities in substitution for which other Securities have been authenticated and delivered pursuant to the Indenture.

         "OWNERS" means, with respect to DTC Securities, the beneficial owners of such Securities.

         "PARTNERSHIP ACQUISITION" means the acquisition by a subsidiary of CalEnergy of all the stock of BNG, Niguel, San Felipe and Conejo from Mission for $70 million. Such acquired companies own 50% partnership interests in each of the Partnership Projects.

         "PARTNERSHIP AGREEMENTS" means the Del Ranch Partnership Agreement, the Elmore Partnership Agreement, the Leathers Partnership Agreement and the Vulcan Partnership Agreement.

          "PARTNERSHIP COLLATERAL" means (i) an assignment of all Equity Cash Flows and Royalties of CEOC, VPC and all revenues of the Partnership Project Companies which will be applied in accordance with the priorities of payment established under the Depositary Agreement, (ii) a deed of trust on substantially all of the assets of each of the Partnership Project Companies,
(iii) a collateral assignment of certain material contracts of each of the Partnership Guarantors, (iv) a pledge of the capital stock of the Partnership Guarantors (other than the Partnership Project Companies), (v) a pledge of the partnership interests in the Partnership Project Companies, (vi) a Lien on the Capital Expenditure Fund and any other funds of the Partnership Guarantors on deposit under the Depositary Agreement and (vii) a collateral assignment of CEOC's rights to receive payments under the Magma Services Agreement.

         "PARTNERSHIP CREDIT AGREEMENT" means the amended Credit Agreement, dated as of the Closing Date, between the Funding Corporation and the Partnership Guarantors.

         "PARTNERSHIP DEED OF TRUST" means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, by the Partnership Project Companies in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PARTNERSHIP EASEMENTS" means the Del Ranch Easement, the Elmore Easement and the Leathers Easement.

         "PARTNERSHIP GUARANTEE" means the Guarantee by the Initial Partnership Guarantors and the Additional Partnership Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

         "PARTNERSHIP GUARANTORS" means, collectively, the Initial Partnership Guarantors and the Additional Partnership Guarantors.

         "PARTNERSHIP GUARANTORS PLEDGE AGREEMENTS" means (i) the Stock Pledge Agreement, dated as of the Initial Closing Date, by Magma and the Funding Corporation, pledging the stock of CEOC, in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation, (ii) the Stock Pledge Agreement, dated as of the Initial Closing Date, by Magma and Funding Corporation, pledging the stock of VPC, in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation, (iii) the Stock Pledge Agreement, dated as of the Closing Date, by VPC, pledging the stock of BNG in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation, (iv) the Stock Pledge Agreement, dated as of the Closing Date, by CEOC pledging the stock of Conejo, Niguel and San Felipe in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation, (v) the Partnership Interest Pledge Agreement, dated as of the Closing Date, by VPC and BNG pledging the partnership interests in Vulcan in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation and (vi) the Partnership Interest Pledge Agreement, dated as of the Closing Date, by and among Magma, CEOC and each of Conejo, Niguel and San Felipe, respectively, pledging the partnership interests in Del Ranch, Elmore and Leathers, respectively, in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation.

         "PARTNERSHIP GUARANTORS SECURITY AGREEMENT" means the Partnership Guarantors Security Agreement and Assignment of Revenues, dated as of the Initial Closing Date, by CEOC and VPC.

         "PARTNERSHIP PROJECT COMPANIES" means, collectively, Del Ranch, Elmore, Leathers and Vulcan.

         "PARTNERSHIP PROJECT DOCUMENTS" means, collectively, the Vulcan Agreements and the CEOC Agreements.

         "PARTNERSHIP PROJECT NOTE" means the Initial Partnership Project Note and the Additional Partnership Project Note.

         "PARTNERSHIP PROJECTS" means, collectively, the Del Ranch Project, the Elmore Project, the Leathers Project and the Vulcan Project.

         "PARTNERSHIP SECURITY DOCUMENTS" means the Partnership Deed of Trust, the Partnership Guarantors Security Agreement, the Partnership Guarantors Pledge Agreements, and all other Security Documents securing the obligations of the Partnership Guarantors under the Partnership Guarantee and the Partnership Project Note.

         "PAYMENT DATE" means any Interest Payment Date or Principal Payment
Date.

         "PERFORMANCE REQUIREMENT" means, with respect to a Project, the average kWh output (equal to at least an 80% Contract Capacity Factor) during specified on-peak hours that the Project must deliver under Firm Capacity Payment SO4 Agreements.

         "PERMITTED CAPITAL EXPENDITURES" means expenditures in connection with the modification, improvement, reworking, maintenance and replacement from time to time of wells, pipelines, gathering systems, equipment and facilities and other capital expenditures in connection with or located at the Partnership Projects or the Salton Sea Projects.

         "PERMITTED COUNTERPARTY" means, in connection with an Interest Rate Protection Agreement, a financial institution whose long-term senior debt is rated at least "BBB+" by S&P and "Baa1" by Moody's or the equivalent by the Rating Agencies.

         "PERMITTED DEBT" means: (a) the Securities; (b) Debt incurred to acquire the East Mesa Project in whole or in part; provided that no such Debt may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing and (ii) the Rating Agencies confirm that the incurrence of such Debt will not result in a Rating Downgrade; (c) Debt incurred to develop, construct, own, operate or acquire Permitted Facilities in the Imperial Valley of California; provided that no such debt may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing and (ii) the Rating Agencies confirm that the Securities will maintain an Investment Grade Rating after giving effect to such Debt; (d) Debt incurred to finance the making of capital improvements to the Salton Sea Projects, the Partnership Projects or Additional Projects required to maintain compliance with applicable law or anticipated changes therein; provided that no such Debt may be incurred unless at the time of such incurrence the Independent Engineer confirms as reasonable
(i) a certification by the Funding Corporation (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable such Project to comply with applicable or anticipated legal requirements and (ii) the calculations of the Funding Corporation that demonstrate, after giving effect to the incurrence of such Debt, the minimum projected Debt Service Coverage Ratio (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Debt is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date, will not be less than 1.2 to 1; (e) Debt incurred to finance the making of capital improvements to the Salton Sea Projects, the Partnership Projects or Additional Projects not required by applicable law so long as after giving effect to the incurrence of such Debt (i) no Default or Event of Default has occurred and is continuing, and (ii) (A) the Independent Engineer confirms as reasonable (x) the calculations of the Funding Corporation that demonstrate that the minimum projected Debt Service Coverage Ratio for the next four consecutive quarters, taken as one annual period, and each subsequent fiscal year, will not be less than 1.4 to 1, and (y) the calculations of the Funding Corporation that demonstrate that the average projected Debt Service Coverage Ratio for all succeeding fiscal years until the Final Maturity Date will not be less than 1.7 to 1 or (B) the Rating Agencies confirm that the incurrence of such Debt will not result in a Rating Downgrade; (f) Working Capital Debt in an aggregate amount not to exceed $15,000,000, (g) Debt incurred under the Debt Service Reserve LOC Reimbursement Agreement (or a replacement therefor on substantially similar terms and amounts); (h) Debt incurred in connection with certain permitted interest rate swap arrangements; (i) Debt incurred by the Funding Corporation in an aggregate amount not to exceed $30,000,000, in connection with the development, construction, ownership, operation, maintenance or acquisition of Permitted Facilities; (j) Subordinated Debt from Affiliates in an aggregate amount not to exceed $200,000,000, which shall be used to finance capital, operating or other costs with respect to the Projects or Additional Projects; and (k) Debt incurred to support a Working Capital Facility.

         "PERMITTED FACILITY" means (i) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (ii) any infrastructure facilities related to (A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

         "PERMITTED GUARANTOR DEBT" means (a) proceeds of Permitted Debt loaned to Guarantors by the Funding Corporation, (b) guarantees by one or more of the Guarantors of Permitted Debt, (c) the Guarantees and (d) the Project Notes.

         "PERMITTED INVESTMENTS" means investments in securities that are: (i) direct obligations of the United States, or any agency thereof; (ii) obligations fully guaranteed by the United States or any agency thereof; (iii) certificates of deposit or bankers acceptances issued by commercial banks (including the Trustee or any of its Affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank); (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above, entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company);
(vi) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee) or (vii) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A-2" or better by Moody's (including money market funds for which the Depositary Agent in its individual capacity or any of its affiliates is investment manager or adviser).

         "PERMITTED LIEN" means, collectively, (i) Liens specifically permitted, required by or created by, any Security Document; (ii) Liens to secure Permitted Debt and Permitted Guarantor Debt (other than Subordinated
Debt); (iii) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (iv) any exceptions to title which are contained in the Title Policy delivered to the Collateral Agent; (v) Liens in connection with workmen's compensation, unemployment insurance or other social security or pension obligations; (vi) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business or incident to the construction of the Salton Sea Expansion or any other Permitted Facilities permitted to be developed or expanded under the Transaction Documents; (vii) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere in any material way with the use thereof in the business of the Guarantors;
and (viii) other Liens incidental to the conduct of the Guarantors' business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of their business.

         "PERMITTED POWER CONTRACT BUY-OUT" means the termination of a Power Purchase Agreement or the negotiated reduction of capacity and energy to be sold under a Power Purchase Agreement other than pursuant to such agreement's terms and the payment by SCE made in connection therewith.

         "PERSON" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability corporation, trust, unincorporated association, institution, Governmental Authority or any other entity.

         "PH" means the negative logarithm of the effective hydrogen-ion concentration or hydrogen-ion activity in gram equivalents per liter used in expressing both acidity and alkalinity on a scale whose values run from 0 to 14 with 7 representing neutrality, numbers less than 7 increasing acidity and numbers greater than 7 increasing alkalinity.

         "PH MODIFICATION" means the construction of facilities to implement the pH Modification Process at Salton Sea Units I and III.

         "PH MODIFICATION PROCESS" means the proprietary process owned by Unocal and licensed to Magma whereby the pH of liquid brine is reduced by injection of a pH modification agent into the liquid brine. The pH Modification Process results in decreased scaling and mineral buildup because solids in the more acidic liquid brine remain in solution rather than precipitating out, as occurs if the brine is untreated.

         "POWER PURCHASE AGREEMENTS" means the Del Ranch PPA, the East Mesa PPA, the Elmore PPA, the Leathers PPA, the Salton Sea Unit I PPA, the Salton Sea Unit II PPA, the Salton Sea Unit III PPA, the Salton Sea Unit IV PPA and the Vulcan PPA.

         "PRINCIPAL FUND" means the fund of such name created under the Depositary Agreement.

         "PRINCIPAL PAYMENT DATE" when used with respect to (i) any Security means the date on which all or a portion of the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise, (ii) any Debt Service Reserve Bond means each May 30th and November 30th, commencing on the first such date after the relevant conversion, and the date on which all or a portion of the principal of such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise or (iii) any Debt Service Reserve LOC Loan means each regularly scheduled date on which principal is due and payable, as such date may be established from time to time, commencing on the first such date after the applicable drawing, and any date on which principal of such Debt Service Reserve LOC Loan becomes due and payable at redemption, the final maturity or declaration of acceleration, or otherwise.

         "PROJECT" means the respective generating facility and interconnection facilities, associated materials, equipment, structures and systems required to produce electric power for sale.

         "PROJECT COMPANIES" means, collectively, the Salton Sea Guarantors, the Partnership Project Companies and East Mesa.

         "PROJECT DOCUMENTS" means, collectively, the Partnership Project Documents, the Salton Sea Project Documents and the Magma Assignment Agreement.

        "PROJECT NOTES" mean the Partnership Project Note, the Royalty Project Note and the Salton Sea Project Note and any additional notes issued under the Partnership Credit Agreement, the Royalty Credit Agreement or the Salton Sea Credit Agreement.

         "PROJECTIONS" means projections, adopted by Stone & Webster, of annual revenues, expenses and debt service coverage for the Funding Corporation and the Guarantors for the term of the Series D and Series E Securities.

         "PROJECTS" means, individually or collectively, the Del Ranch Project, the East Mesa Project, the Elmore Project, the Leathers Project, Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III, Salton Sea Unit IV, the Vulcan Project and any other power plant or power plants the acquisition, construction, operation or maintenance of which is financed in whole or in part with Permitted Debt.

         "PROSPECTUS" means this document in its entirety.

         "PUHCA" means the Public Utilities Holding Company Act of 1935, as amended.

         "PURCHASE AGREEMENT" means the Purchase Agreement, entered into on or about the Closing Date, between the Initial Purchaser and the Funding Corporation, providing for the sale of the Old Securities to the Initial Purchaser.

         "PURPA" means the Public Utility Power Regulatory Policies Act of 1978.

         "QF" or "QUALIFYING FACILITY" means a "small power production facility" or a "qualifying cogeneration facility" in accordance with PURPA and the rules and regulations of FERC under PURPA relating thereto.

         "QUALIFIED INSTITUTIONAL BUYERS" means "qualified institutional buyers" as defined in Rule 144A of the Securities Act.

         "RATING" means the rating of the Securities by the Rating Agencies.

         "RATING AGENCY" means any of Moody's and S&P.

         "RATING DOWNGRADE" means a lowering by the Rating Agencies of the then current credit ratings of the Securities.

         "REDEMPTION DATE" means the date on which Funding Corporation redeems or shall redeem any Securities in accordance with the Indenture.

         "REDEMPTION FUND" means the fund of such name created under the Depositary Agreement.

         "REGISTERED INITIAL SECURITY" or "REGISTERED INITIAL SECURITIES" means any of the Registered Series A Securities, the Registered Series B Securities and the Registered Series C Securities, issued by the Funding Corporation pursuant to the Initial Exchange Offer Prospectus.

         "REGISTERED SERIES A SECURITY" or "REGISTERED SERIES A SECURITIES" means any of the $232,750,000 6.69% Series A Senior Secured Notes due May 30, 2000, issued by the Funding Corporation pursuant to the Initial Exchange Offer Prospectus.

         "REGISTERED SERIES B SECURITY" or "REGISTERED SERIES B SECURITIES" means any of the $133,000,000 7.37% Series B Senior Secured Bonds due May 30, 2005, issued by the Funding Corporation pursuant to the Initial Exchange Offer Prospectus.

        "REGISTERED SERIES C SECURITY" or "REGISTERED SERIES C SECURITIES" means any of the $109,250,000 7.84% Series C Senior Secured Bonds due May 30, 2010, issued by the Funding Corporation pursuant to the Initial Exchange Offer Prospectus.

         "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated, as of the Closing Date, between the Funding Corporation and the Initial Purchaser for the benefit of the Holders of the Old Securities.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S GLOBAL SECURITY" means a single global security in registered form for each series of Securities representing all or a portion of such series of Securities sold in reliance on Regulation S under the Securities Act.

         "REGISTRATION STATEMENT" means the registration statement on Form S-4, which includes all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act and the rules and regulations promulgated thereunder, covering the New Securities.

         "REIMBURSEMENT AGREEMENT EVENT OF DEFAULT" means an "Event of Default" as defined in the Debt Service Reserve LOC Reimbursement Agreement.

         "REQUIRED HOLDERS" means those Holders holding at least 50% in an aggregate principal amount of the Outstanding Securities.

         "REQUIRED SECURED PARTIES" means, at any time, Persons that at such time hold at least 33 1/3 % of the Combined Exposure.

         "RESOURCE DEVELOPMENT FEE" means the charge of such name payable under each of the Elmore Easement and the Del Ranch Easement, which charge amounts to 1% of the relevant Project's combined capacity and energy revenues and .833% of the relevant Project's energy revenues.

         "RESPONSIBLE OFFICER" means, with respect to knowledge of any default under the Indenture or any of the Credit Agreements, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Funding Corporation or a Guarantor, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

         "RESTRICTED PAYMENT" means, with respect to any Person, (i) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other securities, (ii) any payment of the principal of or interest on any Subordinated Debt, or (iii) the making of any loans or advances to any Affiliate (other than Permitted Debt); in each case from cash, investments, securities or other funds from time to time in the Distribution Suspense Fund or Distribution Fund.

         "REVENUE FUND" means the fund of such name created under the Depositary Agreement.

         "ROYALTIES" means (i) with respect to the Royalty Guarantor, any and all royalties received by Magma pursuant to the Partnership Easements and the East Mesa Assignment and Security Agreement, in each case, to the extent not otherwise required to be used for Operating and Maintenance Costs and (ii) with respect to the Initial Partnership Guarantors, certain royalties, fees and other payments received by VPC under the Brine Sales

Agreement and by CEOC under the Leathers Agreements, Del Ranch Agreements and Elmore Agreements to the extent not otherwise required to be used for (A) Operating and Maintenance Costs or (B) pursuant to a Partnership Project document or financing document.

        "ROYALTY COLLATERAL" means (i) an assignment of all Royalties paid to of the Royalty Guarantor which will be applied in accordance with the priorities of payment established under the Depository Agreement, (ii) a collateral assignment of certain material contracts of the Royalty Guarantor, (iii) a pledge of the capital stock of the Royalty Guarantor, and (iv) a Lien on any funds of the Royalty Guarantor on deposit under the Depositary Agreement.

         "ROYALTY CREDIT AGREEMENT" means the Credit Agreement, dated as of the Initial Closing Date, between Funding Corporation and the Royalty Guarantor.

         "ROYALTY DEED OF TRUST" means the Deed of Trust and Assignment of Rents, dated as of the Initial Closing Date, by the Royalty Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "ROYALTY DOCUMENTS" means, collectively, the Leathers Easement, the Del Ranch Easement, the Elmore Easement, and the East Mesa Assignment and Security Agreement.

         "ROYALTY GUARANTEE" means the Guarantee by the Royalty Guarantor in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

         "ROYALTY GUARANTOR" means Salton Sea Royalty Company, a Delaware corporation.

         "ROYALTY PLEDGE AGREEMENT" means the Stock Pledge Agreement, dated as of the Initial Closing Date, by Magma and the Funding Corporation, pledging the stock of the Royalty Guarantor, in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "ROYALTY PROJECT NOTE" means the promissory note in the principal amount of $75,000,000 issued by the Royalty Guarantor in favor of the Funding Corporation under the Royalty Credit Agreement on the Initial Closing Date.

         "ROYALTY SECURITY AGREEMENT" means the Security Agreement and Assignment of Revenues, dated as of the Initial Closing Date, by the Royalty Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "ROYALTY SECURITY DOCUMENTS" means the Royalty Deed of Trust, the Royalty Security Agreement, the Royalty Pledge Agreement, and all other Security Documents securing the obligations of the Royalty Guarantor under the Royalty Guarantee and the Royalty Project Note.

         "RULE 144A" means Rule 144A under the Securities Act.

         "RULES" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "S&P" means Standard & Poor's Rating Group, a corporation organized and existing under the laws of the State of New York, its successors and assigns.

         "SALTON SEA ASA" means the Second Amended and Restated Administrative Services Agreement, dated as of July 15, 1995, among Magma, SSPG, SSBP and Fish Lake.

         "SALTON SEA COLLATERAL" means (i) an assignment of all Salton Sea Guarantor revenues which will be applied in accordance with the priorities of payment established under the Depositary Agreement, (ii) a deed of trust on substantially all of the assets of each of the Salton Sea Guarantors and the Salton Sea Projects, (iii) a collateral assignment of certain material contracts of each of the Salton Sea Guarantors, (iv) a pledge of the partnership interests in the Salton Sea Guarantors, and (v) a Lien on the Expansion Fund and any other funds of the Salton Sea Guarantors on deposit under the Depositary Agreement.

        "SALTON SEA COLLATERAL ASSIGNMENTS" means the Collateral Assignment (IID Agreements), dated as of the Initial Closing Date, by SSPG in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation; the Collateral Assignment (SCE Agreements), dated as of the Initial Closing Date, by SSPG in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation; and the Collateral Assignment, dated as of the Closing Date, by SSBP, SSPG and Fish Lake in favor of the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation.

         "SALTON SEA CREDIT AGREEMENT" means the Credit Agreement, dated as of the Initial Closing Date, between the Salton Sea Guarantors and the Funding Corporation.

         "SALTON SEA DEED OF TRUST" means the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of the Initial Closing Date, by the Salton Sea Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "SALTON SEA EXPANSION" means, collectively, (i) the construction of Salton Sea Unit IV and (ii) the pH Modification.

         "SALTON SEA GEOTHERMAL SALES CONTRACTS" means, collectively, the Salton Sea Units I and II Geothermal Sales Contract, the Salton Sea Unit III Geothermal Sales Contract and any similar geothermal sales contract among SSBP, SSPG and Fish Lake, relating to Salton Sea Unit IV.

         "SALTON SEA GUARANTEE" means the Guarantee, dated as of the Initial Closing Date, by the Salton Sea Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

         "SALTON SEA GUARANTORS" means SSPG, SSBP and Fish Lake.

         "SALTON SEA O&M AGREEMENT" means the Second Amended and Restated Operating and Maintenance Agreement, dated as of July 15, 1995, between the Salton Sea Guarantors and CEOC.

         "SALTON SEA PARTNERSHIP INTEREST PLEDGE AGREEMENTS" means (i) the Partnership Interest Pledge Agreement, dated as of the Initial Closing Date, by Magma and SSPC, pledging the partnership interests in SSBP, in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation, and (ii) the Partnership Interest Pledge Agreement, dated as of the Initial Closing Date, by SSPC and SSBP, pledging the partnership interests in SSPG, in favor of the Collateral Agent for the benefit of the Secured Parties and Funding Corporation.

         "SALTON SEA POWER COMPANY" means Salton Sea Power Company, a Nevada corporation.

         "SALTON SEA PROJECT DOCUMENTS" means the Engineering Services Agreement, the Salton Sea Geothermal Sales Contracts, the Salton Sea O&M Agreement, the Salton Sea Resource Easement, the Salton Sea Technology Transfer Agreement, the Salton Sea ASA, the Salton Sea Unit I and Unit II Ground Lease, the Salton Sea Unit III Ground Lease, the Salton Sea Unit I PPA, the Salton Sea Unit II PPA, the Salton Sea Unit III PPA, the Salton Sea Unit IV PPA, the SSBP Partnership Agreement, the SSPG Partnership Agreement, the SSPG Unit III Transmission Service Agreement, the SSPG Unit II Transmission Service Agreement, the Waste Disposal Agreement, the Salton Sea Unit IV Transmission Service Agreement and any Additional Project Document entered into with respect to the Salton Sea Projects.

         "SALTON SEA PROJECT NOTE" means the promissory note in the principal amount of $325,000,000 issued by the Salton Sea Guarantors in favor of the Funding Corporation under the Salton Sea Credit Agreement on the Initial Closing Date.

         "SALTON SEA PROJECTS" means, collectively, Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III and Salton Sea Unit IV.

         "SALTON SEA RESOURCE EASEMENT" means the Amended and Restated Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of February 23, 1994 between SSBP and Magma Land, as further amended.

         "SALTON SEA SECURITY DOCUMENTS" means the Salton Sea Deed of Trust, the Salton Sea Collateral Assignments, the Salton Sea Partnership Interest Pledge Agreements, the Fish Lake Pledge Agreement, and all other Security Documents securing the obligations of the Salton Sea Guarantors under the Salton Sea Guarantee and the Salton Sea Project Note.

         "SALTON SEA TECHNOLOGY TRANSFER AGREEMENT" means the Technology Transfer Agreement, dated March 31, 1993, between SSBP, SSPG and Magma.

         "SALTON SEA UNIT I" means the 10 MW nameplate geothermal power plant 100% owned by SSBP and SSPG, located in SSKGRA.

         "SALTON SEA UNIT I PPA" means the Amended and Restated Power Purchase Agreement, dated May 8, 1987, between SSPG and SCE.

         "SALTON SEA UNIT II" means the 20 MW nameplate geothermal power plant 100% owned by SSBP and SSPG, located in the SSKGRA.

         "SALTON SEA UNIT II PPA" means the Power Purchase Agreement, dated April 16, 1985, between SSPG and SCE.

         "SALTON SEA UNIT III" means the 50 MW contract nameplate geothermal power plant 100% owned by SSBP and SSPG, located in the SSKGRA.

         "SALTON SEA UNIT III GEOTHERMAL SALES CONTRACT" means the Geothermal Sales Contract dated as of June 1, 1989, between SSBP and SSPG.

         "SALTON SEA UNIT III GROUND LEASE" means the Ground Lease, dated March 31, 1993, between SSBP, SSPG and Magma Land.

         "SALTON SEA UNIT III PPA" means the Power Purchase Agreement, dated April 16, 1985, between SCE and SSPG.

         "SALTON SEA UNIT IV" means the geothermal power plant currently under construction in the SSKGRA to be 100% owned by the Salton Sea Guarantors.

         "SALTON SEA UNIT IV GEOTHERMAL SALES CONTRACT" means the Geothermal Sales Contract, dated February 15, 1996, between SSBP and SSPG.

         "SALTON SEA UNIT IV PPA" means the Consolidated, Amended and Restated Power Purchase Agreement, dated November 29, 1994, among SCE, Fish Lake Power and SSPG.

         "SALTON SEA UNITS I AND II GEOTHERMAL SALES CONTRACT" means the Geothermal Sales Contract dated as of September 6, 1988, between SSBP and SSPG.

         "SALTON SEA UNITS I AND II GROUND LEASE" means the Salton Sea Units I and II Ground Lease, dated November 24, 1993, between SSBP, SSPG and IID.

         "SALTON SEA UNIT IV TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement, dated as of July 14, 1995, among IID, SSPG and Fish Lake.

         "SAN FELIPE" means San Felipe Energy Company, a California corporation.

         "SCE" means Southern California Edison Company, a California corporation.

         "SCE ELECTRIC SYSTEM INTEGRITY" means the operation of SCE's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property consistent with California utility standards and good engineering practice.

         "SCE LITIGATION" means the Vulcan/BN Geothermal Power Co., et al. v. Southern California Edison Co. case pending in the Superior Court for
Los Angeles, California.

         "SDG&E" means San Diego Gas and Electric, a California corporation.

         "SECURED OBLIGATIONS" means all indebtedness, liabilities and obligations, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise), to the Secured Parties, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising.

         "SECURED PARTIES" means the Trustee, the Collateral Agent, the Depositary, the Debt Service Reserve LOC Provider, any party that becomes a Permitted Counterparty under an Interest Rate Protection Agreement, any party that becomes the Working Capital Facility Agent and any other Person that becomes a Secured Party under any Financing Document.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY" or "SECURITIES" means any of the Initial Securities, the Old Securities, the New Securities and any Additional Securities issued pursuant to the Indenture.

         "SECURITY DOCUMENTS" means, collectively, the Depositary Agreement, the Funding Pledge Agreement, the Intercreditor Agreement, the Partnership Security Documents, the Royalty Security Documents, the Salton Sea Security Documents and any other document providing for any lien, pledge, encumbrance, mortgage or security interest on any or all of the Collateral or Funding Corporation Collateral.

         "SENIOR DEBT" means all of the Permitted Debt of Funding Corporation other than the Subordinated Debt.

         "SENIOR ROYALTY" is the payment owed to Magma by East Mesa pursuant to the East Mesa Assignment and Security Agreement, as modified by the East Mesa Master Agreement, which is paid prior to East Mesa's debt service, which payment amounts to 4% of East Mesa's combined capacity and energy revenues.

         "SERIES A SECURITY" means any Registered Series A Security or any Unregistered Series A Security.

         "SERIES B SECURITY" means any Registered Series B Security or any Unregistered Series B Security.

         "SERIES C SECURITY" means any Registered Series C Security or any Unregistered Series C Security.

         "SERIES D SECURITY" means any Old Series D Security or New Series D Security.

         "SERIES E SECURITY" means any Old Series E Security or New Series E Security.

         "SO4 AGREEMENT" means an Interim Standard Offer No. 4 long-term power purchase agreement or a modified Interim Standard Offer No. 4 long-term power purchase agreement.

         "SSBP" means Salton Sea Brine Processing L.P, a California limited partnership.

         "SSBP PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement, dated March 31, 1993, between SSPC and Magma.

         "SSKGRA" means the Salton Sea KGRA.

         "SSPC" means Salton Sea Power Company, a Nevada corporation.

         "SSPG" means Salton Sea Power Generation L.P., a California limited partnership.

         "SSPG PARTNERSHIP AGREEMENT" means the Limited Partnership Agreement, dated March 31, 1993, between SSPC and SSBP.

         "SSPG UNIT II TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement dated October 3, 1989 between SSPG and IID.

         "SSPG UNIT III TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement dated August 2, 1988 between SSPG and IID.

         "STANDARD OFFER NO. 1 CAPACITY PAYMENT SCHEDULE" means such schedule as approved and published by CPUC from time to time.

         "SUBORDINATED DEBT" means Debt (and the note or other instrument evidencing the same) which has been subordinated, on terms and conditions substantially the same as those permitted under the Indenture, to the prior payment of amounts owing under the Indenture and the Securities.

         "SUBSTANTIAL COMPLETION" occurs upon the Funding Corporation's determination that (i) the Salton Sea Expansion (including, without limitation, the pH Modification) is substantially complete in accordance with the construction contracts and all applicable laws and permits, (ii) all services and equipment required to be furnished by the contractors are substantially completed and all material equipment has been delivered and properly incorporated, (iii) all necessary performance and start up testing and other pre commissioning activities has been conducted, (iv) a punchlist of items to be finished or completed has been prepared, and (v) all events necessary to allow Commercial Operation to be declared have been met.

         "SUPPORT LETTER" means the letter agreement, dated as of the Initial Closing Date, among Magma, the Funding Corporation and the Initial Guarantors.

         "TDS" means total dissolved solids.

         "TIC" means The Industrial Company.

         "TITLE EVENT" means the existence of any defect of title or lien or encumbrance on a Salton Sea Project or a Partnership Project (in each case, other than certain permitted liens) in effect on the Initial Closing Date or the Closing Date, as applicable, that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

         "TITLE EVENT PROCEEDS" means all amounts and proceeds (including instruments) in respect of any Title Event.

         "TITLE POLICY" means the policy or policies of title insurance required pursuant to the Credit Agreements.

         "TRANSACTION DOCUMENTS" means the Project Documents and the Financing Documents.

         "TRANSMISSION SERVICE AGREEMENTS" means, collectively, the Del Ranch Transmission Service Agreement, the Elmore Transmission Service Agreement, the Leathers Transmission Service Agreement, the Vulcan Transmission Service Agreement, the SSPG Unit II Transmission Service Agreement and the SSPG Unit III Transmission Service Agreement and the Salton Sea Unit IV Transmission Service Agreement.

         "TRIGGER EVENT" means (i) an "Event of Default" under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder,
(ii) an "Event of Default" under the Debt Service Reserve LOC Reimbursement Agreement and an acceleration of the indebtedness incurred thereunder, (iii) an "Event of Default" under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate principal amount in excess of $10,000,000 and (iv) certain Guarantee Events of Default under the Salton Sea Guarantee, the Partnership Guarantee or the Royalty Guarantee; and, in each case, the Collateral Agent shall have, upon direction from the Required Secured Parties, declared such event to be a Trigger Event.

         "TRUSTEE" means Chemical Trust Company of California, as trustee under the Indenture, together with its successors and assigns.

         "UNCONTROLLABLE FORCE," with respect to any Power Purchase Agreement, means any occurrence beyond the control of a party which causes that party to be unable to perform its obligations under the relevant agreement and which a party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of government or other proper authority which may conflict with the terms of the agreement, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California. The failure of the interconnecting utility to deliver electrical energy generated by a Project to the point of interconnection is not considered an Uncontrollable Force under the relevant Power Purchase Agreement.

         "UNOCAL" means Union Oil Company of California, a California corporation.

         "UNREGISTERED INITIAL SECURITY" or "UNREGISTERED INITIAL SECURITIES" means any of the Unregistered Series A Securities, Unregistered Series B Securities and Unregistered Series C Securities, initially issued by the Funding Corporation to CS First Boston and Lehman Brothers Inc., as initial purchasers in the Initial Offering.

         "UNREGISTERED SERIES A SECURITY" or "UNREGISTERED SERIES A SECURITIES" means any of the $232,750,000 6.69% Series A Senior Secured Notes due May 30, 2000, initially issued by the Funding Corporation to the initial purchasers in the Initial Offering.

         "UNREGISTERED SERIES B SECURITY" or "UNREGISTERED SERIES B SECURITIES" means any of the $133,000,000 7.37% Series B Senior Secured Bonds due May 30, 2005, initially issued by the Funding Corporation to the initial purchasers in the Initial Offering.

         "UNREGISTERED SERIES C SECURITY" or "UNREGISTERED SERIES C SECURITIES" means any of the $109,250,000 7.84% Series C Senior Secured Bonds due May 30, 2010, initially issued by the Funding Corporation to the initial purchasers in the Initial Offering.

         "VPC" means Vulcan Power Company, a Nevada corporation.

         "VULCAN AGREEMENTS" means, collectively, the Brine Sales Agreement, the Vulcan Transmission Service Agreement, the Vulcan Construction, Operating and Accounting Agreement, the Vulcan Partnership Agreement, the Vulcan PPA and any Additional Project Document entered into by VPC or Vulcan with respect to the Vulcan Project.

         "VULCAN" means Vulcan/BN Geothermal Power Company, a Nevada general partnership.

         "VULCAN CONSTRUCTION, OPERATING AND ACCOUNTING AGREEMENT" means the Construction, Operating and Accounting Agreement dated as of August 30, 1985, as amended as of June 17, 1996, between VPC and Vulcan.

         "VULCAN PARTNERSHIP AGREEMENT" means the Partnership Agreement, dated as of August 30, 1985, as amended as of December 15, 1988, between VPC and BNG.

         "VULCAN PPA" means the Long Term Power Purchase Agreement, dated March 1, 1984, as amended, between SCE and Vulcan, as successor to Magma Electric Company, a Nevada corporation.

         "VULCAN PROJECT" means the 34 MW contract nameplate geothermal power plant 50% owned by VPC, located in the SSKGRA.

         "VULCAN TRANSMISSION SERVICE AGREEMENT" means the Transmission Service Agreement, dated as of December 1, 1988, between VPC and IID.

         "WASTE DISPOSAL AGREEMENT" means the Second Amended and Restated Waste Disposal Agreement, dated as of July 15, 1995, among SSBP, SSPG, Fish Lake and DVC.

         "WORKING CAPITAL DEBT" means the working capital loans provided under the Working Capital Facility in an aggregate principal amount not to exceed $15,000,000.

         "WORKING CAPITAL FACILITY" means any agreement or agreements from time to time in effect among Funding Corporation and banks providing for the availability of working capital loans to the Funding Corporation and the Guarantors.

                                  APPENDIX B

                        INDEPENDENT ENGINEER'S REPORT

          ANALYSIS OF SALTON SEA GUARANTORS, PARTNERSHIP GUARANTORS
                            AND ROYALTY GUARANTOR

                                 PREPARED FOR

                        SALTON SEA FUNDING CORPORATION






                                JUNE 17, 1996






                                COPYRIGHT 1996
                   STONE & WEBSTER ENGINEERING CORPORATION
                               DENVER, COLORADO

                              TABLE OF CONTENTS

SECTION      TITLE                                                       PAGE
- -------      -----                                                       ----
1.0          Executive Summary and Conclusions .......................... B-1
1.1          Executive Summary .......................................... B-1
1.2          Scope of Work .............................................. B-3
1.3          Conclusions ................................................ B-3
2.0          Project Overview ........................................... B-4
2.1          General Description of Magma Projects and Processes  ....... B-4
2.2          Management and Organization ................................ B-5
2.3          Salton Sea Projects ........................................ B-5
2.4          Partnership Projects ....................................... B-6
2.5          Royalty Projects ........................................... B-7
3.0          Salton Sea Expansion ....................................... B-8
3.1          Capacity Expansion ......................................... B-8
3.2          pH Modification Process .................................... B-8
4.0          Project Operations ......................................... B-9
4.1          Salton Sea Projects ........................................ B-10
4.2          Partnership Projects ....................................... B-11
5.0          Project Contracts .......................................... B-13
5.1          Power Purchase Agreements and Related Agreements  .......... B-13
5.2          Geothermal Sales Contracts ................................. B-17
5.3          Solids Disposal Agreements ................................. B-18
5.4          Operating and Maintenance and Administration Agreements  ... B-18
6.0          Funding Corporation Affiliates and Participants  ........... B-19
6.1          CalEnergy Company, Inc. (CalEnergy) ........................ B-19
6.2          Magma Power Company (Magma) ................................ B-20
6.3          Southern California Edison (SCE) ........................... B-20
7.0          Permitting and Environmental ............................... B-20
7.1          Operating Plants ........................................... B-20
7.2          Salton Sea Expansion ....................................... B-20
8.0          Assessment of Financial Projections ........................ B-20
8.1          Base Case Assumptions ...................................... B-20
8.2          Base Case Financial Projections ............................ B-21
8.3          Sensitivity Analysis ....................................... B-25

                                 ATTACHMENTS

 NO.     TITLE
 ---     -----
1        Assumptions and Documents Reviewed
2        Financial Projections

                                  SECTION 1.0

                      EXECUTIVE SUMMARY AND CONCLUSIONS

1.1 EXECUTIVE SUMMARY

   Presented herein are the review and analyses (the Report) by Stone & Webster Engineering Corporation (Stone & Webster) for the proposed issuance of securities by Salton Sea Funding Corporation (Funding Corporation or Company). Magma Power Company (Magma), a wholly owned subsidiary of CalEnergy Company, Inc. (CalEnergy), has established Funding Corporation to issue notes and bonds to investors guaranteed by, and to make loans to, each of the Salton Sea Guarantors, the Partnership Guarantors, and the Royalty Guarantor (Guarantors) secured by assets relating to eight operating power plants consisting of the following:

   o      The Salton Sea Units I, II, III and IV (Salton Sea Projects, or
          Region I),

   o The Vulcan, Del Ranch, Elmore, and Leathers Projects (the Partnership Projects, or Regions II and III), and

   o Royalty and other payments received through Magma, Vulcan Power Company, and CalEnergy Operating Company (CEOC) from the Vulcan, Del Ranch, Elmore, Leathers, and East Mesa Projects (the Royalty Projects). The Salton Sea Projects, Partnership Projects and the Royalty Projects are collectively referred to herein as the Projects.

   The Salton Sea Units I, II and III are owned by Salton Sea Power Generation L.P. (SSPG) and purchase geothermal brine and steam from Salton Sea Brine Processing L.P. (SSBP). SSPG and Fish Lake Power Company (FLPC) are owners of the Salton Sea Unit IV Project. SSPG, SSBP and FLPC are referred to collectively as the "Salton Sea Guarantors." Magma owns a 99 percent limited partnership interest in SSBP and the Salton Sea Power Company (SSPC) owns a one percent general partnership interest in each of SSBP and SSPG. SSBP owns a 99 percent limited partnership interest in SSPG.

   The Partnership Guarantors are Vulcan Power Company, CEOC, Vulcan/BN Geothermal Power Company, Elmore L.P., Leathers L.P., Del Ranch L.P., BN Geothermal Inc., Niguel Energy Company (Niguel), San Felipe Energy Company (San Felipe) and Conejo Energy Company (Conejo). Vulcan Power Company is 99 percent owned by Magma and 1 percent owned by the Funding Corporation and together with its wholly owned subsidiary BN Geothermal Power Company, own 100% of the partnership interest in Vulcan/BN Geothermal Power Company (the Vulcan Project). CEOC which is 99 percent owned by Magma and 1 percent owned by Funding Corporation, together with its wholly-owned subsidiaries, Niguel, San Felipe, and Conejo collectively own 90% of the partnership interests in each of Elmore L.P. (the Elmore Project), Leathers L.P. (the Leathers Project), and Del Ranch L.P. (the Del Ranch Project). Magma owns all of the remaining 10 percent partnership interests in each of Elmore, Leathers and Del Ranch.

   Salton Sea Royalty Company, the Royalty Guarantor, is 99 percent owned by Magma and 1 percent owned by the Funding Corporation. The Royalty Guarantor will receive royalties and other payments from each of the Royalty Projects, except Vulcan.

   Funding Corporation intends to issue $135 million of senior secured notes and bonds (Securities). The net proceeds of the Securities will be used to
(i) refinance all existing project-level indebtedness of the Partnership Projects, (ii) fund certain capital improvements to the Partnership Projects, and (iii) fund a portion of the purchase price for the recent acquisition by the Initial Guarantors of the 50% interest in each of the Partnership Projects previously owned by a third party.

   The Salton Sea Projects and the Partnership Projects are located in Imperial County, California in the Salton Sea area and sell power to Southern California Edison Company (SCE) in accordance with power purchase contracts and related agreements for transmission system interconnection (see Project Contracts). A map showing the location of the Salton Sea and Partnership Projects is provided in Figure 1-1 and an overview of the Projects is presented in Table 1-1. The pH modification plan (pH Modification), which was recently completed as part of the Salton Sea Expansion, enables Magma to reduce operating and maintenance costs and increase unit availability at the Salton Sea Projects. Dow Engineering Company (Dow) is the engineering, procurement, and construction management contractor for the Salton Sea Expansion. The Salton Sea Expansion is nearly complete. The 30-day reliability test commenced on May 24, 1996, and the 24-hour capacity test was completed on June 6, 1996. The Salton Sea Projects and Partnership Projects are operated by CEOC and have been in commercial operation for several years using brine purchased in accordance with certain geothermal sales contracts. The Salton Sea Projects were originally developed, owned, and operated by Union Oil Company of California (Unocal) and were commissioned in 1982, 1990, and 1989 respectively.

   The Salton Sea Expansion includes a new Salton Sea Unit IV which enables Magma to sell an additional 39.6 MW of power to SCE under a 30 year power purchase agreement (Salton Sea Unit IV PPA).

   The commercial operation dates for the Partnership Projects range from 1986 to 1990. The Partnership Projects pay royalties to third parties that own interests in the geothermal resources for the Partnership Projects and to Magma. Magma also receives royalty revenues from the East Mesa Project. Royalty payments are based on each Project's revenues.

                                  TABLE 1-1

                      OVERVIEW OF THE PROJECTS TABLE 1-1

                        FACILITY       NET
                          NET       OWNERSHIP     YEARS OF
                        CAPACITY    INTEREST     COMMERCIAL      CONTRACT        CONTRACT      POWER
                        (IN MW)      (IN MW)     OPERATION      EXPIRATION         TYPE       PURCHASE
                      ----------  -----------  ------------  ---------------  ------------  ----------
SALTON SEA PROJECTS
Salton Sea I ........     10           10          9                 6/2017     Negotiated      SCE
Salton Sea II .......     20           20          6                 4/2020        SO4          SCE
Salton Sea III ......     49.8         49.8        7                 2/2019        SO4          SCE
Salton Sea IV .......     39.6         39.6        0           (est.)6/2026     Negotiated      SCE
                       ----------  -----------
   Subtotal .........    119.4        119.4
PARTNERSHIP PROJECTS
Elmore ..............     38           38          7                12/2018        SO4          SCE
Del Ranch ...........     38           38          7                12/2018        SO4          SCE
Leathers ............     38           38          6                12/2019        SO4          SCE
Vulcan ..............     34           34         10                 2/2016        SO4          SCE
                      ----------  -----------
   Subtotal .........    148          148
THIRD PARTY ROYALTY                                                   CO+30        SO4          SCE
East Mesa ...........     37            0          7
                      ----------  -----------
Total ...............    304.4        267.4
                      ==========  ===========

 1.2 SCOPE OF WORK

   Stone & Webster has reviewed certain technical, environmental and economic aspects of the Projects as listed below:

   o      Status of environmental permitting and compliance

   o      Plant design

   o      Plant performance

   o      Operations and maintenance

   o      Financial projections

   o      Plant management

   o      Contracts

   o      Salton Sea Expansion construction and performance

   Stone & Webster conducted this analysis and prepared this report utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice. In the preparation of this report and the opinions expressed, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. Assumptions and documentation relied upon by Stone & Webster in the preparation of this report are provided in Attachment 1.

1.3 CONCLUSIONS

   Based on our review of generally available information and additional information presented by Funding Corporation, we have reached the following conclusions:

Operations and Performance

   o The Projects use commercially proven technology and are operated in accordance with recognized utility industry practices.

   o The Projects can be expected to operate commercially beyond the final maturity of the Securities.

   o Principal project participants possess the necessary experience to successfully fulfill their project obligations.

   o Operating plant capacity factors used in the Projections are reasonable based on actual performance for the operating years commencing in 1991.

   o The Salton Sea Projects and Partnership Projects should continue to operate in accordance with all relevant current permit conditions and environmental laws.

Financial Projections

   o Stone & Webster's economic/financial analysis reasonably represents projected performance. The assumptions underlying the economic/financial model are reasonable, and the projected operating results reasonably represent the future financial profile.

   o The projected operating and maintenance costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Salton Sea and Partnership Projects.

   o Base case Projections indicate that revenues are adequate to pay operations and maintenance expenses and provide sufficient cash flow available for debt service with base case debt service coverage ratios of 1.57 minimum and 2.04 average.

   o The Projections remain stable across a wide range of sensitivities and avoided cost assumptions.

 Salton Sea Expansion

   o The recently completed Salton Sea Expansion technology is proven and reliable.

   o The Salton Sea Expansion meets expected performance criteria and should comply with all applicable environmental regulations.

   o All necessary discretionary permit approvals were obtained for the completion of the Salton Sea Expansion.

   o The pH Modification technology is proven and reliable. It has been installed and has operated successfully for six years at Salton Sea Unit II and is operating successfully at the Region I plants. As proven by the operating history at Salton Sea Unit II, the pH Modification program as installed should increase availability and decrease costs consistent with assumptions in the Projections.

Project Contracts

   o Major project contracts for the Salton Sea Projects and Partnership Projects, including power purchase agreements and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the Projections.

   o Power purchase agreements and transmission contract terms extend well beyond the term of the Securities.

                                 SECTION 2.0

                               PROJECT OVERVIEW

2.1 GENERAL DESCRIPTION OF MAGMA PROJECTS AND PROCESSES

   The Salton Sea and Partnership Projects are located in the Salton Sea Known Geothermal Resource Area (SSKGRA) and are within a central radius of approximately five miles. A map showing plant locations is provided in Figure 1-1.

   Hot brine from a geothermal resource is flashed into high pressure, standard pressure, and low pressure steam which is expanded through steam turbine generators to produce electric power. The steam is condensed and then used for cooling tower make-up. Excess condensate is injected back into the geothermal reservoir. Noncondensible gases are removed from the condenser and dispersed to the atmosphere through the cooling tower plume. Brine from the steam flash process is further processed to remove solids or maintain them in solution and is injected back into the geothermal reservoir. The Salton Sea and Partnership Projects employ proven geothermal resource flash technology which has been commercially operated worldwide for over 30 years.

   Plant design and operation are affected by the geothermal resource which, in the SSKGRA, is relatively high in solids content at approximately 250,000 to 300,000 parts per million. With the exception of the Region I plants, the operating plants utilize the crystallizer reactor clarifier (CRC) process to control scaling and to remove solids. The majority of the solids are disposed of in a landfill and the remainder are recycled to the crystallizers to promote crystal growth ("seeding") to control scaling on vessel walls. The Region I Plants utilize the pH Modification resource production process to control scaling. This process involves injection of a pH modification agent into the liquid brine resource to maintain solids in solution so that the brine may be injected directly into the reservoir without removal of the solids.

   Noncondensable gases from the Salton Sea and Partnership Projects are removed from the condensers for efficient power generation and turbine operation using a combination of steam jet ejectors and vacuum pumps. Systems for abatement of hydrogen sulfide present in the noncondensable gases have not been required for the Salton Sea and Partnership Projects since ambient hydrogen sulfide concentrations are at acceptable levels. However, due to additional resource required by the Salton Sea Expansion, the Authority to Construct Permits require hydrogen sulfide abatement systems for Salton Sea Units I, II, III and IV which were installed as part of the Salton Sea Expansion. The technology for such abatement systems is proven and reliable.

   The cooling systems for all operating projects consist of surface condensers and wet mechanical draft cooling towers. Balance-of-plant systems are provided to support each operating plant. The necessary fire protection systems are provided, including cooling tower wetdown systems which keep the tower wet during shutdown periods, and fire monitors which are provided at grade around the perimeter of each tower. Brine is injected into the reservoir with injection pumps after solids processing. Brine ponds are provided at each plant for temporary storage of brine during startup/shutdown periods and for emergency use, with the exception of Salton Sea IV, which uses an abandoned clarifier tank at Salton Sea III for temporary brine storage. Standby diesel generators are available to support plant safety systems during shutdowns.

2.2 MANAGEMENT AND ORGANIZATION

   A Manager of Operations is responsible for the overall operation of the Salton Sea Projects and the Partnership Projects. The Salton Sea Projects have an Operations Supervisor, a lab technician administratively reporting to the Central Lab but on-site full time, and a secretary. There are two sets of four operating crews, one set operating Salton Sea Units I and II, and one set operating Salton Sea Units III and IV. Each set consists of four rotating shifts comprised of a Control Operator and three plant outside operators. A reduction in total plant operating personnel for these plants will occur by the end of 1996 as a result of the Salton Sea Expansion Project.

   Maintenance for the four units comprising the Salton Sea Projects is performed by the Central Maintenance department. A maintenance supervisor is responsible for coordinating all maintenance activities at those units. These organizations and staffings are typical of efficiently operated plants of these types.

   All of the plants utilize the same organizational structure. There is an ongoing effort to standardize plant staffing and operations. As part of this plan, maintenance and spare parts were optimized in April 1995 to reduce cost.

   Stone & Webster considers the overall operating and maintenance organization adequate to support operation of the Salton Sea and Partnership Projects. The regional concept appears to be effective and should continue to provide operating and maintenance cost reductions. The Computerized Maintenance Management System (CMMS), implemented in 1995, allowed work order control and inventory control to be further optimized resulting in reduced costs.

2.3 SALTON SEA PROJECTS

   All Salton Sea plants operate with steam produced by the pH Modification process (see Section 3.2). Salton Sea Unit I has been in service since 1982. Power generation equipment consists of a 10 MW Fuji steam turbine operating with standard pressure (SP) steam. The generation voltage of 13.8 kV is stepped up to 34.5 kV providing electrical power to SCE.

   Salton Sea Unit II was placed in service in 1990. A total of three steam turbines produce electrical power. A 4 MW Rotoflow turbine utilizes HP steam and exhausts to the SP steam header. In addition, an 11 MW Mitsubishi turbine operates on SP steam, and a 5 MW steam turbine utilizes LP steam from an LP extraction point on the Salton Sea IV turbine. The Mitsubishi turbine-generator produces electrical power at 4160 volts which is stepped-up to 13.8 kV; the other generators produce power at 13.8 kV. One transformer steps-up power from these three generators to 92 kV for transmission by the Imperial Irrigation District (IID) to the Rancho Mirage substation for sale to SCE.

   Salton Sea Unit III is a 49.8 MW plant with a Mitsubishi turbine that operates on SP and LP steam. The turbine is a 5-stage, dual flow, condensing turbine. Three stages of steam jet air ejectors remove noncondensible gases from the steam. Operational flexibility is provided by steam jet air ejector trains used to respond to varying non-condensible gas content. Commercial operation was declared on February 14, 1989. Power is stepped up to 92 kV for transmission by the IID to the Rancho Mirage substation for sale to SCE.

   Salton Sea Unit IV is a 39.6 MW plant with a General Electric turbine that operates on HP steam. This unit is a single inlet, dual extraction turbine that provides SP and LP steam to Units I, II, and III. The power from Unit IV is transmitted by the IID to Rancho Mirage substation for sale to SCE. Start-up testing to establish capacity and the firm operation date began on May 24, 1996.

   Salton Sea Units I, II, III, and IV are managed by a Region Supervisor. The operations programs include safety, training, and operating procedures. Maintenance programs include a CMMS, training, and spare parts inventory control.

Safety

   CEOC, the Operator of the Salton Sea Projects and the Vulcan, Del Ranch, Elmore, and Leathers Projects, has an established safety program based on a corporate safety manual. Several safety procedures were reviewed and found to be consistent with general industry practices. CEOC utilizes a "Safe Work Permit" that must be obtained by maintenance personnel prior to starting any work and a plant lockout/tagout procedure for isolating systems for maintenance and personnel protection.

Training

   The Salton Sea Projects have a comprehensive training and operator certification program. There are four classifications of operators: 1, 2, 3, and control operator. Each classification has a Certification Manual. The manual, tests, and information are developed according to the organizational structure of the individual plant. The program includes tests conducted by a training department and plant walk-through test conducted by the Training Review Board. In Stone & Webster's opinion, the program is generally better than that found in most plants.

Operating Procedures

   Operating Procedures are in place for the Salton Sea Projects. They included step-by-step methods for startup, normal operation, and shutdown of the Projects. Stone & Webster's review determined that the operating procedures were satisfactory.

Maintenance Programs

   Maintenance at each plant is supervised by a Maintenance Supervisor. The maintenance is performed by the centralized maintenance shop. The Salton Sea Projects have already begun using the CMMS which is improving management of plant maintenance activities.

   Stone & Webster's review of the plants during a site walk-through found the plants to be well maintained. Plant personnel indicated that spare parts were available when required. Spare parts tracing is further improved with the CMMS.

   Salton Sea Units I and II are located adjacent to the Salton Sea; the shoreline has appropriate dikes and levies (installed and maintained jointly by the project operating company and the Imperial Irrigation District) to protect these units from increases in the Salton Sea water level. The dikes are adequately maintained. Salton Sea Units III and IV are located approximately 0.5 miles from the Salton Sea.

2.4 PARTNERSHIP PROJECTS

   The Vulcan Project was commissioned in February 1986. An HP and LP turbine generate electrical power for transmission to SCE via IID lines. Noncondensible gases are directed to the cooling tower using two stages of steam jet air ejectors and one vacuum pump. Each of these components has at least one spare. A standby diesel generator is available to provide emergency power. Solids precipitated from the CRC process are monitored for metals concentrations and hauled by truck to a permitted landfill. Covered storage on a concrete slab is provided on-site.

    Electrical power is generated at 14.4 kV and is transmitted to SCE over 92 kV IID lines. The Del Ranch and the Vulcan Projects are connected via an electrical tie-line.

   The Vulcan Project operating and maintenance programs, safety program, training program, and operating procedures are similar to those programs and procedures in place at the Salton Sea Projects. There is an ongoing effort to centralize and optimize all plant spare parts and control inventory with the CMMS. Consumable spares such as pipe fittings, nuts and bolts are currently stored on-site. Plans to implement centralized spare parts storage are in progress which should result in significant cost savings.

   Outage planning for major overhauls is performed by central maintenance and operations under the direction of a major overhaul project planner. Major overhauls are scheduled every two years with mini-outages (three to five days) scheduled each spring in preparation for the summer peak runs. Specialized maintenance such as electrical protective relay calibration is done by local contractors. The plant operates reliably primarily as a result of this preventative maintenance program and overhaul scheduling practice.

   The Del Ranch Project achieved commercial operation in October 1988. The plant is very similar to the Vulcan Project. A dual pressure 9 stage Fuji turbine produces electrical power for transmission to SCE via IID. A heat recovery system is employed in the steam production cycle which utilizes steam from the initial flash of the resource as the heat source to a reboiler which, in turn, produces clean HP steam from condensate. This clean HP steam is combined with HP steam from the HP crystallizer and is directed to the turbine. LP steam is also produced from the LP crystallizer. Steam scrubbers are used for both the HP and the LP steam supplies to the turbine to ensure a clean, dry supply of steam. Noncondensible gases are removed from the condenser by one steam jet air ejector followed by a vacuum pump and are dispersed to the atmosphere by the cooling tower plume. Spare non-condensible gas removal equipment is available. Solids are handled in a similar manner to the Vulcan Project. One 480 volt and one 4160 volt diesel generator are available to provide emergency power and black start capabilities.

   Stone & Webster reviewed the safety program, training program, operating procedures, and maintenance programs and found them to be similar to those implemented at the Vulcan Project.

   Commercial operation was achieved at the Elmore Project in December 1988 and at the Leathers Project in January 1990. These two plants are identical in all major design respects to the Del Ranch Project, including the main turbine. Three spare turbine rotors and two spare sets of diaphragms are stored for the Del Ranch, Elmore, and Leathers Projects.

   The safety programs, training programs, and operating procedures at both plants are also similar to the Salton Sea Projects. Stone & Webster considers these programs satisfactory and supportive of prudent plant operations.

   The Elmore Project is the first of the Partnership Projects to use a computer based system for preventative and routine maintenance planning. This system and knowledge base are now utilized by all plants providing for increased efficiency and resource utilization resulting in reduced costs.

2.5 ROYALTY PROJECTS

   Magma receives royalties, fees and other payments ("Royalties") from the Leathers, Del Ranch and Elmore Projects based on a percentage of each project's annual revenue, which have been assigned to the Royalty Guarantor. Total Royalties from these Partnership Projects payable to the Royalty Guarantor annually are projected to be $43,775,000 in 1996 increasing to $48,960,000 in 1999. Thereafter Royalties are projected to step-down as revenues from the three Partnership Projects experience avoided cost pricing. The Royalties from the Leathers, Del Ranch and Elmore Projects are included in the Projections.

   Magma also receives Royalties based on a percentage of revenue from the East Mesa Project. Royalties from the East Mesa Project paid to Magma annually are projected to be $1,229,000 in 1996 increasing to $1,465,000 in 1998. Thereafter Royalties are projected to step-down as variable energy revenues from the East Mesa Project experience avoided cost pricing.

                                  SECTION 3.0

                             SALTON SEA EXPANSION

3.1 CAPACITY EXPANSION

   A new steam turbine generator was recently installed near the Salton Sea Unit III site to provide additional capacity of 39.6 MW pursuant to the combined Salton Sea Unit IV PPA. The new steam turbine generator is located near the Salton Sea Unit III site in order to optimize the capacity expansion design. The capacity expansion design is based on the use of HP, SP, and LP steam for electrical power production. In addition to the installation of new steam and brine process equipment, piping, wells, and power generation equipment, the capacity expansion involved modification of existing steam and brine processing equipment, piping, and control systems at Salton Sea Units I, II, and III and interconnection of various steam lines.

   Three new resource wells, three new brine injection wells, and associated piping were installed to provide additional HP and SP steam and brine injection capability to support the installation of the new turbine generator. Modifications to existing steam and brine injection systems at Salton Sea Units I, II, and III were made to provide two HP and SP steam processing and brine injection trains that were designed to accommodate pH Modification of the brine prior to injection back into the geothermal resource. The pH Modification process is described in Section 3.2.

   The pH Modification process was installed in conjunction with the capacity expansion and together required the installation of the following major equipment and systems:

       o New steam plant including a 47.5 MW gross steam turbine generator, cooling tower, condenser, pumps, air ejector system, hydrogen sulfide abatement system, and associated piping and valves.

       o Electrical interconnection equipment including a new transformer, switchgear building, and electrical switchyard.

       o Three new resource wells, three new brine injection wells, pumps, and associated piping, and separator vessels.

       o Corrosion resistant piping, tanks, pumps, and injection system for brine pH Modification.

       o  Instrumentation and control systems.

       o  Equipment foundations and process piping.

   Performance data for the capacity expansion was reviewed to ensure that contract capacity can be achieved given adequate geothermal resource. The results support the capacity levels used in the Projections.

   Train 1 consists of a new resource well and associated piping, the three existing HP steam separator vessels and a new SP steam separator vessel. Train 2 consists of two new resource wells and associated piping, new brine injection piping, a new HP steam separator vessel, and a new SP steam separator vessel.

   The capacity expansion geothermal processes and power generation technology for the capacity expansion are well proven. The General Electric turbine generator, balance-of-plant equipment, and process equipment selected for the capacity expansion is of a type used successfully in geothermal and industrial applications and the overall design is satisfactory.

   The technology for the new noncondensable gas hydrogen sulfide removal system for Salton Sea Units I, II, III, and IV required by the capacity expansion permits was selected as part of the Salton Sea Expansion.

3.2 PH MODIFICATION PROCESS

   The pH Modification process originally used at Salton Sea Unit II lowers the pH of the geothermal resource by injection of a pH modification agent into the liquid brine stream. As a result, solids remain in solution rather than precipitate out of solution as in the CRC process used at the Partnership Projects. Therefore, scaling is minimized and solids in solution can be injected into the reservoir. The process is a proprietary process developed by Unocal and subsequently purchased by Magma. The pH Modification process was part of Unocal's original design of Unit II and has been operating successfully since 1990. The pH Modification process has been installed at the Salton Sea Expansion, and is operating successfully for all the Salton Sea plants.

   The geothermal resource at the Salton Sea Projects and the Partnership Projects is unique in that it contains high solids as compared to other geothermal resources. Consequently, the concept of reducing brine pH to a level where solids remain in solution reduces operating costs at these plants since this entire solution can be injected back into the resource as brine, significantly reducing precipitated solids handling costs. The process has been developed specifically for application at the Salton Sea and Partnership Projects and has been successfully demonstrated and operated reliably at Salton Sea Unit II, and more recently at Salton Sea III. Significant benefits in the form of operating and maintenance savings are realized as a result of pH Modification in the elimination of equipment associated with the processing of the resource and solid waste handling and disposal. Projected operating and maintenance costs for the pH Modification process are approximately half that of the CRC process. pH Modification also has the following impacts:

       a. The process must inject brine at a higher temperature to ensure that solids remain in solution; therefore, less heat energy is available for conversion to electricity thus decreasing overall plant thermal efficiency.

       b. The design must provide for adequate LP steam for existing plants.

       c. The process results in increased plant availability realized through elimination of CRC downtime.

       d. Piping and equipment materials associated with pH Modification must be corrosion resistant. Use of titanium piping in the new wells is planned. Liquid brine piping will be cement lined steel.

   Cost versus benefits analyses support installation of the pH Modification process for the Salton Sea Projects. The process is proven and reliable and is operating successfully at the Salton Sea Projects.

                                  SECTION 4.0

                              PROJECT OPERATIONS

   The Salton Sea and Partnership Projects use proven technology and have operated reliably since commercial operation. The most significant operating and maintenance activities for the Salton Sea and Partnership Projects are caused by geothermal resource corrosion and production of solids in the geothermal resource processing systems. These activities at the Salton Sea Projects have been reduced by the implementation of the pH Modification program.

   The tables in the following sections summarize the operating history for each of the Salton Sea and Partnership Projects. Two capacity factor values are reported in the operating summaries for each plant. One expresses production relative to the Contract Capacity and the other expresses production relative to the plants' nominal capacity. The nominal capacity factors were used in the Projections.

 4.1 SALTON SEA PROJECTS

Salton Sea Unit I Performance Summary

   Salton Sea Unit I is nominally a 10 megawatt (MW) net output plant. Salton Sea Unit I entered commercial operation in 1982 and is not able to produce power at the 100 percent power purchase contract power output level because of steam limitations and an increase in house power load. The capacity factor for Salton Sea Unit I should increase after completion of new brine facilities and pH modification. The Salton Sea Unit I operating history is summarized below:

                                                                                   NOMINAL
          GROSS MW                   MW HRS                  AVAIL    CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    FACTOR   CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED     TO SCE     MW TO SCE     (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  --------  ----------  ----------
 1986      89,208        10.38       84,066        9.78      98.08      95.97       119.96
 1987      67,824         9.34       63,744        8.78      82.89      82.26        90.96
 1988      89,604        10.63       84,164        9.98      95.99      96.29       120.10
 1989      69,354        10.50       65,171        9.87      75.38      75.17        93.00
 1990      83,160         9.93       60,766        7.26      95.56      69.36        86.71
 1991      82,962        10.86       61,667        8.07      87.20      70.78        87.61
 1992      90,270        10.46       66,540        7.71      98.20      75.75        94.95
 1993      78,515         9.96       55,707        7.07      89.98      64.13        79.48
 1994      83,844         9.59       57,637        6.59      99.82      65.81        82.24
 1995      83,696         10.2       56,998        6.90      93.73      65.07        81.33

- ------------

        * Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability for Salton Sea Unit I for the last five years of operation has been in the 87 to 99 percent range.

Salton Sea Unit II Performance Summary

   Salton Sea Unit II is nominally a 20 MW net output plant. Salton Sea Unit II first went into commercial operation in 1990 and is meeting power purchase contract power output requirements. The Salton Sea Unit II operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      106,509       16.30       106,506      16.30       101,447     74.59       77.20      64.34
 1991      146,090       18.40       143,910      18.13       138,729     90.63      106.06      87.98
 1992      156,897       17.97       155,892      17.85       150,710     99.42      114.38      95.58
 1993      152,673       18.63       152,130      18.56       147,314     93.57      112.46      93.43
 1994      157,593       18.07       150,868      17.30       150,914     99.55      114.85      95.71
 1995      155,859        18.7       155,024       18.6       148,056     95.22      112.68      93.90

- ------------

        * The megawatt hours delivered to the SCE substation which is the basis for power purchase contract are shown. The difference between the energy delivered to IID and the energy delivered to SCE account for the transmission line losses in the IID distribution system.

       ** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability and power purchase contract capacity factors since commercial operations have averaged 91.6 percent and 105 percent, respectively.

 Salton Sea Unit III Performance Summary

   Salton Sea Unit III is nominally a 49.8 MW net output plant. Salton Sea Unit III first went into commercial operation in February 1989 and is meeting power purchase contract output requirements. The Salton Sea Unit III operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      405,792       50.13       388,342      47.98       377,407     92.40       90.83      86.51
 1991      463,372       53.03       444,392      50.86       430,614     99.74      103.49      98.71
 1992      433,152       52.91       414,322      50.61       402,211     93.47       96.53      92.20
 1993      470,304       54.04       448,694      51.56       435,247     99.34      104.60      99.77
 1994      462,912       53.11       438,324      50.29       426,911     99.49      102.60      97.86
 1995      433,440        53.4       407,476       50.2       397,178     92.65       95.45      91.04

- ------------

        * The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the energy delivered to IID and the energy delivered to SCE accounts for the transmission line losses in the IID distribution system.

       ** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability and contract capacity factors have averaged 97 percent and 99 percent respectively since 1990.

4.2 PARTNERSHIP PROJECTS

Vulcan Project Performance Summary

   The Vulcan Project is nominally a 34 MW net output plant. The Vulcan Project first went into commercial operation in February 1986 and is meeting the power purchase contract power output requirements. The Vulcan Project operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      325,732       37.2        287,952       32.9       279,788     89.94          NA       93.94
 1991      313,394       39.2        279,442       35.0       270,736     91.21      104.77       90.89
 1992      335,842       40.2        300,684       36.0       292,066     95.13      112.71       97.8
 1993      334,919       40.8        303,392       37.0       295,308     93.70      114.27       99.15
 1994      342,371       40.1        310,656       36.4       304,325     97.55      117.76      102.18
 1995      366,670       42.4        334,700       38.7       327,454     98.68      126.71      109.94

- ------------

        * The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the energy delivered to IID and the energy delivered to SCE accounts for the transmission line losses in the IID distribution system.

       ** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 94 percent and 115 percent respectively since commercial operation.

 Del Ranch Project Performance Summary

   The Del Ranch Project is nominally a 38 MW net output plant. The Del Ranch Project first went into commercial operation in January 1989 and is meeting the power purchase contract power output requirements. The Del Ranch Project operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      359,775       42.9        327,050       39.0       318,391     95.73      106.90       95.65
 1991      349,574       41.5        316,572       37.6       307,051     96.22      103.09       92.24
 1992      375,290       44.2        338,680       39.9       329,075     96.60      110.19        98.6
 1993      380,439       46.0        343,704       41.5       334,589     94.44      112.34      100.51
 1994      398,665       46.2        362,472       42.0       355,088     98.43      119.22      106.67
 1995      386,155       46.1        352,752       42.1       344,975     95.62      115.83      103.63

- ------------

       * The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the energy delivered to IID and the energy delivered to SCE accounts for the transmission line losses in the IID distribution system.

       ** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 95 percent and 109 percent respectively since commercial operation.

Elmore Project Performance Summary

   The Elmore Project is nominally a 38 MW net output plant. The Elmore Project first went into commercial operation in January 1989 and is meeting the power purchase contract power output requirements. The Elmore Project operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      359,882       43.6        331,744       40.2       323,228     94.31       108.5       97.10
 1991      369,459       42.0        336,144       39.7       326,379     96.56       109.6       97.73
 1992      352,363       40.1        319,990       36.4       311,255     90.86       104.2       93.32
 1993      384,539       43.9        351,166       40.1       341,979     97.04       114.8      102.73
 1994      385,503       46.4        350,526       42.2       344,338     94.75       115.61     103.44
 1995      393,584       45.6        358,658       41.6       350,941     98.46       117.83     105.43

- ------------

        * The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the energy delivered to IID and the energy delivered to SCE accounts for the transmission line losses in the IID distribution system.

       ** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and capacity factors have averaged 95 percent and 111 percent respectively since commercial operation.

 Leathers Project Performance Summary

   The Leathers Project is nominally a 38 MW net output plant. The Leathers Project first went into commercial operation in January 1990 and is meeting the power purchase contract power output requirements. The Leathers Project operating history is summarized below:

                                                                                                NOMINAL
          GROSS MW                   MW HRS                   MW HRS      AVAIL     CONTRACT    CAPACITY
             HRS        AVG. MW     DELIVERED    AVG. NET    DELIVERED    FACTOR    CAPACITY     FACTOR
 YEAR     GENERATED    GENERATED    TO IID**    MW TO IID     TO SCE*      (%)     FACTOR (%)     (%)*
- ------  -----------  -----------  -----------  ----------  -----------  --------  ----------  ----------
 1990      358,046       44.4        330,076       40.9       321,000     92.11       111.8       96.43
 1991      352,707       42.7        324,629       39.3       315,710     94.20       108.8       94.84
 1992      377,770       44.6        349,824       41.3       340,785     96.79       118.0      102.10
 1993      371,821       44.8        342,129       41.2       333,794     99.53       117.1      100.27
 1994      377,550       44.1        349,740       40.9       342,247     97.69      114.91      102.81
 1995      386,488       45.3        354,646       41.6       347,493     97.35      116.67      104.39

- ------------

* The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the energy delivered to IID and the energy delivered to SCE accounts for the transmission line losses in the IID distribution system.

** Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 96 percent and 115 percent respectively since commercial operation.

                                 SECTION 5.0

                              PROJECT CONTRACTS

5.1 POWER PURCHASE AGREEMENTS AND RELATED AGREEMENTS

   Stone & Webster reviewed technical adequacy of the contracts and agreements discussed below. Stone & Webster is of the opinion that Funding Corporation affiliates are capable of satisfying their contractual obligations which set forth the requirements for operation of the Salton Sea and Partnership Projects. The pertinent technical obligations of the contracts are presented in this section.

5.1.1 OPERATING PLANTS

   Each of the operating Salton Sea and Partnership Projects is subject to terms and conditions as specified in its associated power purchase agreement. All of the contracts include a number of identical conditions related to operation, maintenance, metering, and other commercial terms which are reasonable and consistent with the Projections assumptions for the respective power plants. Each contract is unique in certain aspects, such as contract capacity, payments, or contract term. Tables 5-1A and 5-1B provide a summary of Magma's ownership interest and contractual terms for each power plant. These are accurately included in the Projections.

   Based upon the capacity and energy payment rates summarized in Tables 5-1A and 5-1B, actual billing rates for some plants are calculated for On-Peak, Mid-Peak, Off-Peak, and Super Off-Peak for Summer and Winter seasons as defined by Time of Use Schedules published by the California Public Utilities Commission (CPUC). These billing rates provide for higher payments than shown on the Projections during Summer Peak, Summer Mid-Peak and Winter Mid-Peak periods, which total 3465 hours per year and lower payments than shown during Winter Super Off-Peak which total 1434 hours per year. Payment rates during Summer and Winter Off-Peak periods, which include 3861 hours, equal or are close to the rates shown in Tables 5-1A and 5-1B. Average energy rates received in any year could vary below the Projections assumptions if the capacity factor of the power plants were significantly reduced during the Summer Period between June 1 and October 1, when energy payments equal or exceed the average rates shown on Tables 5-1A and 5-1B.

    The Projections include energy payments during Phase I as specified in Table 5-1A for energy generated up to the nameplate capacity. Payment for energy generated at capacity in excess of nameplate capacity is included based on compensation at avoided cost which is conservative since facilities owned by others with similar contracts reportedly are paid full contract energy rates rather than avoided cost energy rates by SCE. Magma and SCE are currently attempting to resolve this issue.

   Capacity payments specified in Tables 5-1A and 5-1B are included in the Projections. Capacity factors for Salton Sea Unit III and the Partnership Projects have been well in excess of the contractual requirements. Salton Sea Units I and II should meet 100 percent of their respective power purchase contract power requirements since pH Modification and brine processing expansion projects were recently completed.

   Stone & Webster has reviewed Salton Sea Unit I performance summary statistics for 1994. The unit generated 4,180,000 kWh during the Summer Peak period, which corresponds to 80.1 percent of the contract capacity during those hours. Accordingly, Salton Sea Unit I met the performance requirements. The Salton Sea Expansion increased brine processing capabilities thereby providing further assurance that contract capacity requirements can be met in the future.

   Salton Sea Unit II is capable of meeting its contract capacity requirement taking into account the 20 percent allowance for forced outages. The Salton Sea Expansion has increased brine processing capabilities thereby providing assurance that contract capacity requirements can be met in the future.

                                  TABLE 5-1A

                 SUMMARY OF TERMS -- POWER PURCHASE CONTRACT

                             SALTON SEA PROJECTS

                                       UNIT 1              UNIT 2               UNIT 3               UNIT 4
                                ------------------  -------------------  -------------------  -------------------
Contract Capacity (kW)              10,000                15,000               47,500                34,000
As Available Capacity           Not Applicable                 0                    0                 2,000
Capacity Payment ($/kW-year)    121.71 (1)                   187                  175                 (7)
Capacity Bonus ($/kW-year)             (2)                  (6)                  (6)                  (7)
As Available Capacity           Not Applicable         Not Applicable       Not Applicable       Not Applicable
 Payment ($/kW-yr)
Energy Payment ($/kWh)          0.04701 (3)         0.106 (Phase 1)         0.098 (Phase 1)           (7)
                                                    (4)(Phase 2)             (4) (Phase 2)
Dispatchability Price           Not Applicable            (5)               Not Applicable       Not Applicable
 Adjustment
Contract Term                   July 2017           April 2000               January 1999        May 2026 (Est.)
                                                    (Phase 1)                  (Phase 1)
                                                    April 2020               January 2019
                                                    (Phase 2)                  (Phase 2)

    NOTES:

   1. Capacity payment as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics.

   2. Payment for capacity in excess of contract capacity is based on as available capacity price in Standard Offer No. 1 Capacity Payment Schedule. Pro forma does not include bonus payments.

   3. Energy payment as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics, Rate applies to all energy delivered at specified point of delivery.

   4. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

   5. Utility receives 5% of all kWh delivered in excess of 80% of Contract Capacity at no cost which is appropriately accounted for in pro forma.

   6. For capacity factors greater than 85%, monthly payment = [(1.2 X On Peak Capacity Factor) - 1.02] [Capacity Payment] [Contract Capacity] [1/12]. Pro formas appropriately indicate bonuses of 18% of capacity payment.

   7. See "Summary Description of Principal Project Contracts" in the Confidential Offering Circular.


                                  TABLE 5-1B

                 SUMMARY OF TERMS -- POWER PURCHASE CONTRACT

                             PARTNERSHIP PROJECTS

                                       VULCAN            DEL RANCH             ELMORE             LEATHERS
                                ------------------  ------------------  ------------------  ------------------
Contract Capacity (kW)               29,500              34,000              34,000              34,000
As Available Capacity                 4,500               4,000               4,000               4,000
Capacity Payment ($/kW-year)            158                 198                 198                 187
Capacity Bonus ($/kW-year)           (2)                 (2)                 (2)                 (2)
As Available Capacity Payment             8                   8                   8                   8
 ($/kW-yr)
Energy Payment ($/kWh)          0.109-0.126           0.109-0.146       0.109-0.146         0.109-0.156
                                (Phase 1)(1)          (Phase 1)(1)      (Phase 1)(1)        (Phase 1)(1)
                                (Phase 2)             (Phase 2)         (Phase 2)           (Phase 2)
Dispatchability Price           Not Applicable      Not Applicable      Not Applicable      Not Applicable
 Adjustment
Contract Term                   February 1996       January 1999        Janaury 1999        January 2000
                                (Phase 1)           (Phase 1)           (Phase 1)           (Phase 1)
                                February 2016       January 2019        January 2019        January 2020
                                (Phase 2)           (Phase 2)           (Phase 2)           (Phase 2)

   NOTES:

   1. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

   2. For capacity factors greater than 85%, monthly payment = [(1.2 X On Peak Capacity Factor) - 1.02][Capacity Payment][Contract Capacity] [1/12]. Pro formas appropriately indicate bonuses of 18% of capacity payment.

   3.  Expected annual production is not a contract limit.

 5.1.2 SALTON SEA CAPACITY EXPANSION

   Under the existing Salton Sea Unit I power purchase agreement, Magma was entitled to add 20,000 kW of generating capacity. Magma, through its subsidiary, Fish Lake Power Company, had also executed a power purchase agreement for the 16,000 kW Fish Lake project in Nevada. On November 29, 1994, Fish Lake Power Company and another Magma subsidiary, the Salton Sea Power Generation L.P., which were signatories to the Fish Lake power purchase agreement and Salton Sea Unit I power purchase agreements, respectively, executed a consolidated power purchase agreement with SCE (the Salton Sea IV
PPA). This contract consolidates the allowable capacity increase at Salton Sea Unit I of 20,000 kW and the Fish Lake project capacity of 16,000 kW into a single contract which provides for a contract capacity of 34,000 kW and an as available capacity of 2000 kW to be added at the Salton Sea Unit III site for a total of 36,000 kW. Contract capacity must be demonstrated annually.

   The Salton Sea IV PPA was approved by the CPUC on April 26, 1995. The contract term is 30 years commencing on the Firm Operation Date.

   The Salton Sea IV PPA provides for capacity payments for firm and as-available capacity. Payments for 20,000 kW corresponding to all of the capacity of the Salton Sea Unit I addition are $121.72/kW-year adjusted quarterly based on Bureau of Labor Statistics using the second quarter of 1992 as reference. The capacity payments continue until June 30, 2017. As of the first quarter 1996, these payments had been escalated to $132.85/kW-year based on these indices. Payments for 14,000 kW corresponding to most of the 16,000 kW capacity of the Fish Lake project are set at $158/kW-year with no adjustment. Payments for additional capacity (including the 2000 kW of as-available capacity) will be calculated based on SCE's published avoided cost of energy as periodically revised.

   The Salton Sea IV PPA provides for energy payments for all energy delivered to SCE up to 110 percent of the nameplate rating of 36,000 kW. Energy payments are calculated by blending rates associated with generation of 20,000 kW corresponding to the Salton Sea Unit I addition and 16,000 kW corresponding to the Fish Lake project. The energy payments associated with the Salton Sea Unit I addition continue until June 30, 2017, and are established using a base rate of 4.701 cents/kWh as of the second quarter of 1992 and escalated quarterly based on Bureau of Labor Statistics. As of the first quarter 1995, these payments had been escalated to 4.90 cents/kWh based on these indices. The energy payments associated with the Fish Lake project continue for the contract term of 30 years and range from 8.8 in 1996 to 12.4 cents/kWh through 2005, and are based on SCE's published avoided cost thereafter with an incremental addition of from 1.0 to 3.5 cents/kWh between 2006 and 2010, and no additional increment thereafter. Energy in excess of 110 percent of nameplate rating prior to June 30, 2017 and in excess of 110 percent of 16/36 of nameplate rating thereafter through the term of the contract will be priced at SCE's published avoided cost of energy.

5.1.3 TRANSMISSION INTERCONNECTION AGREEMENTS

   Transmission lines owned and operated by IID are used to interconnect each of the Partnership Projects and the Salton Sea Projects except Salton Sea Unit I with SCE. Salton Sea Unit I delivers power directly to SCE which uses the IID transmission lines. The durations of the interconnection agreements differ from those of the power purchase agreements, although interconnection agreements are in place for the term of the proposed financing.

   The capacity increase associated with project development at Salton Sea Unit IV, described in Section 5.1.2 herein, is interconnected through a transmission line owned by IID. An agreement to acquire transmission entitlement has been executed with IID and an interconnection and transmission agreement has been executed. Transmission service charges are included in the Projections.

   A portion of the construction cost of the transmission line was paid for each power plant except Salton Sea Unit I in accordance with the Funding and Construction Agreement of June 29, 1987 and separate agreements for each of the plants with IID. (SCE is responsible for the Salton Sea Unit I transmission cost on the IID lines.) Magma currently has transmission line entitlements for 288.6 MW on this line, which is in excess of existing combined capacity of 244 MW for the Salton Sea Units I, II, III, and IV, Vulcan, Del Ranch, Elmore, and Leathers operating power plants. The Funding and Construction

Agreement provides for credits equal to contributions and other financing costs to be applied against Transmission Service Agreement charges. These credits are included in the Projections. SCE is responsible for transmission of power from Salton Sea Unit I.

5.2 GEOTHERMAL SALES CONTRACTS

5.2.1 SALTON SEA UNITS I, II, III, AND IV

   Magma Land Company I provides to Salton Sea Brine Processing L.P. the right to extract and utilize geothermal resources for the Salton Sea Units pursuant to an Amended and Restated Easement Grant Deed, dated as of February 23, 1994, as further amended.

   The geothermal royalties to be paid to Magma Land Company I for such rights as a percentage of the energy revenues of the Salton Sea Units are summarized below.

                YEAR                              TOTAL
                ----                             -----
               1994 ..........................   3.9338%
               1995 ..........................   4.0139%
               1996 ..........................   4.0959%
               1997 ..........................   4.2362%
               1998 ..........................   4.2643%
               1999 ..........................   4.4076%
               2000 ..........................   4.5245%
               2001 ..........................   4.6531%
               2002 ..........................   4.6074%
               thereafter  ...................      N/A*

- ------------

   * The percentage royalty payments will increase by approximately 1.75% per annum.

   The payments do not include additional non-material payments to be made by Magma Land Company I (e.g., surface rentals and rent for undeveloped parcels). All payments are included in the Projections.

5.2.2 VULCAN PROJECT

   Geothermal energy sales for the Vulcan Project are subject to terms and conditions as specified in the Brine Sales Agreement dated August 30, 1985, as amended as of June 17, 1996, between Vulcan Power Company and Vulcan/BN Geothermal Power Company. Vulcan Power Company provides resources as specified in the Brine Sales Agreement and receives in return 4.167 percent of the energy component of the price of electricity sold in accordance with the power purchase agreement and an Administrative Fee which is subject to negotiation at unspecified intervals. The Projections include the 4.167 percent royalty and include an Administrative Fee.

   Pursuant to underlying resource documents Magma pays a royalty to resource owners equal to 4.167 percent of energy revenues. There are also other payments for use of surface rights and leases for the plants. These royalty payments are included in the Projections.

5.2.3 DEL RANCH, ELMORE, AND LEATHERS PROJECTS

   Del Ranch, L.P., Elmore, L.P. and Leathers, L.P. have each entered into an Easement Grant Deed and Agreement with Magma. These agreements provide for sale of geothermal energy for use by the Del Ranch, Elmore, and Leathers Projects. Magma receives as payment a Grantors Fuel Charge equal to 17.333 percent of all energy revenues received by the facilities pursuant to the power purchase agreements and a Geothermal Lessor's Fee equal to 4.167 percent of all energy revenues received by the facilities. Magma also receives a Resource Development Fee equal to 0.833 percent of all energy revenues for the Del Ranch and Elmore Projects, but not for the Leathers Project. The Projections accurately include these payments based on projected energy sales.

                                     B-17





    Pursuant to underlying resource documents Magma pays a royalty to resource owners equal to 4.167 percent of energy revenues. There are also other payments for use of surface rights and leases for the plants. These royalty payments are included in the Projections.

5.3 SOLIDS DISPOSAL AGREEMENTS

   Solid geothermal end products are disposed of in the Magma owned Desert Valley Company monofill in accordance with the Amended and Restated Waste Disposal Agreement of February 23, 1994. Contract term is 10 years. Tipping fees were set at $51.50 per ton subject to annual adjustment based on specified indices.

   Other solid geothermal scale, pipe, filter cake, and other materials which are characterized as hazardous waste are transported and disposed of by Laidlaw Environmental Services in accordance with an Environmental Services Agreement in effect through March 31, 1996. This contract will be extended to allow disposal until the pH Modification project is complete. Costs for disposal of bulk solids requiring no treatment range from $77 to $100 per ton depending on quantity. Disposal costs for wastes requiring solidification range from $145 to $185 per ton. Disposal cost for wastes requiring stabilization range from $175 to $215 per ton. An additional 10 percent county tax and transportation costs of $14 per ton are also assessed.

   In 1994, 21,613 tons of solids were disposed of with Laidlaw, of which 8,143 tons were attributable to non-routine facility cleanout operations. Approximately 14,000 tons/year of solids would normally be disposed of with Laidlaw at an average cost of $80/ton subject to escalation. The appropriate portion of these costs is allocated in the Projections for Vulcan, Del Ranch, Elmore, and Leathers Projects. The Projections do not include significant solids disposal costs for Salton Sea Units I, II, and III, since solids generation has been significantly reduced by implementation of the pH Modifications. Approximately 33,000 tons of filter cake were disposed of at Desert Valley in 1994 at rates as specified in the Waste Disposal Agreement from all plants excluding Salton Sea Unit II, which incorporates pH Modification in its design to eliminate precipitation and disposal of brine solids. The Projections for the Vulcan, Del Ranch, Elmore, and Leathers Projects include their portion of these costs for disposal based on the specified tipping fee. Costs for filter cake disposal for Salton Sea Units I and III are not included since the pH Modification program has been implemented.

5.4 OPERATING AND MAINTENANCE AND ADMINISTRATION AGREEMENTS

5.4.1 SALTON SEA UNITS I, II, III, AND IV

   An Amended and Restated Operating and Maintenance Agreement was executed on of July 15, 1995, between CEOC, Salton Sea Power Generation L.P., and Salton Sea Brine Processing L.P. The Operating and Maintenance Agreement provides for CEOC to perform or, when necessary, subcontract the performance of all necessary operations, maintenance, and repairs, with specific responsibilities comprehensively described. The agreement also provides for performance of administrative services and maintenance of specified reserve accounts. The term of the agreement is 33 years. CEOC is reimbursed for actual incurred costs and expenses, which are included as part of operating expenses in the Projections. The agreement does not provide for any additional fees. Administrative services for the Salton Sea Projects are provided pursuant to an Administrative Services Agreement between Magma and the Salton Sea Guarantors.

5.4.2 VULCAN PROJECT

   A Construction, Operating, and Accounting Agreement was executed on August 30, 1985, as amended as of June 17, 1996, between Vulcan/BN Geothermal Power Company and Vulcan Power Company. The agreement is similar to the Operating and Maintenance Agreement for Del Ranch, Elmore, and Leathers. Vulcan Power Company is reimbursed for actual incurred costs and expenses which are included as part of operating expenses in the Projections. The agreement does not provide for any additional fees. Administration services and costs are covered by an Administrative Services Agreement between CEOC and Vulcan.

                                     B-18





 5.4.3 DEL RANCH, ELMORE, AND LEATHERS PROJECTS

   Del Ranch, L.P., Elmore L.P., and Leathers, L.P. entered into Operating and Maintenance Agreements with CEOC. The agreements provide for operation of the Del Ranch, Elmore, and Leathers Projects. The agreements, as amended, are all very similar to each other and provide for CEOC to perform or, when necessary, subcontract the performance of all necessary operations, maintenance, and repairs. Included in the scope of work are budget development, implementation of preventive maintenance, safety and loss prevention, and spare parts programs. Also included are performance of administrative functions including billing, revenue collection and disbursement, and maintenance of working capital and reserve accounts. The term of the contract is 32 years.

   CEOC is reimbursed for actual costs and expenses incurred. In addition, the contracts provide for payments to CEOC of a Guaranteed Capacity Payment and Special Priority Distribution pursuant to the applicable Limited Partnership Agreements. The Projections include these base and incentive payments based on projected energy sales.

   A separate Administrative Services Agreement between the same parties has been entered into for each facility. The term of each contract is 32 years. Each agreement provides that CEOC will perform administrative and management activities not covered by the respective Operating and Maintenance Agreement for the facility. The contracts provide for payment of an Administration Fee equal to three percent of total electricity revenues, but in no event less than a floor amount of $800,000 per year per facility which is subject to escalation based on the Consumer Price Index based on its value in August 1988. These fees are included in the Projections.

                                 SECTION 6.0

               FUNDING CORPORATION AFFILIATES AND PARTICIPANTS

6.1 CALENERGY COMPANY, INC. (CALENERGY)

   CalEnergy Company, Inc. formerly known as California Energy Company, Inc. (the Company), was founded in 1971 and is primarily engaged in the development and operation of environmentally responsible independent power production facilities worldwide utilizing geothermal resources or other energy sources, such as hydroelectric, natural gas, oil and coal.

   The Company is the largest independent geothermal power producer in the world (on the basis of the Company's estimate of the aggregate megawatts (MW) of electric generating capacity in operation and under construction). The Company has an aggregate net ownership interest of 432 MW of electric generating capacity in power production facilities in the United States having an aggregate net capacity of 575 MW. All of these facilities are managed and operated by the Company and are principally located in Southern California. In addition to the electricity sales revenue earned from its net ownership position in such facilities, the Company receives significant fee and royalty income from operating such plants and certain power plants which are owned by unaffiliated third parties and from managing the production from the geothermal resources for such facilities. Additionally, the Company has an aggregate net ownership interest of 449 MW of electric generating capacity in four geothermal power projects in the Philippines and the United States, having an aggregate net capacity of 540 MW, and has a net ownership interest of 52 MW of electric generating capacity in a hydroelectric power project in the Philippines, having an aggregate net capacity of 150 MW, which projects are financed and under construction. Recently a notice to proceed was issued with respect to construction of a 55 net MW geothermal project in Indonesia in which the Company has an aggregate net ownership interest of 26 MW of electric generating capacity. The Company is also developing seven additional projects with executed or awarded power sales contracts in the Philippines, Indonesia and the United States. The Company is expected to have an approximate net ownership interest of 760 MW in these development projects (which represent an aggregate net capacity of 1,423 MW of additional potential electric generating capacity). Substantial contingencies exist with respect to development projects, including, without limitation, the need to obtain financing, permits and licenses and the satisfactory completion of construction.

                                     B-19





 6.2 MAGMA POWER CORPORATION (MAGMA)

   Magma, prior to its acquisition by CalEnergy, was a U.S. based independent power producer specializing in geothermal energy. Magma was in the business of generating electricity from seven operating geothermal power plants, and acquiring, exploring, and developing geothermal resources. Magma was a successor to a business founded in 1954 that pioneered geothermal development at the Geysers in Northern California, which is the largest geothermal development in the U.S.

6.3 SOUTHERN CALIFORNIA EDISON (SCE)

   SCE is a public utility regulated by the California Public Utilities Commission. SCE's service area includes approximately 50,000 square miles with a population of more than 11 million.

   SCE added approximately 30,000 customer accounts in 1994, compared with about 10,000 new accounts in 1993. This brings the total number of customer accounts served to 4.15 million. SCE's customer base has grown by approximately three percent or 0.75 percent per year, over the past four years. Customer growth in the near term is expected to increase reflecting the projected expansion of California's population. Peak system demand in 1994 was 18,044 MW and system generating capacity was 20,615 MW. According to its 1994 Annual Report, SCE's energy mix in 1994 consisted of 20 percent nuclear, 26 percent gas, 13 percent coal, 4 percent hydro, and 37 percent purchased power. The majority of power purchased by SCE comes from non-utility generators.

                                 SECTION 7.0

                         PERMITTING AND ENVIRONMENTAL

7.1 OPERATING PLANTS

   Stone & Webster discussed permit status with Magma's Environmental Manager during the site visit. He indicated that all permits are in good standing for the plants. It appears that project operations are conducted in compliance in all material respects with applicable environmental regulations.

   The Desert Valley Monofill Operating Permit issued by the Integrated Solid Waste Management Board is current, and the plan for closing one of the two Monofill storage cells has been submitted to the Board for review. The Monofill can be expanded if necessary to provide additional waste storage capacity.

7.2 SALTON SEA EXPANSION

   Amendments to the Conditional Use Permits for Salton Sea Units I, II, and III were approved by the Imperial County Planning Commission on November 23, 1994. These amendments provide county authorization for installation of the pH Modification and construction of Salton Sea Unit IV. Authority to Construct Permits were issued by the Imperial County Air Pollution Control District on April 10, 1995 will be closed out after startup when the Operating Permit is issued.

   The Authority to Construct Permit required reduction of hydrogen sulfide emissions for Salton Sea Units I and II from non-condensable gases by 90 percent or to a maximum of 0.95 lbs/hr. Salton Sea Unit III similarly is required to reduce emissions in accordance with the Authority to Construct Permit by 90 percent or maximum of 7.2 lbs/hr. These reductions should be readily achievable using the recently installed hydrogen sulfide abatement technology. The Salton Sea and Partnership Projects currently comply and should continue to comply with applicable Authority to Construct permit emission limits.

                                 SECTION 8.0

                     ASSESSMENT OF FINANCIAL PROJECTIONS

8.1 BASE CASE ASSUMPTIONS

   Stone & Webster conducted a financial analysis using projections provided by Funding Corporation. Stone & Webster reviewed the projections and confirmed the results (the "Projections"). The assumptions and data used in the Projections are consistent with Project documents and data provided by Funding Corporation.

                                     B-20





    Stone & Webster's review is based on the following project structure and financial details, as described by Funding Corporation.

   o      Funding Corporation is wholly-owned by Magma.

   o Magma indirectly owns the Salton Sea Projects, the Royalty Guarantor, and the Partnership Projects.

   o The Salton Sea Guarantors receive project cash flows from the Salton Sea Projects. The Partnership Guarantors receive project cash flows and equity distributions from the Partnership Projects, royalties and other payments, if any, which are received by Vulcan Power Company and CEOC from the Partnership Projects, and the Royalty Guarantor receives royalties and other payments which have been assigned to the Royalty Guarantor by Magma from the Royalty Projects and East Mesa Project except Vulcan.

   o The $135 million investment-grade bonds will be obligations of Funding Corporation guaranteed by each of the Salton Sea Guarantors, the Partnership Guarantors, and the Royalty Guarantor.

   o The $135 million proceeds will be used to (i) refinance all existing project-level indebtedness of the Partnership Projects,
          (ii) fund certain capital improvements to the Partnership Projects, and (iii) fund a portion of the purchase price for the acquisition of the 50% interest in each of the Partnership Projects previously owned by a third party.

   Beginning with 1996 and continuing through 2012, the Projections forecast revenues and expenses, assuming certain operating conditions, maintenance schedules, O&M costs, and escalation rates. The base case Projections indicate that the Project revenues from the sale of electrical energy and capacity pursuant to the terms of the power purchase agreements for the Salton Sea and Partnership Projects, and royalties from the Royalty Projects are adequate to pay for the annual operating expenses, and debt service of the investment-grade bonds. The average debt service coverage ratio is 2.04 and the minimum debt service coverage ratio is 1.57.

8.2 BASE CASE FINANCIAL PROJECTIONS

Power Production

   The Projections were modeled using a total annual energy production of 1,959 GWh from Salton Sea Units I, II, and III, and the Partnership Plants, based on the average production for the period 1992 through 1995. The Salton Sea Expansion (Salton Sea IV) project adds 39.6 MW of production capacity at an assumed 95 percent capacity factor. These values have been proven to be technically feasible and are consistent with the power purchase agreements. Capacity factors based on nominal plant capacity for the Salton Sea and Partnership Projects were based on historical data and are shown in Table 8-1.

                                  TABLE 8-1
                               CAPACITY FACTORS


                                                                      DEL
                    SS#I     SS#II     SS#III    SS#IV     VULCAN    RANCH     ELMORE    LEATHERS
                  -------  --------  --------  --------  --------  --------  --------  ----------
Nominal Capacity
 Factor             86.07     93.17     97.13      95.0    102.37    102.42    101.46     102.43
Nominal Capacity
 (kW)               8,000    18,000    49,800    39,600    34,000    38,000    38,000     38,000


With the exception of Salton Sea IV, the plants have proven operating history. Stone & Webster believes that these levels of capacity and energy production of the plants can be maintained, provided that adequate resource is available.

 Revenues

   SCE is obligated to pay energy payments and capacity payments pursuant to the power purchase agreements as summarized in Table 5-1A and 5-1B. The power contracts for Salton Sea Units II, III, and IV and the Partnership Projects also specify bonus capacity payments if the capacity factors during peak periods exceed 85 percent.

   The energy payments for Salton Sea Unit I are based on the actual billing rate of 4.79 cents/kWh in 1994, escalating at an assumed rate of 3.5 percent. Energy payments for Salton Sea Units II and III and Partnership Projects are based on a defined schedule of rates for the first ten years (Phase I) of each project's life, then at SCE's avoided cost of energy. A portion of the energy payments for Unit IV are based on the Unit I formula with the remainder based on a formula similar to Units II and III. The projected energy payments during Phase I are consistent with the power purchase agreements and the capacities of the plants. During Phase II, the revenues are less certain because future avoided costs are unknown. SCE's avoided cost of energy was based on an SCE forecast published in 1995. A sensitivity analysis to 1996 avoided costs was performed to assess the impact on debt service coverage (see Section 8.3).

   The capacity payments are comprised of firm capacity payments and, in some cases, as-available capacity payments and bonus capacity payments. The fixed capacity payments and as-available capacity payments are calculated as the product of the appropriate capacity rate defined in the power purchase agreements and the respective contract capacity or as-available capacity. The bonus capacity is available for all of the plants except Salton Sea Unit I, and is based on the on peak capacity factor for each plant. The capacity payments are consistent with the power purchase agreements and the capabilities of the plants.

   Magma owns the Desert Valley Landfill Company, which is used for disposal of filter cake. Magma pays fees to that company and receives its net proceeds.

Partnership Royalty Revenues

   Each of the Initial Partnership Guarantors and the Royalty Guarantor will receive Royalties from the Partnership Projects. These Royalties are paid by each partnership under various easement and operating agreements. The Royalties are calculated as a function of revenues as summarized below. These royalties do not impact the cash flows available for debt service. These percentages all apply to energy payments except the administration fees and total revenue royalties, which are based on total revenues.

 ROYALTY                 VULCAN    DEL RANCH    ELMORE     LEATHERS
 -------                 ------    ---------    ------     --------
Brine Fee ............   0.0%       17.333%     17.333%     17.333%
Priority Distribution    0.0%        2.667%      2.667%        4.5%
Administration Fee  ..   3.0%          3.0%        3.0%        3.0%
Priority Payment  ....   0.0%          0.0%        0.0%        1.0%
Lessor Fee ...........   0.0%        4.167%      4.167%      4.167%
Total Revenue ........   0.0%          1.0%        1.0%        0.0%
Energy ...............   0.0%         0.83%       0.83%        0.0%

Other Royalty Revenues

   Magma is entitled to a royalty payment from the East Mesa Project, in which Magma does not have an ownership interest. Magma has assigned the royalties it is entitled to receive to the Royalty Guarantor. These are determined as 4.0 percent of the capacity and energy payments of the East Mesa Project and are included in the Projections.

Capital Costs

   The plants require ongoing capital expenditures to maintain the brine supply and handling systems, replace components, and make improvements. The Salton Sea Projects are expected to require approximately $1.1 million annually for capital expenditure in 1996 dollars, escalating at 3.0 percent per year. This reflects the implementation of pH Modification at those plants.

    Approximately $8.6 million is allocated in 1996 in the pro forma for capital expenditures at the Partnership plants plus the Funding Corporation has stated that $15 million of the proceeds from the bond offering will be used to fund capital expenditures. Funding Corporation anticipates that the capital expenditures at the Partnership Projects will include installation of cement-lined brine pipe on brine production piping of the Region II plants and titanium well liners at selected wells. These improvements should reduce O&M costs by reducing the periodic replacement of carbon steel piping and well liners.

   The Projections assume that the capital expenditures will escalate at 3.0 percent per year.

Operating Expenses

   Stone & Webster reviewed Funding Corporation's operating cost projections for the Salton Sea and Partnership Projects in its report dated July 18, 1995, as described therein. That report is incorporated in the Funding Corporation's Offering Circular of the same date. Since the acquisition of Magma by CalEnergy in February 1995, operations and maintenance functions for the Salton Sea and Partnership Projects have been consolidated, redundant personnel have been eliminated and procedures have been streamlined to improve efficiency and reduce overall operating costs.

   Due to the cost savings reflected in the Salton Sea and Partnership Projects' accounting reports and achieved through major changes in operating practices and management and administrative structures, project costs prior to 1995 do not necessarily represent a base for future cost estimates. Stone & Webster has not prepared an analysis to reconcile 1995 actual costs with 1994 or prior years' actual costs. Thus, Stone & Webster has relied upon 1995 actual costs, as reflected in the Salton Sea and Partnership Projects' accounting reports, discussions with project operating and management personnel, its review of the condition of the plants and present operating procedures, and an O&M sensitivity analysis to evaluate the projects future operating costs.

   The projected 1996 operating and maintenance costs reviewed by Stone & Webster represent a 23 percent real cost reduction relative to 1995 actual costs as a result of staff reductions achieved through consolidation and integration of facility operations and other changes in operations and maintenance procedures. Funding Corporation expects to realize additional real cost reductions of 14 percent by 1999 by making further improvements in operations and additional capital investments.

   These operational improvements and capital investments will address the specific characteristics of the brine fluids, and the requirements for their production since the SSKGRA is unique in the combination of high temperature and its concentration of dissolved solids. Brine processing costs at the SSKGRA are generally higher and not directly comparable to other geothermal fields with lower concentrations of dissolved solids. Therefore, the cost reductions which are shown in the Projections are based upon both the further utilization of special brine processing materials and the continued implementation of CalEnergy's operating procedures, which prior to 1995 had not been utilized at the Salton Sea Projects and the Partnership Projects, but had been utilized at CalEnergy's Coso geothermal projects since 1991. The cost reductions are intended to be achieved in the following ways:

   o      Maintaining optimal and efficient staffing and wage levels.

   o      Consolidating control rooms at Region II

   o Obtaining quantity discounts on material purchases by combining purchases with purchases by other CalEnergy-owned or operated plants.

   o Reducing turbine overhaul frequency on the Salton Sea plants as a result of converting to the pH Modification system

   o      Reducing cooling tower chemical consumption

   o Reducing waste disposal cost by controlling plant processes to minimize precipitation of heavy metals

   o Aggressively controlling operating and maintenance expenses and capital expenditures

   o Utilization of titanium well liners in selected wells to reduce well downtime and workover costs

    o Replacing certain steel pipe with cement-lined pipe to reduce downtime and maintenance and scale disposal cost.

   The annual per-well capital expenditures for titanium well liners and cement-lined brine piping and the attendant savings will depend upon the specific per-well estimates and installation schedule. Based upon advances in metallurgy and actual experience of the Salton Sea plants with titanium well liner and cement-lined brine piping, the Company believes that titanium well liners and cement-lined pipe should result in less scale that is also easier and less costly to remove. This is because steel in the well casings and brine piping has been found to promote the rapid formation of very hard scale that adheres strongly to the steel. Therefore, the effort and cost required for scale removal and disposal should be reduced. In addition, certain minerals in the brine are corrosive to steel, requiring periodic repair, and eventual replacement every two to six years of steel well liners or brine piping. Repairs not only take time and materials, but cooling during the required plant outage can cause scale to separate from the steel piping and vessels and accumulate or prevent normal operation of the CRC systems, thereby increasing downtime and costs. By reducing downtime, the proposed improvements of replacing steel pipe with cement-lined pipe and using titanium rather than steel well liners could thereby increase revenues, but that was not taken into account in the Projections.

   The Partnership Plants, which utilize the CRC process, require major maintenance every two years, so the turbines are overhauled during those outages. In 1995 CEOC overhauled turbines representing approximately 122 MW of capacity. Thus far in 1996 overhauls have been performed on turbines with approximately 84 MW of capacity with another 38 MW anticipated during the remainder of 1996. Since the Salton Sea turbines are no longer supplied by a CRC system their overhaul interval is planned to be extended from two years to four years, a schedule similar to that utilized by CalEnergy for the nine turbines at the Coso plant. The turbines are equipped with water-wash systems to remove scale deposits from the blading, which reduces the need for major maintenance. Stone & Webster believes that this is a reasonable maintenance plan which is not likely to be detrimental to the turbines.

   The Company provided extensive accounting reports for the Partnership Plants, including 1995 actual costs and 1996 budget and year-to-date variances through April. The variances indicated that the plant costs are on budget and the Company believes that the costs can be maintained on budget for the remainder of 1996. The Company provided staffing levels at both the start and end of 1995 as well as the current levels. Those numbers indicate that the labor force has been reduced by 80 personnel from the beginning of 1995 to date. In comparing the 1995 actual labor costs to the 1996 budget, a labor cost reduction of $5.1 million is expected.

   Funding Corporation affiliates began to realize operating and maintenance cost reductions in November 1995 associated with shutting down the CRC process and using the pH Modification process at the Salton Sea Projects. Sensitivity analyses were performed to determine sensitivity to operating and maintenance costs (see Section 8.3).

   Funding Corp. expects the cost of well workovers to decrease due to the installation of titanium well casing in the future. GeothermEx, Inc., Funding Corporation's resource consultant, has performed an initial review of Funding Corporation's plans and costs associated with installing titanium well liners and performing future workovers, with a preliminary conclusion that they are reasonable and technically viable.

Funding Corporation Securities

   The debt service coverage ratios for the Securities were calculated for 1996 through 2011. The ratio is calculated as the total revenues of each of the Guarantors less the total expenses of each of the Guarantors (including senior bond payments and necessary capital expenditures), divided by the debt service of the Securities to be paid by Funding Corporation. The debt service coverage ratios are calculated on an annual basis. Principal and interest payments are made every six months based on interest rates and principal amortization of the Securities as described in the Offering Circular. The original outstanding balance is $135 million.

    The base case Projections result in debt service coverage ratios that vary from 1.57 to 3.14, with an average of 2.04.

8.3 SENSITIVITY ANALYSIS

   Stone & Webster assessed the sensitivity of the debt service coverage ratios to a number of conditions which could affect project performance. The sensitivity of the average debt service coverage ratios to the following parameters was investigated using the base case Projections.

   o      Avoided cost

   o      Cost escalation rate

   o      Increased O&M costs

   The results of the sensitivity analysis are shown in Table 8-2.

Avoided Cost Sensitivity

   SCE's avoided cost of energy tends to track fuel prices, but can be impacted by the efficiency of SCE's plants and changes in the methodology approved by the CPUC for calculating the avoided cost. A sensitivity analysis to an avoided cost of 2.2 cents/kWh (in 1995$) was performed to assess the impact on debt service coverage ratios. At an escalation rate of 3.0 percent, the average and minimum debt service coverage ratios for this case are 1.71 and 1.50 respectively. A sensitivity analysis to an avoided cost of 2.9 cents/kWh (which is comparable to the base case assumption for the initial offering) with 3.0 percent escalation was also performed resulting in average and minimum debt service coverage ratios of 2.13 and 1.59 respectively. Finally, a "high" avoided cost sensitivity analysis to an avoided using the "SCE Median Case" was also performed resulting in average and minimum debt service coverage ratios of 2.21 and 1.58 respectively.

   In addition to the above avoided cost sensitivity analysis, a "break-even" avoided cost analysis was conducted, which solved for the avoided cost in each year beyond 2000 which would yield a debt service coverage of 1.0x in that year. The maximum of these break-even avoided costs is 1.98 cents/kWh in 2009 (or 1.31 cents/kWh in 1995$ using an escalation rate of 3%). The results of this analysis containing the break-even avoided costs in then current year and 1995$ are shown in Table 8-3.

Cost Escalation Sensitivity

   A general cost escalation rate of 3.0 percent was used to escalate all expenses except property tax. This rate was calculated as a percentage of general inflation assumed to be 3.5 percent. A sensitivity analysis was performed with a cost escalation rate of 4.0 percent, with resulting average and minimum debt service coverage ratios of 1.88 and 1.55 respectively.

O&M Cost Increase Sensitivity

   An O&M cost increase of 15 percent relative to the assumed cost projections was investigated, with resulting average and minimum debt service coverage ratios of 1.96 and 1.54 respectively.

Sensitivity Summary

   The results from the sensitivity analyses that were conducted to determine the susceptibility of the economics of the Projects to changes in future avoided cost, operating and maintenance cost levels, and cost escalation rates showed that revenues are more than adequate to pay operating and maintenance costs and cover debt service.

                                   TABLE 8-2
                         SENSITIVITY ANALYSIS SUMMARY

                                                   AVERAGE DEBT
                                  MINIMUM DEBT       SERVICE
                                     SERVICE         COVERAGE
SENSITIVITY PARAMETER            COVERAGE RATIOS      RATIOS
- ---------------------            ---------------  --------------
Base Case .....................       1.57             2.04
Avoided Cost (2.2 cents/kWh)  .       1.50             1.71
Avoided Cost (2.9 cents/kWh)  .       1.59             2.13
Avoided Cost (SCE Median Case)        1.58             2.21
Cost Excalation 4.0% ..........       1.55             1.88
Increased Operating Costs  ....       1.54             1.96

                                  TABLE 8-3
                  BREAK-EVEN AVOIDED COSTS ANALYSIS SUMMARY

              CURRENT YEAR
              (CENTS/KWH)        (1995$)
             --------------      -------
MAX ........      1.98            1.31
AVG ........      1.66            1.22
2000  ......      1.19            1.03
2001  ......      1.47            1.23
2002  ......      1.53            1.24
2003  ......      1.55            1.23
2004  ......      1.54            1.18
2005  ......      1.55            1.16
2006  ......      1.81            1.30
2007  ......      1.86            1.31
2008  ......      1.92            1.31
2009  ......      1.98            1.31
2010  ......      1.79            1.15
2011  ......      1.85            1.15

                                 ATTACHMENT 1
                      ASSUMPTIONS AND DOCUMENTS REVIEWED

                                 ATTACHMENT 1
                      ASSUMPTIONS AND DOCUMENTS REVIEWED

   The principal assumptions and considerations made by Stone & Webster in developing the results and conclusions presented in this report include the following:

o Only the power plants and above ground geothermal resource piping and processing facilities were evaluated. The adequacy, reliability, and costs of geothermal resources and wells were assessed by GeothermEx. Plant performance data provided in the Report assume no decline in geothermal resource production or injection capability from current levels.

o The estimated interest rates on the securities, estimated reinvestment rates and the amortization schedule of the securities used in the debt service coverage analysis have been provided to Stone & Webster.

o The avoided cost used in the base case Projections was based on SCE's projections contained in the Confidential Offering Circular for the Initial Offering.

o Stone & Webster personnel visited the operating plants on several occasions in 1994 and 1995 to inspect the plants and obtain information.

o Stone & Webster personnel visited the operating plants on May 29 and 30, 1996 to assess current operating conditions and completion of the Salton Sea Expansion. The Report addresses the condition of the plants based upon this examination.

o Funding Corporation provided 1995 cost accounting information and future cost projections.

o Certain other assumptions identified in the text, including paragraphs 8.1 and 8.3 thereof.

                                      1-1

                              DOCUMENTS REVIEWED

    DATE
  RECEIVED                                          DOCUMENT
- -------------  ---------------------------------------------------------------
     5/1/95    SCE statements for the last 12 months for Units I, II, and III
     5/1/95    Historical 1993 Monthly Income Statements for Units I and II,
               and III (April through December).
     5/1/95    Historical 1994 Monthly Income Statements for Units I and II,
               and III
     5/1/95    Detail on Transmission Credits
     5/1/95    Engineering Services Agreement between Magma Power Company and
               Dow Engineering dated February 1994
     5/1/95    Consolidated and Amended PPA among Southern California Edison
               Company, Fish Lake Power Company, and Salton Sea Power
               Generation L.P.
     5/1/95    Approval Order directed to the PUC by SCE
     5/1/95    Salton Sea and Partnership Projects Power Purchase Agreements
     5/1/95    Transmission Service Agreements
     5/1/95    Salton Sea and Partnership Projects Geothermal Sales Contracts
     5/1/95    Waste Disposal Agreement
     5/1/95    Operation and Maintenance and Administration Agreements
     5/1/95    Plant Connection Agreements
     5/5/95    Dow Schedule for Expansion Project
     5/5/95    Expansion Turbine Specification
     5/5/95    PUC Approval
     5/5/95    Authority to Construct Permit
     5/5/95    Dow Estimates for the pH Mod Conversion and the Expansion Plant
     5/9/95    Transmission Line Credits
    5/10/95    Complete Amortization Schedules for each of the Partnership
               Project Loans
    5/10/95    Sinking Fund Schedule for the Desert Valley Pollution Control
               Bonds
    5/10/95    Summary of Contingency Support for the Project Financing
    5/10/95    1992 Costs by Unit
    5/10/95    pH Mod Conversion Tie-in Description
    5/10/95    Vulcan, Del Ranch, and Leathers Process Flow Diagrams
    5/10/95    Leathers P&IDs
    5/10/95    Vulcan P&IDs
    5/10/95    Del Ranch P&IDs
    5/10/95    Salton Sea Plants Process Flow Diagrams
    5/10/95    Salton Sea Plants P&IDs
    5/15/95    Elmore Process Flow Sheets
    5/15/95    PUC Decision 95-04-057
    5/19/95    Transmission Agreement Payment Acknowledgment
    5/19/95    Combined Fish Lake and Salton Sea Power Purchase Agreement
    5/19/95    Preliminary Drawings
               o  Expanded Master Development Plan, Salton Sea 1, 2, 3
               o  Overall Layout Plan & Project Notes
               o  Civil Grid Plan & General Notes
               o  Site Development Rough Grading Plan Expansion Area
               o  Site Layout Plan Expansion Area
    5/19/95    Salton Sea and Partnership Projects Operating Data
    5/30/96    Plant MVh production summaries and graphs


                                     1-2

     6/6/96    Salton Sea Funding Corp II Cost Analysis
     6/7/96    Capital expenditure estimates
     6/7/96    Unit overhaul history and schedule
     6/7/96    Faxes to SCE of May 22, 1996 and from SCE on 5/29/96 indicating the start of the 30-day and 24-hour tests
   (various)   In addition, other information provided by the Company and other information on file with Stone & Webster


                                      1-3

                                 ATTACHMENT 2
                            FINANCIAL PROJECTIONS

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

CASH FROM PROJECTS                  1996*      1997       1998       1999       2000       2001       2002       2003
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
REVENUES
Salton Sea Unit I                    2,216      4,578      4,739      4,904      5,086      5,254      5,438      5,628
Salton Sea Unit II                   9,333     18,623     18,623     18,623     10,310      8,077      8,251      8,395
Salton Sea Unit III                 25,725     51,336     51,336     21,303     23,023     23,792     24,301     24,725
Salton Sea Unit IV                   8,578     30,617     32,110     33,473     33,864     34,617     35,896     37,045
Vulcan                               8,199     13,317     13,836     14,415     15,051     15,604     15,970     16,275
Del Ranch                           25,121     53,460     56,803     17,904     18,615     19,234     19,643     19,984
Elmore                              25,079     53,376     56,713     17,808     18,513     19,126     19,531     19,869
Leathers                            24,900     53,020     56,362     59,706     18,175     18,794     19,203     19,544
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenues                     129,151    278,328    290,522    188,138    142,636    144,498    148,232    151,464
EXPENSES
Salton Sea Units I&II                3,820      6,917      7,122      7,419      7,604      7,729      7,967      8,214
Salton Sea Unit III                  5,518     11,268     11,565     10,594     10,988     11,346     11,697     12,060
Salton Sea Unit IV                   1,679      5,446      5,139      5,768      5,418      6,372      5,962      6,118
Vulcan                               3,614      7,168      6,751      6,703      6,964      7,184      7,559      7,705
Del Ranch                            5,173     10,457      9,828      7,649      7,958      8,213      8,666      8,825
Elmore                               5,632     10,467      9,903      8,040      8,300      9,027      9,064      9,707
Leathers                             5,631     10,209      9,709      9,583      8,075      8,561      9,179      9,946
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                      31,068     61,931     60,018     55,757     55,306     58,433     60,095     62,575
Project Operating Income            98,083    216,397    230,504    132,381     87,330     86,065     88,137     88,890
PROJECT ROYALTY EXPENSES
(ROYALTIES TO MAGMA)
Vulcan                                 246        400        415        433        452        468        479        489
Del Ranch                            6,699     14,363     15,392      3,966      4,213      4,424      4,583      4,725
Elmore                               6,678     14,320     15,346      3,920      4,164      4,372      4,530      4,670
Leathers                             7,115     15,253     16,342     17,434      4,484      4,706      4,873      5,021
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Royalty Expenses                    20,738     44,335     47,495     25,753     13,314     13,971     14,465     14,904
Cash After Royalty Payments         77,345    172,062    183,009    106,628     74,016     72,094     73,671     73,986
CAPITAL EXPENDITURES
Salton Sea Units I, II & III           530      1,093      1,126      1,159      1,194      1,230      1,267      1,305
Salton Sea Unit IV                       0        337        347        357        368        379        390        402
Vulcan                               1,068      2,200      2,266      2,334      2,404      2,476      2,550      2,627
Del Ranch                            1,061      2,185      2,251      2,319      2,388      2,460      2,534      2,610
Elmore                               1,118      2,303      2,373      2,444      2,517      2,593      2,670      2,750
Leathers                             1,061      2,185      2,251      2,319      2,388      2,460      2,534      2,610
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Capital Expenditures           4,838     10,304     10,613     10,931     11,259     11,597     11,945     12,303
OTHER
Interest Income                      1,008        206         69          0          0          0          0          0
Changes in Working Capital          (1,707)    (1,881)      (990)     8,837      3,623       (132)      (355)      (306)
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Other                           (699)    (1,675)      (921)     8,837      3,623       (132)      (355)      (306)
Cash Available for Debt Service     71,807    160,083    171,475    104,534     66,381     60,365     61,372     61,377
                                 =========  =========  =========  =========  =========  =========  =========  =========

*Note: Six months ending December 31, 1996

                                      2-1

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

CASH FROM PROJECTS                  2004       2005       2006       2007       2008       2009       2010       2011
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
REVENUES
Salton Sea Unit I                    5,836      6,029      6,240      6,458      6,697      6,918      7,160      7,411
Salton Sea Unit II                   8,554      8,684      8,843      9,016      9,191      9,349      9,536      9,710
Salton Sea Unit III                 25,190     25,572     26,038     26,547     27,060     27,521     28,072     28,581
Salton Sea Unit IV                  37,861     38,670     31,869     31,813     31,686     31,022     31,636     31,088
Vulcan                              16,610     16,885     17,220     17,586     17,955     18,287     18,684     19,049
Del Ranch                           20,359     20,666     21,041     21,450     21,863     22,234     22,677     23,087
Elmore                              20,240     20,544     20,916     21,321     21,730     22,098     22,537     22,942
Leathers                            19,919     20,226     20,601     21,010     21,423     21,794     22,238     22,647
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenues                     154,569    157,276    152,768    155,202    157,606    159,223    162,541    164,515
EXPENSES
Salton Sea Units I&II                8,470      8,731      9,002      9,283      9,573      9,869     10,177     10,494
Salton Sea Unit III                 12,435     12,818     13,216     13,628     14,053     14,488     14,940     15,404
Salton Sea Unit IV                   5,983      7,324      5,373      5,691      5,733      6,811      5,822      5,808
Vulcan                               8,021      8,258      8,683      8,853      8,931      9,391      9,474      9,962
Del Ranch                            9,199      9,475      9,986     10,173     10,242     10,795     10,869     11,457
Elmore                               9,748     10,562     10,612     10,518     10,979     10,869     11,198     11,535
Leathers                             9,485      9,637     10,329     10,778     10,674     10,551     11,322     11,660
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Expenses                      63,340     66,804     67,202     68,925     70,184     72,775     73,802     76,320
Project Operating Income            91,229     90,472     85,566     86,277     87,422     86,449     88,738     88,195
PROJECT ROYALTY EXPENSES
(ROYALTIES TO MAGMA)
Vulcan                                 499        507        517        528        539        549        561        572
Del Ranch                            4,884      5,013      5,169      5,336      5,514      5,667      5,849      6,024
Elmore                               4,827      4,954      5,108      5,274      5,450      5,601      5,782      5,955
Leathers                             5,187      5,321      5,484      5,659      5,845      6,004      6,195      6,377
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Royalty Expenses                    15,398     15,795     16,278     16,797     17,348     17,821     18,387     18,929
Cash After Royalty Payments         75,831     74,678     69,288     69,480     70,073     68,628     70,351     69,266
CAPITAL EXPENDITURES
Salton Sea Units I, II & III         1,344      1,384      1,426      1,469      1,513      1,558      1,605      1,653
Salton Sea Unit IV                     414        426        439        452        466        480        494        509
Vulcan                               2,706      2,787      2,871      2,957      3,045      3,137      3,231      3,328
Del Ranch                            2,688      2,768      2,852      2,937      3,025      3,116      3,209      3,306
Elmore                               2,833      2,918      3,006      3,096      3,189      3,284      3,383      3,484
Leathers                             2,688      2,768      2,852      2,937      3,025      3,116      3,209      3,306
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Capital Expenditures          12,672     13,052     13,444     13,847     14,263     14,691     15,131     15,585
OTHER
Interest Income                          0          0          0          0          0          0          0          0
Changes in Working Capital            (286)      (253)       547       (210)      (203)      (125)      (302)      (157)
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Other                           (286)      (253)       547       (210)      (203)      (125)      (302)      (157)
Cash Available for Debt Service     62,872     61,372     56,391     55,423     55,608     53,812     54,919     53,524
                                 =========  =========  =========  =========  =========  =========  =========  =========

                                      2-2

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

MAGMA CASH FLOW STATEMENT           1996*     1997       1998       1999       2000      2001      2002      2003
                                  --------  ---------  ---------  ---------  --------  --------  --------  --------
MAGMA REVENUES
Cash From Projects                  71,807    160,083    171,475    104,534    66,381    60,365    61,372    61,377
Monofill Revenues                      500      1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                  246        400        415        433       452       468       479       489
Royalties from Del Ranch             6,699     14,363     15,392      3,966     4,213     4,424     4,583     4,725
Royalties from Elmore                6,678     14,320     15,346      3,920     4,164     4,372     4,530     4,670
Royalties from Leathers              7,115     15,253     16,342     17,434     4,484     4,706     4,873     5,021
Other Royalties                        650      1,381      1,465        479       497       512       522       531
                                  --------  ---------  ---------  ---------  --------  --------  --------  --------
Total Magma Revenues                93,695    206,799    221,435    131,766    81,191    75,848    77,359    77,811

MAGMA EXPENSES/OBLIGATIONS
Pollution Control Debt Interest        153        305        237        164        85         0         0         0
Pollution Control Debt Principal         0        890        960      1,035     1,115         0         0         0
Installment Obligations                697      1,321      1,101        137       137         0         0         0
Debt Service Reserve LC Fees           241        703        703        703       703       703       703       703
                                  --------  ---------  ---------  ---------  --------  --------  --------  --------
Total Magma Expenses/Obligations     1,090      3,219      3,001      2,038     2,039       703       703       703

Cash Available for Funding Corp
 Debt                               92,605    203,580    218,434    129,728    79,152    75,146    76,657    77,108
                                  ========  =========  =========  =========  ========  ========  ========  ========

*Note: Six months ending December 31, 1996


                                      2-3

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

MAGMA CASH FLOW STATEMENT           2004      2005      2006      2007       2008      2009      2010      2011
                                  --------  --------  --------  --------  --------  --------  --------  --------
MAGMA REVENUES
Cash From Projects                  62,872    61,372    56,391    55,423    55,608    53,812    54,919    53,524
Monofill Revenues                    1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                  499       507       517       528       539       549       561       572
Royalties from Del Ranch             4,884     5,013     5,169     5,336     5,514     5,667     5,849     6,024
Royalties from Elmore                4,827     4,954     5,108     5,274     5,450     5,601     5,782     5,955
Royalties from Leathers              5,187     5,321     5,484     5,659     5,845     6,004     6,195     6,377
Other Royalties                        540       547       557       567       577       586       597       607
                                  --------  --------  --------  --------  --------  --------  --------  --------
Total Magma Revenues                79,810    78,714    74,226    73,787    74,533    73,219    74,903    74,060

MAGMA EXPENSES
Pollution Control Debt Interest          0         0         0         0         0         0         0         0
Pollution Control Debt Principal         0         0         0         0         0         0         0         0
Installment Obligations                  0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees           703       703       703       703       703       703       351         0
                                  --------  --------  --------  --------  --------  --------  --------  --------
Total Magma Obligations                703       703       703       703       703       703       351         0

Cash Available for Funding Corp
 Debt                               79,108    78,012    73,523    73,084    73,830    72,516    74,551    74,060
                                  ========  ========  ========  ========  ========  ========  ========  ========


                                      2-4

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

CASH FLOWS AVAILABLE FOR
BOND PAYMENTS                        1996*      1997       1998       1999       2000      2001      2002      2003
                                  ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                7,463      15,739     15,677     15,529     7,195     4,988     5,088     5,157
Salton Sea Unit III                 19,941      39,522     39,208     10,129    11,438    11,831    11,970    12,012
Salton Sea Unit IV                   6,899      24,835     26,624     27,348    28,078    27,866    29,544    30,526
Vulcan                               3,523       3,601      4,420      4,945     5,231     5,475     5,381     5,455
Del Ranch                           12,439      26,506     29,349      3,971     4,056     4,137     3,860     3,824
Elmore                              11,903      26,337     29,109      3,405     3,531     3,134     3,267     2,742
Leathers                            11,346      25,425     28,077     30,371     3,228     3,066     2,617     1,967
Changes in Working Capital          (1,707)     (1,881)      (990)     8,837     3,623      (132)     (355)     (306)
                                  ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects            71,807     160,083    171,475    104,534    66,381    60,365    61,372    61,377

OTHER REVENUE CASH FLOWS
Monofill Revenue                       500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                  246         400        415        433       452       468       479       489
Royalties from Del Ranch             6,699      14,363     15,392      3,966     4,213     4,424     4,583     4,725
Royalties from Elmore                6,678      14,320     15,346      3,920     4,164     4,372     4,530     4,670
Royalties from Leathers              7,115      15,253     16,342     17,434     4,484     4,706     4,873     5,021
Other Royalties                        650       1,381      1,465        479       497       512       522       531
                                  ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues                21,888      46,716     49,960     27,232    14,811    15,483    15,988    16,434

OTHER EXPENDITURES
Installments/Pollution Control
 Debt Service                          849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees           241         703        703        703       703       703       703       703
                                  ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures             1,090       3,219      3,001      2,038     2,039       703       703       703
Net Cash Available for SSFC Debt
 Service                            92,605     203,580    218,434    129,728    79,152    75,146    76,657    77,108
                                  =========  =========  =========  =========  ========  ========  ========  ========
Interest (Series A/B/C)             15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)            24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)                5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                   0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                  ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service                44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                  =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages                2.08        1.59       1.58       1.57      1.72      1.79      1.81      1.87

Minimum DCR                           1.57

Average DCR                           2.04

Maximum DCR                           3.14

*Note: Six months ending December 31, 1996

                                      2-5

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                                  BASE CASE

CASH FLOWS AVAILABLE FOR
BOND PAYMENTS                       2004      2005      2006      2007      2008      2009      2010      2011
                                  --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                5,248     5,290     5,368     5,458     5,560     5,619     5,717     5,800
Salton Sea Unit III                 12,083    12,062    12,109    12,184    12,251    12,255    12,330    12,351
Salton Sea Unit IV                  31,464    30,920    26,057    25,670    25,488    23,731    25,320    24,771
Vulcan                               5,385     5,333     5,150     5,248     5,440     5,210     5,418     5,188
Del Ranch                            3,587     3,410     3,035     3,004     3,081     2,656     2,750     2,299
Elmore                               2,832     2,110     2,190     2,433     2,112     2,344     2,175     1,968
Leathers                             2,558     2,500     1,937     1,636     1,879     2,123     1,511     1,303
Changes in Working Capital            (286)     (253)      547      (210)     (203)     (125)     (302)     (157)
                                  --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects            62,872    61,372    56,391    55,423    55,608    53,812    54,919    53,524

OTHER REVENUE CASH FLOWS
Monofill Revenue                     1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                  499       507       517       528       539       549       561       572
Royalties from Del Ranch             4,884     5,013     5,169     5,336     5,514     5,667     5,849     6,024
Royalties from Elmore                4,827     4,954     5,108     5,274     5,450     5,601     5,782     5,955
Royalties from Leathers              5,187     5,321     5,484     5,659     5,845     6,004     6,195     6,377
Other Royalties                        540       547       557       567       577       586       597       607
                                  --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                16,938    17,342    17,835    18,364    18,925    19,407    19,984    20,536

OTHER EXPENDITURES
Installments/Pollution Control
 Debt Service                            0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees           703       703       703       703       703       703       351         0
                                  --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures               703       703       703       703       703       703       351         0

Net Cash Available for SSFC Debt
 Service                            79,108    78,012    73,523    73,084    73,830    72,516    74,551    74,060
                                  ========  ========  ========  ========  ========  ========  ========  ========
Interest (Series A/B/C)             10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)            23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                  3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                 3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                  --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                  ========  ========  ========  ========  ========  ========  ========  ========

Project Debt Coverages                1.92      2.02      2.15      2.27      2.32      2.46      2.95      3.14


                                     2-6

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                   AVOIDED COST (2.2 CENTS/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS         1996*      1997       1998       1999        2000      2001      2002      2003
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                           7,463      15,739     15,677     15,529     6,946     4,060     4,104     4,148
Salton Sea Unit III                            19,941      39,522     39,208      9,171     9,168     9,110     9,084     9,053
Salton Sea Unit IV                              6,899      24,835     26,624     27,348    28,064    27,812    29,487    30,467
Vulcan                                          3,251       2,989      3,526      3,717     3,643     3,570     3,359     3,380
Del Ranch                                      12,436      26,499     29,338      2,981     2,776     2,601     2,230     2,152
Elmore                                         11,900      26,333     29,102      2,408     2,244     1,588     1,626     1,058
Leathers                                       11,342      25,417     28,067     30,357     1,970     1,556     1,015       323
Changes in Working Capital                     (1,642)     (1,874)      (957)     9,216     4,058       128      (283)     (273)
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects                       71,591     159,460    170,586    100,726    58,869    50,426    50,623    50,306

OTHER REVENUE CASH FLOWS
Monofill Revenue                                  500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                             237         380        386        393       401       407       414       422
Royalties from Del Ranch                        6,695      14,354     15,378      3,549     3,673     3,777     3,897     4,020
Royalties from Elmore                           6,675      14,314     15,338      3,510     3,633     3,736     3,854     3,976
Royalties from Leathers                         7,110      15,243     16,328     17,415     3,909     4,017     4,142     4,270
Other Royalties                                   650       1,381      1,465        442       449       455       462       469
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues                           21,867      46,672     49,896     26,309    13,064    13,392    13,768    14,156

OTHER EXPENDITURES
Installments/Pollution Control Debt Service       849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees                      241         703        703        703       703       703       703       703
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures                        1,090       3,219      3,001      2,038     2,039       703       703       703

Net Cash Available for SSFC Debt Service       92,367     202,914    217,481    124,997    69,894    63,116    63,688    63,760
                                             =========  =========  =========  =========  ========  ========  ========  ========
Interest (Series A/B/C)                        15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)                       24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)                           5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                              0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service                           44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                             =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages                           2.07        1.58       1.57       1.51      1.52      1.50      1.51      1.54

Minimum DCR                                      1.50

Average DCR                                      1.71

Maximum DCR                                      2.39


* Note: Six months ending December 31, 1996

                                      2-7

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                   AVOIDED COST (2.2 CENTS/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS          2004      2005      2006      2007      2008      2009      2010      2011
                                              --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                            4,215     4,241     4,291     4,342     4,420     4,452     4,511     4,571
Salton Sea Unit III                              9,052     8,986     8,950     8,913     8,909     8,833     8,790     8,746
Salton Sea Unit IV                              31,404    30,859    24,891    24,461    24,252    22,464    24,009    23,434
Vulcan                                           3,258     3,172     2,929     2,946     3,086     2,798     2,920     2,641
Del Ranch                                        1,874     1,668     1,244     1,148     1,186       711       736       247
Elmore                                           1,107       357       387       565       204       387       148       (98)
Leathers                                           874       787       176      (189)       16       211      (469)     (715)
Changes in Working Capital                        (254)     (232)      710      (155)     (169)      (85)     (244)     (124)
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects                        51,530    49,839    43,578    42,032    41,905    39,770    40,401    38,702

OTHER REVENUE CASH FLOWS
Monofill Revenue                                 1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                              430       437       445       454       463       471       480       490
Royalties from Del Ranch                         4,160     4,279     4,414     4,554     4,713     4,847     5,001     5,159
Royalties from Elmore                            4,115     4,232     4,366     4,505     4,662     4,795     4,947     5,104
Royalties from Leathers                          4,416     4,539     4,680     4,826     4,992     5,131     5,291     5,456
Other Royalties                                    476       483       490       498       507       514       523       531
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                            14,598    14,970    15,397    15,837    16,337    16,759    17,242    17,741

OTHER EXPENDITURES
Installments/Pollution Control Debt Service          0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees                       703       703       703       703       703       703       351         0
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures                           703       703       703       703       703       703       351         0

Net Cash Available for SSFC Debt Service        65,426    64,107    58,272    57,166    57,539    55,827    57,292    56,443
                                              ========  ========  ========  ========  ========  ========  ========  ========
Interest (Series A/B/C)                         10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)                        23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                              3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                             3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                              --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                            41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                              ========  ========  ========  ========  ========  ========  ========  ========

Project Debt Coverages                            1.59      1.66      1.71      1.77      1.81      1.90      2.27      2.39


                                      2-8

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                   AVOIDED COST (2.9 CENTS/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS          1996*      1997       1998       1999       2000      2001      2002      2003
                                              ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                            7,463      15,739     15,677     15,529     7,776     5,212     5,290     5,368
Salton Sea Unit III                             19,941      39,522     39,208     12,363    12,460    12,489    12,562    12,632
Salton Sea Unit IV                               6,899      24,835     26,624     27,348    28,112    27,879    29,555    30,538
Vulcan                                           4,166       5,091      5,691      5,947     5,946     5,936     5,796     5,890
Del Ranch                                       12,448      26,525     29,365      4,778     4,631     4,508     4,194     4,175
Elmore                                          11,908      26,349     29,119      4,218     4,111     3,508     3,604     3,095
Leathers                                        11,354      25,442     28,092     30,383     3,794     3,431     2,946     2,312
Changes in Working Capital                      (1,859)     (1,905)      (964)     8,426     3,714        53      (327)     (318)
                                              ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects                        72,321     161,597    172,812    108,992    70,544    63,016    63,621    63,691

OTHER REVENUE CASH FLOWS
Monofill Revenue                                   500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                              267         448        456        465       475       483       493       503
Royalties from Del Ranch                         6,710      14,385     15,411      4,306     4,457     4,581     4,724     4,873
Royalties from Elmore                            6,685      14,333     15,357      4,255     4,404     4,526     4,668     4,815
Royalties from Leathers                          7,126      15,276     16,362     17,449     4,743     4,873     5,023     5,178
Other Royalties                                    650       1,381      1,465        509       518       526       534       543
                                              ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues                            21,937      46,822     50,051     27,985    15,597    15,989    16,443    16,912

OTHER EXPENDITURES
Installments/Pollution Control Debt Service        849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees                       241         703        703        703       703       703       703       703
                                              ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures                         1,090       3,219      3,001      2,038     2,039       703       703       703
Net Cash Available for SSFC Debt Service        93,167     205,201    219,862    134,938    84,102    78,303    79,362    79,900
                                              =========  =========  =========  =========  ========  ========  ========  ========
Interest (Series A/B/C)                         15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)                        24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)                            5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                               0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                              ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service                            44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                              =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages                            2.09        1.60       1.59       1.63      1.82      1.86      1.88      1.93

Minimum DCR                                       1.59

Average DCR                                       2.13

Maximum DCR                                       3.33



* Note: Six months ending December 31, 1996

                                      2-9

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                   AVOIDED COST (2.9 CENTS/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS          2004      2005      2006      2007      2008      2009      2010      2011
                                              --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                            5,474     5,533     5,621     5,711     5,833     5,901     6,002     6,106
Salton Sea Unit III                             12,746    12,777    12,851    12,927    13,052    13,084    13,164    13,247
Salton Sea Unit IV                              31,478    30,934    26,331    25,944    25,784    24,037    25,629    25,103
Vulcan                                           5,850     5,835     5,671     5,771     6,004     5,795     6,007     5,821
Del Ranch                                        3,962     3,815     3,455     3,425     3,536     3,127     3,225     2,810
Elmore                                           3,209     2,518     2,613     2,857     2,569     2,818     2,653     2,482
Leathers                                         2,927     2,898     2,350     2,050     2,326     2,586     1,978     1,805
Changes in Working Capital                        (305)     (276)      505      (211)     (231)     (139)     (305)     (187)
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects                        65,340    64,033    59,397    58,476    58,872    57,210    58,353    57,187

OTHER REVENUE CASH FLOWS
Monofill Revenue                                 1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                              514       523       534       545       557       568       580       592
Royalties from Del Ranch                         5,043     5,183     5,346     5,514     5,706     5,865     6,049     6,239
Royalties from Elmore                            4,983     5,122     5,283     5,449     5,639     5,796     5,978     6,166
Royalties from Leathers                          5,356     5,503     5,673     5,848     6,049     6,216     6,408     6,606
Other Royalties                                    554       562       572       582       594       604       615       626
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                            17,449    17,893    18,407    18,938    19,546    20,049    20,631    21,231

OTHER EXPENDITURES
Installments/Pollution Control Debt Service          0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees                       703       703       703       703       703       703       351         0
                                              --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures                           703       703       703       703       703       703       351         0

Net Cash Available for SSFC Debt Service        82,087    81,224    77,102    76,711    77,716    76,556    78,632    78,418
                                              ========  ========  ========  ========  ========  ========  ========  ========
Interest (Series A/B/C)                         10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)                        23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                              3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                             3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                              --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                            41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                              ========  ========  ========  ========  ========  ========  ========  ========

Project Debt Coverages                            1.99      2.11      2.26      2.38      2.44      2.60      3.11      3.33


                                     2-10

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                      AVOIDED COST (SCE MID) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND
PAYMENTS                                 1996*      1997       1998       1999       2000      2001      2002      2003
                                       ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                     7,463      15,739     15,677     15,529     7,195     5,208     5,322     5,432
Salton Sea Unit III                      19,941      39,522     39,208     10,129    11,884    12,478    12,657    12,820
Salton Sea Unit IV                        6,899      24,835     26,624     27,348    28,078    27,879    29,557    30,542
Vulcan                                    3,561       3,742      4,731      5,172     5,544     5,928     5,862     6,021
Del Ranch                                12,440      26,508     29,353      4,153     4,307     4,502     4,248     4,281
Elmore                                   11,903      26,339     29,111      3,588     3,785     3,501     3,657     3,201
Leathers                                 11,346      25,426     28,081     30,374     3,475     3,425     2,999     2,416
Changes in Working Capital               (1,716)     (1,889)    (1,010)     8,805     3,518      (238)     (373)     (359)
                                       ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects                 71,838     160,221    171,776    105,098    67,785    62,684    63,930    64,353

OTHER REVENUE CASH FLOWS
Monofill Revenue                            500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                       247         404        425        440       462       483       495       507
Royalties from Del Ranch                  6,700      14,365     15,396      4,043     4,320     4,578     4,747     4,917
Royalties from Elmore                     6,678      14,321     15,348      3,996     4,269     4,524     4,690     4,859
Royalties from Leathers                   7,115      15,255     16,347     17,437     4,597     4,870     5,047     5,226
Other Royalties                             650       1,381      1,465        486       506       525       536       547
                                       ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues                     21,891      46,726     49,982     27,402    15,154    15,980    16,516    17,056

OTHER EXPENDITURES
Installments/Pollution Control Debt
 Service                                    849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees                241         703        703        703       703       703       703       703
                                       ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures                  1,090       3,219      3,001      2,038     2,039       703       703       703

Net Cash Available for SSFC Debt
 Service                                 92,638     203,729    218,758    130,462    80,900    77,962    79,743    80,706
                                       =========  =========  =========  =========  ========  ========  ========  ========
Interest (Series A/B/C)                  15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)                 24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)                     5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                        0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                       ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service                     44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                       =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages                     2.08        1.59       1.58       1.58      1.75      1.86      1.89      1.95

Minimum DCR                                1.58

Average DCR                                2.21

Maximum DCR                                3.66


*Note: Six months ending December 31, 1996

                                     2-11

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                      AVOIDED COST (SCE MID) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND
PAYMENTS                                 2004      2005      2006      2007      2008      2009      2010      2011
                                       --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                     5,607     5,826     6,027     6,130     6,288     6,385     6,510     6,661
Salton Sea Unit III                      13,135    13,634    14,042    14,155    14,386    14,503    14,656    14,875
Salton Sea Unit IV                       31,485    30,951    26,770    26,398    26,278    24,563    26,182    25,707
Vulcan                                    6,123     6,437     6,508     6,635     6,944     6,795     7,059     6,971
Del Ranch                                 4,182     4,300     4,130     4,122     4,293     3,934     4,073     3,737
Elmore                                    3,430     3,006     3,292     3,558     3,331     3,630     3,507     3,415
Leathers                                  3,143     3,375     3,014     2,735     3,071     3,379     2,812     2,717
Changes in Working Capital                 (392)     (480)      312      (229)     (282)     (180)     (340)     (253)
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects                 66,712    67,048    64,094    63,505    64,309    63,009    64,460    63,830

OTHER REVENUE CASH FLOWS
Monofill Revenue                          1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                       523       543       561       573       588       600       614       630
Royalties from Del Ranch                  5,136     5,388     5,630     5,807     6,026     6,205     6,407     6,630
Royalties from Elmore                     5,075     5,323     5,562     5,737     5,954     6,131     6,330     6,551
Royalties from Leathers                   5,455     5,721     5,976     6,161     6,390     6,578     6,789     7,023
Other Royalties                             562       580       597       608       622       633       646       660
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                     17,749    18,554    19,326    19,886    20,580    21,147    21,786    22,493

OTHER EXPENDITURES
Installments/Pollution Control Debt
 Service                                      0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees                703       703       703       703       703       703       351         0
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures                    703       703       703       703       703       703       351         0

Net Cash Available for SSFC Debt
 Service                                 83,759    84,900    82,718    82,688    84,186    83,454    85,895    86,324
                                       ========  ========  ========  ========  ========  ========  ========  ========
Interest (Series A/B/C)                  10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)                 23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                       3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                      3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                       --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                     41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                       ========  ========  ========  ========  ========  ========  ========  ========

Project Debt Coverages                     2.03      2.20      2.42      2.56      2.64      2.84      3.40      3.66


                                     2-12

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                     COST ESCALATION AT 4.0% SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND
PAYMENTS                          1996*      1997       1998       1999       2000      2001      2002      2003
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II              7,418      15,556     15,417     15,185     6,763     4,461     4,461     4,423
Salton Sea Unit III               19,882      39,281     38,858      9,660    10,844    11,104    11,100    10,991
Salton Sea Unit IV                 6,899      24,817     26,594     27,303    28,019    27,792    29,453    30,418
Vulcan                             3,533       3,544      4,284      4,729     4,920     5,062     4,860     4,819
Del Ranch                         12,439      26,440     29,217      3,772     3,777     3,773     3,405     3,273
Elmore                            11,903      26,269     28,973      3,202     3,243     2,754     2,790     2,161
Leathers                          11,325      25,294     27,856     30,058     2,805     2,526     1,952     1,169
Changes in Working Capital        (1,707)     (1,881)      (990)     8,837     3,623      (132)     (355)     (306)
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects          71,692     159,320    170,208    102,747    63,994    57,340    57,666    56,947

OTHER REVENUE CASH FLOWS
Monofill Revenue                     500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                246         400        415        433       452       468       479       489
Royalties from Del Ranch           6,699      14,363     15,392      3,966     4,213     4,424     4,583     4,725
Royalties from Elmore              6,678      14,320     15,346      3,920     4,164     4,372     4,530     4,670
Royalties from Leathers            7,115      15,253     16,342     17,434     4,484     4,706     4,873     5,021
Other Royalties                      650       1,381      1,465        479       497       512       522       531
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues              21,888      46,716     49,960     27,232    14,811    15,483    15,988    16,434

OTHER EXPENDITURES
Installments/Pollution Control
 Debt Service                        849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees         241         703        703        703       703       703       703       703
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures           1,090       3,219      3,001      2,038     2,039       703       703       703

Net Cash Available for SSFC
 Debt Service                     92,490     202,817    217,167    127,941    76,766    72,121    72,951    72,679
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------

Interest (Series A/B/C)           15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)          24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)              5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                 0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service              44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages              2.07        1.58       1.57       1.55      1.67      1.72      1.73      1.76

Minimum DCR                         0.00

Average DCR                         1.88

Maximum DCR                         2.63



*Note: Six months ending December 31, 1996

                                     2-13

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                     COST ESCALATION AT 4.0% SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND
PAYMENTS                                 2004      2005      2006      2007      2008      2009      2010      2011
                                       --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                     4,400     4,321     4,270     4,224     4,182     4,088     4,025     3,936
Salton Sea Unit III                      10,901    10,709    10,575    10,457    10,320    10,107     9,953     9,731
Salton Sea Unit IV                       31,338    30,774    25,890    25,481    25,275    23,493    25,056    24,479
Vulcan                                    4,626     4,443     4,122     4,073     4,108     3,712     3,744     3,327
Del Ranch                                 2,932     2,645     2,153     1,999     1,945     1,380     1,326       718
Elmore                                    2,141     1,303     1,257     1,368       907       990       663       289
Leathers                                  1,619     1,410       687       217       280       333      (482)     (904)
Changes in Working Capital                 (286)     (253)      547      (210)     (203)     (125)     (302)     (157)
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects                 57,672    55,352    49,501    47,609    46,813    43,977    43,982    41,420

OTHER REVENUE CASH FLOWS
Monofill Revenue                          1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                       499       507       517       528       539       549       561       572
Royalties from Del Ranch                  4,884     5,013     5,169     5,336     5,514     5,667     5,849     6,024
Royalties from Elmore                     4,827     4,954     5,108     5,274     5,450     5,601     5,782     5,955
Royalties from Leathers                   5,187     5,321     5,484     5,659     5,845     6,004     6,195     6,377
Other Royalties                             540       547       557       567       577       586       597       607
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                     16,938    17,342    17,835    18,364    18,925    19,407    19,984    20,536

OTHER EXPENDITURES
Installments/Pollution Control Debt
 Service                                      0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees                703       703       703       703       703       703       351         0
                                       --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures                    703       703       703       703       703       703       351         0

Net Cash Available for SSFC Debt
 Service                                 73,907    71,992    66,633    65,270    65,036    62,682    63,615    61,956
                                       ========  ========  ========  ========  ========  ========  ========  ========

Interest (Series A/B/C)                  10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)                 23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                       3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                      3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                       --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                     41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                       ========  ========  ========  ========  ========  ========  ========  ========

Project Debt Coverages                     1.79      1.87      1.95      2.02      2.04      2.13      2.52      2.63


                                     2-14

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                       INCREASED PLANT O&M SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS         1996*      1997       1998       1999       2000      2001      2002      2003
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                           7,463      15,739     15,677     15,529     7,195     4,988     5,088     5,157
Salton Sea Unit III                            19,941      39,522     39,208     10,129    11,438    11,831    11,970    12,012
Salton Sea Unit IV                              6,899      24,835     26,624     27,348    28,078    27,866    29,544    30,526
Vulcan                                          3,211       2,990      3,821      4,359     4,627     4,853     4,740     4,794
Del Ranch                                      12,074      25,791     28,648      3,284     3,348     3,408     3,109     3,051
Elmore                                         11,518      25,584     28,371      2,681     2,786     2,366     2,476     1,928
Leathers                                       10,973      24,694     27,362     29,670     2,506     2,322     1,851     1,178
Changes in Working Capital                     (1,707)     (1,881)      (990)     8,837     3,623      (132)     (355)     (306)
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Cash From Projects                       70,374     157,274    168,722    101,836    63,602    57,502    58,423    58,340

OTHER REVENUE CASH FLOWS
Monofill Revenue                                  500       1,000      1,000      1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                             246         400        415        433       452       468       479       489
Royalties from Del Ranch                        6,699      14,363     15,392      3,966     4,213     4,424     4,583     4,725
Royalties from Elmore                           6,678      14,320     15,346      3,920     4,164     4,372     4,530     4,670
Royalties from Leathers                         7,115      15,253     16,342     17,434     4,484     4,706     4,873     5,021
Other Royalties                                   650       1,381      1,465        479       497       512       522       531
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Revenues                           21,888      46,716     49,960     27,232    14,811    15,483    15,988    16,434

OTHER EXPENDITURES
Installments/Pollution Control Debt Service       849       2,516      2,298      1,335     1,337         0         0         0
Debt Service Reserve LC Fees                      241         703        703        703       703       703       703       703
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Total Other Expenditures                        1,090       3,219      3,001      2,038     2,039       703       703       703

Net Cash Available for SSFC Debt Service       91,171     200,771    215,681    127,030    76,373    72,283    73,708    74,071
                                             =========  =========  =========  =========  ========  ========  ========  ========
Interest (Series A/B/C)                        15,398      28,110     23,583     19,094    16,667    15,596    13,996    12,323
Principal (Series A/B/C)                       24,054      64,378     74,938     35,108    19,573    21,377    22,698    22,237
Interest (Series D/E)                           5,155       9,855      7,933      5,810     4,362     4,040     3,944     3,782
Principal (Series D/E)                              0      25,850     32,000     22,728     5,500     1,000     1,600     3,000
                                             ---------  ---------  ---------  ---------  --------  --------  --------  --------
Project Debt Service                           44,606     128,194    138,453     82,740    46,102    42,012    42,238    41,343
                                             =========  =========  =========  =========  ========  ========  ========  ========

Project Debt Coverages                           2.04        1.57       1.56       1.54      1.66      1.72      1.75      1.79

Minimum DCR                                      1.54

Average DCR                                      1.96

Maximum DCR                                      2.98


* Note: Six months ending December 31, 1996

                                     2-15

                        SALTON SEA FUNDING CORPORATION
                       PRO FORMA FINANCIAL PROJECTIONS
                       INCREASED PLANT O&M SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS         2004      2005      2006      2007      2008      2009      2010      2011
                                             --------  --------  --------  --------  --------  --------  --------  --------
CASH FLOW FROM PROJECTS
Salton Sea Units I&II                           5,248     5,290     5,368     5,458     5,560     5,619     5,717     5,800
Salton Sea Unit III                            12,083    12,062    12,109    12,184    12,251    12,255    12,330    12,351
Salton Sea Unit IV                             31,464    30,920    26,057    25,670    25,488    23,731    25,320    24,771
Vulcan                                          4,705     4,632     4,428     4,505     4,674     4,422     4,606     4,351
Del Ranch                                       2,791     2,590     2,190     2,134     2,185     1,733     1,799     1,320
Elmore                                          1,993     1,247     1,300     1,516     1,168     1,372     1,173       937
Leathers                                        1,746     1,662     1,074       748       964     1,181       540       304
Changes in Working Capital                       (286)     (253)      547      (210)     (203)     (125)     (302)     (157)
                                             --------  --------  --------  --------  --------  --------  --------  --------
Total Cash From Projects                       59,745    58,150    53,073    52,005    52,087    50,186    51,184    49,677

OTHER REVENUE CASH FLOWS
Monofill Revenue                                1,000     1,000     1,000     1,000     1,000     1,000     1,000     1,000
Royalties from Vulcan                             499       507       517       528       539       549       561       572
Royalties from Del Ranch                        4,884     5,013     5,169     5,336     5,514     5,667     5,849     6,024
Royalties from Elmore                           4,827     4,954     5,108     5,274     5,450     5,601     5,782     5,955
Royalties from Leathers                         5,187     5,321     5,484     5,659     5,845     6,004     6,195     6,377
Other Royalties                                   540       547       557       567       577       586       597       607
                                             --------  --------  --------  --------  --------  --------  --------  --------
Total Other Revenues                           16,938    17,342    17,835    18,364    18,925    19,407    19,984    20,536

OTHER EXPENDITURES
Installments/Pollution Control Debt Service         0         0         0         0         0         0         0         0
Debt Service Reserve LC Fees                      703       703       703       703       703       703       351         0
                                             --------  --------  --------  --------  --------  --------  --------  --------
Total Other Expenditures                          703       703       703       703       703       703       351         0
Net Cash Available for SSFC Debt Service       75,980    74,790    70,205    69,666    70,310    68,890    70,816    70,213
                                             ========  ========  ========  ========  ========  ========  ========  ========
Interest (Series A/B/C)                        10,626     8,471     7,150     5,462     3,766     2,041       377         0
Principal (Series A/B/C)                       23,776    23,312    21,537    21,505    22,037    21,876     9,630         0
Interest (Series D)                             3,528     3,253     2,984     2,776     2,548     2,263     1,780       470
Principal (Series D)                            3,250     3,500     2,500     2,500     3,500     3,250    13,500    11,322
                                             --------  --------  --------  --------  --------  --------  --------  --------
Project Debt Service                           41,181    38,536    34,171    32,244    31,850    29,430    25,287    11,792
                                             ========  ========  ========  ========  ========  ========  ========  ========
Project Debt Coverages                           1.85      1.94      2.05      2.16      2.21      2.34      2.80      2.98


                                     2-16








                         Salton Sea Funding Corporation

   All tendered Old Securities, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent.

                 The Exchange Agent for the Exchange Offer is:

                      CHEMICAL TRUST COMPANY OF CALIFORNIA

                            Facsimile Transmissions:
                                 (214) 672-5746

                  To Confirm by Telephone or for Information:
                                 (415) 954-9508


By Hand Delivery:                       By Mail/Courier Service:

Chemical Bank                           Texas Commerce Bank
Corporate Tellers                       Corporate Trust Services
55 Water St., Rm. 234 North Bldg.       1201 Main St., 18th Fl.
New York, N.Y. 10041                    Dallas, TX 75202
                                        Attention:  Frank Ivins
                                                    Personal & Confidential


   Any question or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Requests for additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent. Beneficial owners may also contact their own broker, dealer, commercial bank, trust company or other personal advisor for assistance concerning the Exchange Offer.

                The Information Agent for the Exchange Offer is:

                                   MacKenzie
                                 Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                                 (212) 929-5500
                                       or
                           (800) 322-2885 (Toll Free)









                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Each of the Funding Corporation (a Delaware corporation), Fish Lake (a Delaware corporation), CEOC (a Delaware corporation), the Royalty Guarantor (a Delaware corporation) and BNG (a Delaware corporation) is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, VPC (a Nevada corporation) is empowered by Section 78.751 of the Nevada General Corporation Law, subject to the procedures and limitations stated therein, and each of San Felipe (a California corporation), Conejo (a California corporation), and Niguel (a California corporation) is empowered by Section 317 of California
General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Funding Corporation, Fish Lake, CEOC, the Royalty Guarantor, BNG or VPC, respectively. The statutes provide that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificates of Incorporation and/or by-laws of the Funding Corporation, Fish Lake, CEOC, the Royalty Guarantor and BNG provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law. The by-laws of VPC provide for indemnification of the directors and officers of such entities to the full extent permitted by the Nevada General Corporation Law. The Certificates of Incorporation and/or by-laws of San Felipe, Conejo and Niguel provide for indemnification of the directors and officers of such entities to the full extent permitted by the California General Corporation Law. Section 15643 of the California Revised Limited Partnership Act empowers SSBP (a California limited partnership), SSPG (a California limited partnership), Leathers (a California limited partnership), Del Ranch (a California limited partnership), and Elmore (a California limited partnership), to indemnify a general partner who has paid more than his share of partnership obligations.
Section 87.180 of the Uniform Partnership Act of Nevada, absent an agreement to the contrary, empowers Vulcan (a Nevada general partnership) to indemnify its partners for acts or omissions taken in good faith. The general partnership agreement of Vulcan does not contain provisions to the contrary.

                  Section 102(b)(7) of the Delaware General Corporation Law permits a provision in the certificate of incorporation of each corporation incorporated thereunder, such as the Funding Corporation, Fish Lake, CEOC, the Royalty Guarantor and BNG, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificates of Incorporation of the Funding Corporation, Fish Lake, CEOC, the Royalty Guarantor and BNG provide for eliminating the personal liability of directors to the full extent permitted by the Delaware General Corporation Law.

                  CalEnergy maintains an insurance policy providing for indemnification of the officers and directors of its subsidiaries and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  Exhibits



Exhibit No.        DESCRIPTION OF EXHIBIT

3.1*               Articles of Incorporation of the Funding Corporation.

3.2*               By-laws of the Funding Corporation.

3.3*               Limited Partnership Agreement of SSBP.

3.4*               Limited Partnership Agreement of SSPG.

3.5*               Articles of Incorporation of Fish Lake.

3.6*               By-laws of Fish Lake.

3.7*               Articles of Incorporation of VPC.

3.8*               By-laws of VPC.

3.9*               Articles of Incorporation of CEOC.

3.10*              By-laws of CEOC.

3.11*              Articles of Incorporation of the Royalty Guarantor.

3.12*              By-laws of the Royalty Guarantor.


3.13               Articles of Incorporation of BNG.

3.14               By-laws of BNG.

3.15               Articles of Incorporation of San Felipe.

3.16               By-laws of San Felipe.

3.17               Articles of Incorporation of Conejo.

3.18               By-laws of Conejo.

3.19               Articles of Incorporation of Niguel.

3.20               By-laws of Niguel.

3.21               General Partnership Agreement of Vulcan.

3.22               Limited Partnership Agreement of Leathers.

3.23               Amended and Restated Limited Partnership Agreement of Del
                   Ranch.

3.24               Amended and Restated Limited Partnership Agreement of Elmore.


4.1(a)* Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and the Funding Corporation.

4.1(b)* First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust Company of California and the Funding Corporation.


4.1(c) Second Supplemental Indenture, dated as of June 20, 1996, between Chemical Trust Company of California and the Funding Corporation.

4.1(d) Third Supplemental Indenture, between Chemical Trust Company of California and the Funding Corporation.

4.2* Salton Sea Secured Guarantee, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.

4.3 Amended and Restated Partnership Guarantors Secured Limited Guarantee, dated as of June 20, 1996, by CEOC, and VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore, Leathers and Vulcan in favor of Chemical Trust Company of California.

4.4* Royalty Guarantor Secured Limited Guarantee, dated as of July 21, 1995, by the Royalty Guarantor in favor of Chemical Trust Company of California.

4.5 Exchange and Registration Rights Agreement, dated June 20, 1996, by and between CS First Boston Corporation and the Funding Corporation.

4.6(a)* Collateral Agency and Intercreditor Agreement, dated as of July 21, 1995, by and among Credit Suisse, Chemical Trust Company of California, the Funding Corporation and the Initial Guarantors.

4.6(b)             First Amendment to the Collateral Agency and
                   Intercreditor Agreement, dated as of June 20, 1996, by and among Credit Suisse, Chemical Trust Company of California, the Funding Corporation and the Guarantors.

4.7* Stock Pledge Agreement, dated as of July 21, 1995, by Magma Power Company in favor of Chemical Trust Company of California.

4.8 Purchase Agreement, dated June 17, 1996, by and among CS First Boston Corporation, the Guarantors and the Funding Corporation.


4.9* Support Letter, dated as of July 21, 1995, by and among Magma Power Company, the Funding Corporation and the Initial Guarantors.

4.10* Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of July 21, 1995, by and among the Funding Corporation, certain banks and Credit Suisse, as agent.

4.11* Revolving Credit Agreement, dated as of July 21, 1995, by and among Credit Suisse and the Funding Corporation.


4.12* Salton Sea Credit Agreement, dated July 21, 1995, by and among SSBP, SSPG, Fish Lake and the Funding Corporation.

4.13* Salton Sea Project Note, dated July 21, 1995, by SSBP, SSPG and Fish Lake in favor of the Funding Corporation.

4.14(a)* Deposit and Disbursement Agreement, dated as of July 21, 1995, by and among the Funding Corporation, Chemical Trust Company of California and the Initial Guarantors.


4.14(b) Amendment No. 1 to Deposit and Disbursement Agreement, dated as of June 20, 1996, by and among the Funding Corporation, Chemical Trust Company of California and the Guarantors.


4.15* Partnership Interest Pledge Agreement, dated as of July 21, 1995, by Magma Power Company and Salton Sea Power Company in favor of Chemical Trust Company of California.

4.16* Partnership Interest Pledge Agreement, dated as of July 21, 1995, by SSBP and Salton Sea Power Company in favor of Chemical Trust Company of California.

4.17* Stock Pledge Agreement (Pledge of Stock of Fish Lake by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.18* Cost Overrun Commitment, dated as of July 21, 1995, between CalEnergy, SSPG, SSBP and Fish Lake.


4.19 Amended and Restated Partnership Guarantors Credit Agreement, dated June 20, 1996, by and among the Partnership Guarantors and the Funding Corporation.


4.20* Partnership Guarantors Security Agreement and Assignment of Rights, dated as of July 21, 1995, by CEOC and VPC in favor of Chemical Trust Company of California.

4.21* Stock Pledge Agreement (Pledge of Stock of CEOC by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and Funding Corporation in favor of Chemical Trust Company of California.

4.22* Stock Pledge Agreement (Pledge of Stock of VPC by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.23* Royalty Guarantor Credit Agreement, among the Royalty Guarantor and the Funding Corporation, dated as of July 21, 1995.

4.24* Royalty Project Note, dated as of July 21, 1995, by the Royalty Guarantor in favor of the Funding Corporation.

4.25* Royalty Security Agreement and Assignment of Revenues, dated as of July 21, 1995, by the Royalty Guarantor in favor of Chemical Trust Company of California.

4.26(a)* Royalty Deed of Trust, dated as of July 21, 1995, by the Royalty Guarantor to Chicago Title Company for the use and benefit of Chemical Trust Company of California.


4.26(b) First Amendment to Royalty Deed of Trust dated as of June 20, 1996, by the Royalty Guarantor to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.27* Stock Pledge Agreement (Pledge of Stock of Royalty Guarantor by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.28* Collateral Assignment of the Imperial Irrigation District Agreements, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.

4.29 Collateral Assignment of the Imperial Irrigation District Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers, VPC and Del Ranch in favor of Chemical Trust Company of California.

4.30* Collateral Assignments of Certain Salton Sea Agreements, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.




4.31 Collateral Assignments of Certain Partnership Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California.

4.32 Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust Company of California.

4.33 Partnership Project Note, dated June 20, 1996, by the Partnership Guarantors in favor of the Funding Corporation in the principal amount of $54,956,000.

4.34 Partnership Project Note, dated June 20, 1996, by the Partnership Guarantors in favor of the Funding Corporation in the principal amount of $135,000,000.

4.35 Deed of Trust, dated as of June 20, 1996, by Vulcan to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.36 Deed of Trust, dated as of June 20, 1996, by Elmore to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.37 Deed of Trust, dated as of June 20, 1996, by Leathers to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.38 Deed of Trust, dated as of June 20, 1996, by Del Ranch to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.39 Stock Pledge Agreement, dated as of June 20, 1996, by CEOC, pledging the stock of Conejo, Niguel and San Felipe in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.40 Stock Pledge Agreement, dated as of June 20, 1996, by VPC, pledging the stock of BNG in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.41 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by VPC and BNG, pledging the partnership interests in Vulcan in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.42 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and Niguel pledging the partnership interests in Elmore in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.43               Partnership Interest Pledge Agreement, dated as of
                   June 20, 1996, by Magma, CEOC and Conejo, pledging the partnership interests in Del Ranch in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.44               Partnership Interest Pledge Agreement, dated as of
                   June 20, 1996, by Magma, CEOC and San Felipe, pledging the partnership interests in Leathers in favor of the Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.45 Agreement regarding Security Documents, dated as of June 20, 1996, by and among the Initial Guarantors, Magma, SSPC, the Funding Corporation and Chemical Trust Company of California.

5.1                Opinion of Willkie Farr & Gallagher.

5.2                Opinion of Latham & Watkins.

5.3                Opinion of Lionel Sawyer & Collins.

10.1* Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

10.2 First Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixed Filing, dated as of June 20, 1996, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

10.3* Collateral Assignment of Southern California Edison Company Agreements, dated as of July 21, 1995, by SSPG and Fish Lake in favor of Chemical Trust Company of California.

10.4* Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal Facility, dated May 8, 1987 (the "Unit 1 Power Purchase Agreement"), between Southern California Edison Company and Earth Energy, Inc.

10.5* Amendment No. 1 to the Unit 1 Power Purchase Agreement, dated as of March 30, 1993, between Southern California Edison Company and Earth Energy, Inc.

10.6* Amendment No. 2 to Unit 1 Power Purchase Agreement, dated November 29, 1994, between Southern California Edison Company and SSPG.

10.7* Contract for the Purchase and Sale of Electric Power, dated April 16, 1985 (the "Unit 2 Power Purchase Agreement"), between Southern California Edison Company and Westmorland Geothermal Associates.

10.8* Amendment No. 1 to Unit 2 Power Purchase Agreement, dated as of December 18, 1987, between Southern California Edison Company and Earth Energy, Inc.

10.9* Power Purchase Contract, dated April 16, 1985 (the "Unit 3 Power Purchase Agreement"), between Southern California Edison Company and Union Oil Company of California.

10.10* Power Purchase Contract (the "Unit 4 Power Purchase Agreement"), dated November 29, 1994, between Southern California Edison Company, SSPG and Fish Lake.

10.11* Plant Connection Agreement (Unit 2), dated October 3, 1989, between the Imperial Irrigation District and Earth Energy, Inc.

10.12* Plant Connection Agreement, dated August 2, 1988 (Unit 3), between the Imperial Irrigation District and Desert Power Company.

10.13* Imperial Irrigation District Funding and Construction Agreements as amended (Units 2 and 3), dated as of June 29, 1987, among the Imperial Irrigation District, Earth Energy, Inc., Chevron Geothermal Company of California, Geo East Mesa No. 3, Inc., Magma Power Company, Desert Power Company, Geo East Mesa No. 2, Inc., Heber Geothermal Company, Ormesa Geothermal, Ormesa Geothermal II, Vulcan/BN Geothermal Power Company, Union Oil Company of California, Del Ranch L.P., Elmore L.P., Leathers L.P., Geo East Mesa Limited Partnership and Imperial Resource Recovery Associates, L.P.

10.14* Transmission Service Agreement, dated as of October 3, 1989 (Unit 2), between the Imperial Irrigation District and Earth Energy, Inc.

10.15* Transmission Service Agreement, dated as of August 2, 1988 (Unit 3), between the Imperial Irrigation District and Desert Power Company.

10.16* Plant Connection Agreement (Unit 4), dated as of July 14, 1995, by and between the Imperial Irrigation District, SSPG and Fish Lake.

10.17* Letter Agreement, dated February 2, 1995, between Magma Power Company and the Imperial Irrigation District.

10.18* Transmission Service Agreement (Unit 4), dated as of July 14, 1995, by and between the Imperial Irrigation District, SSPG and Fish Lake.


10.19* Transmission Line Construction Agreement (Unit 4), dated July 14, 1995, between the Imperial Irrigation District, SSPG and Fish Lake.

10.20* Funding Agreement, dated June 15, 1988 (Unit 2), between Southern California Edison Company and Earth Energy, Inc.

10.21* Second Amended and Restated Administrative Services Agreement, by and among CEOC, SSBP, SSPG and Fish Lake, dated as of July 15, 1995.

10.22* Second Amended and Restated Operating and Maintenance Agreement, dated as of July 15, 1995, by and among Magma Power Company, SSBP, SSPG and Fish Lake.


10.23 Collateral Assignment of Southern California Edison Company Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California.

10.24 Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Vulcan.

10.25 Amended and Restated Construction, Operating and Accounting Agreement, dated as of June 17, 1996, between VPC and Vulcan.

10.26 Long Term Power Purchase Contract, dated March 1, 1984, as amended, between SCE and Vulcan, as successor to Magma Electric Company.

10.27 Transmission Service Agreement, dated as of December 1, 1988, between VPC and IID.

10.28 Plant Connection Agreement, dated as of December 1, 1988, between VPC and IID.

10.29 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Elmore.

10.30 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Elmore.

10.31 Long Term Power Purchase Contract, dated June 15, 1984, as amended, between SCE and Elmore, as successor to Magma Electric Company.

10.32 Transmission Service Agreement, dated as of August 2, 1988, as amended, between Elmore and IID.

10.33 Plant Connection Agreement, dated as of August 2, 1988, between Elmore and IID.

10.34 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Leathers.

10.35 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Leathers.

10.36 Long Term Power Purchase Contract, dated August 16, 1985, as amended, between SCE and Leathers, as successor to Imperial Energy Corporation.

10.37 Transmission Service Agreement, dated as of October 3, 1989, as amended, between Leathers and IID.

10.38 Plant Connection Agreement, dated as of October 3, 1989, between Leathers and IID.

10.39 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Del Ranch.

10.40 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Del Ranch.

10.41 Long Term Power Purchase Contract, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma.

10.42 Transmission Service Agreement, dated as of August 2, 1988, as amended, between Del Ranch and IID.

10.43 Plant Connection Agreement, dated as of August 2, 1988, between Del Ranch and IID.

10.44              Funding Agreement, dated May 18, 1990, between SCE and Del
                   Ranch.

10.45              Funding Agreement, dated May 18, 1990, between SCE and
                   Elmore.

10.46              Funding Agreement, dated June 15, 1990, between SCE and
                   Leathers.

10.47              Funding Agreement, dated May 18, 1990, between SCE and
                   Leathers.

10.48              Funding Agreement, dated May 18, 1990, between SCE and
                   Vulcan.

12.1** Statement regarding computation of Salton Sea Funding Corporation ratio of earnings to fixed charges.

12.2** Statement regarding computation of Salton Sea Guarantors ratio of earnings to fixed charges.

12.3** Statement regarding computation of Partnership Guarantors ratio of earnings to fixed charges.

12.4** Statement regarding computation of Royalty Guarantor's ratio of earnings to fixed charges.

15.1               Awareness letter of Deloitte & Touche LLP.

21.1               Subsidiaries of the Registrants.

23.1 Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).

23.2               Consent of Stone & Webster Engineering Corporation.

23.3 Consent of Coopers & Lybrand L.L.P., independent public accountants.

23.4 Consent of Deloitte & Touche LLP, independent public accountants.

23.5 Consent of Arthur Andersen LLP, independent public accountants.


23.6 Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.2).

23.7 Consent of Lionel Sawyer & Collins (included in their opinion filed as Exhibit 5.3).

24.1**             Power of Attorney (included on signature page).

25.1**             Statement on Form T-1 of Eligibility of Trustee.

27.1+              Financial Data Schedules relating to BNG, Niguel, San
                   Felipe and Conejo.

99.1               Form of Letter of Transmittal.

99.2               Form of Notice of Guaranteed Delivery.

99.3               Letter to Clients.

99.4 Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.


- -----------------------

* Incorporated by reference to the similarly described exhibit filed as part of the Registration Statement on Form S-4, Registration No. 33-95538, declared effective on
           January 10, 1996.


**         Previously filed.


+ Incorporated by reference to the current Report on Form 8-K, File No. 001-0987, filed by CalEnergy with the
           Commission on July 1, 1996.

ITEM 22.  UNDERTAKINGS.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.

                  SALTON SEA FUNDING CORPORATION


                  By:    /s/ Steven A. McArthur
                         Steven A. McArthur
                         Director, Senior Vice President, General
                         Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer


                                    II-12






/s/ Steven A. McArthur           Director, Senior Vice President, General                                        July 29, 1996
    Steven A. McArthur           Counsel and Secretary

* By: /s/ Steven A. McArthur
     --------------------------
          Steven A. McArthur
          Attorney-in-fact

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.
1
                      SALTON SEA BRINE PROCESSING L.P.

                      BY: Salton Sea Power Company
                                  as its general partner


                  By:    /s/ Steven A. McArthur
                         Steven A. McArthur
                         Director, Senior Vice President, General
                         Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.

                  SALTON SEA POWER GENERATION L.P.

                  By: Salton Sea Power Company
                            as its general partner

                  By:    /s/ Steven A. McArthur
                         Steven A. McArthur
                         Director, Senior Vice President, General
                         Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                  FISH LAKE POWER COMPANY


                  By:    /s/ Steven A. McArthur
                         Steven A. McArthur
                         Director, Senior Vice President, General
                         Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                  VULCAN POWER COMPANY


                  By:    /s/ Steven A. McArthur
                         Steven A. McArthur
                         Director, Senior Vice President, General
                         Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      CALENERGY OPERATING COMPANY


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      SALTON SEA ROYALTY COMPANY


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)
          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      BN GEOTHERMAL INC.

                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.

                      SAN FELIPE ENERGY COMPANY

                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      CONEJO ENERGY COMPANY


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      NIGUEL ENERGY COMPANY


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)
          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      VULCAN/BN GEOTHERMAL POWER COMPANY
                      By:  Vulcan Power Company as its general partner


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      LEATHERS, L.P.

                      By:    CalEnergy Operating Company
                             as its general partner

                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)
          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      DEL RANCH, L.P.

                      By:    CalEnergy Operating Company
                             as its general partner


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 29, 1996.


                      ELMORE, L.P.

                      By:     CalEnergy Operating Company
                              as its general partner


                      By:    /s/ Steven A. McArthur
                             Steven A. McArthur
                             Director, Senior Vice President, General
                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.

   Signature                                         Title                                                    Date

          *
- ---------------------             Director, Chairman of the Board of Directors                              July 29, 1996
    David L. Sokol                and Chief Executive Officer
                                  (Principal Executive Officer)
          *
- ---------------------             Director, Senior Vice President, Chief                                    July 29, 1996
    John G. Sylvia                Financial Officer and Treasurer
                                  (Principal Financial Officer)

          *                       Senior Vice President, Controller                                         July 29, 1996
- ---------------------             and Chief Accounting Officer
    Gregory E. Abel               (Principal Accounting Officer)

          *
- ---------------------             Director, President and Chief Operating                                   July 29, 1996
    Thomas R. Mason               Officer

/s/ Steven A. McArthur            Director, Senior Vice President, General                                  July 29, 1996
    Steven A. McArthur            Counsel and Secretary

* By: /s/ Steven A. McArthur
     ----------------------------
          Steven A. McArthur
          Attorney-in-fact


                                 EXHIBIT INDEX


Exhibit Number    Description

3.1*               Articles of Incorporation of the Funding Corporation.

3.2*               By-laws of the Funding Corporation.

3.3*               Limited Partnership Agreement of SSBP.

3.4*               Limited Partnership Agreement of SSPG.

3.5*               Articles of Incorporation of Fish Lake.

3.6*               By-laws of Fish Lake.

3.7*               Articles of Incorporation of VPC.

3.8*               By-laws of VPC.

3.9*               Articles of Incorporation of CEOC.

3.10*              By-laws of CEOC.

3.11*              Articles of Incorporation of the Royalty Guarantor.

3.12*              By-laws of the Royalty Guarantor.

3.13               Articles of Incorporation of BNG.

3.14               By-laws of BNG.

3.15               Articles of Incorporation of San Felipe.

3.16               By-laws of San Felipe.

3.17               Articles of Incorporation of Conejo.

3.18               By-laws of Conejo.

3.19               Articles of Incorporation of Niguel.

3.20               By-laws of Niguel.

3.21               General Partnership Agreement of Vulcan.

3.22               Limited Partnership Agreement of Leathers.

3.23               Amended and Restated Limited Partnership Agreement of Del
                   Ranch.

3.24               Amended and Restated Limited Partnership Agreement of Elmore.

4.1(a)* Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and the Funding Corporation.

4.1(b)* First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust Company of California and the Funding Corporation.

4.1(c) Second Supplemental Indenture, dated as of June 20, 1996, between Chemical Trust Company of California and the Funding Corporation.

4.1(d) Third Supplemental Indenture, between Chemical Trust Company of California and the Funding Corporation.

4.2* Salton Sea Secured Guarantee, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.

4.3 Amended and Restated Partnership Guarantors Secured Limited Guarantee, dated as of June 20, 1996, by CEOC, and VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore, Leathers and Vulcan in favor of Chemical Trust Company of California.

4.4* Royalty Guarantor Secured Limited Guarantee, dated as of July 21, 1995, by the Royalty Guarantor in favor of Chemical Trust Company of California.

4.5 Exchange and Registration Rights Agreement, dated June 20, 1996, by and between CS First Boston Corporation and the Funding Corporation.

4.6(a)* Collateral Agency and Intercreditor Agreement, dated as of July 21, 1995, by and among Credit Suisse, Chemical Trust Company of California, the Funding Corporation and the Initial Guarantors.


4.6(b)             First Amendment to the Collateral Agency and
                   Intercreditor Agreement, dated as of June 20, 1996, by and among Credit Suisse, Chemical Trust Company of



                   California, the Funding Corporation and the Guarantors.

4.7* Stock Pledge Agreement, dated as of July 21, 1995, by Magma Power Company in favor of Chemical Trust Company of California.

4.8 Purchase Agreement, dated June 17, 1996, by and among CS First Boston Corporation, the Guarantors and the Funding Corporation.

4.9* Support Letter, dated as of July 21, 1995, by and among Magma Power Company, the Funding Corporation and the Initial Guarantors.

4.10* Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of July 21, 1995, by and among the Funding Corporation, certain banks and Credit Suisse, as agent.

4.11* Revolving Credit Agreement, dated as of July 21, 1995, by and among Credit Suisse and the Funding Corporation.


4.12* Salton Sea Credit Agreement, dated July 21, 1995, by and among SSBP, SSPG, Fish Lake and the Funding Corporation.

4.13* Salton Sea Project Note, dated July 21, 1995, by SSBP, SSPG and Fish Lake in favor of the Funding Corporation.

4.14(a)* Deposit and Disbursement Agreement, dated as of July 21, 1995, by and among the Funding Corporation, Chemical Trust Company of California and the Initial Guarantors.

4.14(b) Amendment No. 1 to Deposit and Disbursement Agreement, dated as of June 20, 1996, by and among the Funding Corporation, Chemical Trust Company of California and the Guarantors.

4.15* Partnership Interest Pledge Agreement, dated as of July 21, 1995, by Magma Power Company and Salton Sea Power Company in favor of Chemical Trust Company of California.

4.16* Partnership Interest Pledge Agreement, dated as of July 21, 1995, by SSBP and Salton Sea Power Company in favor of Chemical Trust Company of California.

4.17* Stock Pledge Agreement (Pledge of Stock of Fish Lake by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.18* Cost Overrun Commitment, dated as of July 21, 1995, between CalEnergy, SSPG, SSBP and Fish Lake.

4.19 Amended and Restated Partnership Guarantors Credit Agreement, dated June 20, 1996, by and among the Partnership Guarantors and the Funding Corporation.

4.20* Partnership Guarantors Security Agreement and Assignment of Rights, dated as of July 21, 1995, by CEOC and VPC in favor of Chemical Trust Company of California.

4.21* Stock Pledge Agreement (Pledge of Stock of CEOC by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and Funding Corporation in favor of Chemical Trust Company of California.

4.22* Stock Pledge Agreement (Pledge of Stock of VPC by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.23* Royalty Guarantor Credit Agreement, among the Royalty Guarantor and the Funding Corporation, dated as of July 21, 1995.

4.24* Royalty Project Note, dated as of July 21, 1995, by the Royalty Guarantor in favor of the Funding Corporation.

4.25* Royalty Security Agreement and Assignment of Revenues, dated as of July 21, 1995, by the Royalty Guarantor in favor of Chemical Trust Company of California.

4.26(a)* Royalty Deed of Trust, dated as of July 21, 1995, by the Royalty Guarantor to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.26(b) First Amendment to Royalty Deed of Trust dated as of June 20, 1996, by the Royalty Guarantor to Chicago Title Company for the use and benefit of Chemical Trust Company of California.




4.27* Stock Pledge Agreement (Pledge of Stock of Royalty Guarantor by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the Funding Corporation in favor of Chemical Trust Company of California.

4.28* Collateral Assignment of the Imperial Irrigation District Agreements, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.

4.29 Collateral Assignment of the Imperial Irrigation District Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers, VPC and Del Ranch in favor of Chemical Trust Company of California.

4.30* Collateral Assignments of Certain Salton Sea Agreements, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California.

4.31 Collateral Assignments of Certain Partnership Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California.

4.32 Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust Company of California.

4.33 Partnership Project Note, dated June 20, 1996, by the Partnership Guarantors in favor of the Funding Corporation in the principal amount of $54,956,000.

4.34 Partnership Project Note, dated June 20, 1996, by the Partnership Guarantors in favor of the Funding Corporation in the principal amount of $135,000,000.

4.35 Deed of Trust, dated as of June 20, 1996, by Vulcan to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.36 Deed of Trust, dated as of June 20, 1996, by Elmore to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.37 Deed of Trust, dated as of June 20, 1996, by Leathers to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.38 Deed of Trust, dated as of June 20, 1996, by Del Ranch to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

4.39 Stock Pledge Agreement, dated as of June 20, 1996, by CEOC, pledging the stock of Conejo, Niguel and San Felipe in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.40 Stock Pledge Agreement, dated as of June 20, 1996, by VPC, pledging the stock of BNG in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.41 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by VPC and BNG, pledging the partnership interests in Vulcan in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.42 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and Niguel pledging the partnership interests in Elmore in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.




4.43 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and Conejo, pledging the partnership interests in Del Ranch in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.44 Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and San Felipe, pledging the partnership interests in Leathers in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation.

4.45 Agreement regarding Security Documents, dated as of June 20, 1996, by and among the Initial Guarantors, Magma, SSPC, the Funding Corporation and Chemical Trust Company of California.

5.1                Opinion of Willkie Farr & Gallagher.

5.2                Opinion of Latham & Watkins.

5.3                Opinion of Lionel Sawyer & Collins.

10.1* Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 21, 1995, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

10.2 First Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixed Filing, dated as of June 20, 1996, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of California.

10.3* Collateral Assignment of Southern California Edison Company Agreements, dated as of July 21, 1995, by SSPG and Fish Lake in favor of Chemical Trust Company of California.

10.4* Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal Facility, dated May 8, 1987 (the "Unit 1 Power Purchase Agreement"), between Southern California Edison Company and Earth Energy, Inc.

10.5* Amendment No. 1 to the Unit 1 Power Purchase Agreement, dated as of March 30, 1993, between Southern California Edison Company and Earth Energy, Inc.

10.6* Amendment No. 2 to Unit 1 Power Purchase Agreement, dated November 29, 1994, between Southern California Edison Company and SSPG.

10.7* Contract for the Purchase and Sale of Electric Power, dated April 16, 1985 (the "Unit 2 Power Purchase Agreement"), between Southern California Edison Company and Westmorland Geothermal Associates.

10.8* Amendment No. 1 to Unit 2 Power Purchase Agreement, dated as of December 18, 1987, between Southern California Edison Company and Earth Energy, Inc.

10.9* Power Purchase Contract, dated April 16, 1985 (the "Unit 3 Power Purchase Agreement"), between Southern California Edison Company and Union Oil Company of California.

10.10* Power Purchase Contract (the "Unit 4 Power Purchase Agreement"), dated November 29, 1994, between Southern California Edison Company, SSPG and Fish Lake.

10.11* Plant Connection Agreement (Unit 2), dated October 3, 1989, between the Imperial Irrigation District and Earth Energy, Inc.

10.12* Plant Connection Agreement, dated August 2, 1988 (Unit 3), between the Imperial Irrigation District and Desert Power Company.

10.13* Imperial Irrigation District Funding and Construction Agreements as amended (Units 2 and 3), dated as of June 29, 1987, among the Imperial Irrigation District, Earth Energy, Inc., Chevron Geothermal Company of California, Geo East Mesa No. 3, Inc., Magma Power Company, Desert Power Company, Geo East Mesa No. 2, Inc., Heber Geothermal Company, Ormesa Geothermal, Ormesa Geothermal II, Vulcan/BN Geothermal Power Company, Union Oil Company of California, Del Ranch L.P., Elmore L.P., Leathers L.P., Geo East Mesa Limited Partnership and Imperial Resource Recovery Associates, L.P.

10.14* Transmission Service Agreement, dated as of October 3, 1989 (Unit 2), between the Imperial Irrigation District and Earth Energy, Inc.

10.15* Transmission Service Agreement, dated as of August 2, 1988 (Unit 3), between the Imperial Irrigation District and Desert Power Company.




10.16* Plant Connection Agreement (Unit 4), dated as of July 14, 1995, by and between the Imperial Irrigation District, SSPG and Fish Lake.

10.17* Letter Agreement, dated February 2, 1995, between Magma Power Company and the Imperial Irrigation District.

10.18* Transmission Service Agreement (Unit 4), dated as of July 14, 1995, by and between the Imperial Irrigation District, SSPG and Fish Lake.


10.19* Transmission Line Construction Agreement (Unit 4), dated July 14, 1995, between the Imperial Irrigation District, SSPG and Fish Lake.

10.20* Funding Agreement, dated June 15, 1988 (Unit 2), between Southern California Edison Company and Earth Energy, Inc.

10.21* Second Amended and Restated Administrative Services Agreement, by and among CEOC, SSBP, SSPG and Fish Lake, dated as of July 15, 1995.

10.22* Second Amended and Restated Operating and Maintenance Agreement, dated as of July 15, 1995, by and among Magma Power Company, SSBP, SSPG and Fish Lake.

10.23 Collateral Assignment of Southern California Edison Company Agreements, dated as of June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California.

10.24 Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Vulcan.

10.25 Amended and Restated Construction, Operating and Accounting Agreement, dated as of June 17, 1996, between VPC and Vulcan.

10.26 Long Term Power Purchase Contract, dated March 1, 1984, as amended, between SCE and Vulcan, as successor to Magma Electric Company.

10.27 Transmission Service Agreement, dated as of December 1, 1988, between VPC and IID.

10.28 Plant Connection Agreement, dated as of December 1, 1988, between VPC and IID.

10.29 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Elmore.

10.30 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Elmore.

10.31 Long Term Power Purchase Contract, dated June 15, 1984, as amended, between SCE and Elmore, as successor to Magma Electric Company.

10.32 Transmission Service Agreement, dated as of August 2, 1988, as amended, between Elmore and IID.

10.33 Plant Connection Agreement, dated as of August 2, 1988, between Elmore and IID.

10.34 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Leathers.

10.35 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Leathers.

10.36 Long Term Power Purchase Contract, dated August 16, 1985, as amended, between SCE and Leathers, as successor to Imperial Energy Corporation.

10.37 Transmission Service Agreement, dated as of October 3, 1989, as amended, between Leathers and IID.

10.38 Plant Connection Agreement, dated as of October 3, 1989, between Leathers and IID.

10.39 Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Del Ranch.

10.40 Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Del Ranch.

10.41 Long Term Power Purchase Contract, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma.

10.42 Transmission Service Agreement, dated as of August 2, 1988, as amended, between Del Ranch and IID.

10.43 Plant Connection Agreement, dated as of August 2, 1988, between Del Ranch and IID.




10.44              Funding Agreement, dated May 18, 1990, between SCE and Del
                   Ranch.

10.45              Funding Agreement, dated May 18, 1990, between SCE and
                   Elmore.

10.46              Funding Agreement, dated June 15, 1990, between SCE and
                   Leathers.

10.47              Funding Agreement, dated May 18, 1990, between SCE and
                   Leathers.

10.48              Funding Agreement, dated May 18, 1990, between SCE and
                   Vulcan.

12.1** Statement regarding computation of Salton Sea Funding Corporation ratio of earnings to fixed charges.

12.2** Statement regarding computation of Salton Sea Guarantors ratio of earnings to fixed charges.

12.3** Statement regarding computation of Partnership Guarantors ratio of earnings to fixed charges.

12.4** Statement regarding computation of Royalty Guarantor's ratio of earnings to fixed charges.

15.1               Awareness letter of Deloitte & Touche LLP.

21.1               Subsidiaries of the Registrants.

23.1 Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).

23.2               Consent of Stone & Webster Engineering Corporation.

23.3 Consent of Coopers & Lybrand L.L.P., independent public accountants.

23.4 Consent of Deloitte & Touche LLP, independent public accountants.

23.5 Consent of Arthur Andersen LLP, independent public accountants.

23.6 Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.2).

23.7 Consent of Lionel Sawyer & Collins (included in their opinion filed as Exhibit 5.3).

24.1**             Power of Attorney (included on signature page).

25.1**             Statement on Form T-1 of Eligibility of Trustee.

27.1+ Financial Data Schedules relating to BNG, Niguel, San Felipe and Conejo by CalEnergy

99.1               Form of Letter of Transmittal.

99.2               Form of Notice of Guaranteed Delivery.

99.3               Letter to Clients.

99.4 Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

- -----------------------

* Incorporated by reference to the similarly described exhibit filed as part of the Registration Statement on Form S-4, Registration No. 33-95538, declared effective on
           January 10, 1996.


**         Previously filed


+ Incorporated by reference to the current Report on Form 8-K, File No. 001-0987, filed by CalEnergy with the
           Commission on July 1, 1996.